TEI, INC.
                          5599 SAN FELIPE, SUITE 1212
                              HOUSTON, TEXAS 77056

Dear TEI Shareholders:                                         December 31, 1998

     You are invited to attend a Special Meeting of Shareholders of TEI, Inc. ("TEI") at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, January 28, 1999, at 10:00 a.m., local time.

     The Special Meeting is important because we are asking you to approve two proposals under which your company will combine with three other companies under a newly created public holding company -- Pinnacle Global Group, Inc., or PGG. The three other companies are financial services firms. They are:

HWG..................................   Harris Webb & Garrison, Inc., a
                                        regional investment banking firm
PMT..................................   Pinnacle Management & Trust
                                        Company, a private trust company
Spires...............................   Spires Financial, L.P., a fixed-
                                        income securities broker/dealer

     THE COMBINATION CALLS FOR EACH OF YOUR TEI COMMON SHARES TO CONVERT INTO .25 OF A SHARE OF PGG COMMON STOCK. After the combination, TEI's shareholders would own 50.02% of the combined enterprise. The former owners of the other three combining companies would own 49.98%.

     The features of the combination requiring your vote are:

        Proposal 1 -- The merger of TEI with a new, wholly owned PGG subsidiary

        Proposal 2 -- PGG's issuance of 3,562,500 of its common shares to the direct and indirect owners of HWG, PMT and Spires.

     TEI has structured the combination to be tax-free to you under federal income tax laws, and TEI has received an opinion of counsel that it will be.

     PGG has applied to have PGG's common stock approved for quotation on the Nasdaq National Market under the symbol "PING." Approval must precede the combination.

     Since January 1997, we have been evaluating strategies and financial alternatives for maximizing shareholder value. We believe combining HWG, PMT and Spires with TEI is an attractive opportunity to restructure your company as a financial services firm. We believe the long-term trends in the financial services industry are positive. The combination will bring TEI regional name recognition in the industry -- along with a proven management team we think can compete in the financial services market.

     Your Board of Directors has unanimously approved the proposed transactions, after deciding they are in your best interests. The Board recommends that you vote FOR their approval. For the transactions to be completed, the TEI shareholders must approve both the TEI merger and the share issuance relating to the combination. YOUR VOTE IS IMPORTANT.

     Even if you do not attend the Special Meeting, it is important that your shares be voted. So please vote by promptly completing and mailing the enclosed proxy card so that your shares will be represented at the Special Meeting and voted as you wish.

     The accompanying Proxy Statement/Prospectus gives you detailed information about the proposed transactions. We encourage you to read this document carefully, INCLUDING ITS "RISK FACTORS" ON PAGES 14 THROUGH 23.

                                           On behalf of the Board of Directors,

                                           /s/DONALD R. CAMPBELL
                                              Donald R. Campbell
                                              PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER

     Neither the Securities and Exchange Commission nor any state securities regulator has approved these transactions or the securities to be issued in the transactions, or determined if this Proxy Statement/Prospectus is accurate or adequate. The Securities and Exchange Commission has not determined the fairness or merits of these transactions. Any representation to the contrary is a criminal offense.

     THIS PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 31, 1998 AND IS FIRST BEING MAILED TO TEI SHAREHOLDERS ON OR ABOUT DECEMBER 31, 1998.

                                   TEI, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     Notice is given that a special meeting of the shareholders of TEI, Inc. will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, at 10:00 a.m., local time, on Thursday, January 28, 1999, for the following purposes:

     1. To vote on a proposal to approve a merger agreement whereby TEI would merge with a newly formed wholly owned subsidiary of Pinnacle Global Group, Inc., the proposed newly formed public holding company
         ("PGG"). TEI will survive the merger and become a wholly owned subsidiary of PGG. Under the merger agreement, each of your shares of TEI common stock will be converted into .25 of a share of PGG common stock. The merger agreement also provides for the election of a 12-member board of directors of PGG: six designated by TEI and six by Harris Webb & Garrison, Inc. ("HWG"), Pinnacle Management & Trust Company ("PMT") and Spires Financial, L.P. ("Spires"). PGG's management will include Titus H. Harris, Jr. as Chairman; Donald R. Campbell as Vice-Chairman; and Robert E. Garrison, II as President and Chief Executive Officer;

     2. To vote on a proposal to approve the issuances of 3,562,500 shares of PGG Common Stock to the direct and indirect owners of HWG, PMT and Spires, in connection with the combination of the three entities with TEI. As a result of the TEI merger and the share issuance relating to the combination with HWG, PMT and Spires, former TEI shareholders would own 50.02% of the outstanding PGG common stock, and the former direct and indirect owners of HWG, PMT and Spires would own 49.98% of PGG's outstanding shares; and

     3. To consider and act upon such other business as may properly be presented to the Special Meeting.

     It is important that your shares be voted. Please vote as soon as possible by completing the proxy card and returning it in the enclosed envelope. If you attend the Special Meeting in person, you can withdraw your proxy and vote at that time. TEI shareholders of record at the close of business on December 14, 1998 will be entitled to notice of and to vote at the Special Meeting. A TEI shareholders' list will be available for ten days preceding the Special Meeting. It may be inspected during normal business hours before the Special Meeting at the offices of TEI, 5599 San Felipe, Suite 1212, Houston, Texas 77056.

                                          By Order of the Board of Directors,

                                          /s/DONALD R. CAMPBELL
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

     THE ENCLOSED PROXY CARD SHOULD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED EVEN IF YOU DO NOT ATTEND THE SPECIAL MEETING.

            YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

                          PINNACLE GLOBAL GROUP, INC.
                                   TEI, INC.
                           PROXY STATEMENT/PROSPECTUS

     This Proxy Statement/Prospectus relates to the proposed combination of TEI, Inc. with three financial services firms under a newly created public holding company -- Pinnacle Global Group, Inc., or PGG. The three financial services companies are:

HWG.......................  Harris Webb & Garrison, Inc., a regional investment banking firm
PMT.......................  Pinnacle Management & Trust Company, a private trust company
Spires....................  Spires Financial, L.P., a fixed-income securities broker/dealer

     The combination calls for:

      o   Each TEI common share to convert into .25 of a PGG common share.

      o Each HWG common share to convert into about 41.674 PGG common shares, or a total of 1,187,500 PGG common shares for all outstanding HWG common shares.

      o Each PMT common share to convert into about 5.871 PGG common shares, or a total of 1,187,500 PGG common shares for all outstanding PMT common shares.

      o Spires' direct and indirect ownership interests to convert into a total of 1,187,500 PGG common shares. The PGG shares will be allocated pro rata among the Spires owners based on their ownership interest in Spires.

     After the combination, TEI shareholders would own 50.02% of the combined enterprise. The former owners of the other combining companies would own 49.98%.

     The combination is intended to be tax free to each of the TEI shareholders and the owners of the combining companies. Each of the combining companies has received a tax opinion for the benefit of its owners.

     PGG has applied to have PGG's common stock approved for quotation on the Nasdaq National Market under the symbol "PING." Approval must precede the combination.

     This Proxy Statement/Prospectus is being furnished to the TEI shareholders by the TEI board of directors to solicit proxies for use at the TEI special meeting to be held on January 28, 1999. This Proxy Statement/Prospectus is also a prospectus of PGG to register the 7,125,293 PGG shares to be issued in the combination.

     The combination cannot be completed unless (1) the shareholders or partners of HWG, PMT and Spires approve their transactions and (2) the TEI shareholders approve the TEI transaction and the PGG share issuances to the owners of HWG, PMT and Spires.

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN EVALUATING THE TRANSACTION INVOLVING YOUR COMPANY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THESE TRANSACTIONS OR THE SECURITIES TO BE ISSUED IN THE TRANSACTIONS, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THESE TRANSACTIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THIS PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 31, 1998

                        REFERENCES TO ADDITIONAL INFORMATION

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT TEI THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. YOU MAY OBTAIN DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROXY WITHOUT CHARGE BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM TEI AT THE FOLLOWING ADDRESS:

           TEI, INC.
           5599 SAN FELIPE, SUITE 1212
           HOUSTON, TEXAS 77056
           ATTENTION:  DONALD R. CAMPBELL

     TELEPHONE: (713) 629-5771

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM TEI, PLEASE DO SO BY JANUARY 22, 1999, IN ORDER TO RECEIVE THEM BEFORE THE TEI SPECIAL MEETING. FOR MORE INFORMATION ON TEI SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 134).

                                  TABLE OF CONTENTS

                                        PAGE
                                        ----

SUMMARY..............................     1
     The Companies...................     1
     The Transactions................     2
     The TEI Special Meeting and the
       Approval Process Generally....     5
     No Appraisal Rights.............     5
     Risk Factors....................     5
SUMMARY UNAUDITED PRO FORMA COMBINED
  FINANCIAL DATA.....................     6
SUMMARY HISTORICAL COMBINING
  COMPANIES FINANCIAL DATA...........     7
  TEI................................     7
  HWG................................     8
  PMT................................     9
  Spires.............................    10
UNAUDITED COMPARATIVE PER SHARE
  DATA...............................    11
COMPARATIVE MARKET PRICE DATA........    13
RISK FACTORS.........................    14
  Limited Operating History and
     Recent Losses; Absence of
     Combined Operating History......    14
  Risks Associated with the Volatile
     Nature of the Securities
     Business........................    14
  Securities Business Subject to
     General Economic and Political
     Conditions......................    15
  Significant Competition............    15
  Dependence on the Ability to Retain
     and Recruit Key Personnel.......    16
  Geographic Concentration of Certain
     Business........................    16
  Litigation and Securities Law
     Liability Associated with
     Financial Services Business.....    17
  Potential Environmental Liability
     Associated with Liquid Waste
     Business........................    17
  Dependence on Systems and
     Software........................    18
  Fluctuations in Operating
     Results.........................    18
  Constraints Imposed by Net Capital
     Requirements....................    18
  Business Subject to Extensive
     Regulation......................    19
  Insufficiency of Insurance.........    21
  Losses Due to Fraud or Mistakes of
     Customers or Employees..........    21
  Market, Credit and Liquidity Risks
     Associated with Market-Making,
     Principal Trading, Arbitrage and
     Underwriting Activities.........    21
  Significant Voting Control by
     Management and Shareholders of
     Combining Companies.............    22
  Risks Associated with Discontinued
     Operations......................    22
  Year 2000 Impact...................    22
  No Prior Market; Possible
     Volatility of Stock Price.......    22
  Preferred Stock; Potential Anti-
     Takeover Effects................    23
  Forward Looking Statements.........    23
THE TRANSACTIONS.....................    24
  General............................    24
  Ownership Structure of PGG After
     the
     Transactions....................    25
  Background.........................    26
  Reasons for the Transactions.......    28
  Business Combination Costs --
     Anticipated Consolidation
     Benefits........................    31
  Information Provided by Financial
     Services Companies..............    31
  Opinion of J.P. Morgan.............    34
  Federal Income Tax Consequences....    38
  Accounting Treatment...............    40
  Quotation on the Nasdaq National
     Market..........................    40
  Federal Securities Law
     Consequences....................    40
  No Appraisal Rights................    40
  Conflicts of Interests.............    41
THE TEI SPECIAL MEETING..............    42
  Matters to be Considered at the TEI
     Special Meeting.................    42
  Recommendations of the TEI Board of
     Directors.......................    42
  Voting at the TEI Special Meeting;
     Record Date.....................    42
  Proxies............................    42
  Solicitation of Proxies............    42
THE AGREEMENT........................    43
  Closing of the Transactions........    43
  Manner and Basis of Converting
     Securities......................    43
  Terms of the Agreement.............    44
UNAUDITED PRO FORMA CONDENSED
  COMBINED FINANCIAL DATA............    48
BUSINESS OF TEI......................    54
  General............................    54
  Operations and Services Provided...    54
  Marketing and Contracts............    55

                                        PAGE
                                        ----

  Customers..........................    55
  Competition........................    55
  Properties.........................    55
  Employees..........................    56
  Government Regulation..............    56
  Risk Management; Litigation........    57

TEI SELECTED FINANCIAL DATA..........    58

TEI MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..............    59

  General............................    59
  Results of Operations..............    59
  Liquidity and Capital Resources....    61
  Seasonality........................    62
  Factors that May Affect Future
     Results.........................    62
  Accounting Standards...............    62
  Year 2000..........................    62

BUSINESS OF HWG......................    64

  General............................    64
  Services...........................    64
  Relationship with S.G. Cowen.......    66
  Effects of Interest Rates..........    66
  Competition........................    67
  Government Regulation..............    67
  Facilities.........................    69
  Employees..........................    69
  Risk Management; Litigation........    69

HWG SELECTED FINANCIAL DATA..........    70

HWG MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..............    71

  General............................    71
  Components of Revenues and
     Expenses........................    72
  Results of Operations..............    73
  Liquidity and Capital Resources....    74
  Effects of Inflation...............    75
  Year 2000..........................    75

BUSINESS OF PMT......................    77

  General............................    77
  Services...........................    77
  Clients and Marketing..............    77
  Effects of Interest Rates..........    78
  Competition........................    78
  Government Regulation..............    78
  Facilities.........................    79
  Employees..........................    79
  Risk Management; Litigation........    79
PMT SELECTED FINANCIAL DATA..........    80
PMT MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..............    81
  General............................    81
  Components of Revenues and
     Expenses........................    81
  Results of Operations..............    82
  Liquidity and Capital Resources....    83
  Effects of Inflation...............    84
  Year 2000..........................    84
BUSINESS OF SPIRES...................    86
  General............................    86
  Ownership..........................    86
  Services...........................    86
  Clients............................    87
  Intellectual Property..............    87
  Marketing..........................    88
  Relationship with Clearing
     Brokers.........................    88
  Effects of Interest Rates..........    89
  Competition........................    89
  Government Regulation..............    89
  Facilities.........................    90
  Employees..........................    90
  Risk Management; Litigation........    90
SPIRES SELECTED FINANCIAL
  DATA...............................    92
SPIRES MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..............    93
  General............................    93
  Components of Revenues and
     Expenses........................    94
  Results of Operations..............    95
  Liquidity and Capital Resources....    97
  Effects of Inflation...............    97
  Year 2000..........................    98
MANAGEMENT OF PGG AFTER THE
  TRANSACTIONS.......................   100
  Board of Directors and Executive
     Officers........................   100
  Key Employees......................   102
  Board of Directors Classes;
     Director Compensation...........   104

                                        PAGE
                                        ----

EXECUTIVE COMPENSATION...............   104
  Stock Option Grants................   105
  Incentive Plan.....................   105

CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.......................   108

SUMMARY BUSINESS STRATEGY OF PGG.....   109

  Industry Overview..................   109
  Business Strategy..................   110

PRINCIPAL SHAREHOLDERS OF TEI........   112

PRINCIPAL SHAREHOLDERS OF HWG........   113

PRINCIPAL SHAREHOLDERS OF
  PMT................................   114

PRINCIPAL OWNERS OF SPIRES...........   115

PRINCIPAL SHAREHOLDERS OF PGG AFTER
  TRANSACTIONS.......................   116

DESCRIPTION OF PGG CAPITAL STOCK.....   117

  Common Stock.......................   117
  Preferred Stock....................   117
  Anti-Takeover Provisions...........   118
  Limitation on Directors' Liability
     and Indemnification of Directors
     and Officers....................   119
  Transfer Agent and Registrar.......   119

COMPARISON OF RIGHTS OF SHAREHOLDERS
  OF PGG, TEI, HWG AND PMT...........   120

  General............................   120
  Authorized Capital.................   120
  Voting Requirements and Quorums of
     Shareholder Meetings............   121
  Shareholder Proposals..............   121
  Election of Directors..............   122
  Vacancies on the Board of
     Directors.......................   122
  Number and Term of Directors.......   122
  Removal of Directors...............   123
  Amendment of Bylaws................   123
  Action by Written Consent and
     Special Meetings of
     Shareholders....................   124
  Indemnification of Directors and
     Officers........................   124
COMPARISON OF RIGHTS OF SHAREHOLDERS
  OF PGG AND PARTNERS OF SPIRES......   126
  General............................   126
  Liquidity and Marketability........   126
  Transferability....................   126
  Purchase and Repurchase Rights.....   127
  Antidilution Rights................   127
  Financial Reporting................   128
  Taxation...........................   128
  Cash Distributions.................   128
  Liquidation Rights.................   128
  Right to Compel Dissolution........   129
  Limited Liability..................   129
  Continuity of Existence............   129
  Issuance of Senior Securities......   129
  Voting Rights......................   129
  Meetings of
     Partners/Shareholders...........   130
  Right to List of
     Partners/Shareholders...........   130
  Replacement of General
     Partners/Directors..............   131
  Amending the Partnership
     Agreement/Articles of
     Incorporation and Bylaws........   131
  Anti-Takeover Provisions...........   131
  Certain Legal Rights...............   132
  Fiduciary Duties...................   132
  Limits on Directors' and
     Management's Liabilities........   132
LEGAL MATTERS........................   133
EXPERTS..............................   133
WHERE YOU CAN FIND MORE
  INFORMATION........................   134
INDEX TO FINANCIAL
  STATEMENTS.........................   F-1
Appendix A -- Amended and Restated
  Agreement and Plan of
  Organization.......................   A-1
Appendix B -- TEI Plan of Merger.....   B-1
Appendix C -- HWG Plan of Merger.....   C-1
Appendix D -- PMT Plan of Merger.....   D-1
Appendix E -- Opinion of J.P. Morgan
  Securities Inc.....................   E-1
Appendix F -- PGG Articles of
  Incorporation, as amended..........   F-1

                                    SUMMARY

     THIS SUMMARY MAY NOT CONTAIN ALL INFORMATION THAT IS IMPORTANT TO YOU. FOR MORE ON THE TRANSACTIONS AND THEIR TERMS, YOU SHOULD READ THIS ENTIRE DOCUMENT, ITS ATTACHMENTS, AND OTHER DOCUMENTS IT REFERS TO. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 134).

                                 THE COMPANIES

     Four existing companies propose to combine under a newly created public holding company in a tax free transaction. The participants in the combination are:

Pinnacle Global Group, Inc............. TEI formed PGG to become the public holding company which will own and
                                       operate the separate businesses now
                                       operated by the four combining
                                       companies. PGG's principal executive
                                       office, as well as TEI's, is at 5599
                                       San Felipe, Suite 1212, Houston,
                                       Texas 77056. Its telephone number is
                                       (713) 629-5771.

TEI, Inc............................... TEI is a holding company which disposed of various businesses from
                                       1995 through 1997, leaving it with
                                       one operating subsidiary, Energy
                                       Recovery Resources, Inc. ("ERRI").
                                       ERRI treats, recycles and handles
                                       wastewater, waste oil and other non-
                                       hazardous fluid waters for owners and
                                       operators of under and above ground
                                       storage tanks and other commercial
                                       and industrial waste generators.

Harris Webb & Garrison, Inc............ HWG is a full-service regional retail brokerage, investment banking and
                                       financial services firm serving the
                                       southwestern United States. Its other
                                       significant activities include
                                       participation in the underwriting of
                                       corporate securities, merchant
                                       banking, trading of fixed income and
                                       equity securities, equity research,
                                       and distribution of mutual funds,
                                       insurance and other investment
                                       products. HWG's principal executive
                                       office is at 5599 San Felipe, Suite
                                       301, Houston, Texas 77056. Its
                                       telephone number is (713) 993-4600.

Pinnacle Management & Trust Company.... PMT is a Texas chartered private independent trust company. It offers
                                       asset management and fiduciary
                                       services for clients throughout the
                                       southwestern United States. At
                                       September 30, 1998, PMT had $431
                                       million in assets under management.
                                       PMT's principal executive office is
                                       at 5599 San Felipe, Suite 300,
                                       Houston, Texas 77056. Its telephone
                                       number is (713) 993-4675.

Spires Financial, L.P.................. Spires is a regional investment banking and brokerage services firm.
                                       It focuses on fixed-income securities
                                       and whole loan and loan servicing
                                       transactions. In 1997, Spires
                                       executed over $4.8 billion of trades
                                       in fixed income securities for over
                                       700 institutional accounts in the
                                       United States, Europe and Japan.
                                       Spires also brokers residential,
                                       consumer and commercial loans, and
                                       places mortgage servicing on a
                                       national basis. Spires' principal
                                       executive office is at 5151 San
                                       Felipe, Suite 1300, Houston, Texas
                                       77056. Its telephone number is (713)
                                       572-5000.


     WHEN THIS DOCUMENT REFERS TO "PGG" AS OF ANY TIME AFTER COMPLETION OF THE COMBINATION, IT IS REFERRING TO THE RESULTING COMBINED ENTERPRISE AS A WHOLE.

                                THE TRANSACTIONS

     TEI and the other three combining companies and their shareholders and partners have signed an agreement to combine the four companies under PGG in a series of related simultaneous transactions. In these "Transactions":

      o TEI, HWG and PMT will all become wholly owned PGG subsidiaries by merging with three new PGG subsidiaries formed to accomplish the mergers;

      o PGG will indirectly acquire 100% ownership of Spires through contributions to PGG of direct and indirect ownership interests in Spires; and

      o The ownership interests in all four combining companies will be exchanged for PGG common shares.

     If the Transactions are completed, PGG's board of directors will consist of 12 members: six designated by TEI and six by HWG, PMT and Spires. PGG's management will include Titus H. Harris, Jr. as Chairman; Donald R. Campbell as Vice-Chairman; and Robert E. Garrison, II as President and Chief Executive Officer. See "Management of PGG After the Transactions" (page 100), for information relating to PGG's board members, executive officers and key employees.

     The parties to the Transactions intend for them to be tax-free to the TEI shareholders and the other combining company owners for federal income tax purposes. For more details, see "The Transactions -- Federal Income Tax Consequences" (pages 38 through 40).

     TEI will account for the Transactions as purchases by TEI of PGG and the other combining companies, as described under "The Transactions -- Accounting Treatment" (page 40).

     Each combining company's board of directors has approved the combination agreement and the Transactions. The board approvals are subject to the approval of the shareholders and owners of the combining companies and to the other conditions of the agreement.

     You should review "The Transactions -- General" and "-- Ownership Structure of PGG After the Transactions" (pages 24 through 25) for a better description of the Transactions and an organizational chart of PGG after the Transactions.

CONVERSION OF SECURITIES

     CONVERSION OF TEI COMMON STOCK. IN THE TEI MERGER, EACH TEI COMMON SHARE WILL CONVERT INTO .25 OF A COMMON SHARE OF PGG. TEI shareholders can exchange their TEI share certificates for PGG share certificates when they complete and return a letter of transmittal to the Exchange Agent. On completion of the exchange, the former TEI shareholders will own 50.02% of the then outstanding PGG common stock. TEI SHAREHOLDERS SHOULD NOT SURRENDER TEI STOCK CERTIFICATES FOR EXCHANGE UNTIL AFTER THE TEI MERGER CLOSES AND THE SHAREHOLDER RECEIVES A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Each outstanding option to purchase TEI common shares will convert into an option to purchase a number of PGG common shares equal to one-fourth of the number of TEI shares covered by the converted TEI option. The exercise price per share will be four times that of the converted TEI stock option. The term, vesting schedule and other features of the replacement PGG options will be the same as for the converted TEI options.

     CONVERSION OF SECURITIES OF COMBINING COMPANIES AND RELATED ENTITIES. IN THE HWG AND PMT MERGERS, EACH HWG COMMON SHARE WILL CONVERT INTO ABOUT 41.674 PGG COMMON SHARES AND EACH PMT COMMON SHARE WILL CONVERT INTO ABOUT 5.871 PGG COMMON SHARES. In the mergers, all stock of HWG and PMT will convert into 2,375,000 shares of PGG common stock. The former HWG shareholders, as a group, and former PMT shareholders, as a group, will each receive 1,187,500 shares. IN THE SPIRES TRANSACTION, ALL OWNERSHIP INTERESTS IN THE SPIRES' ENTITIES WILL BE EXCHANGED FOR 1,187,500 COMMON SHARES OF PGG. THE PGG SHARES WILL BE ALLOCATED PRO RATA AMONG THE SPIRES OWNERS BASED ON THEIR OWNERSHIP INTERESTS IN SPIRES. Upon the conversion, the former owners of the three other combining companies will own 49.98% of the then outstanding PGG common stock.

     The total number of PGG common shares to be issued for the three financial services companies was negotiated by TEI with the other three companies as a group. When the total number of shares was agreed to with the group, the other three companies negotiated among themselves, in heavy, arms-length negotiations, the allocation among them of the total PGG shares offered by TEI.

     See "The Agreement -- Manner and Basis of Converting Securities" (pages 43 through 44), and "The Transactions -- Conflicts of Interests" (page 41) for a more complete discussion of the before and after ownership of the combining companies.

POST-CLOSING OWNERSHIP.

     After the Transactions, PGG will be owned by these four groups (determined at December 30, 1998):

                                            SHARES OF PGG
                                              AFTER THE
                                            TRANSACTIONS
                                        ---------------------
                                        NUMBER OF
                                         SHARES      PERCENT
                                        ---------   ---------
TEI shareholders(1)..................   3,562,793       50.02%
HWG shareholders(2)..................   1,187,500       16.66%
PMT shareholders(2)..................   1,187,500       16.66%
Spires transferors...................   1,187,500       16.66%
                                        ---------   ---------
     Totals..........................   7,125,293      100.00%
                                        =========   =========

------------

(1) Excludes 170,625 shares subject to options to purchase PGG common shares which will be granted to replace outstanding TEI options.

(2) Assumes the exercise before the Transactions of all outstanding HWG and PMT options and warrants, as required by the combination agreement.

REASONS FOR THE TRANSACTIONS

     Over the last three years, TEI disposed of all of its operations except its liquid waste business. Since January 1997, TEI has been evaluating strategies and financial alternatives for maximizing shareholder value. TEI believes that combining with HWG, PMT and Spires is an attractive opportunity to restructure itself as a financial services firm. In recent years the financial services industry has grown dramatically. Despite recent market volatility, TEI believes the long-term trends in the industry are positive, particularly considering:

      o the increase in investment funds resulting mostly from changing demographic patterns,

      o   industry consolidation,

      o   financial services deregulation, and

      o   rapid changes in technology and customer demand.

     TEI believes the acquisition of the other combining companies brings TEI regional name recognition in the industry and a proven management team which can compete in this market. Management of TEI and the combining companies believe certain cross selling opportunities also exist among the combining companies. See "The Transactions -- Reasons for the Transactions" (page 28 through 31) for a more complete discussion of this subject.

RECOMMENDATION OF THE TEI BOARD

     TEI'S BOARD OF DIRECTORS BELIEVES THE TEI MERGER AND THE SHARE ISSUANCE IN THE COMBINATION WITH HWG, PMT AND SPIRES ARE IN THE BEST INTERESTS OF TEI AND ITS SHAREHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE TEI SHAREHOLDERS VOTE TO APPROVE THESE TRANSACTIONS.

     See "The TEI Special Meeting -- Recommendations of the TEI Board of Directors" (page 42) and "The Transactions -- Conflicts of Interest" (page 41) for further discussions of the TEI board's recommendation and potential conflicting interests they may have in the Transactions.

J. P. MORGAN SAYS TRANSACTIONS FINANCIALLY FAIR TO TEI SHAREHOLDERS

     J.P. Morgan has rendered an opinion to the board of directors of TEI, dated the same date as this Proxy Statement/Prospectus, that, based on and subject to matters contained in the opinion, the consideration to be paid in the Transactions is fair, from a financial point of view, to the TEI shareholders. PGG will pay J.P. Morgan $250,000 for its opinion. For a discussion of the basis of J.P. Morgan's opinion, see "The Transactions -- Opinion of J.P. Morgan" (pages 34 through 38), and the full text of the opinion set forth in Appendix E.

CLOSING OF THE TRANSACTIONS

     All of the Transactions will be completed at the same time. The closing should occur within five days following TEI shareholder approval.

CONDITIONS TO THE TRANSACTIONS

     Important conditions to the Transactions include:

      o   TEI shareholder approval.

      o Approvals by the HWG shareholders, the PMT shareholders and the Spires partners.

      o Approval of the PGG common shares to be issued in the Transactions for quotation on the Nasdaq National Market.

      o   Texas Banking Commissioner approval for the PMT transaction.

      o Delivery of legal and other professional opinions, including tax opinions.

      o   Exercise of all outstanding HWG and PMT options and warrants.

      o TEI meeting these financial criteria at or shortly before the closing of the Transactions:

          -- consolidated adjusted current assets of $29.0 million or more;

          -- consolidated net working capital of $27.6 million or more;

          -- consolidated adjusted net worth of $26.6 million or more;

          -- cash, cash equivalents and short-term investments totaling at least $27.0 million, without counting amounts spent for transaction expenses.

      o   Other conditions customary in similar transactions.

     None of the parties to the Transactions will waive any condition to closing requiring TEI shareholder approval under Texas law or the rules of the Nasdaq National Market, or involving compliance with other applicable laws. The conditions are more completely described under "The Agreement -- Terms of the Agreement -- Conditions to the Transactions" (pages 44 through 45).
REGULATORY REQUIREMENTS

     The Transactions are contingent upon Texas Banking Commissioner approval of the PMT transactions. No other unsatisifed federal or state regulatory requirements must be met to complete the Transactions.

OTHER MATTERS

     You should review "Comparison of Rights of Shareholders of PGG, TEI, HWG and PMT" and "Comparison of Rights of Shareholders of PGG and Partners of Spires" (pages 120 through 133) for a description of differences between the rights of PGG common shareholders and the rights attending equity interests in the combining companies.

           THE TEI SPECIAL MEETING AND THE APPROVAL PROCESS GENERALLY

DATE, TIME AND PLACE

     The TEI will hold its Special Meeting on January 28, 1999, at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, , at 10:00 a.m. (Houston, Texas time).

PURPOSES OF THE TEI MEETING

     The purpose of the TEI Special Meeting is to consider and vote on: (1) the TEI merger agreement, (2) the issuance of 3,562,500 PGG shares in TEI's combination with HWG, PMT and Spires, and (3) such other business as may be properly presented to the meeting.

WHO CAN VOTE AT THE TEI MEETING

     Only record holders of TEI shares at the close of business on December 14, 1998, are entitled to notice of and to vote at the TEI Special Meeting. On that date, there were 14,251,012 shares of TEI common stock outstanding. Each share will have one vote on each matter acted on at the TEI Special Meeting.

WHO MUST APPROVE THE TRANSACTIONS

     TEI. The presence, in person or by proxy, at the TEI Special Meeting of the holders of a majority of the outstanding TEI common shares on the TEI record date is necessary for a quorum. The holders of at least two-thirds of the outstanding TEI common shares must approve the TEI merger agreement, and the holders of at least a majority of the shares present at the meeting must approve the issuance of the 3,562,500 shares. TEI shareholders holding 5,618,912 shares, or 39.4% of all outstanding shares, have committed to vote for the TEI merger and the share issuance. As of the TEI record date, directors and executive officers of TEI and their affiliates beneficially owned 4,951,580 TEI common shares.

     HWG. The holders of at least two-thirds of the outstanding shares of HWG common stock must approve the HWG merger agreement. All HWG shareholders have agreed to vote for the HWG merger, thus insuring its approval. As of the date of this Proxy Statement/Prospectus, the directors and executive officers of HWG and their affiliates beneficially owned 16,360 HWG shares.

     PMT. The holders of two-thirds of the outstanding shares of PMT common stock must approve the PMT merger agreement. All PMT shareholders have agreed to vote for the PMT merger, thus insuring its approval. As of the date of this Proxy Statement/Prospectus, directors and executive officers of PMT and their affiliates beneficially owned 121,383 PMT shares.

     SPIRES. The holders of all general partnership interests and a majority of each class of limited partnerships interests of Spires must approve the Spires transaction. All Spires partners have agreed to vote in favor of the Spires transaction, thus insuring its approval. As of the date of this Proxy Statement/Prospectus, the general partners and the executive officers of Spires and their affiliates beneficially owned 91% of the general partnership interests and 70% of the limited partnership interests of Spires.

                              NO APPRAISAL RIGHTS

     TEI's shareholders cannot seek appraisal of their shares under Texas law. None of the other combining company owners can seek appraisal of their securities under Texas or Delaware law, as described under, "The
Transactions -- No Appraisal Rights" (page 40).

                                  RISK FACTORS

     Before deciding how to vote at the TEI Special Meeting, you should review "Risk Factors" (pages 14 through 23).

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     This unaudited pro forma financial data shows financial results as if TEI and the other combining companies had been combined in the periods shown. Pro forma combined figures are simply an arithmetical combination of TEI's and the other combining companies' separate historical financial results, with certain adjustments. Under accounting rules, TEI is acquiring PGG and the other combining companies. This will create goodwill (and related amortization charges) in the pro forma combined financial results. The amount of goodwill will be based on the difference between the fair value of the PGG shares transferred to the direct and indirect owners of the other combining companies in the Transactions and the net fair market value of the other combining companies' identifiable assets. You should not assume that the combining companies would have achieved the depicted results if they actually had been combined at the dates and for the periods shown.

                                           YEAR ENDED        NINE MONTHS ENDED
                                        DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                        -----------------    ------------------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF INCOME DATA
(UNAUDITED)(1)
Liquid waste revenues................        $ 2,726              $  2,287
Commissions..........................         10,843                 8,351
Investment banking...................          2,544                 1,437
Fees and services....................          1,078                 1,079
Interest and dividends...............          2,447                 2,184
Securities gains and other...........          1,317                 1,014
                                        -----------------    ------------------
     Total revenues..................         20,955                16,352
                                        -----------------    ------------------
Liquid waste operating expenses......          2,190                 1,760
Compensation and benefits(2).........         10,935                 8,201
Brokerage and clearance..............            789                   636
Interest expense.....................            661                   892
Other general and
administrative(3)....................          5,643                 4,452
                                        -----------------    ------------------
     Total expenses..................         20,218                15,941
                                        -----------------    ------------------
Income before income taxes...........            737                   411
Income tax provision(4)..............            650                   408
                                        -----------------    ------------------
Income from continuing operations....        $    87              $      3
                                        =================    ==================
Basic earnings per share from
  continuing operations..............        $  0.01              $   0.00
                                        =================    ==================
Weighted average shares -- basic.....          7,124                 7,125
                                        =================    ==================
Diluted earnings per share from
  continuing operations..............        $  0.01              $   0.00
                                        =================    ==================
Weighted average shares -- diluted...          7,124                 7,125
                                        =================    ==================

                                         SEPTEMBER 30,
                                             1998
                                        ---------------
                                        (IN THOUSANDS)
PRO FORMA BALANCE SHEET DATA
  (UNAUDITED)(1)
Cash, cash equivalents, investment
  securities and securities
  inventory..........................       $44,931
Total assets.........................        83,030
Total liabilities....................        17,283
Shareholders' equity.................        65,757

------------

(1) The unaudited pro forma combined financial data presented (1) may not indicate the results that would have been obtained had the Transactions actually occurred on the dates assumed, (2) is based on preliminary estimates of the fair value of the net assets to be acquired and certain assumptions management deems appropriate and (3) should be read in conjunction with other historical and pro forma financial statements and the related notes included later in this document.

(2) Gives effect to changes in compensation and benefits to the former principals of Spires who previously received partnership distributions.

(3) Reflects 25-year amortization of goodwill from the Transactions.

(4) Reflects income taxes at the marginal tax rate on Spires' and PMT's taxable income taxed at the owner level.

             SUMMARY HISTORICAL COMBINING COMPANIES FINANCIAL DATA

     These tables show financial results actually achieved by each of the combining companies. The annual historical financial figures are derived from TEI's and the other combining companies audited financial statements. Financial figures at and for the nine months ended September 30, 1997 and 1998 are unaudited, but the combining companies believe their figures reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. You should not assume the nine-month results indicate results for any future period. The information below should also be read in conjunction with "TEI Management's Discussion and Analysis of Financial Condition and Results of Operations," "HWG Management's Discussion and Analysis of Financial Condition and Results of Operations,"
"PMT Management's Discussion and Analysis of Financial Condition and Results of Operations," "Spires Management's Discussion and Analysis of Financial
Condition and Results of Operations" and the separate combining company financial statements and related notes included in this Proxy Statement/Prospectus.

TEI

                                                                            NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                          -------------------------------  --------------------
                                            1995       1996       1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Liquid waste revenues.................  $   2,375  $   2,199  $   2,726  $   2,066  $   2,287
                                          ---------  ---------  ---------  ---------  ---------
  Gross profit (loss)...................      1,058        645        535        503        527
  Selling, general and administrative
     expenses...........................      2,197      2,428      2,625      2,020      1,932
                                          ---------  ---------  ---------  ---------  ---------
  Income (loss) from operations.........     (1,139)    (1,783)    (2,090)    (1,517)    (1,405)
  Other income (expense), net...........        749        910      1,530      1,145      1,163
                                          ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing
     operations before provision for
     income taxes.......................       (390)      (873)      (560)      (372)      (242)
  Provision (benefit) for income
     taxes..............................       (150)      (339)      (160)       (49)       (81)
                                          ---------  ---------  ---------  ---------  ---------
  Income (loss) from continuing
     operations.........................       (240)      (534)      (400)      (323)      (161)
  Income (loss) from discontinued
     operations, including dispositions
     net of tax.........................     (8,349)     1,289     (2,382)      (990)      (108)
                                          ---------  ---------  ---------  ---------  ---------
  Net income (loss).....................  $  (8,589) $     755  $  (2,782) $  (1,313) $    (269)
                                          =========  =========  =========  =========  =========
  Basic and diluted earnings (loss) per
     share:
     From continuing operations.........  $   (0.01) $   (0.04) $   (0.03) $   (0.02) $   (0.01)
     From discontinued operations.......      (0.59)      0.09      (0.17)     (0.07)     (0.01)
                                          ---------  ---------  ---------  ---------  ---------
     Net earnings (loss) per share......  $   (0.60) $    0.05  $   (0.20) $   (0.09) $   (0.02)
                                          =========  =========  =========  =========  =========
     Weighted average common shares
       outstanding......................     14,230     14,237     14,244     14,244     14,251
                                          =========  =========  =========  =========  =========

                                           DECEMBER 31,
                                       --------------------   SEPTEMBER 30,
                                         1996       1997           1998
                                       ---------  ---------   --------------
                                                               (UNAUDITED)

                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..........  $  11,422  $  12,810      $ 15,173
  Short term investments.............     18,426     15,516        13,617
  Working capital....................     29,002     30,034        29,159
  Total assets.......................     43,034     39,043        38,783
  Long-term debt, excluding current
     portion.........................         --         --            --
  Shareholders' equity...............     40,433     37,665        37,376

HWG

                                                                         NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Commissions........................  $   1,364  $   2,896  $   4,151  $   3,250  $   2,839
  Investment banking.................      1,085        722      2,544        864      1,437
  Interest and dividends.............         25         38         57         39         99
  Securities gains and other.........        395        340        290        272        261
                                       ---------  ---------  ---------  ---------  ---------
     Total revenues..................      2,869      3,996      7,042      4,425      4,636
                                       ---------  ---------  ---------  ---------  ---------
  Compensation and benefits..........      1,981      3,461      5,096      3,276      3,199
  Brokerage and clearance............        343        419        567        416        413
  Interest expense...................         25         22         38         28          9
  Other general and administrative...        980      1,271        898        620        716
                                       ---------  ---------  ---------  ---------  ---------
     Total expenses..................      3,329      5,173      6,599      4,340      4,337
                                       ---------  ---------  ---------  ---------  ---------
  Income (loss) before income
  taxes..............................       (460)    (1,177)       443         85        299
  Income tax provision...............         --         --        142         --        102
                                       ---------  ---------  ---------  ---------  ---------
  Net income (loss)..................  $    (460) $  (1,177) $     301  $      85  $     197
                                       =========  =========  =========  =========  =========
  Basic and diluted earnings (loss)
     per share (pro forma for periods
     prior to conversion to a taxable
     corporation)....................  $  (82.72) $  (94.52) $   24.70  $    7.05  $    8.06
                                       =========  =========  =========  =========  =========
  Weighted average shares
     outstanding.....................      5,560     12,455     17,906     12,063     24,403
                                       =========  =========  =========  =========  =========

                                           DECEMBER 31,
                                       --------------------   SEPTEMBER 30,
                                         1996       1997          1998
                                       ---------  ---------   -------------
                                                               (UNAUDITED)

                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
     Cash and cash equivalents.......  $     118  $     648      $ 1,539
     Investment securities...........        101        144          244
     Total assets....................      1,247      1,947        2,391
     Shareholders' equity............        117        885        2,118

PMT

                                                                              NINE MONTHS
                                                                                 ENDED
                                           YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                       -------------------------------  -----------------------
                                         1995       1996       1997       1997         1998
                                       ---------  ---------  ---------  ---------   -----------
                                                                              (UNAUDITED)
                                                            (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Fees and services..................  $     379  $     653  $   1,078  $     769     $ 1,079
  Interest and dividends.............         68         67         98         79          78
  Securities gains and other.........         33         10        233        140         293
                                       ---------  ---------  ---------  ---------   -----------
     Total revenues..................        480        730      1,409        988       1,450
                                       ---------  ---------  ---------  ---------   -----------
  Compensation and benefits..........        417        487        667        444         565
  Other general and administrative...        384        458        358        266         345
                                       ---------  ---------  ---------  ---------   -----------
     Total expenses..................        801        945      1,025        710         910
                                       ---------  ---------  ---------  ---------   -----------
  Net income (loss)..................  $    (321) $    (215) $     384  $     278     $   540
                                       =========  =========  =========  =========   ===========

                                           DECEMBER 31,
                                       --------------------   SEPTEMBER 30,
                                         1996       1997           1998
                                       ---------  ---------   --------------
                                                               (UNAUDITED)

                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
     Cash and cash equivalents.......  $      91  $     537       $1,723
     Investment securities...........        681      1,793        1,377
     Total assets....................      2,342      2,457        3,451
     Shareholders' equity............      2,288      2,288        3,396

SPIRES

                                                                         NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
                                                          (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Commissions........................  $   6,841  $   7,322  $   6,692  $   4,700  $   5,512
  Interest and dividends.............        237        564        800        552        844
  Securities gains and other.........        455        394        749        393        460
                                       ---------  ---------  ---------  ---------  ---------
     Total revenues..................      7,533      8,280      8,241      5,645      6,816
                                       ---------  ---------  ---------  ---------  ---------
  Compensation and benefits..........      2,169      3,023      3,392      2,276      2,975
  Brokerage and clearance............        111        235        222        170        223
  Interest expense...................     --            228        615        453        883
  Other general and administrative...      1,157      1,548      1,827      1,235      1,571
                                       ---------  ---------  ---------  ---------  ---------
     Total expenses..................      3,437      5,034      6,056      4,134      5,652
                                       ---------  ---------  ---------  ---------  ---------
  Net income.........................  $   4,096  $   3,246  $   2,185  $   1,511  $   1,164
                                       =========  =========  =========  =========  =========

                                           DECEMBER 31,
                                       --------------------   SEPTEMBER 30,
                                         1996       1997          1998
                                       ---------  ---------   -------------
                                                               (UNAUDITED)

                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
     Cash and cash equivalents.......  $   2,043  $   2,072      $ 1,450
     Securities inventory............      5,455     18,056       13,226
     Total assets....................     11,271     35,224       19,538
     Partners' capital...............      4,920      4,790        3,999

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table presents comparative per share data for TEI and the other combining companies on a historical basis and on a pro forma basis assuming that the Transactions had occurred at the beginning of the periods presented for cash dividends and earnings per common share purposes and as of September 30, 1998 for book value per common share purposes. No cash dividends were paid by TEI or HWG during the periods presented.

     This data should be read in conjunction with the selected historical financial data and the unaudited pro forma combined financial statements and the separate historical financial statements included in this document. The unaudited pro forma combined financial data do not necessarily indicate the operating results or financial position that would have occurred had the Transactions been completed at the beginning of the earliest period presented and should not be construed as indicating future operations.


                                                   AS OF AND FOR THE
                                        ---------------------------------------
                                                                NINE MONTHS
                                           YEAR ENDED              ENDED
                                        DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                        -----------------    ------------------
TEI
Earnings (loss) per share from
  continuing operations -- basic and
  diluted:
     Historical(a)                         $     (0.03)          $    (0.01)
     Pro Forma Combined(c)...........             0.01                 0.00
Cash Dividends declared per common
  share:
     Historical......................      $        --           $       --
     Pro Forma Combined(d)...........               --                   --
Book Value per common share:
     Historical(b)...................      $      2.64           $     2.62
     Pro Forma Combined..............                                  9.23
HWG
Earnings (loss) per share -- basic
  and diluted:
     Historical(a)...................      $     16.80           $     8.06
     Pro Forma Equivalent(e).........             0.58                 0.00
Cash Dividends declared per common
  share:
     Historical......................      $        --           $       --
     Pro forma Equivalent(e).........               --                   --
Book Value per common share:
     Historical(b)...................            49.67                82.90
     Pro Forma Equivalent(e).........                                384.61
PMT
Earnings (loss) per share -- basic
  and diluted:
     Historical(a)...................      $      3.08           $     3.54
     Pro Forma Equivalent(e).........             0.07                 0.00
Cash Dividends declared per common
  share:
     Historical......................      $      3.00           $       --
     Pro Forma Equivalent(e).........                                    --
Book Value per common share:
     Historical(b)...................      $     18.36           $    22.26
     Pro forma Equivalent(e).........                                 54.18
SPIRES
Earnings (loss) per partnership
  unit -- basic and diluted:
     Historical(a)...................      $ 21,845.25           $11,636.87
     Pro Forma Equivalent(e).........           118.75                 0.00
Cash Dividends declared per
  partnership unit:
     Historical......................        23,146.47            19,548.82
     Pro Forma Equivalent(e).........               --                   --
Book Value per partnership unit:
     Historical(b)...................      $ 47,899.92           $39,987.97
     Pro Forma Equivalent(e).........                            109,606.25

------------
(a) The historical earnings (loss) per common share is based upon the weighted average number of common and common equivalent shares or partnership units of each respective entity outstanding for each period. The weighted average number of shares or units outstanding is as follows:

                                                                NINE MONTHS
                                           YEAR ENDED              ENDED
                                        DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                        -----------------    ------------------
Pro Forma Combined...................        7,120,509            7,125,759
TEI..................................       14,244,012           14,251,012
HWG..................................           17,906               24,403
PMT..................................          124,608              152,551
Spires...............................              100                  100

(b) The historical book value per common share is computed by dividing stockholders' equity or partners' capital by the number of shares of common stock or partnership units outstanding at the end of each period. Spires' book value per unit is based on 100 units outstanding.
(c) The unaudited pro forma earnings (loss) per common share is based upon the weighted average number of common and common equivalent shares outstanding for each period at the exchange ratio of 1 to .25 shares of PGG common stock for each share of the entities.
(d) There are no pro forma cash dividends per share because TEI, PGG's predecessor, has not paid cash dividends in the past. PGG does not intend to pay cash dividends in the foreseeable future.
(e) The equivalent pro forma amounts are determined by multiplying the pro forma combined income per share from continuing operations, pro forma combined book value per share and pro forma combined dividends per share by the respective exchange ratios for HWG, PMT and Spires. The exchange ratio, the number of PGG shares each entity will receive for its shares or units, is as follows:

                                                                NINE MONTHS
                                           YEAR ENDED              ENDED
                                        DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                        -----------------    ------------------
HWG..................................            58.14                41.67
PMT..................................             6.71                 5.87
Spires...............................        11,875.00            11,875.00

                         COMPARATIVE MARKET PRICE DATA

TEI COMMON STOCK

     TEI's common stock is quoted on the Nasdaq National Market under the symbol "TANK." This table shows the high and low closing sale prices by calendar quarter for the TEI common stock as reported by the Nasdaq National Market. On April 28, 1998, the last full trading day before the public announcement of the signing of the agreement to combine, the last sale price per share of TEI common stock was $2 1/16. On December 30, 1998, the last full trading day for which quotations were available before the date of this Proxy Statement/Prospectus, the last sale price per share of TEI common stock was $1 5/8. At December 14, 1998, there were about 280 common shareholders of record. Shareholders are urged to obtain current quotations for TEI common stock. TEI has never paid dividends on its common stock.

                                            HIGH         LOW
                                          --------     -------
1996
     First Quarter...................     3  1/4       1  5/8
     Second Quarter..................     3  1/32      2  1/8
     Third Quarter...................     2  7/16      1 13/16
     Fourth Quarter..................     2  1/2       1 13/16
1997
     First Quarter...................     2  5/16      1  9/16
     Second Quarter..................     1 15/16      1  9/16
     Third Quarter...................     1 15/16      1 17/32
     Fourth Quarter..................     2  1/4       1 17/32
1998
     First Quarter...................     1 15/16      1 13/32
     Second Quarter..................     2  1/2       1  3/4
     Third Quarter...................     2  5/8       1  1/2
     Fourth Quarter (through December
       30, 1998).....................     2  1/4       1  5/16

SECURITIES OF THE OTHER COMBINING COMPANIES

     No market value information is available for the securities of the other combining companies since there is no established trading market for them. HWG has never paid dividends on its common stock. PMT has declared and paid one cash distribution of about $0.4 million, which accrued in 1997. Since inception, Spires has made quarterly tax distributions and year-end distributions, in cash. Spires made cash distributions of approximately: $4.4 million in 1995, $3.3 million in 1996, and $2.2 million in 1997.

POST-TRANSACTIONS DIVIDEND POLICY

     After the Transactions, PGG intends to retain earnings to finance the expansion of its businesses. Any future dividends will be at the discretion of the PGG board of directors and will be determined after consideration of factors such as PGG's earnings, financial condition, cash flows from operations, current and anticipated cash needs and expansion plans and any restrictions that may be imposed under PGG's current and future credit facilities.

                                  RISK FACTORS

     THESE RISK FACTORS SHOULD BE CAREFULLY CONSIDERED BY TEI SHAREHOLDERS BEFORE THEY DECIDE HOW
TO VOTE. SOME OF THESE RISKS, INCLUDING MARKET, REGULATORY, LIQUIDITY AND CREDIT RISKS, ARE INHERENT IN THE FINANCIAL SERVICES BUSINESS AND CAN BE SUBSTANTIAL.

LIMITED OPERATING HISTORY AND RECENT LOSSES; ABSENCE OF COMBINED OPERATING
HISTORY

     TEI began its remaining liquid waste operations in 1994. Both HWG and PMT began operations in 1994. Spires began operations in 1995. Accordingly, each of the combining companies has a limited operating history, which makes it difficult to evaluate their operating performances. While the combining companies generated pro forma combined operating income for each of the last three years, most of the income was attributable to Spires. TEI has incurred significant operating losses during the first nine months of 1998, and during each of the last three years. HWG and PMT each had profitable operations for the first time in 1997, generating net income of $0.3 million in the case of HWG, and $0.4 million in the case of PMT. Again, for the nine months ended September 30, 1998, HWG generated net income of $0.2 million, and PMT generated net income of $0.5 million. However, both HWG and PMT had operating losses for 1995 and 1996. Also, at September 30, 1998, HWG had an accumulated deficit of $(1.7) million. Spires has generated significant operating income for each of the last three years and the first nine months of 1998; however, its operating income has decreased from $4.1 million in 1995 to $2.2 million in 1997. While each of the other combining companies had profitable operations during 1997 and for the nine months ended September 30, 1998, these operations may not continue to be profitable in the future or on a sustained basis. In addition, TEI's operations may continue to be unprofitable.

RISKS ASSOCIATED WITH THE VOLATILE NATURE OF THE SECURITIES BUSINESS

     The stock market has recently experienced significant volatility, including some of the largest single day point declines in history. After the stock market declines in October 1987, October 1989 and October 1997, many firms in the industry suffered financial losses. In certain areas the level of individual investor trading activity decreased. Reduced trading volume and lower prices generally result in reduced transaction revenues. A severe market fluctuation in the future could have a material adverse effect on PGG's business, financial condition and operating results. Lower price levels of securities may result in
(1) reduced volumes of securities transactions resulting in lower commission revenues, and (2) reduced management fees calculated as a percentage of assets managed. Sudden sharp declines in market values of securities and the failure of issuers and counter parties to perform their obligations can result in illiquid securities which may cause difficulty in selling securities, hedging securities positions and investing funds under management.

     The securities business is subject to significant risks, particularly in volatile or illiquid trading markets. The risks include:

     o   trading losses                             o  customer fraud
     o   losses resulting from the                  o  employee fraud
          ownership or underwriting of securities   o  issuer fraud
     o   risks associated with                      o  litigation and errors
          principal activities                      o  misconduct and failures
     o   the failure of counter                         in processing
          parties to meet commitments                   transactions

     PGG's retail broker-dealer operations, as well as its investment banking, institutional sales, proprietary trading, investment advisory and other services, will be even more vulnerable to these risks during volatile trading markets and fluctuations in the volume of market activity.

     In addition, PGG will be subject to risks inherent in extending credit to the extent its clearing brokers permit PGG's customers to purchase securities on margin. The margin risk increases during rapidly declining markets when the collateral value may fall below the amount of the customer's indebtedness. Any resulting losses could have a material adverse effect on the PGG's business, financial condition and operating results.

SECURITIES BUSINESS SUBJECT TO GENERAL ECONOMIC AND POLITICAL CONDITIONS

     The securities business is directly affected by these and other factors:

      o   economic and political conditions,
      o   broad trends in business and finance
      o legislation and regulations affecting the national and international business and financial communities
      o   currency values
      o   inflation
      o   market conditions
      o the availability and cost of short-term or long-term funding and capital
      o   the credit capacity of the securities industry in the marketplace
      o   the level and volatility of interest rates.

     Any of these factors can contribute to reduced levels of trading activity, securities offerings and merger and acquisition activities, all of which can result in lower revenues from PGG's brokerage, trading, institutional sales and investment banking activities. See "Business of HWG -- Effects of Interest Rates" (pages 66 through 67), "Business of PMT -- Effects of Interest Rates" (page 78) and "Business of Spires -- Effects of Interest Rates" (page 89) for a discussion of the effects of interest rates on the business of the other combining companies.

SIGNIFICANT COMPETITION

     FINANCIAL SERVICES. PGG's proposed financial services business and the securities business in general are highly competitive. The principal competitive factors influencing PGG's proposed financial services business are its:

      o   professional staff

      o   reputation in the marketplace

      o   existing client relationships

      o ability to commit capital to client transactions and its mix of market capabilities

     PGG's ability to compete effectively in its securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels and by its ability to raise additional capital.

     The combining companies compete directly with national and regional full service broker-dealers and, to a lesser extent, with discount brokers, dealers, investment banking firms, investment advisors and certain commercial banks. They also compete for asset management and fiduciary services with commercial banks, private trust companies, insurance companies and others. Domestic commercial banks and large international banks have recently entered the securities business, including markets in which they compete. PGG expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve restrictions on commercial banks relating to the sale of securities.

     The financial services industry has become considerably more concentrated as many securities firms have either ceased operations or been acquired by or merged into other firms. Many of these larger firms have significantly greater financial and other resources than will PGG and can offer their customers more product offerings, lower pricing, broader research capabilities, access to international markets and other products and services not offered by PGG.

     PGG will also face competition from a rapidly developing discount or electronic brokerage services industry. These competitors may have lower costs and may offer their customers more attractive pricing or other terms. PGG also anticipates competition from underwriters who attempt to effect public offerings using non-traditional means of distribution, including through electronic media like the Internet. In addition, issuers may try to sell their securities directly to purchasers, including through electronic media such as the Internet. If issuers and purchasers of securities can transact business without financial intermediaries such as PGG, then the Company's operating results could be adversely affected. See "Business of HWG -- Competition" (page 67), "Business of PMT -- Competition" (page 78) and "Business of Spires -- Competition"
(page 89) for a more detailed discussion of the competitive environment surrounding each of the other combining companies.

     LIQUID WASTE. The liquid waste industry is highly fragmented and very competitive. PGG will compete with other liquid waste processing facilities and alternative disposal methods, both legal and illegal, of certain waste streams provided by area landfills. In addition, competitive products and services will continue to be successfully developed and marketed by others. The market for the various resellable by-products now recovered by TEI is also competitive and is served by several large companies and a number of smaller, owner-operated companies.

     PGG will also face competition from customers who seek to enhance and develop their own methods of disposal instead of using the services of third parties like PGG. Increased use of internal processing and disposal methods and other competitive factors could have a material adverse effect on PGG's proposed business, results of operations and financial conditions.

     Some competitors of TEI's liquid waste business offer a broader range of services, have greater name recognition, offer services or products at a lower cost and have greater financial and other resources than the Company. In addition, as the liquid waste market matures, competition can be expected to increase.

     As a result of these competitive factors, PGG's liquid waste business may not become profitable and may not generate cash flow adequate for its operations and to support internal growth. See "Business of TEI -- Competition" (page 55) for a further discussion of competitive factors involving TEI's business.

DEPENDENCE ON THE ABILITY TO RETAIN AND RECRUIT KEY PERSONNEL

     GENERAL. PGG will depend on the continuing efforts of its executive officers and senior management. That dependence may be intensified by PGG's decentralized operating strategy. If executive officers or members of senior management leave PGG, until it attracts and retains qualified replacements, PGG's business or prospects could be adversely affected. Further, PGG's recent success of the combining companies can in some measure be attributed to the entrepreneurial spirit of their senior management. To the extent PGG, as a larger, more structured organization than any of the combining companies, fails to sustain this entrepreneurial attitude, the impetus for PGG's continued success could be adversely affected.

     FINANCIAL SERVICES PERSONNEL. PGG will derive its financial services revenues from the efforts of senior management and retail investment executives, and research, investment banking, retail and institutional sales, trading, asset management and administrative professionals. PGG's future success depends, in a large part, on its ability to attract, recruit and retain qualified financial services professionals. Demand for these professionals is high and their qualifications make them particularly mobile. Demand for these professionals has led to escalating compensation packages in the industry. Upfront payments, increased payouts and guaranteed contracts have made recruiting these professionals more difficult and can lead to departures from current employers. Departures can also cause client defections due to the close relationship between the client and the professional. If PGG's attempts to attract, recruit and retain skilled professionals are impaired for any reason, it could have a material adverse effect on PGG's business prospects and operating results.

GEOGRAPHIC CONCENTRATION OF CERTAIN BUSINESS

     Because HWG and PMT focus on investors and capital market clients based in the southwestern United States, a significant economic downturn in that region could adversely affect PGG's revenues. HWG and PMT accounted for approximately 40.3% of the combined companies' pro forma combined revenues for 1997, and 37.2% for the nine months ended September 30, 1998. As a result, an economic downturn in that region could adversely affect the companies in the region and reduce PGG's underwriting and brokerage business relating to those companies. In addition, a regional economic downturn could have an adverse effect on PGG's retail clients or emerging and middle-market companies or growth industries within the region, which could in turn adversely affect PGG.

     In addition, ERRI's liquid waste business is predominantly concentrated within a 150-mile radius of Charlotte, North Carolina. A significant economic downturn in that area could adversely affect PGG's liquid waste revenues.

LITIGATION AND SECURITIES LAW LIABILITY ASSOCIATED WITH FINANCIAL SERVICES BUSINESS

     PGG's proposed financial services business will involve substantial risks of liability. From time to time PGG or its subsidiaries may be named as defendants in civil litigation and arbitrations arising from their business activities as broker-dealers. The plaintiffs in litigation or arbitration may allege misconduct by the Company's investment executives, claiming, for example, that investments sold by the investment executives were unsuitable for the plaintiffs' portfolios, or that they engaged in excessive trading in the plaintiffs' accounts. Though none of the combining companies have historically incurred material liability for this type of litigation or arbitration, substantial liabilities from these matters could occur in the future.

     In recent years, there has been a substantial amount of litigation involving the securities brokerage industry, including class action lawsuits seeking substantial damages and other suits seeking punitive damages. Companies engaged in the underwriting of securities, including HWG, are subject to substantial potential liability, including for material misstatements or omissions in prospectuses and other communications in underwritten offerings of securities or statements made by securities analysts. These liabilities can arise under federal laws, such as Rule 10b-5 under the Exchange Act and Section 11 of the Securities Act and similar state statutes and common law doctrines. The risk of liability may be higher for an underwriter which, like HWG, is active in the underwriting of securities offerings for emerging and middle-market companies due to the higher degree of risk and volatility associated with the securities of these companies. The defense of these or any other lawsuits or arbitrations may divert the efforts and attention of PGG's management and staff, and PGG may incur significant legal expense in defending this litigation or arbitration. See also "-- Business Subject to Extensive Regulation" (pages 19 through 21) for a discussion of regulatory matters affecting the financial services industry.

POTENTIAL ENVIRONMENTAL LIABILITY ASSOCIATED WITH LIQUID WASTE BUSINESS

     PGG, through ERRI, will process and dispose of various types of non-hazardous wastes at its North Carolina processing facility. PGG acts or omissions that could give rise to environmental liabilities and the nature of the liabilities include:

            ACT/OMISSION                      NATURE OF LIABILITY
--------------------------------------------------------------------------
  o   a PGG owned or operated          o   substantial monetary penalties
      facility causes environmental    o   an order reducing or
      damage                               terminating the responsible
  o   waste transported by PGG causes      operations
      environmental damage at another  o   the revocation or denial of
      site                                 permits or other approvals necessary
  o   PGG fails to comply with             for continued operation or
      environmental and land use laws      expansion of a facility
      and regulations or a permit or   o   liability for environmental
      consent order                        damage at PGG's facility or adjacent
  o   a facility owned or operated by      property or environmental
      PGG or the soil or groundwater       damage at another site
      at the facility is or becomes        associated with waste
      contaminated                         transported by PGG
                                       o   liability under CERCLA or
                                           comparable state laws
                                       o   criminal liability for PGG or
                                           its officers

     Also, citizens' groups, adjacent landowners or governmental entitles could oppose the issuance of a permit or approval to PGG or allege violations of PGG's operating permits or laws or regulations to which it is subject. Any of these liabilities could have a material adverse effect on PGG's business, results of operations and financial condition. The Comprehensive Environmental Response Compensation and Liability Act and comparable state laws impose retroactive strict joint and several liability on various parties associated with a site at which there has occurred or been threatened a release of any hazardous substance. Liability under the Resource Conservation and Recovery Act, CERCLA and comparable state laws may include responsibility for costs of site investigations, site clean up, site monitoring, natural resources damages and property damages. Liabilities under RCRA,

CERCLA and comparable state laws can be substantial. If imposed upon PGG, they could materially and adversely effect PGG. See "Business of TEI -- Government Regulation" (pages 56 through 57).

     During the ordinary course of its operations, PGG may receive citations or notices from governmental authorities claiming noncompliance with its permits or environmental or land use laws and regulations. PGG intends to work with the authorities to resolve the issues raised by these citations or notices. PGG may not always be successful in this regard, and its failure to resolve a significant issue could have a material adverse effect on PGG.

DEPENDENCE ON SYSTEMS AND SOFTWARE

     PGG's financial services business will depend on communications and information systems. Any failure or interruption of these systems, or of the systems of its clearing brokers, could cause delays in securities trading activities. The delays could have a material adverse effect on PGG's operating results. Systems failure or interruptions could be caused by a natural disaster, power or telecommunications failure, act of God, act of war or otherwise. If a failure or interruption occurs, back-up procedures and capabilities may be inadequate.

     PGG, through Spires, will use integrated, proprietary software to solicit and develop client relationships over the Internet. Because this software is Internet-based and dependent, any failure of the Internet could adversely effect PGG's ability to solicit and execute orders. Spires' proprietary software is also dependent on the efforts of in-house systems and development personnel for maintenance and system upgrades, as well as source data and programs supplied by third parties under existing agreements. If PGG's ability to (1) retain or attract qualified systems and development personnel or (2) access third-party source data and programs, is impaired for any reason, it could adversely effect PGG. See "Business of Spires -- Services" (pages 86 through 87) and "Business of Spires -- Intellectual Property" (pages 87 through 88) for a discussion of the services provided by Spires and its proprietary software.

FLUCTUATIONS IN OPERATING RESULTS

     PGG's revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors like:

      o the number of underwritten and merger and acquisition transactions completed by its clients;

      o   the level of institutional and retail brokerage transactions,

      o   levels of assets under management;

      o   variations in personnel costs;

      o   litigation expenses; and

      o   the expenses of establishing any new business units.

     PGG's revenues from an underwriting transaction will be recorded only when the underwritten security begins trading. Revenues from a merger or acquisition transaction are recorded only when the retainer fees are received or the transaction closes. Accordingly, the timing of recognition of revenue from a significant transaction can materially affect PGG's quarterly and annual operating results.

CONSTRAINTS IMPOSED BY NET CAPITAL REQUIREMENTS

     The SEC, the NASD, and various other securities exchanges and other regulatory bodies in the United States have rules imposing net capital requirements which will affect what will be each broker-dealer subsidiary of PGG, including HWG and Spires. These rules are designed to ensure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customers' business. These net capital rules have the effect of requiring that a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. Failure to maintain the required net capital may subject a firm to suspension or revocation of its registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies. Ultimately, it could require the firm's liquidation. In addition, under Texas law, PGG's Texas trust subsidiary, PMT, will be required to maintain a minimum net capital of $1.5 million.

     HWG's and Spires' compliance with these net capital rules could limit operations that require intensive capital, such as underwriting or trading activities. PMT could also be limited operationally by the net capital requirements. These net capital rules could also restrict the ability of PGG to withdraw capital in situations where its broker-dealer and trust company subsidiaries have more than the minimum required capital. PGG may be limited in its ability to pay dividends, implement its strategies, pay interest or repay principal on its debt and redeem or repurchase its outstanding shares. In addition, a change in these net capital rules or new rules affecting the scope, coverage, calculation or amount of the net capital requirements, or a significant operating loss or significant charge against net capital, could have similar adverse effects.

BUSINESS SUBJECT TO EXTENSIVE REGULATION

     FINANCIAL SERVICES. Like the securities industry in general, PGG's registered broker-dealer and investment advisor subsidiaries will be subject to extensive regulation in the United States at both the federal and state levels. As broker-dealers, HWG and Spires are subject to the regulations covering all aspects of the securities business, including:

  o   sales methods                    o   record keeping
  o   trade practices among            o   limitations on business
       broker-dealers                       activities
  o   use and safekeeping of           o   conduct of directors, officers
       customers' funds and
       securities and employees
  o   capital structure

     As a registered investment adviser under the Investment Advisers Act, HWG is subject to regulations which cover various aspects of HWG's advisory business, including compensation arrangements. Under the Investment Adviser Act, every investment advisory agreement with PGG's clients will have to provide that the contract may not be assigned by the investment advisor without the consent of the client. Under the Investment Company Act of 1940, every investment adviser's agreement with a registered investment company must provide for the agreement's automatic termination if it is assigned. Under both the Investment Advisers Act and the Investment Company Act, an investment advisory agreement is considered to have been assigned when there is a direct or indirect transfer of the agreement, including a direct assignment or a transfer of a "controlling block" of the adviser's voting securities or, under some circumstances, upon the transfer of a "controlling block" of the voting securities of its parent corporation. A transaction is not an assignment under either act if it does not result in a change of actual control or management of the investment advisor. Any assignment of PGG's investment advisory agreements would require the approval of a majority of its clients' shareholders in the case of registered investment company clients, and the consent to the assignments in the case of other investment advisory clients. The HWG merger will cause an assignment of HWG's investment advisory agreements under the statutes. Before the Transactions, HWG must obtain the required consent of its investment advisory clients (other than investment companies) of the assignment caused by the HWG merger. In addition, future issuances of PGG common stock and sales of PGG common stock by existing shareholders could result in an assignment of PGG's investment advisory agreements. HWG or PGG may be unable to obtain the necessary client consents to the contract assignments resulting from the HWG merger or from future transactions. The failure to obtain these consents for a significant number of clients could have a material adverse effect on PGG's business and results of operation.

     As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In addition, self-regulatory organizations, called "SROs," and other regulatory bodies in the United States, such as the SEC, the New York Stock Exchange, the NASD, and the Municipal Securities Rulemaking Board, require strict compliance with their rules and regulations. Failure to comply could result in adverse consequences, including (1) censure, (2) civil penalties, (3) fines, (4) cease-and-desist orders, (5) the suspension of a broker-dealer, investment adviser or futures commission merchant, (6) the statutory disqualification of officers or employees or (7) other adverse consequences which could have a material adverse effect on PGG. Even if none of these actions are taken, the administrative or judicial proceedings or arbitrations could have a material adverse effect on PGG's perceived creditworthiness, reputation and competitiveness. Financial services clients or others who allege that they have been damaged by a violation of applicable regulations also may seek to obtain compensation from PGG, including the unwinding of any transactions with PGG. Additional legislation or regulations, or changes in the methods or enforcement of existing regulations by governmental entities or SROs may materially and adversely affect PGG.

     PGG's financial services businesses may be materially affected not only by regulations applicable to its subsidiaries as financial market intermediaries, but also by regulations of general application. For example, the volume of PGG's underwriting, merger and acquisition and principal investment business in a given period could be affected by (1) existing and proposed tax legislation, (2) antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board), and (3) changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various antitakeover legislation and legislation that could affect the benefits from financing leveraged transactions with high-yield securities have been proposed. If enacted, they could adversely affect the volume of merger and acquisition business. This could have an adverse affect on PGG's underwriting, advisory and trading revenues related to that business.

     PGG's trust subsidiary, PMT, will operate in a highly regulated environment and will be subject to extensive supervision and examination by Texas regulatory agencies. As a Texas chartered trust company, PMT is subject to the Texas Trust Company Act, the rules and regulations under that act, and supervision by the Texas Banking Commissioner. These laws are intended primarily for the protection of PMT's clients, rather than its investors. The Texas Trust Company Act requires or imposes:

      o   periodic examinations by the office of the Banking Commissioner;

      o   furnishing periodic financial statements to the Banking Commissioner;

      o   minimum net capital maintenance;

      o   fiduciary record-keeping;

      o   bonding for the protection of clients;

      o   restrictions on investments of restricted capital;

      o   lending and borrowing limitations;

      o   prohibitions against certain activities;

      o prior approval from the Banking Commissioner for certain corporate events (E.G., mergers, sale/purchase of all or substantially all of the assets and transactions transferring control of the trust company) and;

      o broad regulatory powers if the trust company violates certain provisions of Trust Company Act or is determined to be in a "hazardous condition."

     While PMT believes it is in material compliance with these laws and regulations, it may not be able to continue compliance, or these laws or regulations may change adversely. Either event could have a material adverse effect on PGG.

     PGG's ability to comply with laws and rules relating to its financial services business will depend in large part upon establishing and maintaining a compliance system to monitor compliance, and PGG's ability to attract and retain qualified compliance personnel. Although the combining companies believe that they are in material compliance with these laws and regulations, they may not be able to comply in the future. Any noncompliance could have a material adverse effect on PGG.

     LIQUID WASTE. The operations of what will be PGG's liquid waste subsidiary, ERRI, are subject to numerous and continually evolving federal, state and local laws, regulations and policies that govern environmental protection, zoning and other matters, including the Clean Water Act, Resource Conservation and Recovery Act and the Clean Air Act. If existing regulatory requirements change, PGG may have to make significant unanticipated capital and operating expenditures. Although PGG believes ERRI is in material compliance with applicable laws and regulations, it may not stay in compliance. Governmental authorities may seek to impose fines and penalties on PGG or to revoke or deny the issuance or renewal of operating permits for failure to comply with applicable laws and regulations. Under these circumstances, PGG might be required to reduce or cease operations or conduct site remediation until a problem is remedied, which could have a material adverse effect on PGG. In addition, if PGG's liquid waste operations result in the release of hazardous substances, PGG could incur liability under the Comprehensive Environmental Response Compensation and Liability Act.

     ERRI's facility also requires permits and approvals from federal, state and local governments. These permits or approvals or applications may be denied, revoked or modified under various circumstances. In addition, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are enforced differently, PGG may have to obtain additional operating permits or approvals for its facility. The process of obtaining a required permit or approval may be lengthy and expensive. The issuance of the permits or the obtaining of the approval may be opposed by the public. If PGG cannot obtain or maintain all required permits and approvals for its liquid waste processing facility, its business, results of operations and financial condition could be adversely affected.

INSUFFICIENCY OF INSURANCE

     While PGG will maintain liability insurance, the insurance will be subject to coverage limits. Certain policies exclude coverage for certain securities laws violations and environmental contamination. Liability insurance may not continue to be available to PGG on commercially reasonable terms. Potential liabilities that may be incurred by PGG may not be covered by its insurance. The dollar amount of potential liabilities may exceed the policy limits. The insurance carrier may not satisfy its obligations under the policy. See
"-- Litigation and Securities Law Liability Associated with Financial Services Business" (page 17) and "-- Potential Environmental Liability Associated with Liquid Waste Business" (pages 17 through 18) for a discussion of potential liabilities associated with PGG's businesses.

LOSSES DUE TO FRAUD OR MISTAKES OF CUSTOMERS OR EMPLOYEES

     PGG will be exposed to the risk of significant losses from customer fraud, employee errors, misconduct and fraud (including unauthorized transactions by brokers and traders) and failures relating to processing of securities transactions. PGG's risk management procedures and internal controls may not prevent these losses from occurring.

MARKET, CREDIT AND LIQUIDITY RISKS ASSOCIATED WITH MARKET-MAKING, PRINCIPAL
 TRADING, ARBITRAGE AND UNDERWRITING ACTIVITIES

     PGG's market making, principal trading and underwriting activities will involve the purchase, sale or short sale of securities as principal. These activities will subject PGG's capital to significant risks from markets that may be illiquid or that are susceptible to rapid fluctuations in liquidity. These market conditions could limit PGG's resale of purchased securities or repurchase of securities sold short. These activities subject PGG's capital to significant risks, including market, credit, counterparty and liquidity risks. Market risk relates to the risk of fluctuating values and the ability of third parties to whom PGG has extended credit to repay PGG. Counterparty risk relates to whether a counterparty on a transaction will fulfill its contractual obligations, which may include delivery of securities or payment of funds. Liquidity risk relates to PGG's inability to liquidate assets or redirect illiquid investments.

     As a result of its proposed underwriting and merchant banking activities, PGG may have large position concentrations in securities of, or commitments to, a single issuer or issuers engaged in a specific industry. In addition, the trend in all major capital markets toward larger commitments on the part of lead underwriters means that an underwriter (including a co-manager) may retain significant position concentrations in individual securities. These concentrations increase PGG's exposure to specific credit and market risks.

SIGNIFICANT VOTING CONTROL BY MANAGEMENT AND SHAREHOLDERS OF COMBINING COMPANIES

     Immediately after the Transactions, the shareholders of the three companies combining with TEI, and the executive officers and directors of PGG, will beneficially own approximately 56.6% of the outstanding PGG common stock. If these persons were to act in concert, they would be able to exercise control over PGG's affairs, including the election of the entire board of directors of PGG and, subject to Part Thirteen of the Texas Business Corporation Act, any matter submitted to a vote of PGG shareholders.

RISKS ASSOCIATED WITH DISCONTINUED OPERATIONS

     From 1995 through 1997, TEI disposed of all of its operating businesses other than ERRI's liquid waste business. In connection with TEI's December 1997 sale of assets of a former subsidiary, the purchaser agreed to complete customer contracts of the subsidiary in process at the time of sale. TEI remains primarily liable to complete the contracts, and has agreed to reimburse the purchaser if its aggregate completion costs exceed the aggregate contract price. Past estimates of completion costs have varied significantly, and it is possible that excess completion costs could be incurred within the next two years. Through September 30, 1991, the purchaser has incurred about $1.6 million in costs on contracts totalling about $2.2 million in contract price. However, the purchaser recently informed TEI that the estimated cash to complete the contracts will be about $2.4 million resulting in about $.2 million in additional liability to TEI. If the purchaser does not complete the contracts, or if it incurs more excess costs in completing the contracts, TEI could incur more liability to either the former customers or the purchaser.

YEAR 2000 IMPACT

     The "Year 2000" problem refers to the inability of computer programs to correctly interpret the century from a date in which the year is represented by only two digits. A computer system that is not Year 2000 compliant would not be able to correctly process certain data, or in extreme situations, could disable an entire system. In 1992, TEI purchased and developed new software, which it has tested and believes is Year 2000 compliant. The combining companies believe that their current systems, which are significant to operations, are or will be Year 2000 compliant.

     The combining companies are now reviewing all vendor supplied hardware, software, data feeds and other systems and equipment to ascertain Year 2000 compliance. They expect to complete this review by December 31, 1998. As registered broker-dealers, each of HWG and Spires was required to conduct a complete review of the potential impact of Year 2000 issues and report its findings to the NASD and the SEC no later than August 31, 1998. An updated report is due no later than April 30, 1999. An initial report was filed with the NASD and SEC by HWG on August 6, and by Spires on August 31, 1998, each without response from the NASD or the SEC. PMT was required to file, and did file, a Year 2000 report with the Texas Banking Commissioner, who accepted the report without comment. The Company cannot guarantee that any Year 2000 problems in other companies' software, equipment or systems on which it relies will be timely resolved or that other companies' failure to resolve their problems, or resolutions incompatible with PGG's systems, would not have material adverse effect on PGG. For more detailed information relating to each combining company's Year 2000 problems and state of readiness, see "TEI Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000" (pages 62 through 63), "HWG Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000" (pages 75 through
76), "PMT Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000" (pages 84 through 85) and "Spires Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000" (pages 98 through 99).

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     No prior market for PGG common stock has existed and the conversion ratio on the PGG common stock was determined by negotiations among representatives of the combining companies. PGG has applied for the PGG common stock to be quoted on the Nasdaq National Market, but an active trading market may not develop after consummation of the Transactions, or, if it does, it may not continue. The market price of the PGG common stock may be subject to significant fluctuations in response to many factors, including variations in the reported financial results of PGG and changing conditions in the economy in general, in PGG's businesses in particular, or in the industry of one of PGG"s major client groups. In addition, the stock markets periodically experience significant price and volume volatility which may affect the market price of the PGG common stock for reasons unrelated to PGG or its operating performance.

PREFERRED STOCK; POTENTIAL ANTI-TAKEOVER EFFECTS

     PGG's articles of incorporation authorize the issuance, without shareholder approval, of one or more series of preferred stock having preferences, powers and rights (including dividend, distribution and voting preferences over the PGG common stock) determined by PGG's board of directors. See "Description of PGG Capital Stock -- Preferred Stock" (page 117) for a more detailed discussion of this subject.

     Provisions of PGG's articles of incorporation and bylaws and the Texas Business Corporation Act may delay or prevent an attempt to obtain control of PGG, whether by means of a tender offer, business combination, proxy contest or otherwise. These provisions include (1) the authorization of "blank check" preferred stock, (2) classification of the board of directors, (3) a limitation on the removal of directors only for cause, and then only on approval of the holders of two-thirds of the outstanding voting stock, (4) a restriction on the ability of shareholders to take actions by less than unanimous written consent, and (5) a restriction on business combinations with interested parties. See "Description of PGG Capital Stock" (pages 117 through 119) for a discussion of the attributes associated with ownership of PGG capital stock.

FORWARD-LOOKING STATEMENTS

     With the exception of historical information, the matters in this Proxy Statement/Prospectus may include forward-looking statements that involve risks and uncertainties. Discussions containing forward looking-statements may be found in the material under "Summary," "Risk Factors," "The
Transactions -- Reasons for the Transactions and -- Business Combination
Costs -- Anticipated Consolidation Benefits and Information Provided by Financial Services Companies," "Business" of each of the combining companies, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of each of the combining companies and "Summary Business Strategy of PGG," as well as in this Proxy Statement/Prospectus generally. Forward-looking statements represent management's current expectations and are inherently uncertain. PGG's actual results may differ significantly from management's expectations, and thus from the results discussed in the forward looking statements. Factors that may cause such differences include those described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The
Transactions -- Information Provided by Financial Services Companies," and "Business" of each of the combining companies.

                                THE TRANSACTIONS

GENERAL

     TEI is furnishing this Proxy Statement/Prospectus to its shareholders in connection with the solicitation of proxies by the TEI board of directors for use at the TEI Special Meeting to be held on January 28, 1999 and at any adjournment or postponements of the meeting.

     At the Special Meeting, TEI shareholders will be asked to approve two proposals:

          Proposal 1 -- the TEI merger agreement and the merger it contemplates;
                        and

          Proposal 2 -- the issuance of 3,562,500 PGG common shares to the HWG,
                        PMT and Spires owners.

The terms of these transactions are set forth in the Agreement. Under the Agreement, the following Transactions simultaneously are to occur:

     (1) THE TEI MERGER -- TEI will merge with a newly formed PGG merger subsidiary. About the TEI Merger:

           o it will be on terms set out in a separate merger agreement signed when the Agreement was signed;

           o TEI will survive the merger and, upon its completion, become a wholly owned subsidiary of PGG; and

           o each TEI common share outstanding when the merger is completed will convert into .25 of a PGG common share.

     (2) THE HWG AND PMT MERGERS -- HWG and PMT will merge with two separate newly formed PGG merger subsidiaries. About these mergers:

           o they will be on terms set out in two separate merger agreements signed when the Agreement was signed;

           o HWG and PMT will survive the mergers, and, upon their completion, become wholly owned subsidiaries of PGG;

           o all equity securities of HWG outstanding when the HWG merger is completed will convert into a total of 1,187,500 PGG common shares; and

           o all equity securities of PMT outstanding when the PMT merger is completed will convert into a total of 1,187,500 PGG common shares.

     (3) THE SPIRES TRANSACTIONS -- PGG will indirectly acquire 100% ownership of Spires through a series of contributions made to PGG of direct and indirect ownership interests in Spires. In these transactions:

           o five of the six Spires limited partners will contribute their Spires limited partnership interests to PGG;

           o all of the stock of a corporation which indirectly through a subsidiary owns all of the stock of a sixth corporate limited partner of Spires, will be contributed to PGG;

           o all of the stock of Spires' two corporate general partners will be contributed to PGG;

           o PGG will contribute all these direct and indirect limited partnership interests in Spires to a new PGG subsidiary;

           o PGG will contribute all the stock of the two corporate general partners of Spires to a second new PGG subsidiary; and

           o in exchange for the contributed Spires related equity interests, PGG will issue a total of 1,187,500 PGG common shares to the holders of those interests.

     As a result of the Transactions, PGG will own directly or indirectly 100% of the equity ownership of each of the combining companies. See " -- Ownership Structure of PGG After the Transactions" and "The Agreement -- Manner and Basis of Converting Securities."

     This Proxy Statement/Prospectus also constitutes a prospectus of PGG, which is part of the Registration Statement on Form S-4 filed by PGG with the SEC under the Securities Act, to register the shares of PGG common stock to be issued in the Transactions.

OWNERSHIP STRUCTURE OF PGG AFTER THE TRANSACTIONS

     The chart below depicts the ownership of PGG after the Transactions. To simplify the illustration, the chart does not attribute ownership of PGG shares to more than one holder or group of holders, does not attribute ownership of shares that a holder of TEI options has the right to acquire, and assumes the exercise before the Transactions of all outstanding HWG and PMT options and warrants, as required by the agreement governing the Transactions. Accordingly, the ownership percentages shown on the chart differ from those under the caption "Principal Shareholders of PGG after Transactions."

  --------------------     -------------------    -------------------     -------------------
 |       Former       |   |     Former        |  |       Former      |   |                   |
 |        TEI         |   |      HWG          |  |        PMT        |   |       Spires      |
 |   Shareholders     |   |   Shareholders    |  |    Shareholders   |   |     Transferors   |
  --------------------     -------------------    -------------------     -------------------
           |50.02%                  |16.66%                 |16.66%                 |16.66%
           |                        |                       |                       |
           |                        |                       |                       |
            -------------------------------------------------------------------------
                                                 |
                                                 |
                                            ------------
                                           |            |
                                           |    PGG     |
                                           |            |
                                            ------------
                                                 |
                                                 |
          -----------------------------------------------------------------------------------
         |              |               |                           |                        |
         |              |               |                           |                        |
     ---------      ---------      ----------               -----------------        -----------------------
    |   TEI   |    |   HWG   |    |    PMT   |             | Spires G.P. Sub |      |    Spires L.P. Sub    |
     ---------      ---------      ----------               -----------------        -----------------------
         |                                                          |                         |           |
         |                                                          |                   15.7% |           |
         |                                     --------------------------------------         |           |
     ---------                                |                     |                |        |           |
    |         |                               |                     |                |        |           |
    |  ERRI   |                        ----------------      ---------------   -------------  |           |
    |         |                       |    Spires      |    |    Capital    | |   Spires    | |           |
     ---------                        | Financial GP,  |    |   Financial   | |  Financial  | |           |
                                      |      Inc.      |    | Partner, Inc. | |Partners,Inc.| |           |74.0%
                                       ----------------      ---------------   -------------  |           |
                                              |                     |                |84.3%   |           |
                                              |                     |                |    ------------    |
                                              |                     |                |   |  Spires    |   |
                                              |                     |                 -- | Financial  |   |
                                              |                     |                    |Funding L.P.|   |
                                              |                     |                     ------------    |
                                              |                     |        0.1%             |24.9%      |
                                              |                      ---------------------    |           |
                                              |                                           |   |           |
                                              |                                           ----------      |
                                              |                   1.0%                   |          |     |
                                               ------------------------------------------|  Spires  |-----
                                                                                         |          |
                                                                                          ----------

BACKGROUND

     During 1995 through 1997, TEI disposed of most of its operating subsidiaries, accumulating in the process over $27 million in liquid assets. Since January 1997, TEI's management has been evaluating strategies and financial alternatives for maximizing shareholder value. In late December 1997,
T. Craig Benson, a director of TEI, contacted Stephen Reckling, a personal friend of Mr. Benson and an executive officer and director of PMT, to discuss TEI's efforts to locate an appropriate merger candidate. During these discussions Mr. Reckling asked about TEI's interest in the financial services industry, and specifically its interest in HWG and PMT, or alternatively, TEI's interest in retaining HWG as its financial advisor. The parties agreed to meet later in person, together with other members of TEI's and HWG's management, to discuss TEI's acquisition objectives and HWG's possible engagement.

     On January 14, 1998, Messrs. Reckling and Benson, together with Donald R. Campbell, President and Chief Operating Officer of TEI, Titus H. Harris, Jr., Chief Executive Officer of HWG and Robert E. Garrison, II, Executive Vice President of HWG and Chief Executive Officer of PMT, met to begin discussions. Messrs. Campbell and Harris have known each other personally and professionally for over five years. In the meeting, Mr. Campbell outlined his criteria for the ideal merger candidate. The criteria included (1) profitability; (2) revenue growth potential; (3) qualified and experienced management team; (4) participation within an industry with favorable market conditions and consolidation potential; and (5) an ability to use TEI's public company platform, liquidity and capital to enhance operations. After briefly discussing industries which TEI had previously considered, Messrs. Harris and Garrison again inquired as to TEI's interest in the financial services industry, and HWG and PMT in particular. Messrs. Harris and Garrison briefly outlined certain business and financial matters relating to HWG and PMT. Mr. Campbell expressed concerns that based on the revenue levels and limited operating histories of these entities, that a combination may not be viable.

     Discussions among the parties were renewed at a meeting held on February 9, 1998, which included, in addition to the initial meeting's participants, three members of TEI's board of directors, an additional member of PMT's management and Peter W. Badger, President and co-founder of Spires. At this meeting, representatives of HWG and PMT first introduced the possibility of Spires' participation in the combination to increase the revenues of a combined entity and its service capabilities. The parties briefly discussed business and financial matters relating to Spires and potential cross-selling opportunities among the combining companies. With the addition of Spires, Mr. Campbell believed a combination among TEI and the other combining companies might appeal to TEI and its shareholders. At that point, the parties agreed to begin preliminary due diligence relating to the business and financial matters of the companies.

     In the week of February 16, 1998, representatives of TEI and the other combining companies provided each other with information relating to certain business, financial and accounting matters regarding their companies. Representatives of each of the companies internally reviewed and discussed the information. On March 6, 1998, the parties met again to discuss in greater detail the items discussed at the February 9th meeting, and to consider preliminary matters relating to the parties' views on executive management of a combined company, the composition of its board of directors and the form of consideration to be received by the owners of the combining companies.

     The parties met again during the first and second week of April 1998, to reach agreement in principle as to the basic terms of combination. Specifically, they discussed that:

      o Messrs. Harris and Garrison would serve as the primary executive officers of any resulting combined company;

      o the board of directors would consist of 11 members, six designated by TEI and five by the other combining companies; and

      o the former TEI shareholders would retain slightly more than 50% of the outstanding shares of any combined company and the former owners of the other combining companies would receive slightly less than 50%.

     TEI then engaged outside counsel to prepare separate drafts of letters of intent with each of the three financial service companies. The letters were to be signed by TEI and presented to the other combining companies for execution pending TEI board approval. At a special TEI board meeting held on April 28, 1998, the proposed combination was discussed and the letters of intent were approved. Following the TEI board meeting, TEI management executed the letters of intent and presented them to representatives of the other companies, which then signed and returned them to TEI that same evening. The transactions were publicly announced by TEI the morning of April 29th and at the regularly scheduled annual meeting of the TEI shareholders held later that day.

     As is typical in business combination transactions, the type and amount of consideration ultimately agreed to was not empirically determined. Instead, it resulted from intense arm's length negotiating among the senior executives of the four entities, with due regard for the historical operating results and anticipated future prospects of each entity. In the final analysis, the consideration resulted from the negotiators' perceptions of the relative values of the entities and the recognition by all parties that the indicated value of the proposed Transactions would need to be accretive to the Company's pro forma combined operating results for the twelve months ended December 31, 1997 and would afford potential for earnings growth in future periods.

     Initial drafts of the combination agreement containing the proposed terms of the Transactions were circulated on May 28, 1998. Many telephone discussions among the parties concerning various aspects of the proposed combination and the related documents continued through mid-August 1998. During this time, extensive discussions and negotiations took place and revised drafts of the documents were circulated to the various parties on or about June 16th, July 10th, July 17th, August 5th and August 14th. The items raised and ultimately agreed to during this process included, among others:

         o a change in the structure of the transaction with Spires for federal income tax purposes;

         o an increase in the number of directors comprising the full PGG board from 11 to 12, six to be designated by TEI and six by the other combining companies;

         o a prohibition on TEI soliciting or discussing any alternative transaction, except (A) it may consider written offers upon a determination that the TEI board's fiduciary duty requires it to do so, or (B) it may disclose to the TEI shareholders the board's position on certain tender offers;

         o the granting to the non-TEI parties of a termination right in certain cases if the TEI board withdraws or amends adversely its recommendation for the proposed combination or approves or recommends an alternative transaction;

         o TEI's agreement to lend up to $825,000 to holders of outstanding PMT options to fund the exercise of these options before closing; and

         o the addition of a condition that TEI satisfy certain adjusted current assets, working capital and net worth requirements at or near the closing.

     At a special board meeting held on August 18, 1998, the TEI board considered the proposed agreement and Transactions. TEI management presented a comprehensive analysis of the proposed Transactions, including an overview of the three financial services companies, and a description of their operations, financial conditions and competitive positions. The TEI board also discussed the potential for expansion and improvement of the combined enterprise's business as a result of cross-selling opportunities, which TEI management believed could be achieved.

     During the TEI board meeting, J.P. Morgan verbally described the valuation methods used in connection with its financial analysis of the Transactions (see "-- Opinion of J.P. Morgan"). The TEI board reviewed with TEI's counsel, the principal features of the proposed agreement and the Transactions. The board also received formal due diligence reports, and then unanimously approved the agreement for the combination, in its final form. The agreement was then executed by the appropriate officers of the signing companies on the evening of August 18th.

     At Spires' request, the original agreement was amended and restated to again change for federal income tax reasons the structure of the Spires transactions. A draft of the revised agreement was circulated to the parties on August 31, 1998. The revision added new affiliated Spires entities and their owners as parties. As a result of this request, TEI required additional representations and warranties with respect to these new entities and their ownership, as well as a cash escrow to cover estimated federal income tax liability of these entities that would be effectively inherited by the combined company. In addition, the parties agreed to extend the termination date of the agreement from December 31, 1998 to January 31, 1999. The agreement, as amended and restated, was finalized by the parties and signed on October 2, 1998. In this document we will refer to the amended and restated agreement as the "Agreement."

REASONS FOR THE TRANSACTIONS

TEI

     THE TEI BOARD HAS UNANIMOUSLY DETERMINED THAT THE TEI MERGER AND THE SHARE ISSUANCES ARE IN THE BEST INTERESTS OF TEI AND ITS SHAREHOLDERS AND HAS APPROVED THE TEI MERGER AGREEMENT. THE TEI BOARD UNANIMOUSLY RECOMMENDS THAT THE TEI SHAREHOLDERS VOTE IN FAVOR OF THE TEI MERGER AGREEMENT AND THE SHARE ISSUANCES AT THE TEI SPECIAL MEETING.

     ADVANTAGES. In recent years the financial services industry has grown dramatically. Even in light of recent market volatility, TEI believes the long-term trends in the industry remain positive, given:

         o the increase in investment funds resulting mostly from changing demographic patterns,

         o   industry consolidation,

         o   financial services deregulation, and

         o   rapid changes in technology and customer demands.

     As the financial services industry continues to consolidate, the number of quality and affordable financial services firms within the southwest region has reduced. TEI believes the combination will give it regional name recognition within the industry and an experienced and knowledgeable management team that can compete in the financial services market. For the TEI shareholders, on a pro forma basis, the Transactions would have had an accretive effect on earnings per share for the fiscal year ended December 31, 1997 (from $(.03) to $.01). The TEI board believes the Transactions will provide an opportunity for unquantified improved earnings and cash flow potential for the long-term growth of PGG, as successor to TEI, and enhanced shareholder value.

     For these reasons, the TEI board believes that the terms and conditions of the Agreement, and the TEI merger and the share issuances, are in the best interest of TEI and its shareholders. In reaching its conclusions, the TEI board considered:

         o the judgment, advice and analyses of TEI's management with respect to the strategic, financial and potential operational benefits of the Transactions, based in part on the business, financial and legal due diligence investigations performed on each of the other companies;

         o management's belief that the long-term trend in the financial services industry remains positive, despite the recent volatility in the industry, especially in light of an increase in investment funds as a result of several industry conditions;

         o the limited number of available quality and affordable regional financial service firms focused on the southwest region;

         o the reputation and experience of the other companies' management teams, several members of which have had personal business dealings with TEI board members;

         o unquantified cross-selling opportunities and operating efficiencies that may result from the Transactions, see "Summary Business Strategy of PGG -- Business Strategy";

         o the advice of, and financial analyses prepared by, J.P. Morgan (see "--Opinion of J.P. Morgan");

         o the advice of counsel that the PGG common stock issuable to the TEI shareholders in the Transactions should be received tax-free for federal income tax purposes;

         o the corporate governance aspects of the Transactions, including that TEI directors would continue to constitute one-half of the PGG board and that certain of TEI's management would continue in significant capacities with the Company; and

         o the number of PGG common shares to be issued to the HWG shareholders, the PMT shareholders and the Spires owners in the Transactions, and the resulting percentage ownership of the combined enterprise.

     DISADVANTAGES. In addition to anticipated advantages, the TEI board considered:

         o the recent volatility of the equity markets and the related impact on the financial services industry:

         o the challenges inherent in combining the operating managements of TEI and the other companies and establishing a single unified corporate culture, which is not assured; and

         o the ability of the combined enterprise to achieve the benefits intended by the Transactions would significantly depend on its success in leveraging existing client relationships among the three financial services companies, which also cannot be assured.

     This discussion of the information and factors considered by the TEI board is not exhaustive. Because it considered so many factors in evaluating the Transactions, the TEI board did not find it practicable to, and did not quantify or otherwise assign relative weights to, specific factors it considered. In addition, individual members of the TEI board may have given different weight to different factors.

THE COMBINING COMPANIES

     THE BOARDS OF HWG AND PMT, AND EACH OF THE SPIRES GENERAL PARTNERS, HAVE UNANIMOUSLY DETERMINED THAT THE TRANSACTIONS, AS APPLIED TO THEM, ARE IN THE BEST INTERESTS OF THEIR COMPANIES AND THEIR SHAREHOLDERS AND PARTNERS, AND HAVE APPROVED THE TRANSACTIONS. CERTAIN MEMBERS OF THE BOARDS OF HWG AND PMT AND DIRECTORS OF THE SPIRES GENERAL PARTNERS MAY HAVE CONFLICTING INTERESTS IN THE TRANSACTIONS. SEE "-- CONFLICTS OF INTEREST."

     HWG. The HWG board has determined that the terms and conditions of the HWG merger are in the best interests of HWG and its shareholders. In making its determination, the HWG board considered:

         o the Transactions would combine the complementary businesses of the three financial service companies with limited overlap and present the potential for cross-selling opportunities;

         o the Transactions would effectively diversify the three financial service companies into a broader array of financial services and give them a competitive edge in the consolidating financial services industry;

         o the Transactions would provide PGG, as successor to TEI, with regional name recognition within the financial services industry and an experienced and knowledgeable management team to compete in the consolidating financial services market;

         o the combining companies would possess greater financial resources as a publicly held company with access to TEI's current cash surplus;

         o with greater financial resources, the combining companies could pursue internal and external (e.g., acquisitions) growth opportunities, as well as diversification and enhanced recruiting opportunities;

         o the reputation and experience of the management teams of Spires, PMT and TEI, with whom members of the HWG board have had prior dealings;

         o the Transactions would provide the HWG shareholders with a significant increase in liquidity and, HWG believes, increased shareholder value;

         o the advice of tax professionals that the PGG common stock issuable to the HWG shareholders should be received tax-free for federal income tax purposes; and

         o the board of directors of PGG would consist of 12 members, two of whom would be representatives of HWG, so that the former HWG shareholders would be assured continued representation in the leadership of PGG, and that certain of HWG's management will have significant roles at PGG.

     The HWG board also considered the following negative factors: (1) the uncertainty inherent in combining the operations and the strategies of the combining companies and (2) the ability of PGG to achieve the benefits intended by its Transactions in a timely manner.

     PMT. The PMT board has determined the terms and conditions of the PMT Merger are in the best interests of PMT and its shareholders. In making its determination, the PMT board considered:

         o the Transactions would combine the complementary businesses of the combining companies with limited overlap and present the potential for cross-selling opportunities;

         o the Transactions would effectively diversify the combining companies into a broader array of financial services and give them a competitive edge in the consolidating financial services industry;

         o the Transactions would provide PGG, as successor to TEI, with regional name recognition within the financial services industry and an experienced and knowledgeable management team to compete in the consolidating financial services market;

         o the combining companies would possess greater financial resources as a publicly held company with access to TEI's current liquid resources;

         o with greater financial resources, the combining companies could pursue internal and external (e.g., acquisitions) growth opportunities, as well as diversification and enhanced recruiting opportunities;

         o the reputation and experience of the management teams of Spires, HWG and TEI, with whom certain members of the PMT board have had prior dealings;

         o the Transactions would provide the PMT shareholders with a significant increase in liquidity and, PMT believes, increased shareholder value;

         o the advice of tax professionals that the PGG common stock issuable to the PMT shareholders should be received tax-free for federal income tax purposes; and

         o the board of directors of PGG would consist of 12 members, two of whom would be representatives of PMT so that the former PMT shareholders would be assured continued representation in the leadership of PGG, and that certain of PMT's management will have significant roles at PGG.

     The PMT board also considered the following negative factors: (1) the uncertainty inherent in combining the operations and the strategies of the combining companies and (2) the ability of PGG to achieve the benefits intended by the Transactions in a timely manner.

     SPIRES. The general partners of Spires have determined that the terms and conditions of the Transactions applicable to Spires are in its best interests and the best interests of its partners. In making their determination, the Spires general partners considered:

         o the Transactions would combine the complementary businesses of the combining companies with limited overlap and present substantial cross-selling opportunities;

         o the expectation (without a firm commitment from PGG) that Spires will have access to $15 million in capital.

         o the combined enterprises would have greater financial resources to pursue internal growth opportunities in Spires' core business, diversification opportunities into other related and complimentary businesses, and enhanced recruiting capabilities;

         o the reputation and knowledge of the management teams at HWG and PMT, several of whom are known to Spires management;

         o the Transactions will provide to partners of Spires a significant increase in liquidity as a result of ownership of a public company;

         o the board of directors of PGG would be expanded to 12 members, two of whom would be representatives of Spires, so that the former partners of Spires would be assured continued representation in the leadership of the combined enterprise; and

         o the advice of tax professionals that the PGG common stock issuable to the Spires transferors should be received tax-free for federal income tax purposes.

     The Spires general partners also considered the following negative factors:
(1) the uncertainty that converting from an entrepreneurial partnership to a publicly held corporation might produce different business conditions that adversely impact partners or employees and (2) the uncertainty inherent in combining the operations and the strategies of the combining companies.

BUSINESS COMBINATION COSTS -- ANTICIPATED CONSOLIDATION BENEFITS

     The combining companies expect to incur non-recurring merger related costs estimated at $1.1 to $1.4 million. The estimate includes direct transaction costs consisting of investment banking, legal, accounting, printing, listing application and miscellaneous shareholder meeting fees and expenses. There may be opportunities for operational and administrative cost savings, though no potential savings have been quantified.

INFORMATION PROVIDED BY FINANCIAL SERVICES COMPANIES

     In May and June 1998, the three financial services companies furnished TEI, J.P. Morgan and each other, internal estimates of their projected financial performance for the five years beginning with 1998. In December 1998, the three companies updated and revised their initial estimates for 1998 and 1999. Neither J.P. Morgan nor TEI asked the financial service companies to prepare revised estimates for 2000 through 2002 because both believed that these estimates are inherently suspect due to the increased unrealiability for these later years and because neither felt it was necessary in order to confirm its initial analysis that the Transactions were fair to the TEI shareholders. Further, J.P. Morgan believed that industry conditions and trends, as opposed to company-specific matters, assumed more importance in estimates for later years. TEI did not furnish any comparable information to the financial services companies or to J.P. Morgan.

     The internal estimates furnished by the three financial services companies are summarized below. They are being disclosed to you only because they were furnished to TEI and J.P. Morgan, and not because they were prepared with a view to public disclosure, and not because PGG, TEI or any of the financial services companies thinks you should rely on them for any purpose. As you review this information and in considering what weight, if any, you will give it, keep in mind that:

         o No one is representing to you that the estimates reflect actual future results.

         o The estimates were prepared on the basis of assumptions which may prove to have been wrong, and which, in the case of the initial five-year projections, have already been proven wrong.

         o The estimates were not prepared in compliance with the guidelines concerning financial projections promulgated by the American Institute of Certified Public Accountants.

         o The estimates do not purport to present future operations in accordance with generally accepted accounting principles.

         o The estimates were not furnished to or compiled, audited, or otherwise reviewed by any accounting firm, and no accounting firm, including any of those named in this document, assumes any responsibility for the estimates.

         o The assumptions upon which the estimates were based involved judgments of the managements of the financial services companies concerning future economic, financial market, competitive and regulatory conditions, all of which are difficult or impossible to predict and many of which are beyond the control of the financial services companies.

         o Any of the disclosed "Risk Factors" described at pages 14 through 23, which you should review in connection with your review of the estimates, could cause the actual results of any of the financial services companies to differ materially from its estimates.

         o The estimates constitute forward-looking statements. For more on forward looking statements, see "Risk Factors -- Forward Looking Statements" at page 23.

         o Actual future operating results may be materially lower, and in the case of HWG's initial five-year estimates for 1998 and possibly later years, will be materially lower, than those indicated in HWG's initial estimates.

         o The initial five-year estimates were prepared in May and June 1998 (before the market volatility which characterized the last half of the year), and the unrevised estimates for the last three years of the five-year period have not been, and none of the estimates will be further updated to reflect any events or conditions occurring since the estimates were prepared.

         o The Spires estimates assume that $15 million of capital will be made available to it by PGG, but PGG has no commitments to make capital available to Spires, may choose to deploy its capital elsewhere, or may not have capital which it can make available to Spires. All decisions as to the allocation of PGG's total available capital among the combining companies wil be made by PGG's new board of directors after the Transactions are completed.

         o The estimates of Spires and PMT, which are not now taxable entities, but will be after the Transactions are completed, assume an effective income tax rate of 35%. The actual income tax rate may vary from that assumed.

         o The Spires estimates reflect projected management compensation expense which is not reflected in the historical financial statements of Spires included in this document. Once the Transactions are completed, PGG's consolidated financial statements will record compensation expense attributable to Spires' management.

         o Except as specifically noted, the estimates do not give effect to the Transactions and were prepared as if each financial services company were continuing as a stand-alone entity.

         o The estimates have not been adjusted to take into account any non-recurring charges of the nature frequently excluded in the preparation of projections. Examples of non-recurring items that were not "added back" to net income in preparing the estimates include expenses associated with the Transactions, a licensing fee for discontinued software and a one-time sales bonus to an employee. The non-recurring items totalled about $78,000 for HWG, $86,000 for PMT and $278,000 for Spires.

         o HWG's initial estimates for 1998 assumed that several substantial fee generating transactions would be concluded in 1998. Those transactions are now rescheduled for closing in early 1999, and it is possible one of or more of them may never be consummated. Thus, subsequent events have shown HWG's initial estimate for 1998 was based on assumptions which later proved to have been incorrect, and that HWG's actual revenues and net income for 1998 will be substantially less than what HWG had initially estimated.

         o HWG's initial five-year estimates assume the establishment of an institutional research division using capital expected to be made available to HWG by PGG. HWG's revised two-year estimates do not include any projected revenues from institutional research due to uncertainties as to whether PGG will enter into this business. Any decisions to enter the institutional research business will be made by PGG's new board after the Transactions are completed.

         o The dramatic reduction in projected revenues and net income for 1998 and 1999 as presented in the revised two-year estimates, evidences the general unreliability of the five-year estimates.

         o In making its current recommendation to the TEI shareholders concerning the Transactions, TEI's board of directors did not believe the financial services companies would actually achieve the levels of revenues and net income estimated by them and used the estimates only as a general point of reference, and in combination with a variety of other information (such as the reputation and quality of managements of the financial service companies, the quality of their client bases, and their historical performance, both financially and otherwise), in concluding that the future performance of the three financial services companies would likely reach levels sufficient to justify the consideration to be paid to the owners of the financial services companies. Similarly, neither the boards of directors nor general partners of any financial services company is relying on the estimates prepared by the other two financial services companies.

     The following tables, which should be reviewed only after consideration of the foregoing caveats, summarize the revised two-year and initial five-year estimates furnished to TEI and J.P. Morgan by the three financial services companies:

                               TWO-YEAR ESTIMATES
                             (AS OF DECEMBER 1998)

                                           1998           1999
                                       ------------  --------------
HWG
  Total revenues.....................  $  5,693,652  $   11,325,000
  Total expenses.....................     5,571,423       8,950,000
  Income tax provision...............        41,558         807,500
                                       ------------  --------------
          Net income.................  $     80,671  $    1,567,500
                                       ============  ==============
PMT
  Total revenues.....................  $  1,985,498  $    2,980,400
  Total expenses.....................     1,382,090       1,756,711
  Income tax provision...............       205,159         416,054
                                       ------------  --------------
          Net income.................  $    398,249  $      807,635
                                       ============  ==============
Spires
  Total revenues.....................  $  9,087,950  $   12,497,037
  Total expenses.....................     8,332,633       9,202,165
  Income tax provision...............       264,361       1,120,257
                                       ------------  --------------
          Net income.................  $    490,956  $    2,174,615
                                       ============  ==============

                              FIVE-YEAR ESTIMATES
                               (AS OF JUNE 1998)

                                               1998            1999            2000            2001            2002
                                          --------------  --------------  --------------  --------------  --------------
HWG
  Total revenues........................  $   12,834,000  $   20,325,000  $   24,805,000  $   28,901,250  $   33,296,563
  Total expenses........................       6,545,000      12,818,800      16,179,605      19,173,742      22,422,804
  Income tax provision..................       2,138,260       2,552,108       2,932,634       3,307,353       3,697,078
                                          --------------  --------------  --------------  --------------  --------------
          Net income....................  $    4,150,740  $    4,954,092  $    5,692,761  $    6,420,155  $    7,176,681
                                          ==============  ==============  ==============  ==============  ==============
PMT
  Total revenues........................  $    2,059,000  $    2,980,400  $    3,979,440  $    4,950,784  $    5,807,642
  Total expenses........................       1,313,100       1,756,711       2,214,487       2,631,423       3,034,937
  Income tax provisions.................         253,606         416,054         600,084         788,583         942,720
                                          --------------  --------------  --------------  --------------  --------------
          Net income....................  $      492,294  $      807,635  $    1,164,869  $    1,530,778  $    1,829,985
                                          ==============  ==============  ==============  ==============  ==============
Spires
  Total revenues........................  $   11,831,557  $   17,470,316  $   24,679,888  $   34,991,627  $   42,315,980
  Total expenses........................      10,055,824      14,849,768      20,977,905      29,742,883      35,968,583
  Income tax provision..................         603,749         890,986       1,258,674       1,784,573       2,158,115
                                          --------------  --------------  --------------  --------------  --------------
          Net income....................  $    1,171,984  $    1,729,562  $    2,443,309  $    3,464,171  $    4,189,282
                                          ==============  ==============  ==============  ==============  ==============

     In the preparation of its revised two-year estimates, HWG assumed that three pending corporate finance transactions will be consummated in January 1999 and will generate about $1.9 million in investment banking fee income. In the preparation of its initial five-year estimates, HWG assumed that these transactions would close in 1998. In the preparation of both its initial five-year and revised two-year projections, HWG assumed it would add approximately three commission brokers per year, and that the average commission revenue per broker would increase approximately 10% per year. HWG's initial five-year estimates assumed revenues from an institutional research division, which, as discussed above, were eliminated in the revised two-year projections due to uncertainties as to whether PGG will enter this business. HWG's original five-year projections included about $5 million annually of assumed merchant banking revenues, which were not included in HWG's revised two-year estimates.

     In the preparation of its two- and five-year estimates, PMT assumed that
(1) assets under management would increase about $100 million per year, (2) employee incentive compensation would constitute 20% of pre-tax income, (3) its rental expenses would increase due to requirements for additional space and (4) it would add additional administrative and other personnel over the periods involved.

     In the preparation of its estimates, Spires assumed that (1) $15 million of capital will be made available to it by PGG, which would generate increases in trading profits, commission income and net interest income, (2) it would be able to recruit 14 experienced sales persons over a one-year period and retain its existing sales force, which would increase commission revenues by about $140,000 per month, (3) it would be able to close four proprietary transactions per year generating $250,000 of revenues per transaction, (4) management compensation would approximate 10% of annual revenues, (5) commission rates to its sales people and compensation rates to its traders would remain constant as a percentage of revenues from commission and trading activities and (6) most of the expenses would escalate at the rate of 1% per month.

OPINION OF J.P. MORGAN

     TEI retained J.P. Morgan to deliver a fairness opinion in connection with the proposed Transactions. The terms of the engagement, including the fee arrangements and indemnification obligations on the part of TEI described in more detail below, are set out in a May 4, 1998 letter agreement with J.P. Morgan.

     At the TEI board meeting on August 18, 1998, J.P. Morgan rendered its oral opinion to the board that, at that date, the consideration to be paid by TEI in the proposed Transactions was fair from a financial point of view to the TEI shareholders. J.P. Morgan confirmed its August 18, 1998 oral opinion in its written opinion to the board, dated the date of this Proxy Statement/Prospectus, that, at that date, the consideration to be paid by PGG in the proposed Transactions is fair from a financial point of view to the TEI shareholders. No limitations were imposed by TEI's board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions, except that J.P. Morgan was not requested to, and did not, provide advice on the structure, the specific amount of the consideration, or any other aspects of the Transactions, or to provide services other than to deliver its opinion. J.P. Morgan did not participate in negotiations with respect to the terms of the Transactions, and has assumed that their terms are the most beneficial terms from TEI's perspective that under the circumstances could be negotiated among the Transactions' parties.

     The full text of the written opinion of J.P. Morgan, dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix E to this Proxy Statement/Prospectus. The TEI shareholders are urged to read the whole opinion. J.P. Morgan's written opinion is addressed to the board of directors of TEI, is directed only to the consideration to be paid in the Transactions and does not constitute a recommendation to any TEI shareholder as to how the shareholder should vote at the TEI Special Meeting. This document summary of the opinion is qualified in its entirety by reference to the opinion's full text.

     In arriving at its opinion, J.P. Morgan reviewed, among other things:

           o   the Agreement;

           o   this Proxy Statement/Prospectus;

           o the audited financial statements of the combining companies for the fiscal year ended December 31, 1997, and the unaudited financial statements of the combining companies for the period ended June 30, 1998, in the case of its initial verbal opinion, and September 30, 1998, in the case of the later written confirmation;

           o certain publicly available information concerning the businesses of the combining companies and of certain other companies engaged in comparable businesses, and the reported market prices for certain comparable companies' securities;

           o publicly available terms of certain transactions involving comparable companies and the consideration paid for those companies;

           o the terms of other business combinations deemed relevant by J.P. Morgan; and

           o certain internal financial analyses and forecasts prepared by the combining companies and their managements.

     J.P. Morgan also held discussions with certain members of the management of the combining companies with respect to certain aspects of the Transactions, the past and current operations of the combining companies, the financial condition and future prospects and operations of the combining companies, and certain other matters J.P. Morgan believed necessary to its inquiry. J.P. Morgan also visited certain representative facilities of the combining companies, and reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

     J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by the combining companies or otherwise reviewed by J.P. Morgan. J.P. Morgan has not assumed any responsibility or liability for that information. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the combining companies to which such analyses or forecasts relate. J.P. Morgan also assumed that the Transactions will have the tax consequences described in this Proxy Statement/Prospectus, and in discussions with, and materials furnished to J.P. Morgan by, representatives of TEI, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement and this Proxy Statement/Prospectus.

     The projections furnished to J.P. Morgan for the combining companies were prepared by the managements of the companies. No combining company publicly discloses internal management projections like those provided to J.P. Morgan, and the projections were not prepared for public disclosure. These projections were based on many inherently uncertain variables and assumptions which may be beyond the control of management, including, factors related to general economic and competitive conditions, prevailing interest rates, and the securities markets. Accordingly, actual results could vary significantly from those set forth in the projections.

     J.P. Morgan's opinion is based on economic, market and other conditions and the information made available to J.P. Morgan as of the date of the opinion. Subsequent developments may affect the written opinion dated the date of this Proxy Statement/Prospectus, and J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan expressed no opinion as to the price at which PGG common stock will trade in the future.

     In keeping with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses used by J.P. Morgan in giving its August 18, 1998 oral opinion. Using these methods, which are summarized below, J.P. Morgan estimated three ranges of values for the financial services companies taken as a whole, as shown in this chart:

                                  VALUE RANGES
                                  In Millions

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


Public Trading Multiples ...............            $30 - $45
Selected Transaction Analysis ..........            $24 - $35
Discounted Cash Flow Analysis (1) ......            $43 - $65

--------------------------
(1) Base case.

     PUBLIC TRADING MULTIPLES. Using publicly available information, J.P. Morgan compared selected financial data of the three financial services companies with similar data for selected publicly traded companies in businesses which J.P. Morgan judged to be analogous. The selected companies were:

          Legg Mason              Hambrecht & Quist
          Raymond James           McDonald & Co.
          Jefferies Group         Interstate Johnson Lane
          Morgan Keegan           Southwest Securities


These companies were selected because, among other reasons, they represent similar businesses and target customer bases. For each comparable company, publicly available financial performance through the latest twelve months (LTM) ended June 30, 1998 and forward earnings per share estimates from Institutional Brokers Estimate System (IBES) were measured. J.P. Morgan selected a range around the median value for each multiple, specifically:

              MULTIPLE                  MEDIAN      LOW      HIGH
-------------------------------------   ------      ---      ----
Price to book value..................     2.9x      1.7x      3.4x
Price to LTM net income..............    19.9x      7.5x     22.7x
Price to 1998 net income.............    14.7x      9.8x     28.0x
Price to 1999 net income.............    13.6x      8.9x     20.5x

     These multiples were then applied to the evaluated companies' book value, LTM net income, 1998 estimated net income, and 1999 estimated net income, yielding implied values for the three financial services companies of approximately $30 to $45 million.

     SELECTED TRANSACTION ANALYSIS. Using publicly available information, J.P. Morgan examined selected transactions involving financial service companies. Specifically, J.P. Morgan reviewed the following transactions (buyer/seller):

          Keycorp/McDonald & Co.            ING Barings/Furman Selz
          BankBoston/Robertson Stephens     First Union/Wheat First
          Societe Generale/Cowen,           CIBC/Oppenheimer
          BankAtlantic/Ryan, Beck & Co.     NationsBank/Montgomery
          Fifth Third/Ohio Co.              BankAmerica/Robertson Stephens
          U.S. Bancorp/Piper Jaffray        SBC Warburg/Dillon Read
          First Chicago/Roney & Co.         Bankers Trust/Alex Brown
          Travelers/Salomon                 Dean Witter/Morgan Stanley
          Fleet/Quick & Reilly


     In arriving at the total consideration, J.P. Morgan calculated the upfront payment plus the estimated after-tax value of deferred payments and retention bonuses, if any. J.P. Morgan selected a range around the median value for each multiple, specifically:

              MULTIPLE                  MEDIAN      LOW       HIGH
-------------------------------------   ------      ----      ----
Price to book value..................     3.2x       1.3x      8.7x
Price to LTM revenues................     1.3x       0.6x      3.9x
Price to LTM net income..............    14.4x      10.7x     22.8x
Price to forward 12 months net
  income.............................    15.1x       9.9x     20.1x
Price to forward 24 months net
  income.............................    15.2x       8.8x     18.7x

     J.P. Morgan applied the range of multiples derived from such analysis to the evaluated companies' book value, LTM revenues, LTM net income, forward 12 months net income, and forward 24 months net income, and arrived at an estimated range of equity values for the evaluated companies of between $30 and $45 million. Excluding an assumed 20% merger premium implicit in each of these transactions, the estimated range of equity values for the evaluated companies is between $24 and $36 million.

     DISCOUNTED CASH FLOW ANALYSIS. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the combined value of the evaluated companies. J.P. Morgan calculated the free cash flows that the evaluated companies are expected to generate during fiscal years 1998 through 2003 based upon financial projections prepared by the management of the evaluated companies through the years ended 2003 (management case) and upon management projections adjusted by J.P. Morgan to reflect more moderate growth in revenues and lower operating margins (base case) during the six-year period. J.P. Morgan also calculated a range of terminal asset values of the evaluated companies at the end of the six-year period ending December 31, 2003 by applying an exit price to net income multiple ranging from 12.0x to 16.0x of the net income of the evaluated companies during the final year of the six-year period. The free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 12% to 16%. The discount rate range was calculated by estimating the cost of debt financing and the cost of equity financing for the combining companies, taking into account such variables as company size, industry risk, and debt and equity market conditions. Based on the base case projections and the indicated discount rate range, the discounted cash flow analysis indicated a range of equity values of between $43 and $65 million on a stand-alone basis (i.e., without synergies). Based on the management case projections and a discount rate range of 12% and 16%, the discounted cash flow analysis indicated a range of equity values of between $81 and $120 million on a stand-alone basis.

     In connection with its opinion dated the date of this Proxy Statement/Prospectus, J.P. Morgan reviewed the analyses used to render its August 18, 1998 oral opinion to the board of directors of TEI by performing procedures to update its analyses and by reviewing the assumptions upon which its analyses were based and the factors considered in its analyses. IN UPDATING ITS ORIGINAL OPINION, J.P. MORGAN DID NOT PREPARE A NEW DISCOUNTED CASH FLOW ANALYSIS BASED ON THE REVISED TWO-YEAR ESTIMATES FURNISHED TO IT BY THE FINANCIAL SERVICES COMPANIES AND DISCUSSED UNDER "INFORMATION PROVIDED BY FINANCIAL SERVICES COMPANIES," BECAUSE:

o J.P. MORGAN CONSIDERED THAT THE REVISED TWO-YEAR ESTIMATES DID NOT MATERIALLY ALTER ITS VIEW OF THE LONG-TERM PROFITABILITY LEVELS WHICH THE FINANCIAL SERVICES COMPANIES MIGHT BE EXPECTED TO ACHIEVE AND UPON WHICH ITS INITIAL DISCOUNTED CASH FLOW ANALYSIS WAS BASED; AND

o J.P. MORGAN BELIEVED THAT ITS UPDATED PUBLIC TRADING MULTIPLES AND SELECTED TRANSACTIONS ANALYSES, WHICH TO A LARGE EXTENT SERVED AS A BASIS FOR ITS REAFFIRMATION, PRODUCED A LOWER RANGE OF VALUES THAN WOULD HAVE RESULTED FROM A NEW DISCOUNTED CASH FLOW ANALYSIS.

     The summary set forth above does not completely describe the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process not readily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting parts of the summary, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions it deemed reasonable, including assumptions about general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each analysis. J.P. Morgan's analyses do not indicate actual values or actual future results. Actual values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not appraisals and do not reflect the prices at which businesses actually could be bought or sold.

     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to TEI's board of directors on the Transactions based on its experience.

     For the delivery of its opinion, TEI has agreed to pay J.P. Morgan a fee of $250,000, 50% of which has been paid with the remaining 50% payable on delivery. In addition, TEI has agreed to reimburse J.P. Morgan for its expenses related to its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan and certain related persons against certain liabilities that may arise out of the engagement by TEI and the rendering of its opinion. This was TEI's first engagement of J.P. Morgan.

     In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of TEI (and its successor, PGG) for their own and their customers accounts. Accordingly, they may at any time hold long or short positions in such securities.

FEDERAL INCOME TAX CONSEQUENCES

     GENERAL. This section summarizes the opinions of Porter & Hedges, L.L.P., counsel to TEI, and PricewaterhouseCoopers LLP, advisor to the other combining companies, as to the material federal income tax consequences associated with participation in the Transactions. Copies of both opinions are included as exhibits to the Registration Statement. Combining company shareholders and owners should be aware that the opinions are not binding on the Internal Revenue Service or the courts, and the IRS and the courts may adopt contrary positions. No ruling has been requested from the IRS on any of the opinions and statements described in this summary. The opinions and statements may not be sustained by the IRS or by a court if challenged by the IRS.

     This summary and the opinions do not discuss all aspects of federal income taxation that may be relevant to a concerned party in light of the party's particular circumstances. Nor do they apply to parties subject to special treatment under federal income tax laws. Excluded parties include dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, S corporations, foreign corporations, and persons who are not citizens or residents of the United States. The opinions and this summary do not cover persons who hold equity securities of a combining company as part of a hedge, straddle, "synthetic security" or other integrated investment. Also, this summary and the opinions do not describe any tax consequences under state, local or foreign tax laws. This summary and the opinions are based on the Internal Revenue Code, Treasury Regulations, IRS rulings and pronouncements, and judicial decisions now in effect, all of which may change by legislative, judicial or administrative action. Any changes may be applied retroactively so as to adversely affect a party.

     The IRS Restructuring and Reform Act of 1998 was enacted in July 1998. It contains an assortment of complex changes to the Code, some of which could affect participants in the Transactions. In particular, net gains of individuals from the sale or exchange of capital assets held more than one year will be eligible for a maximum capital gain tax rate of 20% (with a maximum rate of 10% for net capital gains of individuals otherwise taxed at a 15% ordinary income rate). The provision applies to amounts from capital asset transactions properly taken into account on or after January 1, 1998.

     THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES EXPECTED TO RESULT FROM THE TRANSACTIONS ARE DISCUSSED IN THIS SUMMARY. YOU SHOULD CONSULT YOUR OWN TAX ADVISERS ABOUT THE FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE SPECIFIC TO YOU IN CONNECTION WITH THE TRANSACTIONS, PARTICULARLY THE APPLICATION TO YOU OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     THE TEI MERGER. Based on factual representations by PGG, the combining companies and certain owners of the combining companies as well as the assumptions set forth in its opinion, Porter & Hedges, L.L.P. has rendered the following opinions as to the material federal income tax consequences of the TEI merger:

         o Considered in combination with the other Transactions, the TEI merger will qualify as a transfer under Section 351 of the Internal Revenue Code or as a "reorganization" under Section 368 of the Code;

         o No income, gain or loss will be recognized by TEI or PGG as a result of the TEI merger;

         o No income, gain, or loss will be recognized by any TEI shareholder as a result of the TEI merger on the exchange of such TEI shareholder's TEI shares for PGG shares;

         o The aggregate tax basis of the PGG common stock received by a TEI shareholder in the TEI merger will be the same as his aggregate tax basis in the TEI common stock exchanged for the PGG common stock;

         o The holding period of PGG common stock received by a TEI shareholder in exchange for TEI common stock in the TEI merger will include the holding period of the TEI common stock converted into the PGG common stock; but only if the TEI common stock is held as a capital asset when the TEI merger is completed; and

         o No gain or loss will be recognized by the holders of options to purchase TEI common stock upon the receipt of options to purchase PGG common stock due to the conversion of their TEI options.

     THE OTHER TRANSACTIONS. Based on factual representations by PGG, the combining companies and certain of the owners of the combining companies, as well as assumptions set forth in its opinion, PricewaterhouseCoopers LLP has rendered the following opinions as to the material federal income tax consequences of the Transactions:

         o Considered in combination with the TEI merger, the other Transactions will qualify as a transfer under Section 351 of the Internal Revenue Code or as a "reorganization" under Section 368 of the Code;

         o No income, gain or loss will be recognized by HWG, PMT, Spires, or their owners, as a result of the Transactions;

         o No income, gain or loss will be recognized by any equity owner of a combining company (excluding TEI) as a result of the Transactions; and

         o The aggregate basis and holding period of their PGG common stock will be the same as the aggregate tax basis and holding period of the equity interests exchanged for their PGG common stock.

     BACKUP WITHHOLDING. Under the backup withholding rules, a TEI shareholder or equity owner of another combining company may be subject to backup withholding at the rate of 31% on dividends and proceeds of redemption unless the owner:

         o is a domestic corporation or comes within certain other exempt categories and, when required, demonstrates its status as such, or

         o provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

     Any amount withheld under these rules will be credited against the owner's federal income tax liability. PGG may require these shareholders or owners to establish an exemption from backup withholding or to make arrangements satisfactory to PGG for the payment of backup withholding. Any shareholder or owner who does not provide PGG with a current taxpayer identification number may be subject to penalties imposed by the IRS.

ACCOUNTING TREATMENT

     Under generally accepted accounting principles, TEI will account for the Transactions as "purchases" by TEI of PGG, HWG, PMT and Spires. Accordingly, results of operations of each "acquired" company will be included in TEI's consolidated results of operations from and after the completion date of the Transactions. In preparing TEI's consolidated financial statements, TEI will establish a new accounting basis for the assets and liabilities of those entities based upon their fair market value and TEI's purchase price, plus Transaction costs.

QUOTATION ON THE NASDAQ NATIONAL MARKET

     PGG will apply to have the PGG common stock issuable in the Transactions approved for quotation on the Nasdaq National Market. While TEI's common stock is currently included for quotation on the Nasdaq National Market, because consummation of the Transactions will cause a "change in control" of TEI under rules of The Nasdaq Stock Market, Inc., PGG must file an original application with Nasdaq to approve its common stock for quotation on the Nasdaq National Market. The consummation of the Transactions is conditioned on the approval of the PGG shares for quotation on the Nasdaq National Market.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of PGG common stock issuable, in the Transactions will be freely transferable, except for persons subject to the lock-up agreement being executed in connection with the Agreement and PGG common shares received by deemed "affiliates" (as defined under the Securities Act) of TEI or any of the other combining companies on or before completion of the Transactions. Shares received by affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144, or after registration in the case of such persons who become affiliates of PGG upon consummation of the Transactions) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of TEI, the combining companies or PGG generally include individuals or entities which control, are controlled by, or are under common control with, such party, and may include certain officers and directors of a party as well as the party's principal shareholders. The Agreement requires that certain affiliates of PGG (after giving effect to the Transactions) execute a written agreement to not offer or sell or otherwise dispose of any shares of PGG common stock issued to them in the Transactions in violation of the Securities Act or the SEC's rules and regulations. See "The Agreement -- Terms of the Agreement -- Conditions to the Transactions and -- Lock-Up Agreements."

NO APPRAISAL RIGHTS

     No combining company shareholder or owner will be able to dissent from the Transactions or receive an agreed or judicially appraised value for his equity interest in a combining company. Under the Texas Business Corporation Act, there are no appraisal rights for shares designated as a national market security on an interdealer quotation system of the NASD, if such shareholder is not required to accept for the exchange of such shares: (1) different consideration from the consideration to any other holder of shares of the same class or (2) consideration other than shares of the surviving corporation which are approved for quotation as a national market security on an interdealer quotation system of the NASD. Accordingly, no appraisal rights will exist with respect to the TEI merger since both the TEI common stock and the PGG common stock are or will be approved for quotation on the Nasdaq National Market, and since the TEI merger agreement calls for all TEI shareholders to receive the same type of consideration for their TEI shares. In addition, under other applicable state laws, there are no appraisal rights for a holder of equity securities who votes to approve the transaction in which the exchange of securities will occur. Thus, none of the shareholders or owners of the other combining companies will have appraisal rights with respect to their equity interests, since they have agreed to vote to approve their company's transaction.

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
CONFLICTS OF INTEREST

     Donald R. Campbell, Tony Coelho, W. Blair Waltrip, James Greer, T.G. Bogle and T. Craig Benson, each of whom is currently a director of TEI, will become directors of PGG on consummation of the Transactions. Titus H. Harris, Jr., Robert E. Garrison, II, Richard C. Webb, Stephen M. Reckling, Peter W. Badger and Sean Dobson, each of whom is an executive officer and/or a director of one or more of the other combining companies, will be appointed directors of PGG on completion of the Transactions.

     When the Transactions close, certain directors and officers of the combining companies will become executive officers of PGG, including Titus H. Harris, Jr. -- Chairman; Donald R. Campbell -- Vice Chairman; and Robert E. Garrison, II -- President and Chief Executive Officer.

     The combining companies have certain common directors, executive officers and shareholders/partners. Robert E. Garrison, II serves as a director and executive officer of both HWG and PMT. Titus H. Harris, Jr. and Richard C. Webb, each of whom is a director and executive officer of HWG, are also directors of PMT. Shareholders who own capital stock in both HWG and PMT together own about 68.5% of the outstanding common stock of HWG, and about 32.0% of the outstanding stock of PMT, including shares held by Messrs. Garrison, Harris and Webb. Peter
W. Badger beneficially owns about 21.8% of the outstanding Spires partnership interests and about 6.2% of PMT's outstanding stock.

     Because Messrs. Harris, Garrison and Webb serve on the boards of both HWG and PMT, and because Mr. Badger, a PMT director, has a significant interest, indirectly through controlled corporations, in Spires, these four individuals, in their capacities as combining company directors, were called upon to approve or reject transactions involving more than one company in which they were interested. When the transactions were put to a board vote, these directors considered that they were acting on two discreet transactions with PGG and TEI -- one involving HWG, and one involving PMT -- and did not perceive there to be a conflict since both companies, not one or the other, were presented with a transaction opportunity. In the preceding negotiations among the three financial services companies over the allocation of the total number of PGG common shares to be issued to the non-TEI parties, each of these directors remained sensitive to the interests of his dual constituencies and relied in part on other officers and directors not similarly situated to keep him reminded of each company's best interest. For example, Stephen M. Reckling, the executive vice president and a director of PMT, and Stephen D. Strake, the president and chief operating officer of PMT, both of whom are significant PMT shareholders, and neither of whom are HWG officers or directors, were active participants in the negotiations on behalf of PMT. Mr. Badger did not act for PMT in these negotiations. Messrs. Harris and Garrison, who led these negotiations for HWG, are significant shareholders of both PMT and HWG, and thus considered themselves to be sufficiently motivated to obtain the best possible terms for both companies.

     Based on their ownership of capital stock of the combining companies, the following persons, each of whom is a current director and/or executive officer of TEI or will become one when the Transactions close, will beneficially own the following number of PGG common shares on the closing:

          BENEFICIAL OWNER                  SHARES OWNED
-------------------------------------       ------------
Titus H. Harris, Jr.                           165,056
Robert E. Garrison, II                         305,488
Richard C. Webb                                128,468
Stephen M. Reckling                            133,262
Peter W. Badger                                332,906
Sean Dobson                                    256,302
Donald R. Campbell                              34,165
W. Blair Waltrip                               368,292
R. L. Waltrip                                  186,730
T. G. Bogle                                     76,792
James H. Greer                                  25,500
Tony Coelho                                     14,666
T. Craig Benson                                 10,500

     All of these shares will be received on conversion of securities of a combining company at the same conversion rates as apply to all other securities exchanged in the Transactions.

                            THE TEI SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE TEI SPECIAL MEETING

     At the TEI Special Meeting, holders of TEI common stock will be asked to approve:

           o   the TEI merger agreement;

           o the issuance of 3,562,500 PGG common shares to the owners of the other combining companies; and

           o such other business as may properly be presented to the TEI Special Meeting.

RECOMMENDATIONS OF THE TEI BOARD OF DIRECTORS

     The board of directors of TEI has unanimously approved the TEI merger agreement and the share issuances and unanimously recommends that the TEI shareholders vote FOR approval of both proposals. See "The
Transactions -- Conflicts of Interest."

VOTING AT THE TEI SPECIAL MEETING; RECORD DATE

     TEI has set December 14, 1998, as the record date to determine the TEI shareholders entitled to notice of and to vote at the TEI Special Meeting. Only holders of record of TEI common stock at the close of business on the record date are entitled to notice of and to vote at the TEI Special Meeting. On the record date, there were 14,251,012 TEI common shares outstanding. It takes a majority of such shares, present in person or represented by proxy, to constitute a quorum at the TEI Special Meeting, and each issued and outstanding share of TEI common stock is entitled to one vote on the approval of the TEI merger agreement and the share issuances. The affirmative vote of the holders of
(1) at least two-thirds of the outstanding shares of TEI common stock is required to adopt the TEI merger agreement and (2) at least a majority of the shares of TEI common stock present, in person or by proxy, at the TEI Special Meeting is required to approve the share issuances. TEI shareholders holding 5,618,912 TEI shares, or 39.4% of all outstanding shares, have agreed to vote their shares in favor of both proposals. Their agreement is irrevocable.

PROXIES

     TEI shares represented by a proxy in the form enclosed, signed and returned to TEI before or at the TEI Special Meeting, and not revoked, will be voted at the TEI Special Meeting in accordance with the proxy's voting instructions. Shares represented by proxies with no voting instructions will be voted FOR adoption of both proposals.

     TEI shareholders are asked to complete, sign, date and promptly return the enclosed proxy card in the postage paid envelope to ensure that their shares are voted at the TEI Special Meeting. A proxy may be revoked at any time before the exercise of any authority it grants. Revocation may be by (1) execution and delivery of a later-dated proxy covering the same shares, (2) giving written notice of revocation to the Secretary of TEI before the vote at the TEI Special Meeting or (3) voting in person at the meeting. Attendance at the meeting is not enough to revoke a proxy.

     If a holder of TEI common stock does not return a signed proxy card (and does not vote in person at the TEI Special Meeting), his or her shares will not be voted. A failure to vote will will be the same as a vote against the TEI merger agreement and the share issuances. Since approval of the TEI merger agreement requires the affirmative vote of at least two-thirds of the outstanding TEI shares, and since approval of the share issuances requires the affirmative vote of at least a majority of the outstanding TEI shares present at the meeting, abstentions and broker non-votes with respect to TEI shares will also have the same effect as negative votes.

     The board of directors of TEI knows of no matters to be presented at the TEI Special Meeting other than those described in this Proxy
Statement/Prospectus. If other matters are properly brought before the meeting, the persons named as proxies intend to use their judgment in voting on such matters.

SOLICITATION OF PROXIES

     Solicitation of proxies for the TEI Special Meeting may be made in person or by mail, telephone, telecopy or telegram. TEI will bear the cost of the proxy solicitation. Officers and employees of TEI, who will receive no compensation above their regular salaries for their services, may solicit proxies from the TEI shareholders in person or by mail, telephone, telecopy or telegram. TEI has asked banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of TEI common stock held of record by such entities, and, upon request, TEI will reimburse reasonable forwarding expenses to those holders.

     TEI SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                 THE AGREEMENT

     THE FOLLOWING DISCUSSION BRIEFLY SUMMARIZES THE MATERIAL PROVISIONS OF THE AGREEMENT. A COPY OF THE AGREEMENT IS INCLUDED IN THIS DOCUMENT AS APPENDIX A. THIS SUMMARY IS QUALIFIED BY REFERENCE TO THE AGREEMENT, WHICH YOU ARE ENCOURAGED TO READ.

CLOSING OF THE TRANSACTIONS

     The Agreement provides that the TEI, HWG and PMT mergers are to be completed at the same date and time specified in the articles of merger to be filed for each merger. The Spires transaction is to be completed at the same time as the three mergers. If the TEI merger agreement and the share issuances are approved by the TEI shareholders and all other conditions to the Transactions are satisfied or waived, the Transactions should be completed not later than five business days after the TEI Special Meeting.

MANNER AND BASIS OF CONVERTING SECURITIES

     CONVERSION OF TEI COMMON STOCK. Upon completion of the TEI merger, each share of outstanding TEI common stock will automatically convert into .25 of a share of PGG common stock. As a result, the former holders of TEI common stock will own 50.02% of the outstanding PGG common stock when the TEI merger is completed. Shortly after the TEI merger, PGG will cause the Exchange Agent to mail each record holder of TEI common stock a letter of transmittal and other information advising the holder of the merger's completion and for use in exchanging certificates representing TEI shares for PGG certificates. Once the TEI merger is completed, there will be no further registration of transfers on TEI's stock transfer books for previously outstanding TEI shares. TEI SHAREHOLDERS SHOULD NOT SURRENDER THEIR TEI COMMON STOCK CERTIFICATES FOR EXCHANGE UNTIL AFTER THE TEI MERGER CLOSES AND THE SHAREHOLDER RECEIVES A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     No fractional shares will be issued in the TEI merger. Instead, the number of PGG shares to be exchanged for TEI shares will be rounded upward to the nearest whole share. Until a TEI shareholder surrenders his outstanding certificate to the Exchange Agent, with a letter of transmittal, the existing certificate will be considered to represent the right to receive a certificate representing PGG common stock in exchange for the TEI certificate.

     Upon the TEI merger, each outstanding option to purchase a number of TEI common shares will automatically convert into an option to purchase one-fourth that number of shares of PGG shares, an exercise price per share four times the per share exercise price of the converted TEI option. The term, vesting schedule and all other terms and conditions of the replacement PGG options will be the same as the converted TEI options.

     CONVERSION OF SECURITIES OF OTHER COMBINING COMPANIES AND RELATED
ENTITIES. In HWG and PMT mergers, each share of outstanding HWG common stock will automatically convert into 41.674 shares of PGG common stock, and each share of outstanding PMT common stock will automatically convert into 5.871 PGG common shares. When the Transactions are completed, all of the outstanding capital stock of HWG and PMT will be converted into a total of 2,375,000 shares of PGG common stock. The former HWG shareholders, as a group, and the former PMT shareholders, as a group, will each be entitled to receive 1,187,500 PGG shares. At the same time, all of the Spires related equity securities to be contributed to PGG will be exchanged for 1,187,500 shares of PGG common stock. The PGG shares will be allocated pro rata among the Spires owners based on their ownership interests in Spires. Upon closing of the Transactions, the former owners of the other combining companies will own 49.98% of the then outstanding PGG common shares. Promptly after the Transactions, the Exchange Agent will deliver the PGG common stock to the former owners of the other combining companies, since they must provide to PGG before the closing of the certificates representing their equity interest in the other combining companies. After the Transactions, there will be no further registration of transfers on the stock/partnership interest transfer books of the other combining companies.

TERMS OF THE AGREEMENT

     REPRESENTATIONS AND WARRANTIES. In the Agreement, its parties have each made various customary representations and warranties as to, among other things:

      o   their corporation's or                  o   financial statements
          partnership's organization
          and compliance with law                 o   litigation

      o   their capitalizations                   o   material contracts

      o   the authority and enforceability        o   compliance with
          of the Agreement                            broker-dealer
                                                      regulatory requirements
      o   absence of conflicts
                                                  o   employee benefit matters
      o   their businesses and
          financial condition                     o   labor matters

      o   required approvals or consents          o   tax matters

                                                  o   environmental matters


     These representations and warranties will expire when the Transactions close.

     The shareholders and owners of the other combining companies have agreed to vote their shares and partnership interests in the other combining companies (and the Spires related entities) in favor of the Transactions. PGG, TEI and the HWG shareholders, PMT shareholders and Spires owners have made additional representations and warranties as to matters relevant to the anticipated treatment of the Transactions as a "transfer" within the meaning of Section
351 of the Internal Revenue Code. The owners of certain Spires related entities involved in the Transactions have also made representations and warranties specifically concerning these Spires related entities, including, among, other things, corporate or partnership organization, absence of conflicts, litigation, capitalization and the absence of unrelated assets and liabilities (subject to certain limited exceptions). These representations and warranties will survive the completion of the Transactions.

     CONDITIONS TO THE TRANSACTIONS. The obligations of the parties to complete the Transactions are subject to satisfaction or waiver of certain conditions on or before the closing. These include:

         o The continuing truthfulness of the representations made in the Agreement.

         o The absence of a governmental order, law or private action preventing the Transactions or seeking to prevent them.

         o   All parties' compliance with the Agreement's terms.

         o Texas Banking Commissioner approval of PMT's participation in the Transactions.

         o Compliance with all broker-dealer regulatory requirements applicable to HWG and Spires in connection with the Transactions.

         o   The required TEI shareholder approvals.

         o The required approvals by the shareholders and partners of the other combining companies.

         o   The absence of a material adverse change in any combining company.

         o   Receipt of customary opinions of counsel.

         o   Delivery of tax opinions.

         o   SEC effectiveness of this Proxy Statement/Prospectus.

         o Approval of the PGG common shares for listing on the Nasdaq National Market.

         o TEI's compliance with the following financial requirements shortly before completion of the Transactions:

             -- consolidated adjusted current assets of $29.0 million or more;

             -- consolidated net working capital of $27.6 million or more;

             -- consolidated adjusted net worth of $26.6 million or more;

             -- cash, cash equivalents and short-term investments totaling
                $27.0 million or more, without counting amounts spent for transaction expenses.

         o   Exercise of all outstanding HWG and PMT options and warrants.

         o Receipt of releases from the owners of the non-TEI combining companies.

         o Delivery of "affiliate letters" from certain affiliates of the other combining companies.

     OBLIGATIONS PENDING CLOSING. The Agreement imposes obligations and restrictions on its parties pending the Transactions. The affirmative obligations include:

         o   Conducting business in the usual manner.

         o   Permitting inspection of records by the Agreement's other parties.

         o   Delivery of periodic financial statements to the other parties.

         o   Notification of emergencies or adverse events.

         o   Maintenance of confidentiality.

         o   Obtaining required approvals and consents.

     The Agreement's restrictions prohibit or restrict to agreed levels:

         o   amendments to its material organizational documents

         o   changes in capitalization

         o   dividends and distributions

         o   new debt

         o   bonuses and salary increases

         o   new leases and other long-term commitments

         o   acquisitions and mergers

         o   dispositions of material assets

         o   capital expenditures

         o   payment of non-current liabilities

         o   any collective bargaining agreements

     TEI has also agreed to: (1) prepare and file with the SEC a proxy statement/prospectus under the Securities Act to register the shares of PGG common stock being issued in the Transactions and (2) lend up to $825,000 to holders of options to purchase shares of PMT common stock to enable such holders to exercise their PMT options before the Transactions are completed.

     OTHER AGREEMENTS. Each combining companies has agreed to (1) call a meeting of its shareholders or partners, as soon as practicable after effectiveness of the registration statement filed for the Transactions and (2) hold its meeting within 40 days following the mailing of the definitive proxy statement/prospectus in the case of TEI, and within 30 days after effectiveness of the registration statement in the case of the other combining companies. HWG agreed to request the consent of its noninvestment company advisory clients to the assignment of their investment advisory related agreements as a result of the HWG merger and in accordance with the Investment Advisers Act. TEI and PMT have agreed, to (1) prepare and file an application under the Texas Trust Company Act with the Texas Banking Commissioner seeking the Commissioner's approval of the PMT merger and the acquisition of control of PMT by PGG and (2) cooperate with any further requests by the Commissioner in the processing of the application. The Agreement releases the shareholders and partners of the non-TEI companies from any claims or liabilities any non-TEI company may have against them before completion of the Transactions or which are based on an act or omission occurring before completion of the Transactions, except for obligations under the Agreement.

     PRE-CLOSING DISTRIBUTIONS AND REDEMPTIONS BY SPIRES AFFILIATED
ENTITIES. Spires Financial Partners, Inc. is a corporate general partner of Spires. Before its shareholders contribute its stock to PGG, it will distribute to its shareholders all of its cash and cash equivalents, leaving as its sole asset its partnership interest in Spires. The shareholders of Spires Financial Partners, Inc. have agreed to deposit in escrow a portion of the distribution proceeds equal to 110% of the corporation's estimated federal income tax liability for the short tax period ending when the Transactions are completed. The escrow deposit will be distributed to PGG to the extent necessary to pay the corporation's actual federal income tax liability for the short tax period once the liability is finally determined. Any excess escrowed funds will be disbursed for the account of the shareholders of Spires Financial Partners, Inc.

     LOCK-UP AGREEMENTS. When the Transactions are completed, a designated group of new PGG shareholders will be required to deliver to PGG letters under which they will agree for a period of one year not to sell, grant any option or otherwise transfer any shares of PGG common stock or securities convertible into or exercisable for PGG common shares. The designated group consists of:

         o   those designated in the Agreement as the "Waltrip Group
             Shareholders";

         o   each officer or director of PGG;

         o   each holder of 2.5% or more of PGG's outstanding common shares; and

         o each member of any SEC Rule 13d-1 group which holds 10% or more of PGG's outstanding common shares.

     In the Agreement, the "Waltrip Group Shareholders" include the following TEI shareholders: R. L. Waltrip, T. Craig Benson, W. Blair Waltrip, Holly Waltrip Benson, Robert L. Waltrip, Jr., the William Blair Waltrip Trust, the William Blair Waltrip Children's Trust of 1985, the Robert L. Waltrip, Jr. Trust, the Robert L. Waltrip 1992 Trust #1 and the Waltrip 1987 Grandchildren's Trust.

     RULE 144 REPORTS. As long as any former shareholder of HWG or PMT or any former Spires owner remains subject to SEC Rule 144 or 145 with respect to his sale of PGG shares, PGG has agreed to make and keep current public information available as prescribed by Rule 144(c) and to furnish a written statement to that effect to the extent reasonably requested by the former shareholder or owner.

     TERMINATION. The Agreement may be terminated at any time before the Transactions are completed by:

         o mutual consent of the boards of directors of the combining companies;

         o the board of directors of any combining company if the Transactions are not completed by January 31, 1999 (or any later mutually agreed date), other than because of a breach of the Agreement by the terminating party;

         o by any party if the TEI shareholders fail to approve the TEI merger and the share issuances at the TEI Special Meeting; or

         o by the board of directors of any other combining company if the board of directors of TEI (A) withdraws or modifies, in a manner adverse to the non-TEI parties, its recommendation for approval of the Transactions or (B) approves or recommends an "Alternative Transaction."

In the Agreement, an "Alternative Transaction" generally means any third-party proposal for a merger, consolidation, acquisition, business combination, sale of all or a substantial portion of the assets or other reorganization involving TEI or any of its subsidiaries, or any proposal or offer for the acquisition of a substantial equity position in TEI or any of its subsidiaries, other than the Transactions.

     INDEMNIFICATION. The Agreement provides that the TEI parties will indemnify each non-TEI party from all losses, expenses (including reasonable attorneys' fees and expenses) or liabilities, arising out of (1) any breach or default in the performance by any TEI party of any of its covenants or agreements contained in the Agreement and (2) any breach by a TEI party relating to the specific transaction tax representations in Article VIII of the Agreement. The Agreement also requires the shareholders and partners of the other combining companies to severally indemnify the combining companies and each other shareholder or partner of the combining companies (or of the Spires related entities) from all losses, expenses (including reasonable attorneys' fees and expenses) or liabilities arising out of (1) any breach or default in the performance by such shareholder or partner of any of its or his covenants or agreements contained in the Agreement, (2) any breach of representation or warranty relating to the representations in Article VII of the Agreement or (3) any breach by such shareholder or partner relating to the transaction tax related representations in Article VIII of the Agreement. The Agreement further requires the shareholders of the Spires general partners to jointly and severally indemnify the combining companies and each other shareholder or owner of the combining companies and the Spires related entities from all losses and expenses (including reasonable attorneys' fees and expenses) or liabilities arising out of any income tax liability of a Spires general partner.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following unaudited pro forma condensed combined balance sheet as of September 30, 1998 gives effect to the Transactions as if they had occurred on that date. The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give effect to the Transactions as if they had occurred on January 1, 1997. The unaudited pro forma condensed combined financial statements have been derived from and should be read in connection with the unaudited condensed financial statements of TEI, HWG, PMT and Spires for the nine months ended September 30, 1998 and the audited historical financial statements of TEI, HWG, PMT and Spires for the year ended December 31, 1997 included later in this Proxy Statement/Prospectus.

     The pro forma adjustments and the resulting unaudited pro forma condensed combined financial statements were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma condensed combined financial statements. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed, has not been made, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary. However, in the opinion of TEI management, the final allocation will not have a material impact on the unaudited condensed combined pro forma financial statements.

     The unaudited pro forma condensed combined financial statements do not purport to represent what PGG's financial position or results of operations would have been had the Transactions occurred on the dates indicated or to project PGG's financial position or results of operations for any future period. Furthermore, the unaudited pro forma condensed combined financial statements do not reflect changes which may occur as the result of activities after the consummation of the Transactions.

                                 COMBINING COMPANIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                            AS OF SEPTEMBER 30, 1998

                                          TEI        HWG         PMT      SPIRES     ADJUSTMENTS     PRO FORMA
                                       ---------  ----------  ---------   -------    -----------     ---------
Cash and cash equivalents............  $  15,173       1,539  $   1,723   $ 1,450      $   484A
                                                                                          (540)B
                                                                                        (2,263)B
                                                                                        (1,100)D      $16,466
Deposits held by clearing brokers....     --          --         --         1,114       --              1,114
Investment securities................     13,617         244      1,378     --          --             15,239
Securities inventory.................     --          --         --        13,226       --             13,226
Accounts and commissions receivable,
  net................................        676         161         48       607       --              1,492
Notes receivable.....................     --          --         --         --           1,259A
                                                                                        (1,259)F        --
Due from brokers/dealers.............     --             142     --         2,190       --              2,332
Income tax receivable................     --             119     --         --          --                119
Property and equipment, net..........      5,008          97        115       360       --              5,580
Intangible assets, net...............      2,134      --         --         --          22,286D        24,420
Other assets.........................      2,175          89        187       591       --              3,042
                                       ---------  ----------  ---------   -------    -----------     ---------
          Total assets...............  $  38,783  $    2,391  $   3,451   $19,538       18,867         83,030
                                       =========  ==========  =========   =======    ===========     =========
Accounts payable and accrued
  liabilities........................  $   1,407  $      272  $      55   $   482      $--            $ 2,216
Due to clearing broker/dealer........     --          --         --        12,883       --             12,883
Securities sold not yet purchased....     --          --         --         2,174       --              2,174
                                       ---------  ----------  ---------   -------    -----------     ---------
          Total liabilities..........      1,407         272         55    15,539       --             17,273
                                       ---------  ----------  ---------   -------    -----------     ---------
Shareholders' equity:................
     Common stock....................        152          26        153     --              55A
                                                                                          (234)E
                                                                                            36D
                                                                                          (117)C           71
     Additional paid-in capital......     33,135       3,943      3,649     --           1,688A
                                                                                        (9,280)E
                                                                                        29,604D
                                                                                        (4,071)C       58,668
     Notes receivable for shares
       issued........................     --          --         --         --          (1,259)F       (1,259)
     Unearned compensation...........     --             (68)    --         --              68E         --
     Retained earnings (deficit).....      8,308      (1,782)      (304)    --           2,086E         8,308
     Partners' capital...............     --          --         --         3,999       (3,999)E        --
     Treasury stock..................     (4,188)     --         --         --           4,188C         --
     Unrealized loss on securities
       available for sale............        (31)     --           (102)    --             102E           (31)
                                       ---------  ----------  ---------   -------    -----------     ---------
          Total shareholders'
             equity..................     37,376       2,119      3,396     3,999       18,867         65,757
                                       ---------  ----------  ---------   -------    -----------     ---------
          Total liabilities and
             shareholders' equity....  $  38,783  $    2,391  $   3,451   $19,538      $18,867        $83,030
                                       =========  ==========  =========   =======    ===========     =========

                                 COMBINING COMPANIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         TEI       HWG       PMT     SPIRES    ADJUSTMENTS     PRO FORMA
                                        ------    ------    -----    ------    -----------     ---------
Liquid waste revenues................   $2,726    $   --    $  --    $   --      $    --        $ 2,726
Commissions..........................       --     4,151       --     6,692           --         10,843
Investment banking...................       --     2,544       --        --           --          2,544
Fees and services....................       --        --    1,078        --           --          1,078
Interest and dividends...............    1,492        57       98       800           --          2,447
Securities gains and other...........       45       290      233       749           --          1,317
                                        ------    ------    -----    ------    -----------     ---------
     Total revenues..................    4,263     7,042    1,409     8,241           --         20,955
                                        ------    ------    -----    ------    -----------     ---------
Liquid waste operating expenses......    2,190        --       --        --           --          2,190
Compensation and benefits............      956     5,096      667     3,392          824I        10,935
Brokerage and clearance..............       --       567       --       222           --            789
Interest expense.....................        8        38       --       615           --            661
Other general and administrative.....    1,669       898      358     1,827          891H         5,643
                                        ------    ------    -----    ------    -----------     ---------
     Total expenses..................    4,823     6,599    1,025     6,056        1,715         20,218
                                        ------    ------    -----    ------    -----------     ---------
Income (loss) before income taxes....     (560)      443      384     2,185       (1,715)           737
Income tax provision (benefit).......     (160)      142       --        --          668J           650
                                        ------    ------    -----    ------    -----------     ---------
Income (loss) from continuing
  operations.........................   $ (400)   $  301    $ 384    $2,185      $(2,383)       $    87
                                        ======    ======    =====    ======    ===========     =========
Basic earnings (loss) per share from
  continuing operations..............   $(0.03)                                                 $  0.01
                                        ======                                                 =========
Weighted average shares
  outstanding........................   14,244                                    (7,120) G       7,124
                                        ======                                 ===========     =========
Diluted earnings (loss) per share
  from continuing operations.........   $(0.01)                                                 $  0.01
                                        ======                                                 =========
Weighted average shares
  outstanding........................   14,244                                    (7,120) G       7,124
                                        ======                                 ===========     =========


                                 COMBINING COMPANIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          TEI        HWG       PMT      SPIRES     ADJUSTMENTS     PRO FORMA
                                       ---------  ---------   ------   ---------   ------------    ---------
Liquid waste revenues................  $   2,287  $      --   $   --   $      --     $     --       $ 2,287
Commissions..........................         --      2,839       --       5,512           --         8,351
Investment banking...................         --      1,437       --          --           --         1,437
Fees and services....................         --         --    1,079          --           --         1,079
Interest and dividends...............      1,163         99       78         844           --         2,184
Securities gains and other...........         --        261      293         460           --         1,014
                                       ---------  ---------   ------   ---------   ------------    ---------
     Total revenues..................      3,450      4,636    1,450       6,816           --        16,352
                                       ---------  ---------   ------   ---------   ------------    ---------
Liquid waste operating expenses......      1,760         --       --          --           --         1,760
Compensation and benefits............        780      3,199      565       2,975          682I        8,201
Brokerage and clearance..............         --        413       --         223           --           636
Interest expense.....................         --          9       --         883           --           892
Other general and administrative.....      1,152        716      345       1,571          668H        4,452
                                       ---------  ---------   ------   ---------   ------------    ---------
     Total expenses..................      3,692      4,337      910       5,652        1,350        15,941
                                       ---------  ---------   ------   ---------   ------------    ---------
Income (loss) before income taxes....       (242)       299      540       1,164       (1,350)          411
Income tax provision (benefit).......        (81)       102       --          --          387J          408
                                       ---------  ---------   ------   ---------   ------------    ---------
Income (loss) from continuing
  operations.........................  $    (161) $     197   $  540   $   1,164     $ (1,737)      $     3
                                       =========  =========   ======   =========   ============    =========
Basic earnings (loss) per share from
  continuing operations..............  $   (0.01)                                                   $  0.00
                                       =========                                                   =========
Weighted average shares
  outstanding........................     14,251                                       (7,126) G      7,125
                                       =========                                   ============    =========
Diluted earnings (loss) per share
  from continuing operations.........  $   (0.01)                                                   $  0.00
                                       =========                                                   =========
Weighted average shares
  outstanding........................     14,251                                       (7,126) G      7,125
                                       =========                                   ============    =========


    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                        (IN THOUSANDS EXCEPT SHARE DATA)

     A. To reflect the increase in PMT and HWG shareholders' equity for the exercise of 52,358 PMT warrants and 2,604 HWG options as required under the Agreement. As a result, 33,000 PMT shares and 2,604 HWG shares will be issued for notes receivable of $825 and $434, respectively, and 19,358 PMT shares will be issued for cash of $484.

     B. To reflect the distribution of PMT fiscal year 1998 earnings through September 30, 1998, of $540 and the distribution of Spires partners' capital of $2,263, so that ending partners' capital is $1,736 in accordance with the terms of the Transactions.

     C. To reflect the change in common stock, additional paid-in capital, and treasury stock as a result of 1 for .25 exchange and shares issued in the Transactions.

     D. To record the purchase of the other combining companies based on the issuance of 3,562,500 shares at $8.32 per share, plus $1,100,000 of estimated transaction costs. The $8.32 share price is based on an average of the market value of TEI common stock for five days before and after the announcement of the proposed Transactions adjusted for the 1 for .25 exchange ratio described in Note C above.


Purchase price                  $  30,740
Less identifiable net assets
  acquired                          8,454
                                ---------
Goodwill                        $  22,286
                                =========


     E. To eliminate the adjusted historical equity accounts of the other combining companies.

HWG historical equity                    $   2,119
     Shares issued -- Note A                   434
PMT historical equity                        3,396
     Less distribution -- Note B              (540)
     Shares issued -- Note A                 1,309
Spires historical equity                     3,999
     Less distribution -- Note B            (2,263)
                                         ---------
Adjusted historical equity               $   8,454
                                         =========

     F. To reclassify notes receivable for shares issued as a reduction of equity.

     G.  To adjust the weighted average shares for shares issued in the
         Transactions:

   9/30/98         12/31/97
--------------  --------------

     3,562,753       3,561,003 PGG shares exchanged for TEI shares
                               PGG shares issued to acquire the
     3,562,500       3,562,500   Combining Companies
--------------  --------------
     7,125,253       7,123,503 Pro forma weighted average shares
   (14,251,012)    (14,244,012) TEI weighted average shares
--------------  --------------
    (7,125,759)     (7,120,509) Reduction in weighted average shares
==============  ==============

         NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                            STATEMENTS -- CONTINUED

     H. To record amortization of goodwill over 25 years on a straight-line basis.

     I. To record the increase in compensation and benefits of Spires based upon contracts whereby certain employees of Spires will receive total compensation equal to 10% of Spires revenues.

     J.  To record the provision for income taxes at 37%:

                                                               9/30/98   12/31/97
                                                              ---------  ---------
Historical pretax income of the other combining companies     $   2,003  $   3,012
Less additional Spires compensation and benefits                    682        824
                                                              ---------  ---------
                                                                  1,321      2,188
                                                                     37%        37%
                                                              ---------  ---------
                                                                    489        810
Less historical income tax provision of the other combining
  companies                                                         102        142
                                                              ---------  ---------
Adjustment                                                    $     387  $     668
                                                              =========  =========

                                BUSINESS OF TEI

GENERAL

     TEI is a publicly owned holding company that conducts business through its wholly owned subsidiaries. TEI was incorporated in Texas in June 1989 to acquire stock of Tanknology Corporation International in a reorganization involving a private offering of TEI securities. During 1995, 1996 and 1997, TEI disposed of all of its operations, except for ERRI, which it acquired in 1994. ERRI provides liquid waste management services, including collection, processing, recovery and disposal services. TEI's operations focus mainly on commercial and industrial wastewater treatment, waste oil recycling and handling of other non-hazardous fluid wastes for owners and operators of underground storage tanks ("USTs"), aboveground storage tanks ("ASTs") and other commercial and industrial waste generators. These operations are conducted mostly in Charlotte, North Carolina and surrounding areas.

     The discontinued TEI operations include:

          (1) Tanknology, a provider of leak detection services for USTs and ASTs using the VacuTectTprocess, a patented nonvolumetric method owned by Tanknology (Tanknology was incorporated in 1988 and sold in October 1996);

          (2) Tanknology Canada (1988), Inc., a provider of leak detection services in Canada (Tanknology Canada was incorporated in 1988 and sold in October 1996);

          (3) USTMAN Industries, Inc. a provider of statistical inventory reconciliation ("SIR") leak detection services to owners and operators of USTs (USTMAN was purchased in 1992 and sold in October 1996);

          (4) Mankoff Equipment, Inc. a provider of remediation services, tank upgrades, and other environmental products and services to owners and operators of USTs and ASTs (Mankoff was acquired in 1993 and sold in December 1995);

          (5) Engineered Systems, Inc., a designer and manufacturer of automated systems and products for petroleum-oriented companies for use in bulk liquid loading terminals, fuel management, pipeline supervision, environmental data gathering, and access control (ESI was purchased in 1993 and disposed of in December 1997).

     As a result of these dispositions, TEI had cash and liquid investments of approximately $28.3 million and $28.8 million at December 31, 1997 and September 30, 1998, respectively.

OPERATIONS AND SERVICES PROVIDED

     TEI collects, processes and recovers liquid waste, such as industrial and commercial wastewater, petroleum fuels and other non-hazardous fluids. During 1997, TEI served over 600 customers, principally owners and operators of ASTs, USTs and other storage facilities located in and around Charlotte, North Carolina. In addition to collecting fees relating to its liquid waste management services, TEI derives revenues from the sale of by-products such as industrial low grade fuels to owners and operators of manufacturing facilities.

     Industrial and commercial wastewaters, such as hydrocarbon contaminated water and landfill leachate, used oil and non-hazardous solids and sludge, are transported by TEI and third parties in vacuum trucks, trailers and other transportable containers to TEI's processing facility in the Charlotte, North Carolina area. Using a variety of processing techniques, the wastewater is broken down into constituent components. The water extracted from the liquid is processed to satisfy local quality standard requirements and then discharged into the public-operated treatment works ("POTW"). Solid materials, if any, are dried and disposed of in a solid waste landfill.

     TEI also provides waste-oil recycling services. Contaminated or off-specification fuel oils and used oil are transported to the North Carolina facility by TEI and third parties in vacuum trucks, trailers and other transportable oil containers. Using separation techniques, TEI processes those materials to produce low-grade fuel oil which is resold to asphalt plants, fuel blending companies and other industrial facilities like concrete and textile plants.

MARKETING AND CONTRACTS

     TEI's services are marketed through a sales force of two commissioned independent sales agents and three in-house sales managers. The in-house personnel are responsible both for maintaining existing client relationships and identifying new clients, projects and markets. TEI's marketing efforts include advertisements in trade publications, trade-show presentations and personal sales calls mainly targeted at wastewater and waste oil generators.

     TEI performs its liquid waste management services under several arrangements, including standard written service orders, specified contract and long-term negotiated agreements. As is industry practice, most of TEI's contracts are terminable at the discretion of the customer with TEI entitled to reimbursement of costs and payment of fees earned through the termination date. TEI's contracts also make TEI responsible for customer losses and expenses caused by TEI's negligence or failure to dispose of the customer's liquid waste in accordance with applicable federal, state and local laws, rules and regulations. See "-- Risk Management; Litigation."

CUSTOMERS

     During 1997, TEI provided liquid waste management services to approximately 700 customers, up from 635 customers in 1996. TEI's customer base covers a broad range of industries, and includes many repeat customers. During 1997, Universal Refining (15.8% of total operating revenues), Chem-Group (13.4%) and Holston Companies (12.3%) were TEI's largest customers. Also, during 1996, Holston Companies accounted for about 12.0% of TEI's total revenues from continuing operations. The loss of any of these important customers would have a material adverse effect on TEI's businesses and operating results.

COMPETITION

     The liquid waste industry is highly fragmented and very competitive. Competitors compete primarily on the basis of proximity to collection operations, tipping fees charged, quality of service and plant capacities. TEI operates primarily within the 150-mile radius of Charlotte, North Carolina and competes with other liquid waste processing facilities and alternative methods of disposal of certain waste streams provided by area landfills, as well as alternative methods of illegal disposal. In addition, competitive products and services will continue to be successfully developed and marketed by others. The market for the various by-products recovered by TEI for sale to third parties is also competitive and is served by several large companies and a number of smaller, owner-operated companies. TEI also faces competition from customers who seek to enhance and develop their own methods of disposal instead of using the services of third parties. Certain competitors offer a broader range of services, have greater name recognition, may be able to offer services or products at a lower cost and have greater financial and other resources than TEI. In addition, as the liquid waste business matures, competition can be expected to increase.

     TEI believes that there are barriers to entry in the liquid waste industry. They include formalized procedures of customers' acceptance, licenses, permits, and the need for specially-equipped facilities and trained personnel.

PROPERTIES

     TEI leases about 3,610 square feet of office space for its principal executive offices in Houston, Texas. The lease expires in November 1998 and is on rental and other terms that TEI believes are commercially reasonable. ERRI owns the real property located in Charlotte, North Carolina, consisting of an approximately six-acre tract and related office space and a 14,800 square foot processing plant built in 1997. TEI believes that the existing facilities are well-maintained and adequate for existing and planned operations.

EMPLOYEES

     At September 30, 1998, TEI had 35 employees. Neither TEI nor any of its subsidiaries is a party to any collective bargaining agreement covering employees. TEI believes its relationships with its employees are satisfactory.

GOVERNMENT REGULATION

     TEI's business operations are affected, directly and indirectly, by governmental regulations, including various federal, state and local pollution control and health and safety programs that are administered and enforced by regulatory agencies. These programs apply or may apply to one or more of TEI's existing operations. TEI believes that it is not now required to make material capital expenditures to remain in compliance with federal, state and local laws and regulations relating to the protection of the environment.

     THE CLEAN WATER ACT. TEI treats and discharges wastewaters at its North Carolina liquid waste facility. These activities are subject to the requirements of the Clean Water Act and comparable state statues and federal and state enforcement of these regulations. The Clean Water Act regulates the discharge of pollutants into United States waters. The Clean Water Act establishes a system of standards, permits and enforcement procedures for the discharge of pollutants from industrial and municipal wastewater sources. The law sets treatment standards for industries and wastewater treatment plants and provides federal grants to assist municipalities in complying with the new standards. In addition to requiring permits for industrial and municipal discharges directly into the waters of the United States, the Clean Water Act also requires pretreatment of industrial wastewater before discharge into municipal systems. The Clean Water Act gives the Environmental Protection Agency the authority to set pretreatment lists for direct and indirect industrial discharges. In addition, the Clean Water Act prohibits certain discharges of oil, authorizes the federal government to remove or arrange for removal of such oil and requires the adoption of the National Contingency Plan for removal of such materials. Under the Clean Water Act, the owner or operator of a vessel or facility may be liable for penalties and costs incurred by the federal government in responding to a discharge of oil.

     RESOURCE CONSERVATION AND RECOVERY ACT OF 1976. RCRA affects TEI's operations at its North Carolina liquid waste facility by prohibiting, among other things, the disposal of certain liquid wastes in landfills. The prohibition increases demand for TEI services provided through ERRI.

     RCRA is also the principal federal statute governing hazardous and solid waste generation, treatment, storage and disposal. RCRA and state hazardous waste management programs govern the handling and disposal of "hazardous waste." The EPA has issued regulations under RCRA, and states have adopted regulations under comparable state statutes, that govern hazardous waste generators, transporters and owners and operators of hazardous waste treatment, storage or disposal facilities. TEI does not accept, nor does the Company intend to accept in the future, hazardous waste at any of its facilities. TEI's activities are therefore not subject to the requirements of Subtitle C of RCRA.

     COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY
ACT. CERCLA provides for immediate response and removal actions coordinated by the U.S. EPA for releases of hazardous substances into the environment and authorizes the government, or private parties, to respond to the release or threatened release of hazardous substances. The government may also order persons responsible for the release to perform any necessary cleanup. Liability extends to the present owners and operators of waste disposal facilities from which a release occurs, persons who owned or operated such facilities at the time the hazardous substances were released, persons who arranged for disposal or treatment of hazardous substances and waste transporters who selected such facilities for treatment or disposal of hazardous substances. CERCLA has been interpreted to create strict, joint and several liability of the cost of removal and remediation, other necessary response costs and damages for injury to natural resources.

     Though TEI does not accept, and does not intend to accept, hazardous waste at any of its facilities, if TEI's operations resulted in the release or improper disposal of hazardous substances, TEI could incur CERCLA liability. TEI is not aware of any such event, but it may have disposed or arranged for disposal of hazardous substances that could result in the imposition of CERCLA liability on the Company in the future. In addition, the Company would incur CERCLA liability if any hazardous substances at ERRI's facilities leached into groundwater.

     TEI is not aware of any claims against it or any of its subsidiaries based on CERCLA. Nonetheless, a required cleanup action at one more of its sites could subject the Company to liabilities which could have a material adverse effect on its business, financial condition and results of operations.

     THE CLEAN AIR ACT. The Clean Air Act provides for federal, state and local regulation of emissions of air pollutants into the atmosphere. Any modification or construction of a facility with regulated air emissions must be a permitted or authorized activity. The Clean Air Act provides for administrative and judicial enforcement against owners and operators of regulated facilities, including substantial penalties. In 1990, the Clean Air Act was reauthorized and amended, substantially increasing the scope and stringency of the Clean Air Act's regulations. Compliance with the Clean Air Act is not expected to have a material effect on TEI's business, results of operations or financial condition.

     STATE AND LOCAL REGULATIONS. TEI's North Carolina liquid waste processing facility is subject to direct regulation by state and local authorities. TEI is required to obtain processing, wastewater discharge and air quality permits from state and local authorities to operate this facility and to comply with applicable regulations concerning the generation and discharge of odors and wastewater.

RISK MANAGEMENT; LITIGATION

     TEI's business involves substantial risks of liability. For example, TEI's services routinely involve the handling, storage and disposal of non-hazardous regulated materials and wastes for its customers which are the generators of such wastes. TEI could be held liable for improper cleanup and disposal. The liability could be based upon statute, negligence, strict liability, contract or otherwise. In addition, TEI must often indemnify its customers or other third parties against certain risks related to TEI's services, including damages stemming from environmental contamination. See "-- Marketing and Contracts."

     TEI has implemented procedures designed to insure compliance with applicable regulations and reduce the risk of damage or loss. These include specified handling procedures and guidelines for regulated waste, ongoing training and monitoring of employees and maintenance of insurance coverage. TEI carries a broad range of insurance coverages that management considers adequate for the protection of its assets and operations. Coverages include general liability, comprehensive property damages, workers' compensation and other coverage customary in its industry. However, the insurance is subject to coverage limits and certain policies exclude coverage from damages due to environmental contamination. A claim not covered or only partially covered by insurance could have a material adverse effect on TEI. Insurance may not continue to be available to the Company, or available at reasonable rates, and potential liabilities may not be covered by its insurance. TEI's insurance carriers may not meet their obligations or the dollar amount of such liabilities may exceed TEI's policy limits.

     From time to time, TEI is a party to litigation arising in the normal course of its business. In addition, TEI is contingently liable for up to $1.25 million for liabilities relating to services performed by its tank testing group before October 25, 1996. At September 30, 1998, TEI has recorded an approximately $0.8 million liability for this contingency. TEI is not currently involved in any litigation TEI believes will have a material adverse effect on its financial condition or its results of operations.

                          TEI SELECTED FINANCIAL DATA

     The following selected historical financial data as of and for each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997 is derived from the audited consolidated financial statements of TEI. The historical financial data for the nine months ended September 30, 1997 and 1998 is derived from the unaudited consolidated financial statements of TEI. In the opinion of management, this data contains all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the nine months ended September 30, 1997 and 1998. The selected financial data set forth below should be read in conjunction with "TEI Management's Discussion and Analysis of Financial Condition and Results of Operations," and the TEI Consolidated Financial Statements and their related notes included later in this document.

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                      YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                       -----------------------------------------------------  --------------------
                                         1993       1994       1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)              (UNAUDITED)
OPERATING DATA:
Revenues.............................  $      --  $   2,478  $   2,375  $   2,199  $   2,726  $   2,066  $   2,287
Cost of services.....................         --      1,338      1,317      1,554      2,191      1,563      1,760
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Gross profit....................         --      1,140      1,058        645        535        503        527
Selling, general and administrative
  expenses...........................      1,335      1,922      2,197      2,428      2,625      2,020      1,932
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Loss from operations............     (1,335)      (782)    (1,139)    (1,783)    (2,090)    (1,517)    (1,405)
Other income (expense), net..........        324        251        749        910      1,530      1,145      1,163
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Loss from continuing operations
  before income taxes................     (1,011)      (531)      (390)      (873)      (560)      (372)      (242)
Benefit for income taxes.............       (384)      (200)      (150)      (339)      (160)       (49)       (81)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Loss from continuing operations......       (627)      (331)      (240)      (534)      (400)      (323)      (161)
Income (loss) from discontinued
  operations, net of tax.............      5,544      1,874     (8,349)     1,289     (2,382)      (990)      (108)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Net income (loss)...............  $   4,917  $   1,543  $  (8,589) $     755  $  (2,782) $  (1,313) $    (269)
                                       =========  =========  =========  =========  =========  =========  =========
Basic and diluted earnings (loss) per
  share:
     From continuing operations......  $   (0.04) $   (0.02) $   (0.01) $   (0.04) $   (0.03) $   (0.02) $   (0.01)
     From discontinued operations....       0.37       0.13      (0.59)      0.09      (0.17)     (0.07)     (0.01)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Net earnings (loss) per share...  $    0.33  $    0.11  $   (0.60) $    0.05  $   (0.20) $   (0.09) $   (0.02)
                                       =========  =========  =========  =========  =========  =========  =========
Weighted average common shares
  outstanding........................     14,741     14,420     14,230     14,237     14,244     14,244     14,251
                                       =========  =========  =========  =========  =========  =========  =========

                                                      YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------  SEPTEMBER 30,
                                         1993       1994       1995       1996       1997         1998
                                       ---------  ---------  ---------  ---------  ---------  -------------
                                                          (IN THOUSANDS)                       (UNAUDITED)
BALANCE SHEET DATA:
     Cash and cash equivalents.......  $   6,344  $   6,250  $  14,967  $  11,422  $  12,810     $15,173
     Short-term investments..........      9,841      7,483      3,695     18,426     15,516      13,617
     Working capital.................     29,146     26,301     24,896     29,002     30,034      29,159
     Total assets....................     55,358     52,917     42,277     43,034     39,043      38,783
     Long-term obligations...........         --         --         --         --         --          --
     Shareholders' equity............     48,841     48,238     39,665     40,433     37,665      37,376

------------

        TEI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE "TEI SELECTED FINANCIAL DATA" AND TEI'S CONSOLIDATED FINANCIAL STATEMENTS AND THEIR RELATED NOTES INCLUDED LATER IN THIS DOCUMENT. ALL STATEMENTS OTHER THAN HISTORICAL FACTS INCLUDED IN THE FOLLOWING DISCUSSION ABOUT TEI'S FINANCIAL POSITION, BUSINESS STRATEGY, AND PLANS OF MANAGEMENT FOR FUTURE OPERATIONS ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH TEI BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, SUCH EXPECTATIONS MAY PROVE TO HAVE BEEN WRONG.

GENERAL

     The following table sets forth, for continuing operations for the periods indicated, the percentage relationship that certain items in TEI's Statement of Operations bear to revenues:

                                                                         NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
Revenues.............................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of services.....................       55.4       70.7       80.4       75.7       77.0
                                       ---------  ---------  ---------  ---------  ---------
Gross profit.........................       44.6       29.3       19.6       24.3       23.0
Selling, general and administrative
  expenses...........................       92.6      110.4       96.3       97.8       84.5
                                       ---------  ---------  ---------  ---------  ---------
Loss from operations.................      (48.0)     (81.1)     (76.7)     (73.5)     (61.5)
Other income (expense), net..........       31.6       41.4       56.1       55.4       50.9
                                       ---------  ---------  ---------  ---------  ---------
Loss from continuing operations
  before income taxes................      (16.4)     (39.7)     (20.6)     (18.1)     (10.6)
Income tax benefit...................       (6.3)     (15.4)      (5.9)      (2.4)      (3.5)
                                       ---------  ---------  ---------  ---------  ---------
Loss from continuing operations......      (10.1)     (24.3)     (14.7)     (15.7)      (7.1)
Income (loss) from discontinued
  operations and gain (loss) on sale
  of discontinued operations.........     (351.6)      58.6      (87.3)     (47.9)      (4.7)
                                       ---------  ---------  ---------  ---------  ---------
Net income (loss)....................     (361.7)%     34.3%    (102.0)%    (63.6)%    (11.8)%
                                       =========  =========  =========  =========  =========

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues from wastewater treatment and waste oil recycling services at TEI's ERRI division increased by 11% from $2,066,000 during the nine months ended September 30, 1997 to $2,287,000 during the nine months ended September 30, 1998. Such revenue improvement is mainly due to a greater volume of wastewater processed during 1998 versus 1997.

     TEI sold 2,052,000 gallons of recycled oil during the nine months ended September 30, 1998 at an average price of $0.17 per gallon versus sales of 2,548,000 gallons of recycled oil at an average price of $0.21 per gallon during the nine months ended September 30, 1997.

     Gross profit increased by 5% to $527,000 during the first nine months of 1998 from $503,000 during the prior-year period. When measured as a percentage of sales, the gross margin decreased to 23% during the first nine months of 1998 from 24% during 1997. Such gross profit improvement is principally due to the revenue increase partially offset by increased costs for the nine months ended September 30, 1998 as described above.

     Selling, general and administrative expenses decreased by $88,000 to $1,932,000 during the January to September 1998 period from $2,020,000 during the comparable quarters of 1997 primarily due to lower legal and payroll costs.

     Other income and expense, consisting mainly of interest earned on TEI's investments, and gains and losses on the disposition of fixed assets, totaled $1,163,000 during the first nine months of 1998 compared to $1,145,000 during the first nine months of 1997.

     During the nine months ended September 30, 1998, TEI recorded a loss of $269,000 compared to a loss of $1,313,000 during the first nine months of 1997. Such 1997 loss includes a $990,000 provision for disposition of ESI. The 1998 loss includes a $109,000 charge to discontinued operations to increase the liability for estimates to complete ESI projects.

1997 COMPARED TO 1996

     Revenues from wastewater treatment and oil recycling services at TEI's ERRI subsidiary increased by 24% from $2,199,000 during the year ended December 31, 1996 to $2,726,000 during the year ended December 31, 1997. Such revenue improvement is primarily due to a greater volume of wastewater reprocessed during 1997.

     Gross profit declined by $110,000 to $535,000 during 1997 from $645,000 during 1996. When measured as a percentage of sales, the gross margin declined to 19.6% during 1997 from 29.3% during the previous year. During 1997, all processing operations were conducted from TEI's newly constructed treatment facility in the Charlotte, North Carolina area. The new facility is larger, has greater processing capabilities, and has higher associated fixed operating costs such as depreciation and personnel than the old plant in which TEI operated during most of 1996. Additionally, during 1997, processing operations in the new facility were not as efficient as that of the old facility due to the new equipment and processing techniques employed, the learning curve involved with its operations, and the costs of moving to the new plant. As a result of these issues, TEI is continuing to make modifications to the plant designed to improve operations in the future. Management believes that in the future such operating costs will decline as a percentage of sales as revenues increase.

     Selling, general, and administrative expenses increased by $197,000 to $2,625,000 during 1997 from $2,428,000 during 1996, principally due to depreciation and the addition of management and supervisory personnel at the new wastewater treatment processing plant at ERRI, professional fees, which amounts were partially offset by personnel reductions and lower facility costs at TEI's headquarters in Houston.

     Other income and expense, consisting mainly of interest earned on TEI's investments, and gains and losses on the disposition of fixed assets, grew from $910,000 during 1996 to $1,530,00 during 1997. This is principally due to an increase in the amount of cash invested as a result of TEI's sale of the Tank Testing Group during the fourth quarter of 1996.

     Losses from discontinued operations, net of tax, were $2,382,000 in 1997 compared to a gain of $1,289,000 in 1996. The 1996 gain consisted of $672,000 of income from operations and $1,277,000 of gain on disposition of the Tank Testing Group partially offset by losses of $660,000 at ESI. TEI originally expected to complete the disposition of ESI prior to December 31, 1996. However, as of year-end 1996, ESI had not been sold. As a result of the longer than anticipated period of disposal, TEI recorded an additional reserve of $660,000 during the fourth quarter of 1996, net of an income tax benefit of $340,000. ESI incurred operating losses of $2,163,000 during 1996, which were anticipated and charged against the initial reserve for discontinued operations recorded by TEI. The loss in 1997 related to the operations and disposal of ESI. Such loss consisted of $2,194,000 due to operating losses at ESI, including a change in estimated income tax expense of approximately $517,000, resulting from unanticipated delays in the disposition and $188,000 of loss on disposition, which occurred in December 1997.

1996 COMPARED TO 1995

     Revenues from wastewater treatment and waste oil recycling services at ERRI declined by 7.4% from $2,375,000 during the year ended December 31, 1995 to $2,199,000 during the year ended December 31, 1996. Such revenue decrease was primarily due to operational delays caused by the relocation of ERRI's processing equipment to the newly constructed treatment facility in the Charlotte, North Carolina area. The transfer of the processing equipment took place in stages over the course of the year, but was essentially completed by year-end 1996.

     Gross profit declined by $413,000 to $645,000 from $1,058,000 during 1995. When measured as a percentage of sales, the gross margin declined to 29.3% during 1996 from 44.6% during the previous year. During 1996, TEI incurred personnel and transportation costs associated with ERRI's move to its new location. Other duplicative costs related to the operation of two processing plants were also incurred during 1996. Additionally, during 1996 processing operations in the new facility were not as effective as that of the old facility due to the new equipment and processing techniques employed and the learning curve involved with its operation.

     Selling, general, and administrative expenses increased $231,000 to $2,428,000 in 1996 from $2,197,000 during 1995, primarily due to the addition of management and supervisory personnel needed to start-up and operate the new more complex processing facility.

     Other income and expense, consisting mainly of interest earned on TEI's investments, and gains and losses on the disposition of fixed assets, grew from $749,000 during 1995 to $910,000 during 1996, principally due to an increase in the amount invested as a result of the TEI's sale of the Tank Testing Group during the fourth quarter of 1996. A substantial portion of selling, general, and administrative expense represents general corporate overhead, which management did not allocate to discontinued operations.

     During 1996, TEI sold the Tank Testing Group to an independent third party. TEI recorded a gain on the sale of the Tank Testing Group of $1,277,000, net of a provision for income taxes of $788,000. The Tank Testing Group earned $672,000 from operations during 1996, versus $1,055,000 during 1995, principally as a result of higher revenues during 1995. During 1995, TEI sold its Mankoff subsidiary to a private investor for cash and notes totaling $2.3 million. The sale resulted in a loss from discontinued operations of $3,610,000. In addition, Mankoff incurred operating losses of $364,000 during 1995. During 1995, the board of directors authorized TEI to dispose of its ESI subsidiary. In conjunction with the planned disposition, TEI recorded loss from discontinued operations of its ESI operation of $3,715,000 during 1995, net of an income tax benefit of $1,914,000.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1998, TEI had cash, cash equivalents, and short-term investments of $28,790,000 and had no significant cash commitments of such funds other than the normal requirements to operate TEI's continuing operations. These funds are being invested in liquid high credit quality instruments pending any decision by TEI's board of directors regarding the TEI's future direction. For the nine months ended September 30, 1998, net cash provided by operations totaled $490,000 versus net cash used in operations of $4,032,000 during the same period in 1997. Current year cash provided by operations is the result of working capital changes totaling $807,000, and partially offset by a net loss of $269,000, and non-cash revenue and expenses of $47,000.

     Working capital changes during the January to September 1998 period include the reduction of accounts payable and accrued liabilities of $313,000, primarily related to the payment of accrued compensation expenses. Working capital changes also include a decrease in income tax receivable due to the collection of such tax; and an increase in other noncurrent assets, comprised of prepaid expenses related to the Transactions.

     Due to the weak demand for oil in ERRI's operating area over the last nine months and the resulting low prices, its customers are experiencing declining demand and margins and are purchasing smaller volumes of reclaimed oil, despite the fact that the wastewater processing volume is increasing. As a result, ERRI has experienced increases in the levels of accounts receivable and inventory. Plans are in place to reduce accounts receivable and inventory levels over the next three months and those balances are expected to return to more normal levels; however, if oil prices remain at current levels for an extended period or if significant customers experience continued liquidity problems, ERRI may incur losses due to bad debts or excess inventory.

     Capital expenditures for the first three quarters of 1998 were $614,000, mainly for the purchase of machinery and processing equipment at ERRI.

     TEI is involved in litigation and routine claims from time to time. Certain of TEI's litigation and claims are covered by insurance with a maximum deductible of $50,000. In addition, TEI is contingently liable for up to $1.25 million for liabilities relating to services performed by the Tank Testing Group prior to October 25, 1996. TEI has recorded an $829,000 liability for that contingency as of September 30, 1998. In management's opinion, the litigation and claims in which TEI is currently involved are not material to TEI's consolidated financial position, results of operations or liquidity.

     In December 1997, TEI sold certain assets of ESI for a $500,000 interest-bearing note due in 2002. The purchaser also agreed to complete customer contracts in process at the date of sale; however, TEI remains primarily responsible for these contracts. Should the purchasers' cost to complete the contracts exceed the amount remaining to be collected from customers of approximately $2,000,000, TEI will be required to reimburse the purchaser, which will result in losses to TEI. TEI continues to experience significant changes in these estimates and it is reasonably possible that such changes could occur in the future resulting in additional losses to TEI. The purchaser has notified TEI that delays and installation problems on several contracts have significantly increased estimated costs to complete those contracts. As a result, TEI has recorded an additional charge to discontinued operations of $109,000, net of tax to increase the liability estimates to complete its ESI projects.

SEASONALITY

     TEI experiences no noticeable seasonal variations in its continuing liquid waste business.

FACTORS THAT MAY AFFECT FUTURE RESULTS

     TEI's wastewater treatment business is performing at levels below expectations and, should the Transactions be consummated, would be the only non-financial service business owned and operated by the Company. As a result, management is considering alternatives including selling ERRI, although no decision has been made. ERRI incurred an operating loss of $356,000 for the three months ended September 30, 1998, including noncash charges for depreciation and amortization of $184,000, and a $47,000 pre-tax loss to write-down waste oil inventory to its estimated market value. Further inventory write-down could occur. In addition, if management is unable to improve profitability of ERRI, the goodwill associated with that business may be impaired. Should TEI elect to sell ERRI, TEI may not recover all of its investment.

ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. SFAS No. 130 is effective for TEI for the year ended December 31, 1998. Initial adoption of this standard had no impact on the Company's financial statements.

YEAR 2000

     The "Year 2000" problem refers to the inability of computer systems and applications to correctly interpret the century from a date in which the year is represented by only two digits. A computer system or application that is not Year 2000 compliant could not correctly process certain data, or in extreme situations, could disable an entire system.

     TEI has developed the following multi-phase plan to resolve potential Year 2000 problems relating to its information technology ("IT") systems and embedded chip technology at its ERRI liquid waste facility:

Phase I: Identify and evaluate all IT systems and embedded chip technology according to their potential business impact.

Phase II:  Identify IT systems and embedded chip technology that use date functions and assess them for Year 2000 functionality.

Phase III: Reprogram or replace equipment/systems, where necessary, to ensure
           Year 2000 readiness.

Phase IV:  Test code modifications and material equipment/systems to ensure successful operation in a post-1999 environment.

Phase V: Adoption of contingency plans in the case of potential Year 2000 failures.

     TEI has completed Phase I and is now identifying IT systems and embedded chip technology using date functions and assessing them for Year 2000 compliance under Phase II. In addition, in 1992, TEI purchased and developed new accounting software, which it has tested and believes is Year 2000 compliant.

     TEI relies on many third-party vendors and suppliers for a variety of goods and services, including operating supplies, banking, telecommunications and utilities, such as water and electricity. Many of TEI's operations would be adversely affected if these supplies and services were curtailed as a result of a vendor's or supplier's Year 2000 problems. TEI is contacting those third-party vendors and suppliers whose services, if curtailed, would have an adverse effect on TEI, to ensure that they have an effective plan to address the Year 2000 problem. However, TEI has received to date little information from these vendors and suppliers and does not have sufficient information to assess whether its third-party relationships will be Year 2000 ready. TEI intends to make further inquiry in February 1999 with those material vendors and suppliers who do not respond by January 31, 1999.

     TEI has incurred approximately $6,000 for Year 2000 costs as of September 30, 1998, and estimates that its total Year 2000 costs will not exceed $100,000. All of these Year 2000 costs are expected to be used for remediation and some of these costs may be recurring. Due to the small amounts normally incurred for IT matters, TEI does not specifically budget for its IT items as part of its capital expenditure budget. TEI expects cash on hand, cash from operations and available borrowings to be sufficient to fund these expenditures. No IT projects have been deferred due to TEI's Year 2000 efforts.

     If TEI's Year 2000 issues were unresolved, potential consequences would include, among other possibilities, the inability to accurately and timely process customer orders, process financial transactions, bill customers or report accurate data to management, shareholders and customers, as well as business interruptions or shutdowns, financial losses and litigation related to Year 2000 issues.

     TEI has begun to develop contingency/recovery plans aimed at ensuring the continuity of critical business functions before and after December 31, 1999. As part of this process, TEI plans to develop reasonably likely failure scenarios for its critical IT systems, embedded chip technology in its ERRI liquid waste facility, and material third-party relationships. Once these scenarios are identified, TEI will develop plans designed to reduce the impact to TEI, and provide methods of returning to normal operations, if one or more of those scenarios occur. TEI cannot guarantee that it will be able to resolve all of its Year 2000 issues, and any critical unresolved Year 2000 issues at TEI or any of its material third parties could have a material adverse effect on TEI's results of operations and financial condition. TEI expects its contingency and recovery planning to be substantially complete by September 30, 1999.

                                BUSINESS OF HWG

GENERAL

     HWG is a full-service regional retail brokerage, investment banking and financial services firm serving a diverse group of individual, institutional and corporate clients. HWG's primary activities are investment banking services and retail securities brokerage within the southwest region of the United States. Other significant activities include:

           o   participation in the underwriting of corporate securities,

           o   merchant banking

           o   trading of fixed-income and equity securities

           o   equity research

           o distribution of mutual fund, insurance and other investment products.

     Retail brokerage services accounted for approximately 59%, and investment banking services accounted for approximately 36%, of HWG's 1997 revenues.

     Founded in 1994, HWG is headquartered in Houston, Texas. HWG is a privately held company with 43 shareholders, of whom 36 are HWG employees. HWG performs its financial services through a staff of over 60 professionals and support personnel. Its professionals average more than 15 years experience in the securities business. HWG believes its primary strengths are:

           o the experience, reputation and tenure of its investment executives, which have often led to long-term client and business relationships;

           o its high level of employee commitment, evidenced by significant employee ownership in HWG;

           o its personalized, service-oriented culture emphasizing responsiveness to client and regional market demands;

           o its focus on emerging and middle market companies in target industries in which HWG has specialized expertise or a regional presence; and

           o its ability to manage and control operating costs through centralization of certain services and other cost effective solutions, including its clearing and processing arrangements with S.G. Cowen & Company.

     HWG began operations in February 1994, and thus has a limited operating history upon which to evaluate it's operating performance and prospects. However, HWG's revenues have steadily increased since formation, as shown below:

YEAR                                    REVENUES
-------------------------------------
1995.................................   $2.9 million
1996.................................   $4.0 million
1997.................................   $7.0 million

     HWG achieved its first profitable year in 1997 with net income of approximately $0.3 million. In the first nine months of 1998, HWG generated net income of about $0.2 million. HWG incurred operating losses in both 1995 and 1996 and had an accumulated deficit at September 30, 1998 of about $(1.7) million.

SERVICES

BROKERAGE SERVICES

     RETAIL BROKERAGE. HWG's strategic plan in the retail brokerage business is to attract and retain experienced brokers. Its retail brokerage business has developed and grown by establishing and maintaining relationships with high net worth individuals. HWG offers its clients brokerage services relating to equity securities, fixed income securities, mutual funds, insurance products, options and

U.S. government and municipal securities. Commissions are charged on both exchange and over-the-counter agency transactions under commission rate tables formulated by HWG. Discounts from these rates are granted in certain cases and the commission rate table may periodically change. In addition to retail commissions, HWG generates revenue from asset-based advisory services and managed accounts where fees are based on a percentage of the assets held in the client's account in lieu of commissions on a transaction-by-transaction basis.

     HWG provides its retail clients with a broad range of services delivered in a personalized, service-oriented manner. In addition to recommending and effecting transactions in securities, HWG makes available to its retail clients equity research reports prepared by HWG and by third party research analysts, primarily S.G. Cowen. Other services provided by HWG include portfolio strategy, financial planning and tax, trust and estate advice. HWG believes that the personalized nature and range of services it provides to its retail clients is a key factor in the success of its retail brokerage unit.

     HWG conducts its retail brokerage operations through its Houston, Texas office. Its retail sales force is comprised of 20 commissioned sales persons who average over 15 years experience in the securities brokerage business. HWG believes its strategy of providing its brokers with a high level of support, the flexibility to operate in an entrepreneurial manner and a corporate culture which encourages performance, employee ownership, advanced technologies and competitive compensation packages, has allowed HWG to recruit and retain experienced and productive brokers.

     HWG management believes its retail service business will continue to be a significant source of revenues for the foreseeable future. Commissions and sales credits as a percentage of total revenues for the last three years were: 48% for 1995; 73% for 1996; 59% for 1997.

     EQUITY RESEARCH. HWG believes that the services provided by its research department have a significant impact on all of HWG's revenue generating activities, including retail brokerage, investment banking and market-making. HWG's research department, consisting of six professional research analysts, focuses its efforts on selected sectors of consumer services, energy services, biotech, health care, oil and gas exploration and production, real estate and technology/telecommunications industries. HWG believes that its proximity to, and niche focus on, companies based in the southwestern United States provides it with a competitive advantage over broker-dealers based outside the region. The firm's research analysts work closely with its sales and trading professionals to provide HWG's retail clients with current company and industry analysis.

INVESTMENT BANKING AND UNDERWRITING ACTIVITIES

     HWG's investment banking strategy is directed at building a balanced mix of financial advisory services, corporate security underwriting and private financings, including venture capital financings, with a geographic focus on the southwestern United States. HWG's financial advisory services include advice on mergers, acquisitions and divestitures, fairness opinions and financing strategies. HWG can also provide valuations, litigation support and financial consulting services. These financial advisory services are typically provided to emerging or middle market companies with a presence in the southwestern United States.

     HWG participates in underwritten public securities distributions as a member of underwriting syndicates or of selling groups lead-managed by national investment banking firms. As of September 30, 1998, HWG has participated in 11 underwritten public securities offerings in 1998. As its business matures and develops, HWG's long-term strategy includes targeting co-manager roles in selected underwritten public offerings of securities. HWG has also served as placement agent in several private placements of securities under a variety of fee structures depending on the amount of capital raised, including cash and equity contingent fees, cash and equity non-contingent fees, adjustable cash and equity fees or a combination of two or more of the foregoing. Similar to its financial advisory services, HWG's participation in corporate securities distributions, whether public or private, typically involves emerging or middle market companies with a southwestern United States presence.

     Historically, private debt and equity financing activities have accounted for a majority of HWG's investment banking revenues. Total investment banking revenue as a percentage of HWG's total revenues for the last three years were:
38% for 1995; 18% for 1996; 36% for 1997.

MERCHANT BANKING

     HWG entered the merchant banking business in 1996. This activity focuses on providing private equity capital for middle-market growth companies within a broad range of industries, including, among others, business services, communications, computing, distribution, direct marketing electronic financial services, gaming, information technology, internet, media entertainment, retail, specialty chemicals and biotechnology. These transactions may take a variety of forms, such as buyouts, growth buildups, consolidation of several private companies in conjunction with public and private offerings, expansion capital and venture capital financings. HWG has conducted some of these merchant banking activities through HWG Capital, L.L.C., which is owned 50% by HWG and 50% by a shareholder and officer of HWG. In addition, HWG currently holds a significant equity position in BioCyte Therapeutics, Inc., an early stage biotechnology company dedicated to the development of marketable products and services for the treatment of genetic diseases. There is no assurance that BioCyte will ever develop any commercially marketable products.

PRINCIPAL TRANSACTIONS

     HWG makes markets, buying and selling as principal, in common stocks, convertible preferred stocks, warrants and other securities traded on Nasdaq or other OTC markets. At September 30, 1998, HWG made markets in equity securities of over 12 issuers. These securities are generally those in which there is a substantial continuing client interest and include securities for which HWG has participated in the underwriting or on which it provides research reports.

RELATIONSHIP WITH S.G. COWEN

     HWG clears all transactions, and carries accounts for clients, with S.G. Cowen under a fully disclosed clearing arrangement. S.G. Cowen executes all trades and furnishes HWG with information necessary to generate HWG's commission runs, transaction summaries, data feeds for various reports, including compliance and risk management, execution reports, trade confirmations, monthly account statements, cashiering functions and the handling of margin accounts. As a result of its correspondent relationship with S.G. Cowen, HWG has achieved substantial savings in its clearing and related operations. HWG management believes its clearing costs are competitive with those of the industry.

     HWG has an uncommitted financing arrangement with S.G. Cowen under which HWG finances its customer accounts, certain broker-dealer balances and firm trading positions through S.G. Cowen. Although the customer accounts and such broker-dealer balances are not reflected on HWG's Statements of Financial Condition for financial accounting reporting purposes, HWG has agreed to indemnify S.G. Cowen for losses it may sustain in connection with accounts of HWG's clients. HWG therefore retains risk with respect to those accounts. HWG seeks to control the risks associated with these activities by requiring clients to maintain margin collateral in compliance with regulatory and internal guidelines. HWG and S.G. Cowen monitor required margin levels daily and, under such guidelines, request customers to deposit additional collateral or reduce securities positions when necessary.

EFFECTS OF INTEREST RATES

     HWG's business is affected by general economic conditions, including movements of interest rates. As interest rates increase, the prices of equity securities may decline, partially reflecting the increased competition posed by more attractive rates on fixed-income securities and partially reflecting the fact that interest rate increases may tend to dampen economic activity by increasing the cost of capital for investment and expansion, thereby reducing corporate profits and the value of equity securities. As interest rates decline, equity securities may tend to rise in value. The impact of these fluctuations and changes may affect the profitability of HWG's retail brokerage and investment banking activities. Retail commission revenue may also be affected by changes in interest rates and any resulting indirect impact on the value of equity securities.

     HWG's revenues relating to asset-based advisory services and managed accounts are typically from fees which are generally based on the market value of assets under management. Consequently, significant fluctuations in the values of securities, which can occur with changes in interest rates or changes in other economic factors, may materially affect the amount of assets under management, and thus, HWG's revenues and profitability.

COMPETITION

     All aspects of HWG's business, and of the securities business in general, are highly competitive. The principal competitive factors influencing HWG's business are its professional staff, its reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions, its mix of market capabilities and pricing of its products and services. HWG's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels and by its ability to raise additional capital.

     HWG competes directly with national and regional full service broker-dealers and, to a lesser extent, with discount brokers, dealers, investment banking firms, investment advisers and certain commercial banks. In addition to competition from firms currently in the securities business, domestic and international commercial banks and an increased number of investment banking boutiques have recently entered the business. In recent years, large international banks have also entered markets historically served by United States investment banks, including markets in which HWG competes. HWG expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks relating to the sale of securities. The financial services industry has become considerably more concentrated as many securities firms have either ceased operations or have been acquired by or merged into other firms. These mergers and acquisitions have increased competition from these firms, many of which have significantly greater equity capital and financial and other resources than HWG. Many of these firms, because of their significantly greater financial capital and scope of operations, are able to offer their clients more product offerings, broader research capabilities, access to international markets and other products and services not offered by HWG, which may give such firms competitive advantages over HWG.

     HWG also faces competition from a rapidly developing industry comprised of companies offering discount and/or electronic brokerage services. These competitors may have lower costs and may offer their clients more attractive pricing or other terms. HWG also anticipates competition from underwriters who attempt to effect public offerings for emerging and middle-market companies through new means of distribution, including transactions effected using electronic media such as the Internet. In addition, issuers may attempt to sell their securities directly to purchasers, including through the Internet and other electronic media. If issuers and purchasers of securities can transact business without the assistance of financial intermediaries, such as HWG, HWG's operating results could be adversely affected.

GOVERNMENT REGULATION

     The securities industry is one of the nation's most extensively regulated industries. The SEC is responsible for carrying out the federal securities laws and serves as a supervisory body over all national securities exchanges and associations. The regulation of broker-dealers has to a large extent been delegated by the federal securities laws to Self Regulatory Organizations. These SROs include, among others, all the national securities and commodities exchanges and the NASD. Subject to approval by the SEC and certain other regulatory authorities, SROs adopt rules that govern the industry and conduct periodic examinations of HWG's operations. HWG is also subject to regulation under the laws of certain states and Puerto Rico in which it is registered to conduct securities, investment banking, insurance or commodities business. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees. Violation of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion of a firm, its officers or employees.

     As a registered broker-dealer, HWG is subject to certain net capital requirements of Rule 15c3-1 under the Exchange Act. The net capital rules, which specify minimum net capital requirements for registered broker-dealers, are designed to measure the financial soundness and liquidity of broker-dealers. The net capital rules also:

     (1) require that broker-dealers notify the SEC, in writing, two business days before making withdrawals or other distributions of equity capital or lending money to certain related persons if those withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital, and that they provide such notice within two business days after any such withdrawal or loan that would exceed, in any 30-day period, 20% of the broker-dealer's excess net capital;

     (2) prohibit a broker-dealer from withdrawing or otherwise distributing equity capital or making related party loans if after such distribution or loan, the broker-dealer has net capital of less than $300,000 or if the aggregate indebtedness of the broker-dealer's consolidated entities would exceed 1,000% of the broker-dealer's net capital and in certain other circumstances; and

     (3) provide that the SEC may, by order, prohibit withdrawals from capital of a broker-dealer for a period of up to 20 business days, if the withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital and if the SEC believes the withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer's ability to pay its customer claims or other liabilities.

     HWG is also subject to "Risk Assessment Rules" imposed by the SEC which require that certain broker-dealers maintain and preserve certain information, prescribe risk management policies and procedures and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have a material impact on the financial and operational condition of the broker-dealers. Certain "Material Associated Persons" (as defined in the Risk Assessment Rules) of the broker-dealers and the activities conducted by such Material Associated Persons may also be subject to SEC regulation. In addition, the possibility exists that, on the basis of the information it obtains under the Risk Assessment Rules, the SEC could seek authority over HWG's unregulated subsidiaries either directly or through its existing authority over HWG and its regulated subsidiaries.

     HWG is registered with the SEC as an investment adviser under the Investment Advisers Act and is subject to the requirements of regulation pursuant to both the Investment Advisers Act and certain state securities laws and regulations. Such requirements relate to, among other things, (1) limitations on the ability of investment advisers to charge performance-based or non-refundable fees to clients, (2) record-keeping and reporting requirements,
(3) disclosure requirements, (4) limitations on principal transactions between an advisor or its affiliates and advisory clients, and (5) general anti-fraud prohibitions. The state securities law requirements applicable to registered investment advisers are in certain cases more comprehensive than those imposed under federal securities laws.

     As a registered investment adviser under the Investment Advisers Act, HWG is subject to regulations which cover various aspects of HWG's business, including compensation arrangements. Under the Investment Advisers Act, every investment advisory agreement with HWG's clients must expressly provide that the agreement may not be assigned by the investment adviser without the client's consent. Under the Investment Company Act, every investment adviser's agreement with a registered investment company must provide for the agreement's automatic termination if it is assigned. Under both the Investment Advisers Act and the Investment Company Act, an investment advisory agreement is deemed to have been assigned when there is a direct or indirect transfer of the agreement, including a direct assignment or a transfer of a "controlling block" of the firm's voting securities or, under certain circumstances, upon the transfer of a "controlling block" of the voting securities of its parent corporation. A transaction is not, however, an assignment under the Investment

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
Advisers Act or the Investment Company Act if it does not result in a change of actual control or management of the investment adviser. Any assignment of HWG's investment advisory agreements would require, as to any registered investment company client, the prior approval of a majority of the investment company's shareholders, and as to HWG's other clients, the prior consent of such clients. On consummation of the HWG merger, a deemed assignment of HWG's investment advisory agreements will occur under the Investment Advisers Act and the Investment Company Act. Under the terms of the Agreement, HWG is required to obtain before the closing the consent of each of its non-investment company advisory clients to the deemed assignment.

FACILITIES

     HWG's facilities consist of a 22,000 square foot leased office facility in Houston, Texas. HWG recently entered into a new five-year lease which begins in March 1999. This lease is on rental and other terms HWG believes are commercially reasonable. HWG believes the existing facility is well-maintained and adequate for existing and planned operations.

EMPLOYEES

     At September 30, 1998, HWG had a total of 60 employees -- 33 engaged in retail brokerage, 21 in investment banking, and six in accounting, administration and operations. Of these, 35 were classified as professionals and 25 were classified in support positions. No HWG employees are subject to a collective bargaining agreement. HWG believes its relations with its employees generally are good.

RISK MANAGEMENT; LITIGATION

     HWG's financial services business involves substantial risks of liability. From time to time HWG may be named as a defendant in civil litigation and arbitration arising from its business activities as a retail broker-dealer. The plaintiffs in such litigation or arbitration may allege misconduct on the part of HWG's investment executives, claiming, for example, that investments sold to the plaintiffs were unsuitable for their portfolios, or that the investment executives engaged in excessive trading in the plaintiffs' accounts. While historically HWG has not incurred material liability in litigation or arbitration, substantial liabilities in connection with such matters may occur in the future.

     In recent years, there has been a substantial amount of litigation involving the securities industry, including class action lawsuits that generally seek substantial damages and other suits seeking punitive damages. Companies engaged in the underwriting of securities, including HWG, are subject to substantial potential liability, including for material misstatements or omissions in prospectuses and other communications in underwritten offerings of securities or statements made by securities analysts, under federal laws, such as Rule 10b-5 under the Exchange Act and Section 11 of the Securities Act and similar state statutes and common law doctrines. The risk of liability may be higher for an underwriter which, like HWG, is active in the underwriting of securities offerings for emerging and middle-market companies due to the higher degree of risk and volatility associated with the securities of those companies. The defense of these or any other lawsuits or arbitrations may divert the efforts and attention of HWG's management and staff from other responsibilities within HWG, and HWG may incur significant legal expense in defending such litigation or arbitration.

     HWG's ability to comply with applicable laws and rules relating to its financial services business depends in large part upon the establishment and maintenance of a compliance system designed to monitor compliance with such laws and rules, and on HWG's ability to attract and retain qualified compliance personnel. Although HWG believes it is in material compliance with such rules and regulations, HWG may in the future be subject to disciplinary or other actions due to claimed noncompliance, which could have a material adverse effect on HWG.

     HWG is a party to various legal proceedings which are of an ordinary or routine nature incidental to HWG's operations. HWG believes it has adequately reserved for such litigation matters and that they will not have a material adverse effect on its financial condition or results of operations.

                          HWG SELECTED FINANCIAL DATA

     The following selected historical financial data as of and for each of the years ended December 31, 1994, 1995, 1996 and 1997 is derived from the audited financial statements of HWG. The historical financial data for the nine months ended September 30, 1997 and 1998 is derived from the unaudited financial statements of HWG. In the opinion of management, this data contains all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the nine months ended September 30, 1997 and 1998. The selected financial data set forth below should be read in conjunction with "HWG Management's Discussion and Analysis of Financial Condition and Results of Operations," and the HWG Financial Statements and their related notes included later in this Proxy Statement/Prospectus.

                                                                                        NINE MONTHS
                                                                                           ENDED
                                                 YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                       -------------------------------------------  --------------------
                                          1994       1995       1996       1997       1997       1998
                                       ----------  ---------  ---------  ---------  ---------  ---------
                                            (IN THOUSAND, EXCEPT SHARE DATA)            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
     Commissions.....................  $      692  $   1,364  $   2,896  $   4,151  $   3,250  $   2,839
     Investment banking..............         713      1,085        722      2,544        864      1,437
     Interest and dividends..........          17         25         38         57         39         99
     Securities gains and other......          60        395        340        290        272        261
                                       ----------  ---------  ---------  ---------  ---------  ---------
          Total revenues.............       1,482      2,869      3,996      7,042      4,425      4,636
                                       ----------  ---------  ---------  ---------  ---------  ---------
     Compensation and benefits.......       1,217      1,981      3,461      5,096      3,276      3,199
     Brokerage and clearance.........         144        343        419        567        416        413
     Other...........................         742      1,005      1,293        936        648        725
                                       ----------  ---------  ---------  ---------  ---------  ---------
          Total expense..............       2,103      3,329      5,173      6,599      4,340      4,337
                                       ----------  ---------  ---------  ---------  ---------  ---------
     Income (loss) before income
       taxes.........................        (621)      (460)    (1,177)       443         85        299
     Income tax provision............          --         --         --        142         --        102
                                       ----------  ---------  ---------  ---------  ---------  ---------
     Net income (loss)...............  $     (621) $    (460) $  (1,177) $     301  $      85  $     197
                                       ==========  =========  =========  =========  =========  =========
     Basic and diluted earnings
       (loss) per share (pro forma
       for periods prior to
       conversion to a taxable
       corporation)..................  $  (289.24) $  (82.72) $  (94.52) $   24.70  $    7.05  $    8.06
                                       ==========  =========  =========  =========  =========  =========
     Weighted average shares
       outstanding...................       2,147      5,560     12,455     17,906     12,063     24,403
                                       ==========  =========  =========  =========  =========  =========

                                                      DECEMBER 31,
                                       ------------------------------------------   SEPTEMBER 30,
                                         1994       1995       1996       1997          1998
                                       ---------  ---------  ---------  ---------   -------------
                                                     (IN THOUSANDS)                  (UNAUDITED)
BALANCE SHEET DATA:
     Investment securities...........  $      65  $     361  $     101  $     144      $   244
     Total assets....................        581      1,215      1,247      1,947        2,391
     Shareholder's equity............       (156)       308        117        885        2,118

                  HWG MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     HWG began operations in February 1994, and thus, has a limited operating history upon which an evaluation of HWG's operating performance and prospects can be made. However, revenues of HWG have steadily increased since formation, totaling approximately $2.9 million, $4.0 million and $7.0 million in 1995, 1996 and 1997, respectively. HWG achieved its first year of profitable operations in 1997, with net income of approximately $0.3 million. In the first nine months of 1998, HWG generated net income of approximately $0.2 million. HWG incurred operating losses in both 1995 and 1996 and had an accumulated deficit at September 30, 1998 of approximately $(1.7) million.

     HWG was formed to fill the void created by the consolidation of local financial and brokerage firms into larger national counterparts. HWG believes that a strong regional financial services firm is needed to serve the multitude of small and mid-sized companies domiciled in Texas and surrounding states. HWG is dedicated to be a leading investment banking and securities firm in the Southwest by providing high quality individualized services and advice to corporate, individual and institutional clients. HWG's operations are conducted in Houston.

     Since inception, revenues from commissions have increased significantly, while investment banking revenues increased in 1997 as compared to 1996 but decreased in 1996 as compared to 1995. Revenues grew at an average annual rate of 56.6% from 1995 to 1997, from $2.9 million to $7.0 million. Expenses grew at an average annual rate of 38.3% from 1995 to 1997, from $3.3 million to $6.6 million. Pre-tax profitability grew from a loss of $0.5 million in 1995 to $0.4 million in 1997.

     The growth in HWG's commissions from 1995 to 1997 was primarily attributable to an increase in the number of retail brokers from 15 to 24. HWG's investment banking revenues have grown due to HWG's participation in a larger number of transactions resulting principally from an increase in the number of investment banking personnel and increased marketing efforts. HWG experienced a decline in its investment banking revenue in 1996 caused primarily by a delay in the timing and closing of certain transactions until 1997. HWG does not recognize income from its investment banking activity until the transactions close. HWG generally achieves higher profit margins from its investment banking activities than from its retail brokerage business and other commission generating activities. HWG's investment banking business, corporate finance and merchant banking activities are characterized by a moderate number of transactions that normally generate substantial fee-based income.

     The increase in HWG's expenses from 1995 to 1997 was principally due to, among other things, (1) an increase in the number of brokers, support staff and investment banking professionals and (2) a corresponding increase in support services and rent expense. As a "start-up" company in the financial services industry, HWG made a significant front-end investment for personnel, operations, trading, compliance and administration which it believed was necessary to effectively enter and compete in the industry.

     During the last several years, strong equity markets and record returns have stimulated the retail brokerage business. Additionally, the strong markets and economy, at least up until the middle of 1998, have driven an increase in HWG's investment banking business. HWG's retail brokerage division is generally affected more by stock market volatility than the investment banking division. As HWG's corporate investment banking clients focus less on public or private underwritings of equity due to a volatile or declining stock market, many of these clients have shifted their focus to mergers and acquisitions and alternative financing sources and have retained HWG for assistance in connection with these activities. If stock market volatility dictates a general shift away from retail brokerage, HWG believes that it has the ability to shift its focus to more investment banking type activities, such as mergers and acquisitions and various other types of financial advisory services. HWG has plans to increase its retail brokerage division's focus on asset management type services as well as providing specialized products, such as private placements of equity and debt securities, to its retail brokerage clients. Although no assurance can be given, HWG believes that such alternative services and products will reduce the volatility of revenues in its retail brokerage division.

COMPONENTS OF REVENUES AND EXPENSES

     REVENUES. HWG's revenues are composed primarily of: (1) commission revenue derived from retail brokerage transactions, fees from asset-based advisory services and principal transactions and (2) investment banking revenue derived from corporate finance fees, mergers and acquisitions fees and merchant banking fees. HWG also earns revenue from interest and dividends and other sources. Corporate finance fees include fees from financial advisory assignments (i.e., valuations and litigation support), private placements of equity and debt securities, underwritings of public offerings of equity and debt, fairness opinions and venture capital financings. Historically, merchant banking fees consist primarily of fees from consolidation and roll-up transactions for private companies where HWG's merchant banking affiliate, HWG Capital, L.L.C., provides the initial funding. HWG's commissions are primarily affected by (1) the number and production of its commissioned brokers, (2) competition within the retail brokerage industry from discount brokerage firms (including brokerage services provided over the Internet) that can affect the commission rates HWG charges, (3) the overall economy and (4) the volatility, level and direction of the stock market. HWG's investment banking revenues are affected primarily by
(1) competition from other investment banking and related companies, (2) the volume of mergers and acquisitions and corporate finance transactions by existing clients and by other companies in the southwest region, (3) the overall economy and (4) the volatility, level and direction of the stock market.

     As a part of its compensation from corporate finance transactions, HWG often receives a combination of warrants and/or common stock in addition to cash, and in a few cases in lieu of cash, on many of its assignments.

     Interest and dividends revenue is derived primarily from interest earned on investments in HWG's capital account. Other sources of revenue include revenue earned from account management fees.

     EXPENSES. HWG's expense structure consists of three components: (1) compensation and benefits (2) brokage and clearance costs and (3) other expenses. Compensation and benefits include commissions to retail brokers and investment and merchant bankers and represents HWG's single largest expense component. During 1997, compensation and benefits accounted for 77.2% of total expenses, and represented 72.4% as a percentage of total revenues. Retail commissions are variable and are based on a competitive commission schedule. The investment banking and merchant banking group generally receives 50% of all transaction fees as compensation. The variable nature of HWG's expenses is mainly driven by revenue production, revenue-based commissions, sales volume-based clearing and settlement expenses, and bonuses, incentives and management compensation.

     Brokerage and clearance expenses include clearing and settlement costs associated with the retail brokerage business. HWG clears it transactions through S.G. Cowen.

     Other expenses include occupancy, equipment, communications, supplies, travel and entertainment, promotions, interest and regulatory and professional fees. Occupancy and equipment expenses include rent and utility charges paid for HWG's facilities, expenditures for facilities repairs and depreciation of equipment and furniture. Historically, occupancy and equipment expenses has been HWG's largest category of other expenses, accounting for 6.6% of total expenses in 1997.

RESULTS OF OPERATIONS

     HWG's financial results have been and may continue to be subject to fluctuations due to the factors described above. Consequently, the results of operations for a particular period may not be indicative of results to be expected for other periods. The following table sets forth for the periods indicated, the percentage relationship that certain items in HWG's Statements of Operations bear to revenues:

                                                                                                          NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)                           (UNAUDITED)
REVENUES:
    Commissions......................  $   1,364       47.5% $   2,896       72.5% $   4,151       59.0% $   3,250       73.4%
    Investment banking...............      1,085       37.8        722       18.0      2,544       36.1        864       19.5
    Interest and dividends...........         25        0.9         38        1.0         57        0.8         39        0.9
    Securities gains and other.......        395       13.8        340        8.5        290        4.1        272        6.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Total revenues..............      2,869      100.0      3,996      100.0      7,042      100.0      4,425      100.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
EXPENSES:
    Compensation and benefits........      1,981       69.0      3,461       86.6      5,096       72.4      3,276       74.0
    Brokerage and clearance..........        343       12.0        419       10.5        567        8.0        416        9.4
    Other............................      1,005       35.0      1,293       32.4        936       13.3        648       14.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Total expenses..............      3,329      116.0      5,173      129.5      6,599       93.7      4,340       98.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income tax......       (460)     (16.0)    (1,177)     (29.5)       443        6.3         85        1.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $    (460)     (16.0)% $  (1,177)     (29.5)% $     301       4.3% $      85       1.9%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1998
                                       --------------------

REVENUES:
    Commissions......................  $   2,839       61.2%
    Investment banking...............      1,437       31.0
    Interest and dividends...........         99        2.1
    Securities gains and other.......        261        5.7
                                       ---------  ---------
         Total revenues..............      4,636      100.0
                                       ---------  ---------
EXPENSES:
    Compensation and benefits........      3,199       69.0
    Brokerage and clearance..........        413        8.9
    Other............................        725       15.6
                                       ---------  ---------
         Total expenses..............      4,337       93.5
                                       ---------  ---------
Income (loss) before income tax......        299        6.5
                                       ---------  ---------
Net income (loss)....................  $     197        4.3%
                                       =========  =========

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues increased 4.8% from $4.4 million to $4.6 million principally from a 66.4% increase in HWG's investment banking revenues from approximately $0.9 million for the nine months ended September 30, 1997 to approximately $1.4 million for the comparable period in 1998. The increased investment banking revenues were mainly due to an increased number of transactions that closed during the first nine months of 1998. This increase was partially offset by a 12.6% decrease in commissions from approximately $3.2 million for the nine months ended September 30, 1997 to approximately $2.8 million for the comparable period in 1998 primarily due to market volatility and reduced volume.

     Total expenses remained relatively flat. Compensation and benefits decreased due to lower commissions. Other expenses increased $77,000 partly due to increases in the investment banking staff. The number of commissioned brokers was the same for both nine month periods.

     HWG recorded net income of $197,000 for the nine months ended September 30, 1998 compared to a net income of $85,000 for the nine months ended September 30, 1997.

1997 COMPARED TO 1996

     Revenues increased 76.2% from approximately $4.0 million in 1996 to $7.0 million in 1997. Investment banking revenues increased from $0.7 million in 1996 to $2.5 million in 1997 primarily from an increased number of transactions that closed during 1997. Commissions increased 43.4% from $2.9 million to $4.2 million primarily due to higher sales volume.

     Total expenses increased 27.6% from approximately $5.2 million in 1996 to approximately $6.6 million in 1997. This increase resulted primarily from a $1.6 million increase in compensation and benefits from approximately $3.5 million in 1996 to approximately $5.1 million in 1997 mainly from increased fees and commissions from higher sales volume the inclusion of approximately $0.1 million of deferred compensation expense and $0.2 million of stock compensation expense in 1997. This increase was partially offset by an approximately $0.4 million reduction in other expenses from approximately $1.3 million in 1996 to approximately $0.9 million in 1997 as a result of lower professional fees and other expenses.

     HWG recorded its first profit for a full year period during 1997, generating net income of $0.3 million compared to a net loss of $1.2 million in 1996.

1996 COMPARED TO 1995

     Revenues increased 39.3% from $2.9 million in 1995 to $4.0 million in 1996 primarily from a 112.3% increase in commissions from approximately $1.4 million in 1995 to approximately $2.9 million in 1997 due to the increased sales volume generated by the addition of 7 retail brokers. This increase was partially offset by a 33.5% decrease in investment banking revenues from approximately $1.1 million in 1995 to approximately $0.7 million in 1996 primarily due to a delay in the timing and closing of certain transactions until 1997.

     Total expenses increased 55.4% from $3.3 million in 1995 to $5.2 million in 1996. This increase is primarily attributable to an approximately $1.5 million increase in compensation and benefits from approximately $2.0 in 1995 to approximately $3.5 million in 1997 mainly from the addition of a number of new employees, including one municipal trader and several retail brokerage personnel. In addition, in 1996, HWG made renovations to its leased Houston office facility costing approximately $73,000 which doubled the number of available desk locations for brokers from its 1995 levels.

     HWG recorded a net loss of $1.2 million in 1996 compared to a net loss of $0.5 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     HWG's corporate structure was changed from an S Corporation to a C Corporation effective June 1, 1997. A private offering begun in November 1997, resulted in the infusion of $272,532 by December 31, 1997. Subsequent private sales of common stock resulted in an additional equity contribution of $998,934 by April 1998, when the offering was terminated. During 1997, HWG repaid in full its short-term bank debt using funds raised in the offering described above and cash flow from operating activities. At December 31, 1996, this bank debt had a balance of approximately $399,000. Since January 1998, HWG has not incurred any funded debt other than the infrequent use of temporary bank lines approved by the NASD exclusively for HWG's underwriting of public offerings of common stock. Shareholders' equity totaled $885,298 at December 31, 1997 compared to $116,608 at December 31, 1996.

     HWG had cash and cash equivalents of $1,538,631 at September 30, 1998, or 64.0% of total assets. At this same time, current liabilities were $249,271 with accrued commissions payable the largest component. At September 30, 1998, HWG had no liabilities for borrowed money but maintained available short-term bank lines in the amount of $500,000, which bear interest at the rate of the respective bank's base rate (as defined) plus between 0.5% and 0.75%. Shareholders' equity was $2,118,470 at September 30, 1998. Additionally, certain principals and employees have options to purchase up to a total of 2,070 shares of HWG common stock at a price of $166.67 per share. Under the Agreement, these options must be exercised prior to closing of the Transactions. The exercising optionees may issue notes for the exercise price of their options. Repayment of the notes will add approximately $345,000 in capital to HWG over a ten-year period.

     HWG's two largest off balance sheet obligations include (i) its office lease for the headquarters in Houston and (ii) the furniture, fixtures, and equipment lease with an affiliated entity, St. James Corporation. A new office lease, going into effect in March 1999, was recently consummated with the landlord for a term of five years. The increase in the base rent versus the current rent, including the normal pass through of operating expenses above base year levels, will be about $5.00 per square foot or $75,000 annually.

     HWG, as a fully disclosed introducing broker-dealer, is subject to the SEC's Uniform Net Capital Rule (the "Rule"), which requires the maintenance of minimum net capital. HWG has elected to use the basic method, permitted by the Rule, which requires that it maintain minimum net capital, as defined in Rule 15c3-1 under the 1934 Act, equal to $100,000. At September 30, 1998, HWG had net capital of $1,525,772 or approximately 18% of aggregate indebtedness, which is $1,425,772 in excess of its minimum net capital requirement of $100,000 at that date.

     HWG has historically financed capital expenditures through internally generated cash and its bank credit facilities. During 1997, HWG had capital expenditures of about $23,000, which were funded from operations and its equity offering. HWG currently does not intend to incur material capital expenditures in the near term.

EFFECTS OF INFLATION

     Historically, inflation has not had a material effect on HWG's financial condition, results of operations or cash flows. However, the rate of inflation can be expected to affect the company's expenses such as employee compensation, occupancy and equipment. Increases in these expenses may not be readily recoverable in the prices that HWG charges for its services. Inflation can have significant effects on interest rates that in turn can affect prices and activities in the financial services markets. These fluctuations could have an adverse impact on HWG's operations.

YEAR 2000

     The Year 2000 problem ("Year 2000 Problem") refers to the inability of some computer programs and systems to correctly interpret the century from a date in which the year is represented by only two digits. A computer program or system that has not resolved the Year 2000 Problem may not be able to correctly process certain data, or in extreme situation, the program or system may become disabled.

     In addition to dependence on its own computer programs and systems that may be affected by the Year 2000 Problem, HWG has material relationships with third parties that must also address the Year 2000 Problem. These third parties include:

           o   trading counter parties

           o   financial intermediaries

           o   securities exchanges

           o   depositories

           o   clearing agencies

           o   clearing houses

           o   commercial banks

           o   market data and pricing service providers

           o   telecommunications and utility providers

     HWG's operations and financial results may be adversely affected if these third parties do not adequately address the Year 2000 Problem and HWG is unable to make timely contingency plans.

     A Year 2000 failure at HWG or at a material third party could have a material adverse effect on HWG's business by impairing its ability to, among other things:
         o gather and process information vital to strategic decision making by both HWG and its customers;
         o   perform pricing calculations;

         o   execute customer transactions;

         o   maintain accurate books and records and provide timely reports;

         o   access audit facilities for both HWG and its customers; and

         o   undertake risk management functions.

     HWG sent out written requests to material third parties to ensure that they have an effective plan to address the Year 2000 problem. However, HWG has received to date little information from these third parties, and thus, does not have sufficient information to assess whether its third parties will be Year 2000 compliant. HWG has made follow-up requests to those third parties who have either not responded to the initial request or have given what HWG believes to be an inadequate response.

     As a registered broker dealer, HWG was required to conduct a complete review of the potential impact of Year 2000 issues and report its findings to the NASD and SEC no later than August 31, 1998. An updated report is due no later than April 30, 1999. HWG filed its initial report with the NASD and SEC on August 6, 1998, without response from the NASD or the SEC.

     HWG has developed a multi-phase plan to resolve its potential Year 2000 Problems. That plan consists of the following phases:

Phase I:      Awareness -- making employees,
              clients and vendors aware of the
              potential Year 2000 Problems
              including potential problems with
              third-party providers.
Phase II:     Assessment -- assessing the steps HWG
              must take to avoid the Year 2000
              Problem.
Phase III:    Implementation -- implementation of
              those steps to avoid the year 2000
              Problem.
Phase IV:     Testing Validation -- integrated
              testing of computer software and
              systems designed to avoid the Year
              2000 Problem internally and with
              third-party providers.
Phase V:      Repair & Replace -- repairing or
              replacing equipment, which fails
              during the testing phase.

Phase VI:     Follow-up -- the re-checking of all
              written verification of systems and
              re-testing of simulated problems with
              third-party vendors.
Phase VII:    Contingency Plan (Total of three
              phases) -- strategy to resume
              business in case of mass confusion.

     To date HWG has completed Phases I through III, and has partially completed Phases IV and V, of its plan at a cost of $1,200 for modifying or purchasing new software and $31,500 for upgrading or purchasing new computer systems. HWG expects to complete Phases IV through VI of its plan by May, 1999 at an additional cost estimated not to exceed $25,000. Of these total Year 2000 costs, about $5,000 are expected to be used for remediation, which represents an estimated 20% of HWG's 1999 information technology budget. Some of these costs may be recurring. HWG believes that cash from operations will be sufficient to fund these costs. No information technology projects have been deferred due to HWG's Year 2000 efforts.

     While there can be no assurance, HWG believes that its internal computer software and systems will not experience significant disruption in connection with the Year 2000 Problem. There can be no assurance that a third-party provider's failure to resolve the Year 2000 Problem would not have an adverse effect on HWG. In particular, if HWG's internal computer software and systems or those of a third-party providers experience any significant disruption in connection with the Year 2000 Problem, such disruption could affect HWG's ability to conduct business and may have a material adverse effect on HWG's results of operations. HWG has developed a contingency plan to minimize the impact of such a disruption. The contingency plan generally consists of the following two phases:

     The first phase of HWG's contingency plan will go into effect as early as March 1999. If by this date SG Cowen has not proven that its system is compliant, HWG will begin negotiations with one of two other clearing firms. Conversion would commence in June 1999, if SG Cowen was still not compliant. Compliance would be one of the main issues in negotiations. Conversion should by complete by December 1999. Testing would be completed in October 1999.

     The second phase of HWG's contingency plan will go into effect at the turn of the century if anything outside its local systems happens to fail. HWG's current systems will have been fully tested and examined prior to the turn of the century and will be proven completely operational. This phase will consist of the team locating any failing external systems and replacing them with their backups.

                                BUSINESS OF PMT

GENERAL

     PMT is a Texas chartered private independent trust company serving a broad array of individual, charitable, corporate and institutional clients. PMT specializes in asset management and fiduciary services, deriving its revenues mostly from fees based on a percentage of assets under management. Founded in 1994, PMT is headquartered in Houston, Texas with operations in Victoria, Texas. PMT provides its trust services through a staff of 13 employees. Its professionals average more than 19 years experience in the trust, banking and portfolio management industries. PMT believes it offers its clients, among other things, (1) direct access to an experienced, knowledgeable and service-oriented staff with local decision-making authority and (2) a record of strong investment performance results.

     PMT began operations in June 1994, and thus, has a limited operating history upon which to evaluate its operating performance and prospects. PMT has increased revenues for each year of operations, generating revenues of approximately $0.5 million in 1995, $0.7 million in 1996 and $1.4 million in 1997. PMT achieved its first year of profitable operations in 1997, in the first nine months of 1998 it had net income of $0.5 million. PMT incurred operating losses in both 1995 and 1996 and had shareholders' equity at September 30, 1998 of about $3.4 million.

     PMT is privately held by 52 shareholders, including 11 employee shareholders.

SERVICES

     PMT provides a variety of trust services including investment management, estate settlement, retirement planning, mineral interest management, funeral and cemetery trust administration, real estate and retirement plan administration, and other back-office services, such as custody of assets and record keeping. PMT believes the quality of its investment management services sets it apart from other private trust companies by providing PMT's clients with a complete outsourcing vehicle for their investment management functions. PMT meets with each client to develop asset management strategies that are consistent with the client's business or personal needs and investment objectives. Consideration is given to the client's financial and investment objectives, risk tolerance, investment restrictions and time horizon. PMT believes this total investment management approach provides clients with increased diversification, reduced risk and greater control over their portfolios.

     PMT's employees are expected to periodically monitor its clients through direct telephone calls and personal visits to ensure the client's needs are satisfied. PMT recently licensed a new trust accounting software which provides its clients with many additional benefits, including flexible statement packages and access to account information on the Internet through a link established between PMT's "home page" and the licensor of the software's database.

     PMT derives its revenues mainly from asset management and fiduciary fees based on a percentage of assets under administration. At September 30, 1998, PMT had $431 million of assets under management representing an increase of 8.6% from $397 million at September 30, 1997. The actual fee charged is based on a rate schedule formulated by PMT from time to time. Rates vary depending on the services being provided and the amount of assets involved. PMT believes that this fee structure, as opposed to transactional commissioned-based arrangements, more closely aligns PMT's interests with its clients and helps develop long-term client relationships. Fees and services as a percentage of PMT's total revenues for the last three years were: 79% in 1995; 89% in 1996; and 77% in 1997.

CLIENTS AND MARKETING

     At September 30, 1998, PMT provided trust services to approximately 150 clients who are mainly high net worth individuals and their respective estates and trusts, 401(k) and other employee-directed company sponsored retirement plans and charitable and other non-profit corporations. PMT also provides trust services relating to trust funds of owners and operators of funeral homes, cemeteries and related businesses. No single client accounted for more than 10% of the PMT's 1997 total revenues.

     PMT believes marketing and business development is a company-wide responsibility. All employees are encouraged to be actively involved in business development efforts through maintenance of professional and personal relationships and active involvement in community events. PMT markets its specific client groups through mailouts, telephone calls, multi-media client presentations and company-sponsored or co-sponsored workshops and seminars.

EFFECTS OF INTEREST RATES

     PMT's business is affected by general economic conditions, including movements of interest rates. As interest rates increase, the prices of equity securities may decline, partially reflecting the increased competition posed by more attractive rates on fixed-income securities and partially reflecting the fact that interest rate increases may tend to dampen economic activity by increasing the cost of capital for investment and expansion, thereby reducing corporate profits and the value of equity securities. As interest rates decline, equity securities may tend to rise in value. PMT's revenues relating to asset-based advisory services and managed accounts are typically derived from fees which are generally based on the market value of assets under management. Consequently, significant fluctuations in the values of securities, which can occur as a result of changes in interest rates or changes in other economic factors, may materially affect the amount of assets under management, and thus, PMT's revenues and profitability.

COMPETITION

     The trust service business is highly competitive. The primary competitive factors influencing PMT business are its reputation in the marketplace, its professional staff, the quality and level of its client support service, the consistency and stability of its business relationships with clients, the breadth, quality and pricing of the products and services it offers.

     PMT competes with other southwestern based private trust companies as well as the trust departments of national, regional and local commercial banks and a variety of money managers. Due to the level of consolidations in the financial services, banking and other related industries, the trust services industry has become more concentrated. Several of PMT's competitors offer a broader range of services, have greater name recognition, may be able to offer services at a lower cost and have greater financial resources than PMT, which may provide such competitors with competitive advantage over PMT.

GOVERNMENT REGULATION

     PMT operates in a highly regulated environment and is subject to extensive supervision and examination by Texas regulatory agencies. As a Texas chartered trust company, PMT is subject to the Texas Trust Company Act, the rules and regulations promulgated under that act and supervision by the Texas Banking Commissioner. These laws are intended primarily for the protection of PMT's clients, rather than for the benefit of investors. The Texas Trust Company Act provides for, and regulates, a variety of matters, such as:

         o   periodic examinations by the office of the Texas Banking
             Commissioner;

         o   furnishing periodic financial statements to the Commissioner;

         o   minimum net capital maintenance requirements;

         o   fiduciary record-keeping requirements;

         o   bonding requirements for the protection of clients;

         o   restrictions on investments of restricted capital;

         o   lending and borrowing limitations;

         o   prohibitions against engaging in certain activities;

         o prior regulatory approval for certain corporate events (E.G., mergers, sale/purchase of all or substantially all of the assets and transactions transferring control of the trust company);

         o broad regulatory powers if the trust company violates certain provisions of Texas Trust Company Act or is determined to be in a "hazardous condition" (as the law defines that term); and

         o   other matters.

     While PMT believes it is in material compliance with these laws, rules and regulations, PMT may not be able to continue compliance in the future, or these laws, rules or regulations may change adversely, either of which could have a material adverse effect on PMT.

FACILITIES

     PMT's facilities consist of an office facility leased in Houston, Texas, aggregating approximately 3,500 square feet. PMT leases its Houston office space from HWG. The lease expires in February 1999. PMT has entered into a new five-year sublease with HWG relating to this property. The lease begins in March 1999. PMT believes (1) its rental and other terms are commercially reasonable and (2) the existing facility is well-maintained and adequate for existing and planned operations.

EMPLOYEES

     At September 30, 1998, PMT had a total of 13 employees. Seven were trust service professionals and six were in administrative support. None of PMT's employees are subject to a collective bargaining agreement. PMT believes that its relations with its employees generally are good.

RISK MANAGEMENT; LITIGATION

     PMT's business involves substantial risks of liability. From time to time PMT may be named as a defendant in civil litigation and arbitration arising from its business activities as a fiduciary and in connection with its investment management functions. The plaintiffs in such litigation or arbitration may allege breach of fiduciary obligations or misconduct on the part of PMT's trust service professionals, claiming, for example, that investments were unauthorized or unsuitable for the account, or that the trust service professionals engaged in excessive trading in the plaintiffs' accounts. While historically PMT has not incurred material liability with respect to such litigation or arbitration and in certain cases PMT is provided indemnification in connection with certain fiduciary actions authorized by contract, substantial liabilities in connection with such matters may occur in the future.

     PMT's ability to comply with applicable laws and rules relating to its trust services business is dependent in large part upon the establishment and maintenance of a compliance system designed to monitor compliance with such laws and rules. Although PMT believes that it is in material compliance with such rules and regulations, PMT may in the future be subject to disciplinary or other actions due to claimed noncompliance, which could have a material adverse effect on PMT's business, financial condition and operating results.

     PMT has never been a party to any litigation.

                          PMT SELECTED FINANCIAL DATA

     The following selected historical financial data as of and for each of the years ended December 31, 1994, 1995, 1996 and 1997 is derived from the audited financial statements of PMT. The historical financial data for the nine months ended September 30, 1997 and 1998 and as of September 30, 1998 is derived from the unaudited financial statements of PMT. In the opinion of management, this data contains all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the nine months ended September 30, 1997 and 1998 and as of September 30, 1998. The selected financial data set forth below should be read in conjunction with "PMT Management's Discussion and Analysis of Financial Condition and Results of Operations," and the PMT Financial
Statements and their related notes included later in this document.

                                                                                       NINE MONTHS
                                                                                          ENDED
                                                YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                       ------------------------------------------  --------------------
                                         1994       1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                                                                       (UNAUDITED)

                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
     Fees and services...............  $      28  $     379  $     653  $   1,078  $     769  $   1,079
     Interest and dividends..........         32         68         67         98         79         78
     Securities gains and other......         --         33         10        233        140        293
                                       ---------  ---------  ---------  ---------  ---------  ---------
          Total revenues.............         60        480        730      1,409        988      1,450
                                       ---------  ---------  ---------  ---------  ---------  ---------
     Compensation and benefits.......        200        417        487        667        444        565
     Other general and
       administrative................        179        384        458        358        266        345
                                       ---------  ---------  ---------  ---------  ---------  ---------
          Total expenses.............        379        801        945      1,025        710        910
                                       ---------  ---------  ---------  ---------  ---------  ---------
     Net income (loss)...............  $    (319) $    (321) $    (215) $     384  $     278  $     540
                                       =========  =========  =========  =========  =========  =========
                                                      DECEMBER 31,
                                       ------------------------------------------   SEPTEMBER 30,
                                         1994       1995       1996       1997          1998
                                       ---------  ---------  ---------  ---------   -------------
                                                                                     (UNAUDITED)

                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
     Investment securities...........  $     891  $     411  $     681  $   1,793        1,377
     Total assets....................      1,351      1,078      2,342      2,457        3,451
     Shareholders' equity............      1,337      1,019      2,288      2,288        3,396

------------

                  PMT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Since inception, PMT's revenues have increased significantly, the largest portion being derived from fees and services which accounted for 77% of total revenues in 1997 and 74% of revenues for the nine months ended September 30, 1998. Revenues grew at an average annual rate of 71% from 1995 to 1997, from $0.5 million to $1.4 million. Expenses grew at an average annual rate of 13% from 1995 to 1997, from $0.8 million to $1.0 million. Pre-tax profitability grew from a loss of $0.3 million in 1995 to income of $0.4 million in 1997.

     The growth in PMT's revenues from 1995 to 1997 was attributable to, among other things, the following factors: (1) an increase in the number of managed accounts and the aggregate amount of assets under administration, (2) increased marketing, (3) strong investment performance results, (4) increased average fees charged by PMT for each account under administration and (5) management's emphasis on personalized customer service. Although PMT's expenses increased from 1995 to 1997, they did not increase proportionately with revenues. The increase in PMT's expenses was mainly attributable to (1) an increase in personnel from seven individuals to 13 individuals and (2) increased marketing efforts.

     PMT's profitability is affected by many factors, including: (1) its ability to retain and increase its client base, (2) competition entering PMT's business and the fees charged by PMT's competitors, (3) the average fee charged by PMT for each account, (4) the overall economy and (5) the volatility, level and direction of the stock market. Since PMT's expenses are relatively fixed, PMT can steadily increase its margins and profitability as it increases revenue.

     In March 1998, PMT moved its bookkeeping and data processing operations in-house, using the "SunGard" Trust Accounting system. The operations conversion, which cost approximately $25,000 (and has been successfully completed), gives PMT greater flexibility and control over the settlement of securities and reporting functions. The system also enhances administrative and performance reporting capabilities and has added features such as customer account access via PMT's website on the Internet. The internalizing of operations required the addition of two employees in 1998. PMT believes it now has the capacity to substantially increase its asset base under administration without incurring significant incremental administrative expense. "SunGard" has made its year 2000 modifications, which are now being tested by its clients.

     During the last several years, investors have seen record returns in the equity markets, thus stimulating the investment management business. Recent market conditions, however, have been highly volatile. Given the recent uncertainty in the market, PMT anticipates a trend toward professional investment and asset management to continue as investors seek guidance and expertise to manage their portfolios. As PMT's philosophy is focused toward long-term management and growth of assets, regardless of each individual client's asset mix, PMT does not believe that it will experience significant volatility in its business as the stock market rises and falls. There can be no assurance, however, that PMT's clients will continue to maintain accounts with PMT during periods of significant volatility.

COMPONENTS OF REVENUES AND EXPENSES

     REVENUES. PMT's revenues are composed primarily of: (1) fees and services revenues derived from asset management and fiduciary services and (2) interest and dividends revenue derived from interest earned on the cash held and dividends received from the equity securities held by PMT for its corporate capital account. PMT typically earns fees based on the value of assets under administration in each account. PMT's largest client sector for asset management and fiduciary services consists of trust accounts. PMT's fees and services revenues are primarily affected by (1) the number of managed accounts and the average fee of each, (2) the aggregate amount of assets under management,

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(3) competition entering PMT's business and the fees charged by PMT's competitors, (4) PMT's marketing efforts, (5) the volatility, level and direction of the stock market and (6) the overall economy.

     Other sources of revenue include revenue earned from gains on the sale of securities that are held in PMT's corporate account.

     EXPENSES. The company's expense structure consists of two components: (1) compensation and benefits and (2) other expenses. Compensation and benefits include wages, salaries and employee benefits and is the largest expense component, accounting for 65.1% of total expenses and representing 47.3% as a percentage of total revenues in 1997. Other expenses include, among other things, data processing, occupancy, marketing, furniture and equipment, insurance, communications, supplies and travel and entertainment. The largest component of PMT's other expenses is data processing, accounting for 23.9% of other expenses in 1997. PMT's expenses increase as accounts are added, mainly due to increased data processing and marketing expenses.

RESULTS OF OPERATIONS

     PMT's financial results have been and may continue to be subject to fluctuations due to the factors described above. Consequently, the results of operations for a particular period may not be indicative of results to be expected for other periods. The following table sets forth for the periods indicated, the percentage relationship that certain items in PMT's Statements of Operations bear to revenues:

                                                                                                          NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                            (DOLLARS IN THOUSANDS)                           (UNAUDITED)
REVENUES:
    Fees and services................  $     379       79.0% $     653       89.4% $   1,078       76.5% $     769       77.8%
    Interest and dividends...........         68       14.1         67        9.2         98        7.0         79        8.0
    Securities gains and other.......         33        6.9         10        1.4        233       16.5        140       14.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Total revenues..............        480      100.0        730      100.0      1,409      100.0        988      100.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
EXPENSES:
    Compensation and benefits........        417       86.9        487       66.7        667       47.3        444       44.9
    Other............................        384       80.0        458       62.7        358       25.4        266       27.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Total expenses..............        801      166.9        945      129.4      1,025       72.7        710       71.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $    (321)     (66.9)% $    (215)     (29.4)% $     384      27.3% $     278      28.1%
                                       =========  =========  =========  =========  =========  =========  =========  =========


                                               1998
                                       --------------------

REVENUES:
    Fees and services................  $   1,079       74.4%
    Interest and dividends...........         78        5.4
    Securities gains and other.......        293       20.2
                                       ---------  ---------
         Total revenues..............      1,450      100.0
                                       ---------  ---------
EXPENSES:
    Compensation and benefits........        565       39.0
    Other............................        345       23.8
                                       ---------  ---------
         Total expenses..............        910       62.8
                                       ---------  ---------
Net income (loss)....................  $     540       37.2%
                                       =========  =========

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues increased 47.0% from $988,000 during the nine months ended September 30, 1997 to $1,450,000 for the comparable period in 1998. This increase was principally due to a $310,000 increase in fees and services for the nine months ended September 30, 1998 as compared to the same period in 1997. PMT's total assets under management grew from $397 million at September 30, 1997 to $431 million at September 30, 1998, as a result of 75 new relationships that were added during this period.

     Compensation and benefits increased from $444,000 during the first nine months of 1997 to $565,000 in the comparable 1998 period. PMT added two officers during this period to assist in the management of operations.

     Net income increased 94.2% from $278,000 (28.1% of revenues) to $540,000 (37.2% of revenues) during the nine months ended September 30, 1998.

1997 COMPARED TO 1996

     Revenues from fees and services increased by 65.2%, from $653,000 in 1996 to approximately $1.1 million during 1997 primarily as a result of (1) an increase in the number of managed accounts and (2) an increase in the average fee charged for PMT's services. In May, 1997, PMT hired a

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
portfolio manager who managed approximately $45.0 million in assets representing approximately $135,000 in annualized revenues. Interest and dividends increased from $67,000 in 1996 to $98,000 in 1997 due to increased levels of securities held in PMT's capital accounts during 1997. Other revenues, which consist mainly of gains on assets sold, increased $223,000 from $10,000 in 1996 to $233,000 in 1997.

     PMT's expenses increased 8.5% from $945,000 in 1996 to approximately $1.0 million in 1997. The increase in expenses resulted primarily from a 36.9% increase in compensation and benefits due to the addition of two salaried officers. Other expenses decreased in 1997 as compared to 1996 largely due to the complete write-off in 1996 of remaining unamortized organizational expenses, equal to approximately $112,000. Prior to 1996, PMT was amortizing its organizational costs over a period of five years.

     PMT's net income for 1997 was $384,000 (27.3% of revenues) compared to a net loss of $215,000 in 1996.

1996 COMPARED TO 1995

     PMT's first full year of operations was 1995. PMT's revenues grew 52.1% from $480,000 in 1995 to $730,000 in 1996 principally due to a $274,000 increase in fees and services from 1995 to 1996. PMT's total assets under management grew from $184 million at December 31, 1995 to $382 million at December 31, 1996 as a result of 51 new relationships added during the year.

     Total expenses increased from $801,000 in 1995 to $945,000 in 1996 due mainly to an increase in personnel and increased operating expenses such as data processing and marketing. Additionally, other expenses were increased by a $112,000 charge to amortization from the remaining unamortized organizational expenses.

     PMT recorded net losses of $321,000 in 1995 and $215,000 in 1996. PMT generated a profit in May 1996 for the first time, however the remainder of 1996 earnings were reduced due to costs and expenses attributable to the addition of a new president, a chief financial officer and two other officers to the management team.

LIQUIDITY AND CAPITAL RESOURCES

     PMT's original shareholders were granted "founders' warrants" that allow the holder thereof to purchase a number of shares of common stock based on 50% of the shareholders original investment in the company (33,150 shares or $829,000) at a price of $25.00 per share. At September 30 1998, 26,443 warrants have been exercised, increasing capital by a total of $688,000. Additionally, certain employees of PMT have options to purchase 33,000 shares of common stock at a price of $25.00 per share. In 1997, two new directors were granted options to purchase 10,000 shares of common stock at $25.00 per share. Under the Agreement, the remainder of the "founders' warrants" and all the outstanding options will be exercised before the closing of the Transactions, adding $1.3 million in capital to PMT, using, in part, funds loaned by TEI in accordance with the terms of the Agreement.

     PMT had $3.4 million in capital and no funded debt as of September 30, 1998. PMT plans to distribute 100% of the fiscal year 1998 net income prior to the closing of the Transactions. At September 30, 1998, liquid assets represented approximately 90.0% of PMT's total assets. PMT's capital surplus is maintained in liquid securities consisting of cash, U.S. Government and equity securities and is well in excess of regulatory requirements.

     Total assets were approximately $3.5 million as of September 30, 1998. Shareholders' equity was approximately $3.4 million in the same period.

     As required by the State of Texas Department of Banking, PMT maintains minimum net capital of $1.5 million. At September 30, 1998, PMT had capital of $3.5 million, which is in excess of the $1.5 million requirement of the Department of Banking. In addition, under Texas law, PMT generally cannot have liabilities which exceed five times its capital stock plus surplus. At September 30, 1998, PMT had total liabilities of only $55,000 against total shareholders' equity of approximately $3.4 million.

     PMT has historically financed capital expenditures through internally generated cash. During 1997, PMT had capital expenditures of approximately $42,000 which were funded from operations. PMT's generally does not intend to incur material capital expenditures in the near term.

EFFECTS OF INFLATION

     Historically, inflation has not had a material effect on the company's financial condition, results of operations or cash flows. However, the rate of inflation can be expected to affect the company's expenses such as employee compensation and rent. Increases in these expenses may not be readily recoverable in the prices that PMT charges for its services. Inflation can have significant effects on interest rates that in turn can affect prices and activities in the financial services markets, including the fees PMT earns on its managed accounts. These fluctuations could have an adverse impact on PMT's operations.

YEAR 2000

     The Year 2000 Problem refers to the inability of some computer programs and systems to correctly interpret the century from a date in which the year is represented by only two digits. A computer program or system that has not resolved the Year 2000 Problem may not be able to correctly process certain data, or in extreme situations, the program or system may become disabled.

     In addition to dependence on its own computer programs and systems that may be affected by the Year 2000 Problem, PMT has material relationships with third parties that must also address the Year 2000 Problem. These third parties include:

            o   software providers

            o   financial intermediaries

            o   securities exchanges

            o   depositories

            o   clearing agencies

            o   clearing houses

            o   commercial banks

            o   market data and pricing service providers

            o   telecommunications and utility providers

     PMT's operations and financial results may be adversely affected if these third parties do not adequately address the Year 2000 Problem and PMT is unable to make timely contingency plans.

     A Year 2000 failure at PMT or at a material third party could have a material adverse effect on PMT's business by impairing its ability to, among other things:

         o gather and process information vital to strategic decision making by both PMT and its customers;

         o   perform pricing calculations;

         o   execute customer transactions;

         o   maintain accurate books and records and provide timely reports;

         o   access audit facilities for both PMT and its customers; and

         o   undertake risk management functions.

     PMT's licensed "SunGard" system has been Year 2000 modified, and the modifications are now being client tested. PMT has sent out written requests to its other material third parties to ensure that they have an effective plan to address the Year 2000 problem. PMT has received information from most of its material third parties detailing their current state of Year 2000 readiness and their expectation to be Year 2000 before December 1999. PMT expects to receive periodic updated Year 2000 reports from these material third parties concerning the progress of their Year 2000 efforts. PMT intends to make a follow-up written request in January and February 1999 to any material third party who either does not respond to PMT's initial request or gives what PMT believes to be an inadequate response.

     PMT was required to conduct a complete review of the potential impact of Year 2000 issues and report its findings to the Texas Banking Commissioner. PMT filed its initial report with the Texas Banking Commissioner on August 3, 1998, who accepted the report without comment.

     PMT has developed a multi-phase plan to resolve its potential Year 2000 Problem. That plan consists of the following phases:

Phase I:      Identification of mission-critical
              systems including potential problems
              with third-party
              providers.
Phase II:     Performance of risk analysis of each
              core business process and assessment of
              the steps that PMT must take to avoid
              the Year 2000 Problem.
Phase III:    Implementation of a process to make its
              systems Year 2000 compliant.
Phase IV:     Testing of internal computer software
              and systems and certification of Year
              2000 compliance.
Phase V:      Participation and evaluation of proxy
              testing of third-party provider's
              computer software and systems.
Phase VI:     Implementation of computer software and
              systems designed to avoid the Year 2000
              Problem and review to ensure the
              integrity and functionality of the
              modified systems.

     To date, PMT has completed Phases I through IV of its plan at an estimated costs of $1,500 for replacing one computer workstation that failed during the testing phase. PMT expects to complete Phases V and VI of its plan by June 30, 1999. PMT has incurred essentially no Year 2000 costs as of September 30, 1998, and estimates that its total Year 2000 costs will not exceed $10,000. Of these total Year 2000 costs, about $2,500 are expected to be used for remediation, which represents an estimated 25% of the 1999 information technology budget. Some of these costs may be recurring. PMT expects that cash from operations will be sufficient to fund these costs. No information technology projects have been deferred due to PMT's Year 2000 efforts.

     PMT believes that its internal computer software and systems will not experience significant disruption in connection with the Year 2000 Problem. However, there can be no assurance that a third-party provider's failure to resolve the Year 2000 Problem would not have an adverse effect on PMT. PMT has developed a business continuation plan to minimize the impact of such a disruption. The contingency plan consists of key assumptions that define the plan; a business impact analysis; alternatives for critical processing functions; a timeline for implementation, action and trigger dates for activation, an assignment of event plan roles and responsibilities, and, a process for validation and independent review of the plan.

                               BUSINESS OF SPIRES

GENERAL

     Spires is a regional investment banking and brokerage services firm serving a broad range of institutional clients. Spires specializes in brokering and, to a lesser extent, trading in fixed-income securities. Its other significant activities include brokering residential, consumer and commercial loans, and the placement of mortgage servicing on a national basis. During 1997, Spires executed over $4.8 billion in fixed-income trades for more than 700 institutional accounts in the United States, Europe and Japan.

     Founded in January 1995, Spires is headquartered in Houston, Texas with branch offices in Houston and Austin, Texas; Morris Plains, New Jersey; New York, New York; and Westport, Connecticut. Spires performs its financial services through a staff of over [40] professionals and support personnel. Its professionals average more than eight years experience in the securities business. Management believes its success is based in a large part, on its (1) state-of-the-art set of integrated proprietary trading tools delivered to institutional clients over the Internet, (2) experienced, knowledgeable and specialized professional staff focused primarily on the fixed-income securities markets and (3) commitment to unique, personalized service and support for its clients.

     Spires began operations in January 1995, so it has a limited operating history upon which to evaluate its operating performance and prospects. Spires has been profitable since inception, generating net income of $4.1 million for 1995, $3.2 million for 1996 and $2.2 million for 1997. Its revenues for the corresponding years were $7.5 million, $8.3 million and $8.2 million.

OWNERSHIP

     Spires is a privately owned Delaware limited partnership. It has two corporate general partners, one of which is controlled by three Spires principals who are active in the partnership's management, and one of which is ultimately controlled by foreign investors. Of Spires' seven limited partners, five are corporations controlled by active Spires' managers, and two are entities under ultimate foreign control.

SERVICES

     INSTITUTIONAL BROKERAGE. Spires provides brokerage services to institutional clients relating primarily to fixed-income securities, such as municipal securities, U.S. government and agency securities, mortgage-related securities, including those issued through Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corp. ("FHLMC"), and corporate investment-grade and high-yield bonds. Commissions are charged on all institutional securities transaction based on rates formulated by Spires. In the last three years, commissions on institutional sales as a percentage of total revenues were: 35% in 1995; 36% in 1996; and 39% in 1997.

     TRADING. Rather than trading a wide variety of securities in direct competition with Wall Street firms, Spires has developed a niche strategy to proprietarily trade certain fixed-income securities, including U.S. government securities, certain mortgage related securities and collateralized mortgage obligations. In its trading activities, Spires generally acts as a wholesaler. It buys round-lot and odd-lot positions, sells round-lot and odd-lot positions and acts as market-maker in round-lot and odd-lot positions. The majority of Spires' counterparts in these transactions are other broker-dealers. Spires' trading operations generally seek to generate profits based on trading spreads, rather than through speculation on the direction of the market. In the last three years, revenues from trading activities as a percentage of total revenues were: 56% for 1995; 42% for 1996; and 25% for 1997.

     The positions carried in Spires' trading accounts fluctuate significantly. The size of the securities positions on any one date may not be representative of Spires' exposure on another date because the securities positions vary substantially depending on economic and market conditions, the allocation of capital among types of inventories, customer demands and trading volume. The aggregate value of inventories that Spires' can carry is limited by certain requirements under the net capital requirements of the Exchange Act.

     Spires has established procedures designed to reduce the risks of its trading activities. It employs a hedging strategy designed to insulate the net value of its trading inventory from fluctuations in the general level of interest rates. However, it is not possible to hedge completely the risks of interest rate fluctuations for some of the fixed-income securities that Spires trades, primarily because the price movements of financial instruments typically used to hedge long positions in such securities may not precisely mirror the price movements of the hedged securities under all market conditions. In addition to its hedging procedures, Spires seeks to mitigate the risks associated with its proprietary trading activities by subjecting its trading inventory positions and profit and loss statements to daily review by its senior management. Senior management reviews daily the profit and loss and inventory positions of the trading desks. However, such procedures may not prevent such a loss, which could adversely affect Spires' business, financial condition, results of operations or cash flows.

     OTHER ACTIVITIES. Institutional client securities transactions are executed on either a cash or margin basis. Under the current clearing arrangement with Daiwa Securities America, Inc. in an institutional margin transaction, credit is extended to a client through Daiwa for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Spires receives income from interest charged on such extensions of credit. Although income from interest charged has not historically been a significant source of revenue, in the future, the financing of margin purchases can be an important revenue source, since interest rate paid by the client on funds loaned through Spires exceeds Spires' interest costs for net customer debit balances paid to Daiwa. Spires' gross interest revenues are affected not only by prevailing interest rates, but also by the volume of business conducted on a margin basis. By permitting a client to purchase on margin, Spires takes the risk that market declines could reduce the value of the collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold. Amounts loaned are limited by margin regulations of the Board of Governors of the Federal Reserve System and other regulatory authorities and are subject to Daiwa and credit review and daily monitoring procedures.

     Spires is also active as a secondary market broker for residential, consumer and commercial loans, and derives revenue from the placement of mortgage servicing and newly "securitized" mortgaged collateral on a nationwide basis.

     In the last three years, revenues from other activities (I.E., whole loan sales and net interest income) as a percentage of total revenues were: 9% for 1995, 22% for 1996; and 36% for 1997.

CLIENTS

     At September 30, 1998, Spires had over 700 institutional clients throughout the United States, Europe and Japan. Spires institutional clients are mostly pension funds, money managers, mutual and hedge funds, insurance companies, commercial banks and thrift companies.

INTELLECTUAL PROPERTY

     As the structures of fixed-income securities have become increasingly complex, successful investors need reliable, accurate and timely information to make prudent investment decisions. To satisfy this need, Spires has invested significant capital in an integrated proprietary trading tool known as the "Spires Financial Network," or "SFN." SFN is delivered to Spires' clients by direct dial-up or over the Internet. Through the Internet, Spires' employees and clients access proprietary databases, search engines and analytics of Spires through its "home page." Minimal investment is required by the client since all computing is performed on Spires servers in Houston, Texas. Only mouse clicks and screen graphics are transmitted over the Internet.

     SFN proprietary databases provide current and fourteen-year historical market information relating to, mortgage-backed securities, collateralized mortgage obligations and other matters. SFN's proprietary search engines and analytics include:

      o Portfolio Pro -- reduces the client's entire portfolio to a single security by blending cash flows of each position in the portfolio according to selected interest rate scenarios; and

      o Bond Locator -- permits database searching capabilities by CUSIP, description or profile. Through applications offered by SFN, Spires and its clients are better able to achieve liquidity and execution by matching buyers and sellers of similar securities.

     These databases also accelerate securities selection and improve overall yield and total rate of return by isolating the best investment alternatives based on the client's investment criteria.

     In December 1997, Spires obtained a Global Data License from Bloomberg Financial Markets. Now Spires can redistribute selected Bloomberg data through SFN to its clients. As one of the few entities able to redistribute this data, Spires provides its customers with additional market information not available from competitors.

     SFN is supported by a staff of five full-time system development, programming and support personnel. These people are responsible for system maintenance and support and development of proprietary software tools based on information provided by Spires' brokerage and trading professionals and its institutional clients.

     Spires management believes that SFN is a key element in the success of Spires institutional brokerage and trading activities.

MARKETING

     Spires' marketing efforts are conducted primarily by its 24-person marketing division located at Spires' Houston headquarters and at four branch offices. Spires targets its client groups through mailouts, telephone calls, in-person presentations and firm-sponsored workshops. Several representatives of Spires have also given presentations at national and regional trade conventions and conferences. Management believes its SFN proprietary technology has been critical to its client development success.

RELATIONSHIP WITH CLEARING BROKERS

     Spires clears all transactions, and carries accounts for clients, primarily through Daiwa and other clearing brokers. In its arrangement with Daiwa, Spires acts as an introducing broker for Daiwa. Spires arranges the trades, while Daiwa serves as both principal and clearing agent on those transactions. Other clearing brokers used by Spires act only as clearing brokers. Clearing brokers furnish Spires with information necessary to generate Spires' commission runs, transaction summaries, data feeds for various reports including compliance and risk management, execution reports, trade confirmations, monthly account statements, cashiering functions and the handling of margin accounts. Because of its arrangement with these clearing brokers, Spires has achieved substantial savings in its clearing and related operations. Under these clearing broker arrangements, management believes that Spires' cost of clearing its transactions is very competitive with the industry's costs. Spires is generally entitled to pay a set fee per trade, subject to an aggregate annual minimum payment for clearing trades through these clearing brokers. Spires' current trading volume allows it to realize substantially all of the benefit of the per trade price, although Spires believes that its arrangement with Daiwa and its other clearing brokers furnishes substantial cost advantages to Spires even during periods of reduced trading volumes.

     Spires currently has an uncommitted financing arrangement with these clearing brokers under which Spires finances its customer accounts, certain broker-dealer balances and firm trading positions through these clearing brokers. Although the customer accounts and such broker-dealer balances are not reflected on the Spires' Statements of Financial Condition for financial accounting reporting purposes, Spires has generally agreed to indemnify these clearing brokers for losses it may sustain in connection with accounts of Spires' clients. Spires therefore retains risk on these accounts. Spires is required to maintain certain cash or securities on deposit with its clearing brokers. At September 30, 1998, these deposits totalled about $1.1 million.

EFFECTS OF INTEREST RATES

     Spires' business is affected by general economic conditions, including movements of interest rates. Spires' inventory of fixed-income securities may fluctuate as interest rates change. Spires' interest income and interest expense may likewise change as interest rates change.

     Interest rates have indirect effects on other aspects of Spires' business. As interest rates decrease, the prices of fixed-income securities may increase, partially reflecting the increased demand for securities with higher coupon rates. As interest rates increase, fixed-income securities may tend to decrease in value reflecting the availability of newer securities with higher coupon rates. Institutional commission revenue may also be affected by changes in interest rates and any resulting indirect impact on the value of fixed-income securities.

COMPETITION

     All aspects of Spires' business, and of the securities business in general, are highly competitive. The principal competitive factors influencing Spires' business are its professional staff, its reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions, its mix of market and technological capabilities, and pricing. Spires' ability to compete effectively in institutional brokerage and investment banking activities will also be influenced by the adequacy of its capital levels and by its ability to raise additional capital.

     Spires competes directly with national and regional full service broker-dealers and, to a lesser extent, with discount brokers, dealers, investment banking firms, investment advisers and certain commercial banks. In addition to competition from firms currently in the securities business, domestic commercial banks and investment banking boutiques have recently entered the business. In recent years, large international banks have also entered markets served by United States investment banks, including the markets in which Spires competes. Spires expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve restrictions on commercial banks relating to the sale of securities. The financial services industry has become considerably more concentrated as numerous securities firms have either ceased operations or have been acquired by or merged into other firms. Such mergers and acquisitions have increased competition from these firms, many of which have significantly greater equity capital and financial and other resources than Spires. Many of these firms, because of their significantly greater financial capital and scope of operations, are able to offer their customers more product offerings, broader research capabilities, larger capital commitments and other products and services not offered by Spires, which may provide such firms with competitive advantages over Spires.

     Spires also faces competition from a rapidly developing industry comprised of companies offering discount and/or electronic brokerage services. These competitors may have lower costs and may offer their customers more attractive pricing or other terms. In addition, issuers and third party holders may attempt to sell securities directly to purchasers, including through sales using electronic media such as the Internet. If issuers and holders of securities can transact business without the assistance of financial intermediaries such as Spires, Spires' operating results could suffer.

GOVERNMENT REGULATION

     The securities industry is one of the nation's most extensively regulated industries. The SEC is responsible for carrying out the federal securities laws and serves as a supervisory body over all national securities exchanges and associations. The regulation of broker-dealers has to a large extent been delegated by the federal securities laws to SROs. These SROs include, among others, all the national securities and commodities exchanges and the NASD. Subject to approval by the SEC and certain other regulatory authority, the SROs adopt rules that govern the industry and conduct periodic examinations of the operations of Spires. In addition, Spires is subject to regulation under the laws of the 50 states, the District of Columbia, Puerto Rico and certain foreign countries in which it is registered to conduct securities or investment banking business. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees. Violation of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion of a firm, its officers or employees.

     As a registered broker-dealer, Spires is subject to certain net capital requirements of Rule 15c3-1 under the Exchange Act. The net capital rules, which specify minimum net capital requirements for registered broker-dealers, are designed to measure the financial soundness and liquidity of broker-dealers. The net capital rules also:

     (1) require broker-dealers to notify the SEC, in writing, two business days prior to making withdrawals or other distributions of equity capital or lending money to certain related persons if those withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital, and that they provide such notice within two business days after any such withdrawal or loan that would exceed, in any 30-day period, 20% of the broker-dealer's excess net capital;

     (2) prohibit a broker-dealer from withdrawing or otherwise distributing equity capital or making related party loans if after such distribution or loan, the broker-dealer has net capital of less than $300,000 or if the aggregate indebtedness of the broker-dealer's consolidated entities would exceed 1,000% of the broker-dealer's net capital and in certain other circumstances; and

     (3) provide that the SEC may, by order, prohibit withdrawals from capital from a broker-dealer for a period of up to 20 business days, if the withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital and if the SEC believes the withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer's ability to pay its customer claims or other liabilities.

     Spires is also subject to "Risk Assessment Rules" imposed by the SEC which require, among other things, that some broker-dealers maintain and preserve certain information, describe risk management policies and procedures and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have material impact on the financial and operational condition of the broker-dealers. Certain "Material Associated Persons" (as defined in the Risk Assessment Rules) of the broker-dealers and the activities conducted by such Material Associated Persons may also be subject to regulation by the SEC.

FACILITIES

     Spires leases office facilities in Houston and Austin, Texas; Morris Plains, New Jersey and Westport, Connecticut. The leased facilities total about 18,000 square feet. The firm's Austin and Morris Plains leases expire in 2000, the Houston lease in 2002, and the Westport lease in 2003.

     Each of the leases are on rental and other terms that Spires believes are commercially reasonable. Spires believes its existing facilities are well maintained and adequate for existing and planned operations.

EMPLOYEES

     At September 30, 1998, Spires had 43 employees, of whom 26 were engaged in institutional sales, five in trading, five in systems development and support and seven in accounting, administration and operations. Of these, 31 were classified as professionals and 12 were classified in support positions. No Spires' employees are subject to a collective bargaining agreement. Spires believes its relations with its employees generally are good.

RISK MANAGEMENT; LITIGATION

     Spires' financial services business involve substantial risks of liability. From time to time Spires may be named as a defendant in civil litigation and arbitrations arising from its business activities as a broker-dealer. The plaintiffs in such litigation or arbitration may allege misconduct on the part of Spires' institutional sales persons, claiming, for example, that investments sold to the plaintiffs by the institutional sales persons were unsuitable for their portfolios, or that the institutional sales persons engaged in excessive trading in the plaintiffs' accounts. While historically Spires has not incurred material liability in such litigation or arbitration, substantial liabilities in connection with such matters may occur in the future. The defense of these or any other lawsuits or arbitrations may divert the efforts and attention of Spires' management and staff from other responsibilities within Spires, and Spires may incur significant legal expense in defending such litigation or arbitration.

     Spires' ability to comply with applicable laws and rules relating to its financial services business is dependent in large part upon the establishment and maintenance of a compliance system designed to monitor compliance with such laws and rules, as well as Spires' ability to attract and retain qualified compliance personnel. Although Spires believes that it is in material compliance with such rules and regulations, Spires may in the future be subject to disciplinary or other actions due to claimed noncompliance which could have a material adverse effect on Spires' business, financial condition and operating results.

     Since its inception in January 1995, Spires has never been a party to any litigation or legal proceedings other than regulatory proceedings involving state licensing and registration issues, which Spires has resolved.

                         SPIRES SELECTED FINANCIAL DATA

     The following selected historical financial data as of and for each of the years ended December 31, 1995, 1996 and 1997 is derived from the audited financial statements of Spires. The historical financial data for the nine months ended September 30, 1997 and 1998 is derived from the unaudited financial statements of Spires. In the opinion of management, this data contains all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the nine months ended September 30, 1997 and 1998. The selected financial data set forth below should be read in conjunction with "Spires Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Spires Financial Statements and their related notes included later in this document.

                                                                              NINE MONTHS
                                                                                 ENDED
                                           YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                       -------------------------------  ------------------------
                                         1995       1996       1997       1997          1998
                                       ---------  ---------  ---------  ---------    -----------
                                                                              (UNAUDITED)
                                                            (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
     Commissions.....................  $   6,841  $   7,322  $   6,692  $   4,700      $ 5,512
     Interest and dividends..........        237        564        800        552          844
     Securities gains and other......        455        394        749        393          460
                                       ---------  ---------  ---------  ---------    -----------
          Total revenues.............      7,533      8,280      8,241      5,645        6,816
                                       ---------  ---------  ---------  ---------    -----------
     Compensation and benefits.......      2,169      3,023      3,392      2,276        2,975
     Brokerage and clearance.........        111        235        222        170          223
     Interest expense................     --            228        615        453          883
     Other general and
       administrative................      1,157      1,548      1,827      1,235        1,571
                                       ---------  ---------  ---------  ---------    -----------
          Total expenses.............      3,437      5,034      6,056      4,134        5,652
                                       ---------  ---------  ---------  ---------    -----------
     Net income......................  $   4,096  $   3,246  $   2,185  $   1,511      $ 1,164
                                       =========  =========  =========  =========    ===========

                                                DECEMBER 31,
                                       -------------------------------   SEPTEMBER 30,
                                         1995       1996       1997          1998
                                       ---------  ---------  ---------   -------------
                                               (IN THOUSANDS)             (UNAUDITED)
BALANCE SHEET DATA:
     Securities inventory............  $   2,600  $   5,455  $  18,056      $13,226
     Total assets....................      8,236     11,271     35,224       19,538
     Partners' capital...............      5,405      4,920      4,790        3,999

------------

                 SPIRES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Since Spires' inception in January 1995, its fixed-income sales volume has grown significantly, revenues have grown modestly, and profitability has declined. From 1995 to 1997 sales volume increased at an average annual rate of 68.9%, to $4.2 billion from $1.5 billion. Revenues grew at an average annual rate of 4.7% from 1995 to 1997, to $8.2 million from $7.5 million. During the same period, expenses grew at an average annual rate of 28.6%, to $6.1 million from $3.4 million. However, profitability declined at an average annual rate of 35.7%, to $0.9 million in 1997 from $2.2 million in 1995.

     The growth rate of Spires' sales volume was primarily attributable to the addition of its branch offices and the increase in number of institutional brokers, from four to 18. The lower growth in revenues was principally due to market factors including: (1) the historically low long-term interest rate environment, (2) the decline in the relative price volatility of fixed-income products, (3) the slow-down in institutional purchases of mortgage-related securities and (4) a decline in trading activity among dealers. The combination of these factors resulted in a narrowing in the Spires' average transaction margin, known as the "spread", or difference, between the "bid" (the price Spires pays for a bond) and the "offering" (the price Spires sells a bond). In other words, Spires sold more, but made less.

     The increase in expenses was primarily the result of (1) an increase in Spires' variable costs caused by a shift in the Spires' business mix from Spires generated trading activity and inter-dealer business (requiring no commission expense) to broker generated institutional commission business (requiring commission expense) and (2) an increase in the fixed costs required to support the addition of Spires' branches and Spires' corresponding increase in number of brokers and the electronic data processing ("EDP") services required to build a technology-based fixed-income broker-dealer platform.

     Spires' profitability is affected by many factors, including: (1) the volatility, level, and direction of interest rate movements, (2) the level of securities trading volume and the average profit per transaction, (3) the mix of business between Spires' various components, i.e. whether from its trading desk or commission brokers, and with respect to its commission brokers, whether from dealer sales, institutional sales or whole loan sales, (4) the number of commission brokers and the average production of each, (5) the impact of hedging activities and (6) the amount of capital available to support inventory positions and new product creation. While the Spires' compensation expense is variable, many of its activities have fixed operating costs that do not decrease with reduced levels of activity.

     Strong equity markets, low interest rates, a flat yield curve, low interest rate volatility, and a shifting business mix contributed to declining margins in 1995, and these trends continued throughout 1996, 1997, and into 1998. With the Dow Jones Industrial Average rising 12.4% during the first half of 1998, institutional investor attention was focused on the equity markets and asset allocations were heavily weighted toward equities. Low interest rates and a flat yield curve (long-term interest rates were at thirty-year lows on June 30, 1998, with the ten-year treasury at 5.45% and the thirty-year treasury at 5.63%) created little incentive for investors to purchase the longer maturity fixed-income products that are more profitable for Spires. Finally, interest rate volatility, a key factor in bond transaction volume, was low during the first half of 1998 (rates fluctuated less than 50 basis points.) As a result of these factors, Spires' average transaction margin declined to the lowest level in Spires' history during the first half of 1998.

COMPONENTS OF REVENUES AND EXPENSES

     REVENUES. Spires' revenues are derived primarily from commission income from principal and agent transactions, interest income, and gains (or losses) taken in its inventory account. Principal transaction revenues include net revenues from the trading of fixed-income securities by Spires as a principal (including sales credits and trading profits and losses) that are primarily derived from its wholesale (inter-dealer) trading activity and activities for the benefit of its institutional clients. Principal transaction revenues are affected primarily by: (1) the volatility, level, and direction of interest rate movements, (2) the level of securities trading volume, including both dealer volume and client volume and (3) the number of commission brokers and the average production of each. Agent transaction revenues primarily include revenues resulting from whole loan and loan servicing transactions arranged as an agent on behalf of clients.

     Interest income results from the interest earned on fixed income securities while they are in Spires' inventory awaiting sale. Spires receives the interest on these securities from the date of purchase until the date of sale. Other sources of income include both realized and unrealized gains, or losses, net of hedging activities that occur while securities are in Spires' possession.

     EXPENSES. The Spires' expense structure consists of four categories: (1) compensation and benefits, (2) clearing expenses, (3) interest expense and (4) other expenses. Compensation and benefits represents the Company's largest expense item, accounting for 56.0% of total expenses in 1997 and representing 41.1% as a percentage of 1997 total revenues. Compensation and benefits has both a variable component based on revenue production and a fixed component. The variable component includes institutional sales commissions, bonuses, overrides, trading desk incentives, and management compensation. The fixed component includes administrative and executive salaries, payroll taxes, employee benefits and temporary employee costs. In order to normalize the partnership's net income into corporate form, management has agreed to a competitive compensation package equal to 10% of revenues.

     Brokerage and clearance costs include those costs associated with the clearing and settlement process required for fixed-income securities. Spires clears over 95% of its trades through Daiwa Securities America, Inc., New York, New York. Interest expense reflects the interest paid by Spires to finance its inventory of fixed-income securities. Spires finances its inventory either through loans or repurchase agreements.

     Other expenses include EDP services and supplies, occupancy and equipment, communications, travel and entertainment, and other fixed costs associated with running the business. EDP services and supplies include third party systems, data, and software program providers and development and maintenance expenses associated with the SFN. Occupancy and equipment expenses include rent and utility charges paid for Spires' facilities, expenditures for facilities repairs and upgrades, and depreciation of computer, telecommunications, and office equipment. Communications expenses including charges for third party providers of telecommunications services and printing and mailing costs for customer communications. Travel and entertainment expenses include those costs associated with attending trade association conferences and visiting and entertaining the Company's international institutional clientele.

RESULTS OF OPERATIONS

     The Company's financial results have been and may continue to be subject to fluctuations due to the factors described above, or other factors. Consequently, the results of operations for a particular period may not be indicative of results to be expected for other periods. The following table sets forth for the periods indicated, the percentage relationship that certain items in Spires' Statements of Operations bear to revenues:

                                                                                                          NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                       ----------------------------------------------------------------  --------------------
                                               1995                  1996                  1997                  1997
                                       --------------------  --------------------  --------------------  --------------------
                                                                       (DOLLARS IN THOUSANDS)

                                                                                                             (UNAUDITED)
REVENUES:
    Commissions......................  $   6,841       90.8% $   7,322       88.4% $   6,692       81.2% $   4,700       83.3%
    Interest and dividends...........        237        3.2        564        6.8        800        9.7        552        9.8
    Other............................        455        6.0        394        4.8        749        9.1        393        6.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Total revenues..............      7,533      100.0      8,280      100.0      8,241      100.0      5,645      100.0
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
EXPENSES:
    Compensation and benefits........      2,169       28.8      3,023       36.5      3,392       41.1      2,276       40.3
    Brokerage and clearance..........        111        1.5        235        2.8        222        2.7        170        3.0
    Interest expense.................         --         --        228        2.8        615        7.5        453        8.0
    Other general and
      administrative.................      1,157       15.3      1,548       18.7      1,827       22.2      1,235       21.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
         Total expenses:.............      3,437       45.6      5,034       60.8      6,056       73.5      4,134       73.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $   4,096       54.4% $   3,246       39.2% $   2,185       26.5% $   1,511       26.8%
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1998
                                       --------------------

REVENUES:
    Commissions......................  $   5,512       80.9%
    Interest and dividends...........        844       12.4
    Other............................        460        6.7
                                       ---------  ---------
         Total revenues..............      6,816      100.0
                                       ---------  ---------
EXPENSES:
    Compensation and benefits........      2,975       43.7
    Brokerage and clearance..........        223        3.3
    Interest expense.................        883       13.0
    Other general and
      administrative.................      1,571       23.0
                                       ---------  ---------
         Total expenses:.............      5,652       83.0
                                       ---------  ---------
NET INCOME...........................  $   1,164       17.0%
                                       =========  =========

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     During the first nine months of 1998, sales volume (net of hedge-related transactions) increased 51.4% over the same period in 1997, to $5.6 billion from $3.7 billion. The average sales volume per securities trade increased 39.3%, to $3.9 million from $2.8 million and the number of trades increased slightly, to 1,418 from 1,279.

     Revenues increased 20.7%, to $6.8 million for the nine months ended September 30, 1998 from $5.6 million during the same period in 1997. The average revenue per securities trade increased 14.1%, to $3,245 for the first nine months of 1998 from $2,845 in the comparable period in 1997, while the average transaction margin on the Company's securities business declined 25.0%, to 8 basis points, from 10 basis points during the previous period.

     Interest income rose 52.9%, to $843,996 for the nine months ended September 30, 1998, from $552,162 during the same period in 1997 as a result of maintaining a larger inventory of fixed income securities during 1998 as compared to 1997. Other income, composed of realized and unrealized gains (losses) rose 17.0%, to $460,088 for the first nine months of 1998 from $393,189 in the comparable period in 1997.

     Total expenses increased 36.7%, to $5.7 million for the nine months ended September 30, 1998 from $4.1 million for the same period in 1997 due primarily to a 30.8% increase in compensation and benefits associated with the continued change in Spires business mix toward broker generated business. This shift in business mix required higher commission pay-outs, bonuses, and over-rides than were experienced in the prior 1997 period. Spires also hired several high quality sales/trading personnel during the period to capitalize on its proprietary technology and brought its salaried payroll up to industry averages.

     Clearing expenses increased 31.1%, to $222,604 for the first nine months of 1998 from $169,793 for the comparable period in 1997, consistent with the overall increase in securities transactions that produced an increase in sales volume and revenues. Interest expense rose 95.0%, to $882,895 for the nine months ended September 30, 1998 from $452,736 for the same period in 1997 primarily the result of financing a much larger inventory and the overall increase in the cost of financing relative to the inventory's average coupon rate.

     Other expenses increased 27.1%, to $1.6 million for the first nine months of 1998 from $1.2 million for the comparable period in 1997. This increase was primarily attributable to a 42.2% increase in EDP services, to $454,937 from $319,898, as Spires increased its investment in the SFN and added a new branch office to the network. Professional fees increased 98.2% due to merger expenses, to $203,135 for the first nine months of 1997 from $102,480 during the same period in 1997.

     Net income for the period declined 23.0%, to $1.2 million for the first nine months of 1998 from $1.5 million for the comparable period in 1997.

1997 COMPARED TO 1996

     In 1997, Spires completed its third full year in business. During the year, short term interest rates dropped 30 basis points, long-term interest rates dropped 70 basis points, and the yield curve flattened by 40 basis points. These factors continued to reduce institutional investor demand for longer-term, more profitable fixed-income products. It also reduced the incentive for Spires (and other fixed-income dealers) to position inventories. Finally, the low volatility in interest rates during the period, reduced the incentive for investors to enter into the fixed-income securities market.

     Spires' sales volume increased 55.6% during 1997, to $4.2 billion from $2.7 billion. However, 1997 revenues of $8.2 million showed little increase over the previous year revenues, and commission income declined 8.6%, to $6.7 million from $7.3 million. As a result, Spires' average transaction margin declined by 18%, to .0016% from .0020%.

     Spires' business mix continued to change as revenue from Spires' generated securities transactions declined 42.9%, to $2.0 million from $3.5 million, while revenue from broker generated securities transactions increased 10.3%, to $3.2 million from $2.9 million, and revenue from broker generated whole loan transactions increased 66.7%, to $3.0 million from $1.8 million.

     Interest income increased 41.8%, to $800,000 from $564,000 as a result of carrying more inventory. Other income, composed of realized and unrealized gains (losses) increased 90.1%, to $749,000 from $394,000 principally due to the larger inventory.

     Total expenses increased 20.3% during 1997 compared to the previous year, to $6.1 million from $5.0 million. Compensation and benefits increased 12.2%, to $3.4 million from $3.0 million primarily as a result of Spires' continued shift in business mix away from Spires generated business toward broker generated business. This shift in business mix required higher commission pay-outs, bonuses, and overrides than were experienced in the prior period.

     Clearing costs declined slightly during 1997, to $222,000 from $235,000 mainly as a result of the decline in revenue associated with fewer trades. Interest expense increased 170% to $615,000 from $228,000, primarily the result of financing a larger inventory.

     Other expenses increased 18.0%, to $1.8 million from $1.5 million principally due to a 31.0% increase in EDP services, to $477,000 from $364,000.

     Net income declined 32.7%, to $2.2 million from $3.2 million.

1996 COMPARED TO 1995

     In 1996, Spires completed its second full year in business. During the year, short-term interest rates increased 70 basis points and long-term interest rates increased 80 basis points. Rising rates were accompanied by lower prices for fixed-income securities which dampened institutional investor demand for the more profitable long-term fixed-income products that Spires sells. They also reduced the incentive for Spires (and other fixed-income dealers) to position inventories.

     In late 1995, capitalizing on available talent, Spires expanded its sales staff by opening two branch offices. An Austin, Texas office was opened with a group of experienced fixed-income securities brokers and a Morris Plains, New Jersey office was opened with a group of experienced whole loan and loan servicing brokers.

     Spires' sales volume increased 80.0% during 1996, to $2.7 billion from $1.5 billion. However, revenues increased only 9.9% during 1996, to $8.3 million from $7.5 million and commission income increased just 7.0%, to $7.3 million from $6.8 million. As a result, Spires' average transaction margindeclined in 1966 by 33.0%, to .002% from .003%

     In addition, Spires business mix began to change as revenue from Spires generated securities transactions declined 16.7%, to $3.5 million from $4.2 million, while revenue from broker generated securities increased 15.4%, to $3.0 million from $2.6 million and revenues from broker generated whole loan transactions increased 191%, to $1.9 million from $652,000.

     Interest income increased 138%, to $564,000 from $237,000 as a result of carrying more inventory. Other income, composed of realized and unrealized gains (losses) declined 13.4%, to $394,000 from $455,000.

     Total expenses increased 46.5% during 1996 compared to the previous year, to $5.0 million from $3.4 million. Compensation and benefits increased 39.4%, to $3.0 million from $2.2 million primarily from a shift in the business mix away from Spires generated business toward broker generated business. This shift in business mix required higher commission pay-outs, bonuses, and over-rides than were experienced in the prior period.

     Clearing costs increased 112% during 1996, to $235,000 from $111,000 primarily the result of a 46% increase in transaction volume. Interest expense increased to $228,000 as Spires began its program to finance as much inventory as its capital would allow.

     Other expenses increased 33.8%, to $1.5 million from $1.2 million. Most of this expense was associated with (1) the increase in staff to support a larger organization, (2) increased EDP expenses associated with the proprietary Spires Financial Network system development, and (3) the addition of two branch offices. EDP expenses during 1996 increased 34.2%, to $365,000 from $272,000.

     Net income declined 20.8%, to $3.2 million from $4.1 million.

LIQUIDITY AND CAPITAL RESOURCES

     Spires was funded initially in January, 1995 with $3.5 million in capital. Spires has been profitable each year since inception. During the period from 1995 to 1997, the Company recorded over $7 million in net income prior to an adjustment for an increase in compensation and benefits of Spires where certain previous partners of Spires will receive total compensation equal to 10% of Spires revenues and before taxes on revenues of $22.5 million.

     Spires distributed all net earnings as required by its partnership agreement to its partners four times a year. The first three distributions were sufficient to cover the estimated quarterly income taxes of each of the partners. The last distribution brought the partnership's capital position back to the original $3.5 million by distributing all of that year's remaining net earnings.

     Spires has always maintained, at minimum, its initial capital of $3.5 million. Total equity on September 30, 1998 was $4.0 million and working capital was $3.1 million. Prior to the closing of the Transactions, Spires will distribute to its partners all of its 1998 year-to-date net earnings and enough capital to bring its capital account down to $1.8 million. As of September 30, 1998, Spires had no long-term debt.

     Spires has historically financed capital expenditures through internally generated cash. During 1997, Spires had capital expenditures of approximately $75,000 which were funded from operations. Spires expects to incur capital expenditures of approximately $225,000 during 1998 relating primarily to leasehold improvements.

EFFECTS OF INFLATION

     Historically, inflation has not had a material effect on Spires' financial condition, results of operations or cash flows. The rate of inflation, however, affects the price of fixed-income securities, as prices and yields are adjusted to reflect the rate of inflation in the economy. Typically, with expectations of higher inflation rates, interest rates rise, prices of fixed-income investments fall, and the volume of institutional fixed-income transactions declines. With expectations of lower inflation rates, interest rates fall, prices of fixed-income investments rise, and the volume of institutional fixed-income transactions rises. As a result, inflation may have a material effect on Spires' financial condition, results of operations, or cash flows in the future. The rate of inflation also can be expected to affect Spires' expenses, such as employee compensation, rent, and communications.

YEAR 2000

     The Year 2000 Problem refers to the inability of some computer programs and systems to correctly interpret the century from a date in which the year is represented by only two digits. A computer program or system that has not resolved the Year 2000 Problem may not be able to correctly process certain data, or in extreme situations, the program or system may become disabled. Spires has taken into account the Year 2000 Problem in the development of all of its proprietary trading and software systems. Spires, its internal computer programs, and its software and trading systems are fully Year 2000 compliant.

     In addition to dependence on its own computer programs and systems that may be affected by the Year 2000 Problem, Spires has material relationships with third parties that must also address the Year 2000 Problem. These third parties include:

            o   trading counter parties

            o   financial intermediaries

            o   securities exchanges

            o   depositories

            o   clearing agencies

            o   clearing houses

            o   commercial banks

            o   market data and pricing service providers

            o   telecommunications and utility providers

     Spires' operations and financial results may be adversely affected if these third parties do not adequately address the Year 2000 Problem and Spires is unable to make timely contingency plans.
     A Year 2000 failure at Spires or at a material third party could have a material adverse effect on Spires' business by impairing its ability to, among other things:
         o gather and process information vital to strategic decision making by both Spires and its customers;
         o   perform pricing calculations;

         o   execute customer transactions;

         o   maintain accurate books and records and provide timely reports;

         o   access audit facilities for both Spires and its customers; and

         o   undertake risk management functions.

     Spires has received information from most of its material third parties detailing their current state of Year 2000 readiness and their expectation to be Year 2000 compliant before December 1999. Spires expects to receive periodic updated reports from these third parties concerning the progress of their Year 2000 efforts. Spires has made inquiries to the remaining material third parties to ensure that they have an effective Year 2000 plan to address the Year 2000 problem. However, Spires has received to date little information from these remaining third parties, and thus, does not have sufficient information to assess whether they will be Year 2000 compliant. Spires intends to make a follow-up request in January and February 1999 to any material third party who either does not respond by to Spires' initial request or gives what Spires believes to be an inadequate response.

     As a registered broker-dealer, Spires was required to conduct a complete review of the potential impact of Year 2000 issues and report its findings to the NASD and SEC no later than August 31,

1998. An updated report is due no later than April 30, 1999. Spires filed its initial report with the NASD and the SEC on August 31, 1998, without response from the NASD or the SEC.

     Spires has developed a multi-phase plan to resolve its potential Year 2000 Problems. That plan consists of the following phases:

Phase I:      Identifying Spires' potential Year
              2000 Problems including potential
              problems with third- party providers.
Phase II:     Assessing the steps Spires must take
              to avoid the Year 2000 Problem.
Phase III:    Implementation of steps to avoid the
              Year 2000 Problem.
Phase IV:     Internal testing of computer software
              and systems designed to avoid the
              Year 2000 Problem.
Phase V:      Integrated testing of computer
              software and systems designed to
              avoid the Year 2000 Problem with
              third-party providers.
Phase VI:     Implementation of computer software
              and systems designed to avoid the
              Year 2000 Problem.

     To date Spires has completed Phases I through III of its plan at a cost of $10,000 for modifying or purchasing new software and upgrading or purchasing new computer systems. Spires expects to complete Phases IV through VI of its plan by December 31, 1998. The additional cost to complete this activity is expected to be less than $25,000. Of these total Year 2000 costs, about $20,000 are expected to be used for remediation, which represents an estimated 3% of Spires' 1998 information technology budget. Some of these costs may be recurring. Spires believes that cash from operations will be sufficient to fund these costs. No information technology projects have been deferred due to Spires' Year 2000 efforts.

     While there can be no assurance, Spires believes that its internal computer software and systems will not experience significant disruption in connection with the Year 2000 Problem. There can be no assurance that a third party provider's failure to resolve the Year 2000 Problem would not have an adverse effect on Spires. In particular, if Spires' internal computer software and systems or those of a third-party provider experience any significant disruption in connection with the Year 2000 Problem, such disruption could affect Spires' ability to conduct business and may have a material adverse effect on Spires' results of operations.

     Spires intends to develop a contingency plan to minimize the impact of such a disruption. The contingency plan will consist of in-house programming solutions and third party patches downloaded via the Internet or dial-up file transfers.

                    MANAGEMENT OF PGG AFTER THE TRANSACTIONS

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     This table sets forth information about PGG's directors and executive officers upon completion of the Transactions (ages as of November 20, 1998):

                                                                                                DIRECTOR
                NAME                    AGE                      POSITIONS                       CLASS
-------------------------------------   ---    ---------------------------------------------   ----------
Titus H. Harris, Jr..................   67     Chairman of the Board, Director                 Class III
Robert E. Garrison, II(1)............   56     President, Chief Executive Officer, Director    Class III
Donald R. Campbell(1)................   58     Vice Chairman, Director                         Class III
Stephen M. Reckling..................   36     Chairman and Chief Executive                     Class I
                                                 Officer of PMT, Director
Peter W. Badger(3)...................   52     President of Spires, Director                   Class III
Richard C. Webb......................   65     President of HWG, Director                       Class I
Sean Dobson..........................   30     Executive Vice President of Spires, Director     Class I
Richard J. Martin....................   40     President of ERRI
Tony Coelho(3).......................   56     Director                                         Class II
W. Blair Waltrip(2)..................   44     Director                                         Class II
James H. Greer(1)(2)(3)..............   72     Director                                         Class II
T.G. Bogle...........................   68     Director                                         Class I
T. Craig Benson(2)...................   36     Director                                         Class II

------------

(1) Member of Executive Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

     TITUS H. HARRIS will be appointed the Chairman of the Board and a director of PGG on consummation of the Transactions. Mr. Harris co-founded HWG in February 1994 and now serves as HWG's Chief Executive Officer and as a director of HWG and PMT. From September 1991 to February 1994, he served as a Registered Representative at S.G. Cowen, HWG's correspondent broker. Before then, Mr. Harris served as Senior Vice President of Lovett Underwood Neuhaus & Webb, (a division of Kemper Securities Group, Inc.) from January 1983 to August 1991, and as Regional Sales Manager for the Houston-office of E.F. Hutton and Co., Inc. from January 1978 to December 1982. Mr. Harris has over 39 years experience in the securities industry.

     ROBERT E. GARRISON, II will be appointed the President, Chief Executive Officer and a director of PGG on consummation of the Transactions. Mr. Garrison co-founded HWG and now serves as its Executive Vice President and a director. He also serves as Chairman, Chief Executive Officer and as a director of PMT, which he founded in 1994. Mr. Garrison serves as Chairman and a director of Biocyte, and as a director of HWG Capital, L.L.C., both of which are affiliates of HWG. From 1990 to 1991, Mr. Garrison served as President and Chief Executive Officer of Medical Center Bank & Trust Company. Prior to that time, he served as managing partner of the Lovett firm from 1983 to 1987, and Director of Research for Underwood Neuhaus and Co. from 1971 to 1982. Mr. Garrison serves as a director of FFP Partners, a public real estate company, and Intelect Communications, Inc., a public telecommunications equipment company. He has over 33 years experience in the securities industry. Mr. Garrison is a Chartered Financial Analyst.

     DONALD R. CAMPBELL is a director and will also become Vice Chairman, of PGG on completion of the Transactions. Mr. Campbell has been President and Chief Operating Officer of TEI since 1991, a director of TEI since September 1990, and Chief Executive Officer since April 1994. Previously, he served in various executive capacities for TEI, including Chief Financial Officer.

     STEPHEN M. RECKLING will be appointed Chairman and Chief Executive Officer of PMT and a director of PGG on completion of the Transactions. Mr. Reckling is one of the founders of PMT and from June 1994 to the present has served in various executive capacities at PMT, currently as its Executive Vice President and Chief Investment Officer and as a director. He has over 13 years of investment management experience, including experience at one national and two regional investment banking firms.

     PETER W. BADGER will serve as President of Spires and become a director of PGG on consummation of the Transactions. Mr. Badger founded and has been a partner and President of Spires since its inception in January 1995. He is also a director of PMT. From April 1976 to July 1994, he served as a securities broker and executive vice president of Westcap Corporation. Mr. Badger has over 22 years experience in the institutional securities market. He has NASD Series 24, 7 and 63 licenses.

     RICHARD C. WEBB will serve as a director of PGG on completion of the Transactions. Mr. Webb co-founded HWG and now serves as HWG's President and a director of HWG and PMT. From 1991 to 1994, he was Regional Partner of S.G. Cowen, the correspondent broker of HWG. Before then, Mr. Webb served in various capacities with the Lovett firm, which he co-founded in 1981. He is also a director of Kent Electronics, Inc., a public electronic distribution company. Mr. Webb has served on the boards of several Houston-based community organizations, including science museum, education and hospital groups. He has over 38 years experience in the securities industries.

     SEAN DOBSON will serve as a director of PGG on completion of the Transactions. Mr. Dobson is a founding partner of Spires and serves as its Executive Vice President -- Trading & New Business Development. Mr. Dobson has over twelve years experience in the mortgage securities market. Before joining Spires, he served as a registered representative for the Westcap Corporation from February 1994 to July 1994, registered representative for Arbour Financial Corp. from January 1994 to February 1994, mortgage securities trader for the MMAR Group from November 1989 to January 1994 and research director for Robert Thomas Securities from October 1987 to November 1989. He has a NASD Series 7 and 63 licenses.

     RICHARD J. MARTIN has been President of ERRI since January 1997 and Vice President since March 1996. From 1992 to 1996, he served as executive Vice president and Chief Operating Officer of Culp Petroleum Company, an oil distribution company. From 1991 to 1996, Mr. Martin was owner of Core Business Services, a provider of financial and marketing services to businesses.

     TONY COELHO will serve as a director of PGG on consummation of the Transactions and has served as a director of TEI since March 1990. Since September 1997, Mr. Coelho has served as a consultant to Tele-Communications, Inc., a company that operates call television and other telecommunications services. From October 1995 to September 1997, he was Chairman and Chief Executive Officer of ETC w/tci, Inc., an education and training technology subsidiary of TeleCommunications, Inc. From 1989 to June 1995, he was a Managing Director of Wertheim Schroder & Co., incorporated, an investment banking firm in New York. From 1990 to June 1995, he served as President and Chief Executive Officer of Wertheim Schroder Investment Services. Mr. Coelho currently serves as Chairman of the Board of International Thoroughbred Breeders, Inc., an owner and operator of diversified gaming properties in New Jersey and Nevada, and is a director of Service Corporation International, a public company which owns and operates funeral homes, cemeteries and related businesses. Mr. Coelho also serves as director of several private companies.

     W. BLAIR WALTRIP will serve as a director of PGG on completion of the Transactions and has served as a director of TEI since July 1988. He has been employed in various capacities for Service Corporation International since 1977 and now serves as that company's Executive Vice President and as a director.

     JAMES H. GREER will serve as director of PGG on completion of the transaction and has served as a director of TEI since March 1990. He has been Chairman of Shelton W. Greer Co., Inc., a building specialty products company, for over 25 years. Mr. Greer is also a director of Service Corporation International and AmeriCredit Corporation, a consumer credit company.

     T.G. BOGLE will serve as a director of PGG on consummation of the Transactions and has served as a director of TEI since July 1988. Mr. Bogle served as TEI's president and chief operating officer from July 1988 to December 1991. From 1977 to 1988, he was owner and president of Houston International, Inc.

     T. CRAIG BENSON will serve as director of PGG on consummation of the Transactions and has served as a director of TEI since March 1990. He has been employed in various capacities for Service Corporation International since 1987 and now serves as that company's Vice President -- International Operations.

KEY EMPLOYEES

     The following employees are expected to make significant contributions to the business of the Company:

HWG

     W. WAYNE PATTERSON is the President of HWG Capital, LLC, an affiliate of HWG, a position he has held since its inception in November 1997. Mr. Patterson is a director of HWG and serves on its management committee. He also serves as Chairman of the Board of International Graphic Industries, Inc. and as a director of Integrated Service and Industrial Supply and Omni U.S.A., Inc., a public manufacturer of industrial transmissions. Mr. Patterson served as a Chairman and Chief Executive Officer of each of Texas MicroSystems and BriskHeat Corporation from 1989 to 1996. Prior to that time, he served in various executive capacities for Keystone International, Inc., a publicly-listed manufacturer of flow control products, and continued to serve as director of Keystone until November 1997. Mr. Patterson is a Certified Public Accountant and a member of the Texas State Bar.

     BRUCE G. GARRISON serves as Chief Operating Officer and Director of Research for HWG. He has held those positions since September 1996. Mr. Garrison was managing director of PaineWebber Incorporated from February 1992 to May 1996. He also serves as a director of PMT and Harvard Property Trust, a private real estate investment trust specializing in office buildings. Mr. Garrison has over 26 years experience in the research of publicly traded real estate and related companies. He is a member and former governor of the National Association of Real Estate Investment Trusts. Mr. Garrison is a Chartered Financial Analyst.

     JERALD S. COBBS is the President and Chief Executive Officer of BioCyte Therapeutics, Inc., a corporation majority-owned by HWG and certain affiliates, and he has been since 1996. From 1992 to 1994, Mr. Cobbs served as the Assistant Director of Technology Development at the University of Texas -- M. D. Anderson Cancer Center. Prior to that time, Mr. Cobb spent twelve years as an investment research analyst, last serving as Senior Investment Analyst with Raucher Pierce Refsnes, Inc. in 1990.

     HOWARD Y. WONG is the Senior Vice President and Chief Financial Officer for both HWG and PMT. He has held those positions since August 1996. Mr. Wong formerly served as Vice President and Trust Officer with River Oaks Trust Company from March 1989 to July 1996. He has a NASD Series 27 license.

PMT

     STEPHEN D. STRAKE is the President and Chief Operating Officer of PMT. Mr. Strake has over 13 years of banking experience concentrated in marketing and relationship management for high net worth individuals and their related businesses. He served in various officer positions for Comerica Bank -- Texas, N.A. from April 1993 to May 1996, and for First City Bank -- Texas, N.A. from December 1989 to April 1993. During his banking career, Mr. Strake was involved in corporate finance, oil and gas exploration and production lending, cash management and trust/investment activities.

     LYNN A. BERNARD, JR. serves as Executive Vice President -- Global Investment Strategies of PMT. In 1990, Mr. Bernard founded and served as a principal of L.A. Bernard & Associates, Ltd., an investment counseling firm specializing in global asset management, until he joined PMT in 1997. Previously, he spent thirteen years with the investment banking firm of Goldman, Sachs & Co. in various officer capacities, last serving as Vice President in the Securities Sales Division in Houston where he represented private individual and institutional clients. Mr. Bernard has over 21 years of investment management experience.

     LINDA HALCOMB is the Vice President and Manager of Operations of PMT. Ms. Halcomb has over 20 years of experience in trust and financial services. She is a current member of the National Association of Trust Auditors and Compliance Professionals and was formerly the Southern Regional Director of the National Trust Systems Association.

SPIRES

     TRACY G. ADAMS is a founding partner of Spires and serves as its Executive Vice President -- Trading. Ms. Adams has twelve years experience in the mortgage securities market. Before joining Spires, she served as a Registered Representative for Westcap Corporation from February 1994 to July 1994, Senior Analyst for Arbour Financial from January 1994 to February 1994, Senior Analyst for MMAR Group from November 1989 to January 1994, and financial analyst for Robert Thomas Securities form August 1987 to November 1989. She has N.A.S.D. Series 24, 7 and 63 licenses.

     STEVE M. GORMAN is a founding partner of Spires and serves as its Director of Systems Development. Mr. Gorman has thirteen years experience as a designer of fixed-income analytical software and database applications. Before joining joining Spires, he served as a Vice President for Westcap Corporation from February 1994 to October 1994, Vice President for MMAR Group from January 1992 to January 1994, and Vice President for Bear, Stearns & Company from May 1986 to August 1992.

     RON FURMAN is in charge of the whole loan and servicing sales division of Spires. Mr. Furman is a Senior Managing Director and Branch Manager of Spires' Morris Plains, New Jersey office. He has twenty-five years experience trading secondary market whole loans and loan servicing. Before joining Spires, Mr. Furman served as a senior vice president for Westcap Corporation from February 1984 to October 1995, Senior Vice President for Prudential Securities from October 1982 to February 1984, Executive Vice President for Ameribond from September 1981 to October 1982, and Senior Vice President for G.A. Thompson from September 1978 to September 1981. He is a member of the Mortgage Bankers Association of America and has NASD Series 7, Series 24, and Series 63 licenses.

     DEBBIE SHELLING REYNOLDS serves as Managing Director -- Trading and Branch Manager of Spires' Westport, Connecticut office. Ms. Reynolds has over fifteen years experience trading mortgage securities. Prior to joining Spires, she served as a mortgage securities trader for Donaldson, Lufkin, & Jenrette from February 1993 to February 1998, mortgage securities trader for Kidder Peabody from March 1990 to February 1993, and mortgage securities trader for Drexel Burnham Lambert from September 1983 to March 1990. She has a NASD Series 7 and 63 licenses.

     CRAIG SALZGABER serves as Senior Vice President -- Trading. Mr. Salzgaber has over eight years experience trading mortgage securities. Before joining Spires, he served as a mortgage securities trader for Donaldson, Lufkin, & Jenrette from May 1995 to March 1998 and fixed-income securities trader for Concord Securities from July 1985 to May 1995. He has a NASD Series 7 and 63 licenses.

     DENNIS P. CIOLA serves as Managing Director and Branch Manager of Spires' Austin, Texas office. Mr. Ciola has over fifteen years experience in marketing and over seven years experience in the mortgage securities market. Before joining Spires he served as a registered representative for Westcap Corporation from February 1994 to July 1994 and a registered representative for MMAR Group from April 1991 to December 1993. He has the NASD Series 63 and 7 licenses.

     LAWRENCE H. FORRESTER serves as Executive Vice President, Chief Financial and Compliance Officer of Spires, a position he has held since January, 1997. Mr. Forrester has fifteen years experience in financial and compliance matters with various broker-dealer firms in the Houston area.

He earlier served as Senior Vice President and Chief Financial Officer of Lynn Hayes Financial, Inc. from May 1994 to November 1995. He has the NASD Series 63, 53, 27, 24, and 7 licenses.

BOARD OF DIRECTOR CLASSES; DIRECTOR COMPENSATION

     The PGG board of directors is divided into three classes. Following a transition period, each class will serve for three years, with one class being elected each year at the annual shareholders' meeting. During the transition period, the terms of the Class I directors will expire at the 1999 annual meeting. The term of the Class II directors will expire at the 2000 annual meeting, and the term of the Class III directors will expire at the 2001 annual meeting. Classification of PGG's board could lengthen the time required to change the composition of a majority of its members. In general, at least two shareholder meetings will be necessary for shareholders to change a majority of the members of the PGG board.

     Each director will receive a fee of $1,500 for each meeting of the PGG Board of Directors attended. Each director who is not a PGG employee will receive a fee of $1,000 for each Executive Committee meeting attended, and a fee of $750 for attendance at other committee meetings. Directors may also be periodically granted Incentive Awards under PGG's Incentive Plan.

                             EXECUTIVE COMPENSATION

     This table shows 1997, 1996 and 1995 compensation earned from HWG, PMT and Spires by executive officers of those entities who will become executive officers of PGG. All executive compensation information for executive officers of TEI who will become executive officers of PGG has been incorporated by reference into this document.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                                             SHARES
                                                  ANNUAL COMPENSATION      UNDERLYING
                                        FISCAL    --------------------       STOCK
        NAME AND POSITION(S)             YEAR      SALARY      BONUS        OPTIONS
-------------------------------------   ------    --------    --------    ------------
Titus H. Harris, Jr..................     1997     299,015
  Chief Executive Officer of HWG          1996     329,409
                                          1995      95,007
Robert E. Garrison, II(1), (2).......     1997     229,194                     6,500
  Executive Vice President of HWG and
     Chairman                             1996     140,004
  and Chief Executive Officer of PMT      1995     132,000
Richard C. Webb......................     1997     403,034
  President of HWG                        1996     178,049
                                          1995      53,807
Stephen M. Reckling(2)...............     1997      99,000      25,000         9,500
  Executive Vice President and Chief
  Investment                              1996      81,000
  Officer of PMT                          1995      66,000
Peter W. Badger(3)...................     1997                 474,568
  President of Spires                     1996                 684,683
                                          1995                 922,359
Sean Dobson(3).......................     1997                 474,568
  Executive Vice President -- Trading     1996                 684,683
  and New Business Development of
  Spires                                  1995                 922,359
Tracy G. Adams(3)....................     1997                 474,568
  Executive Vice President -- Trading
  of Spires                               1996                 684,683
                                          1995                 922,359

------------

(1) Mr. Garrison's salary is his combined salaries from PMT and HWG.

(2) All shares underlying options are shares of PMT common stock.

(3) Represents partnership distributions.

STOCK OPTION GRANTS

     This table shows stock option grants made during 1997 to those executive officers of HWG, PMT and Spires who will become PGG executive officers, under PMT's stock option plan. No equity option grants were made (1) by HWG to Messrs. Harris, Garrision or Webb during 1997 or (2) by Spires to Messrs. Badger or Dobson or Ms. Adams during 1997. PMT is the only combining (other than TEI) company that granted stock options in 1997.

                                        NUMBER OF
                                       SECURITIES        % TOTAL
                                       UNDERLYING      GRANTED TO      EXERCISE
                                         OPTIONS      EMPLOYEES IN       PRICE
                NAME                     GRANTED          1997          $/SHARE
------------------------------------   -----------    -------------    ---------
Robert E. Garrison, II..............      6,500            19.7%         25.00
Stephen M. Reckling.................      9,500            28.8%         25.00

     Under the terms of the Agreement, all outstanding options to purchase HWG and PMT stock must be exercised before the Transactions are completed.

INCENTIVE PLAN

     The description below summarizes all material features of PGG's 1998 Incentive Plan. The summary is not complete and is qualified by reference to the Incentive Plan, a copy of which has been filed as an exhibit to the Registration Statement which includes this document.

     GENERAL. The objectives of the Incentive Plan, which has been approved by PGG's board of directors and stockholders, are to attract and retain selected key employees, consultants and outside directors, encourage their commitment, motivate their performance, facilitate their obtaining ownership interests in PGG (aligning their personal interests to those of PGG's shareholders) and enable them to share in PGG's long-term growth and success.

     SHARES SUBJECT TO INCENTIVE PLAN. Under the Incentive Plan, PGG may issue Incentive Awards covering at any one time an aggregate of the greater of (1) 1,100,000 shares of PGG Common Stock and (2) 15% of the number of shares of PGG common stock issued and outstanding on the last day of the then preceding calendar quarter. No more than 1,100,000 shares of PGG common stock will be available for incentive stock options -- or ISOs. On closing of the Transactions, options covering 170,625 shares of PGG common stock will be outstanding and 929,375 shares then will be available for subsequent Incentive Awards. The number of securities available under the Incentive Plan and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions or resulting from a change in applicable laws or other circumstances.

     ADMINISTRATION. The Incentive Plan will be administered by the compensation committee of the PGG board of directors. Following the Transactions, the Committee will consist only of non-employee directors, each of whom is (1) an "outside director" under Section 162(m) of the Internal Revenue Code and (2) a "non-employee director" under Rule 16b-3 under the Exchange
Act. The Committee may delegate to the chief financial officer or other senior officers of PGG its duties under the Incentive Plan, except for the authority to grant Incentive Awards or take other action on persons who are subject to
Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code. In the case of an Incentive Award to an outside director, the PGG board acts as the Committee. Subject to the express provisions of the Incentive Plan, the Committee is authorized to, among other things, select grantees under the Incentive Plan and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each Incentive Award. The Committee also construes and interprets the Incentive Plan and any related agreements. All determinations and decisions of the Committee are final, conclusive and binding on all parties. PGG will indemnify members of the Committee against any damage, loss, liability, cost or expenses in connection with any claim by reason of any act or failure to act under the Incentive Plan, except for an act or omission constituting willful misconduct or gross negligence.

     ELIGIBILITY. Key employees, including officers (whether or not they are directors), and consultants of PGG and non-employee directors are eligible to participate in the Incentive Plan. A key employee generally is any PGG employee who, in the Committee's opinion, is in a position to contribute materially to PGG's growth, development and the financial success.

     TYPES OF INCENTIVE AWARDS. Under the Incentive Plan, the Committee may grant "Incentive Awards," which can be (1) incentive stock options
("ISO's"), as defined in Section 422 of the Internal Revenue Code, (2) "nonstatutory" stock options ("NSOs"), (3) stock appreciation rights
("SARs"), (4) shares of restricted stock, (5) performance units and performance shares, (6) other stock-based awards, and (7) supplemental payments dedicated to the payment of income taxes. ISOs and NSOs together are called "Options." The terms of each Incentive Award will be reflected in an incentive agreement between PGG and the participant.

     OPTIONS. Generally, Options must be exercised within 10 years of the grant date. ISOs may be granted only to employees, and the exercise price of each ISO may not be less than 100% of the fair market value of a share of PGG common stock on the date of grant. The Committee has the discretion to determine the exercise price of each NSO granted under the Incentive Plan. To the extent the aggregate fair market value of shares of PGG common stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those Options must be treated as NSOs.

     The exercise price of each Option is payable in cash or, in the Committee's discretion, by the delivery of shares of common stock owned by the optionee, or the withholding of shares that would otherwise be acquired on the exercise of the Option, or by any combination of the two.

     An employee will not recognize income for federal income tax purposes at the time an ISO is granted, or on the qualified exercise of an ISO, but instead will recognize capital gain or loss (as applicable) upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an ISO is qualified if a participant does not dispose of the shares acquired by the participant's exercise within two years after the ISO grant date and one year after the exercise date. PGG is not entitled to a tax deduction for the grant or qualified exercise of an ISO.

     An optionee will not recognize income for federal income tax purposes, nor will PGG be entitled to a deduction, when an NSO is granted. However, when an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO. PGG will generally recognize a tax deduction in the same amount at the same time.

     This summary is not a complete statement of the relevant provisions of the Internal Revenue Code, and does not address the effect of any state, local or foreign taxes.

     SARS. Upon the exercise of an SAR, the holder will receive cash, shares of PGG common stock or both in combination, as specified in the related Incentive Agreement, the aggregate value of which equals the amount by which the fair market value per share of the PGG common stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Committee, but the exercise price per share must be at least the fair market value of a share of common stock on the date of grant. The value of an SAR may be paid in cash, shares of common stock or both in combination, as determined by the Committee.

     RESTRICTED STOCK. Restricted stock may be subject to a substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal of PGG, as determined by the Committee. Unless the Committee determines otherwise, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote and receive dividends on the shares.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may be granted only to employees and consultants. For each performance period (to be determined by the

Committee), the Committee will establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values. The values may vary depending on the degree to which such objectives are met.

     OTHER STOCK-BASED AWARDS. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of PGG common stock. Subject to the terms of the Incentive Plan, the Committee may determine any terms and conditions of other stock-based awards, provided that, in general, the amount of consideration to be received by PGG shall be either (1) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares) or (2) in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date. Payment or settlement of other stock-based awards will be in shares of Common Stock or in other consideration related to such shares.

     SUPPLEMENTAL PAYMENTS FOR TAXES. The Committee may grant, in connection with an Incentive Award (except for ISOs), a supplemental payment in an amount not to exceed the amount necessary to pay the federal and state income taxes payable by the grantee with respect to the Incentive Award and the receipt of the supplemental payment.

     OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon restricted stock or other Incentive Awards in connection with a Change in Control (as defined in the Incentive
Plan), certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. Such a determination would subject the participant to a 20% excise tax on those payments and deny PGG a corresponding deduction. The limit on deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

     Taxable compensation earned by executive officers who are subject to
Section 162(m) of the Internal Revenue Code with respect to Incentive Awards is subject to certain limitations set forth in the Incentive Plan. Those limitations are generally intended to satisfy the requirements for "qualified performance-based compensation," but PGG may not be able to satisfy these requirements in all cases, and PGG may, in its sole discretion, determine in one or more cases that it is best not to satisfy these requirements even if it can.

     TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL. Except as otherwise provided in the applicable incentive agreement, if a participant's employment or other service with PGG (or its subsidiaries) is terminated other than due to his death, Disability, Retirement or for Cause (each capitalized term being defined in the Incentive Plan), his then exercisable Options will remain exercisable for 60 days after termination. If his termination is due to Disability or death, his then exercisable Options will remain exercisable for one year following termination. On retirement, his then exercisable Options will remain exercisable for six months (except for ISOs, which will remain exercisable for three months). On a termination for Cause, all his Options will expire at the opening of business on the termination date.

     Upon a Change in Control of PGG, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding Options and SARs may become immediately exercisable and all the performance shares and units and any other stock-based awards may become fully vested and deemed earned in full, at the discretion of the Committee. These provisions could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a Change in Control of PGG could be more difficult or costly.

     INCENTIVE AWARDS NONTRANSFERABLE. No Incentive Award may be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any lien, assignment or charge. An Incentive Award may be exercised during the participant's lifetime only by the participant or the participant's legal guardian.

     AMENDMENT AND TERMINATION. PGG's board of directors may amend or terminate the Incentive Plan at any time. However the Incentive Plan may not be amended, without shareholder approval, if the amendment would (1) increase the number of shares of common stock which may be issued under the Incentive Plan, except in connection with a recapitalization of the PGG common stock, (2) amend the eligibility requirements for employees to purchase PGG common stock under the Incentive Plan, or (3) extend the term of the Incentive Plan. Without a participant's consent, no termination or amendment of the Incentive Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to him.

     On the closing of the Transactions, PGG expects options to purchase a total of 170,625 shares of common stock will be outstanding. All of these options represent replacement options for TEI options outstanding before the closing of the Transactions, including 15,000 TEI options held by Mr. Campbell and 9,000 TEI options held by each of Messrs. Waltrip, Bogle, Greer, Coelho and Benson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Under the Agreement, TEI will lend $162,500 to Mr. Garrison and $237,500 to Mr. Reckling. All proceeds of the loans will be used to exercise options to purchase 6,500 shares, in the case of Mr. Garrison, and 9,500 shares, in the case of Mr. Reckling, of PMT common stock, at an exercise price of $25 per share. The loans will bear interest at a variable rate equally the monthly applicable federal rate periodically published by the Internal Revenue Service for obligations of comparable maturity (ten years). The December published rate was 5.25%. The loans will be secured by pledges of all the PGG shares issued to the borrowers in the Transactions in exchange for the shares of PMT common stock they will receive on exercise of their respective options. The terms of these loans did not result from arm's length negotiation. While the interest rate on these loans may be considered below-market, the other provisions of the loans are on commercially reasonable terms.

     Members of HWG management own 3,354,060 shares of Biocyte, or 38.0% of the outstanding shares on a fully diluted basis, including 1,332,670 shares, or 15.1% on a fully diluted basis, held by Mr. Garrison. HWG owns 2,000,000 shares in Biocyte, or 22.7% on a fully diluted basis. See "Business of HWG -- Services Provided -- Merchant Banking."

     Mr. Martin, the president of ERRI, is the Chairman and majority stockholder of Culp Petroleum Co. Inc., which provides fuels and lubricants to ERRI. During fiscal year 1997, Culp supplied fuel and lubricants to ERRI costing approximately $158,000. It is expected to supply TEI with fuels and lubricants costing an estimated $185,000 during fiscal year 1998. TEI believes this arrangement is on terms no less favorable to TEI than those that would result from arm's length negotiations.

                        SUMMARY BUSINESS STRATEGY OF PGG

INDUSTRY OVERVIEW

     FINANCIAL SERVICES. In recent years, the financial markets have grown in size and complexity through a proliferation of investment products and services, frequent innovations, increased globalization, strong capital flows and heavy trading volume. These trends have increased the number and variety of choices available to investors and the range of financing alternatives available to businesses and other issuers of securities. Management believes these trends will continue and therefore that the needs of both investors and issuers for high quality professional financial advice and services, such as those to be offered by PGG, will grow.

     Demand for investment products has increased significantly as large numbers of baby boomers have begun to invest for their children's education and for their own retirement. In 1996, the first 3.4 million baby boomers turned 50. Their impact on the capital markets is expected to continue to build through the year 2010, when 57 million people will be in what has historically been their prime investing years (ages 50 through 65). It is estimated that these individuals will inherit over $10 trillion (adjusted for inflation) from the previous generation between 1990 and 2040, representing the largest absolute transfer of wealth in history.

     Changes in household investing patterns have also contributed to the increase in demand for investment products. In 1980, households owned $1.3 trillion of marketable securities, representing 48% of their liquid financial assets. By September 30, 1997, the household sector's ownership of marketable securities had risen by more than 660% to $9.9 trillion, or 76% of household liquid financial assets. Over the same period, bank deposits decreased from 52% to 24% of household liquid financial assets.

     The volume of equity securities offered to the public shows the growth in supply of investment products. In the United States market, initial public offerings grew from $1.4 billion in 1980, to $10.2 billion in 1990, to $43.9 in 1997 as the charts below illustrate. Common equity issued in the United States public market grew from $12.8 billion in 1980, to $19.2 billion in 1990, to $118.4 billion in 1997.


                         Underwritten IPOs in Billions

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                         1980................    $ 1.4
                         1990................    $12.2
                         1997................    $43.9


                         Common Equity Issued in Billions

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                         1980................    $ 12.8
                         1990................    $ 19.12
                         1997................    $118.4


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
     Management believes that a significant portion of the growth in equity offerings has come from emerging and middle-market companies and that the increase in emerging and middle-market issuers has been aided by large increases in the flow of cash into equity mutual funds and other managed funds as a result of these changes in household investing patterns.

     The combination of increasing flows of funds into the equity markets and new issuance activity has contributed to significantly higher trading volumes. From 1980 to 1997, average daily trading volume grew at a compound annual rate of 15.6% on the NYSE and 20.7% on the NASD's Automated Quotation System. More recently, the combined NYSE and NASD Automated Quotation System average daily trading volumes grew at a compound annual rate of 22.2% for the five years ended 1997 and increased 22.9% in 1997 over 1996.

     LIQUID WASTE. The wastewater treatment market is generally divided into two segments: industrial and commercial wastewater treatment, and municipal wastewater treatment. Industrial and commercial companies produce various types of wastewater (including hydrocarbon contaminated water, landfill leachate, unsaleable beverages and grease and grip trap waste) that must be treated before disposal in POTWs or for which municipalities charge higher rates to treat. Similarly, oil and gas exploration and production companies produce liquid waste that must be disposed of in compliance with federal and state regulations. Municipalities use or contract with third parties to use water treatment technology to treat municipal wastewater.

     According to The McIlvaine Company, the global water and wastewater treatment market was approximately $335 billion in 1995. The McIlvaine Company further estimated that, in 1995, the worldwide costs of treating municipal wastewater were $90 billion and the worldwide costs of treating industrial wastewater were $25 billion.

     In the United States, the growth in demand for wastewater treatment services has been driven by many factors, including:

         o municipalities refusing to accept certain industrial wastewaters due to limited treatment capabilities and a lack of the resources needed to expand or modernize their POTWs;

         o industrial and commercial businesses avoiding POTW surcharges by using third parties to process and dispose of their wastewater;

         o industrial and commercial businesses outsourcing their wastewater treatment needs;

         o   continued industrial and commercial expansion; and

         o increasingly strict regulations governing the disposal of wastewater, and more stringent enforcement of those regulations.

BUSINESS STRATEGY

     FINANCIAL SERVICES. When the Transactions close, PGG management intends to implement a business strategy to (1) enhance the services PGG offers its clients; (2) improve the profitability of its brokerage operations; (3) expand its equity capital markets activities; (4) expand its fixed-income securities trading activities; and (5) increase its money management and trust business. Management also plans to supplement PGG's internal growth with strategic acquisitions. The principal elements of PGG's business strategy relating to its financial service business are:

      o INCREASE ASSET MANAGEMENT BUSINESS. Management intends to grow PGG's business by expanding its fiduciary activities and asset management related business by improving coordination with PMT and the HWG and Spires brokerage networks, and by increasing the assets under its management through acquisitions and internal growth.

      o EXPAND FIXED-INCOME SECURITIES ACTIVITIES. Historically, Spires has conducted limited trading activity due to the capital-intensive nature of purchasing inventory and hedging activities necessary to conduct this business. PGG believes that the SFN technology developed by Spires provides it with an opportunity to profitably expand its fixed-income securities trading business. PGG believes the increased capital and inventory purchasing power created by the Transactions is critical to the successful implementation of this strategy.

      o EXPAND REGIONAL AND SPECIALTY EQUITY CAPITAL MARKETS ACTIVITIES. PPG intends to continue to increase its investment banking business by committing greater resources to, and by carefully focusing its research and investment banking coverage on, geographic regions and industries which management believes offer the greatest opportunities. Management believes that this independent and regional focus is particularly well suited to the southwestern regions currently served by PGG. Management also believes that consolidations within the investment banking industry, as a whole, will offer enhanced opportunities for those firms which maintain their local and industry specific focus.

      o IMPROVE PROFITABILITY OF BROKERAGE OPERATIONS. PGG intends to continue to improve the profitability of its brokerage operations primarily by hiring additional experienced and highly productive investment executives and by providing its investment executives with enhanced training, product offerings, information systems and support. Management believes that the implementation of this strategy will be aided by PGG's entrepreneurial culture and strategy of providing a high level of support for its investment executives. PGG also believes certain cross-selling opportunities among the other combining companies, and certain unquantified potential operating efficiencies, will be available.

      o ENHANCE PERSONALIZED, HIGH-END SERVICE. The other combining companies have traditionally sought to attract and retain clients by offering a high level of personal service responsive to client needs. PGG intends to increase its commitment to service by providing its clients with advanced account and investment information systems and flexibility in determining appropriate fee schedules for certain services based upon the level of client needs, and by providing an array of one-stop investment and financial planning services.

      o SUPPLEMENT GROWTH WITH STRATEGIC ACQUISITIONS. Management plans to actively pursue opportunities to acquire other firms with complementary businesses to strengthen or expand the firms's geographic or product offering base. Management believes that attractive acquisition opportunities exist particularly among smaller regional firms that want to affiliate with a large firm while still retaining their regional identity and focus and entrepreneurial culture. In addition, PGG believes that the consolidation trends in the financial services industry will allow it to hire proven financial professionals who prefer the culture and opportunities inherent in a smaller, entrepreneurial and independent firm. Management believes that acquisitions may also allow PGG to realize cost benefits by leveraging its infrastructure.

     LIQUID WASTE. PGG's growth strategy for PGG's liquid waste includes (1) more fully using the excess capacity at its new North Carolina facility through expanding the geographic area served; (2) entering the custom fuel blending business; and (3) providing integration of new industrial services to both new and current customers.

     The principal elements of PGG's business strategy relating to its liquid waste business are:

      o GEOGRAPHIC EXPANSION -- through expanding the region it serves by offering on-site rail service at its new North Carolina facility by the Fall of 1998.

      o CUSTOM FUEL BLENDING -- by entering the custom fuel blending business by direct sales to large industrial and asphalt plants.

      o INTEGRATION OF NEW INDUSTRIAL SERVICES -- as current and new customers move toward consolidating vendors, by offering them integrated services, like vacuum truck services and drum and solids disposal services.

     While PGG is continuing the operations of its liquid waste business and implementing its strategy, the business remains unprofitable, and PGG will evaluate alternatives for the business, including its possible sale.

                         PRINCIPAL SHAREHOLDERS OF TEI

     This table shows the beneficial ownership of TEI's common stock as of September 30, 1998 by (1) each person known by TEI to be the beneficial owner of more than 5% of TEI's common stock, (2) each of TEI's directors and executive officers and (3) all directors and executive officers as a group.

                                         NUMBER OF SHARES     PERCENT
                NAME                    BENEFICIALLY OWNED    OF CLASS
-------------------------------------   ------------------    --------
W. Blair Waltrip(1)(2)(3)(4).........        1,473,166          10.3%
Robert L. Waltrip, Jr.(1)(3)(4)(5)...        1,427,000          10.0
Holly Waltrip Benson(1)(3)(6)........        1,339,166           9.4
R. L. Waltrip(1)(7)(8)...............          746,920           5.2
Donald R. Campbell(9)................          136,660          *
Richard J. Martin....................               --          *
Samuel W. Rizzo(8)(10)...............          658,000           4.6
T. G. Bogle(7).......................          307,169           2.2
James H. Greer(11)...................          102,000          *
T. Craig Benson(12)..................           42,000          *
Tony Coelho(7).......................           58,665          *
All directors and executive officers
  as a group (9 persons)(2)-(12).....        3,524,580          24.7%

------------

   * Less than 1% of outstanding shares.

 (1) The principal business address of such beneficial owner is 1929 Allen Parkway, Houston, Texas 77019.

 (2) Includes 36,000 shares issuable on exercise of stock options, 142,292 shares owned by Mr. Waltrip as custodian for his minor children, 1,061,874 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary, and 10,000 shares owned by the William Blair Waltrip Children's Trusts of 1985 (see item (5) below).

 (3) Includes 105,000 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are co-trustees.

 (4) Includes 112,000 shares owned by the Waltrip 1987 Grandchildren's Trust for the benefit of the grandchildren of R. L. Waltrip, of which Robert L. Waltrip, Jr. and W. Blair Waltrip are co-trustees, as to which both Robert
     L. Waltrip, Jr. and W. Blair Waltrip disclaim beneficial ownership.

 (5) Represents 1,200,000 shares owned by the Robert L. Waltrip, Jr. Trust, of which Robert L. Waltrip, Jr., is the trustee and beneficiary. Also includes 10,000 shares held as trustee for the minor children of W. Blair Waltrip under the William Blair Waltrip Children's Trusts of 1985, as to which both
     W. Blair Waltrip and Robert L. Waltrip, Jr. disclaim beneficial ownership.

 (6) Includes 1,234,166 shares owned by the Holly Waltrip Trust, of which Mrs. Benson is the trustee and beneficiary.

 (7) Includes 36,000 shares issuable on exercise of stock options.

 (8) Includes 12,500 shares owned by the Texas Aviation Hall of Fame, Inc., a Texas nonprofit corporation, of which R. L. Waltrip and Samuel W. Rizzo are each members of the board of directors. Each of Messrs. Waltrip and Rizzo disclaim beneficial ownership in such shares.

 (9) Includes 60,000 shares issuable on exercise of stock options.

(10) Includes 120,000 shares owned by the 1985 Sedad Trust of which Mr. Rizzo is the settlor and a co-trustee with his wife, 164,000 shares owned by the 1992 Rizzo Family Trusts of which Samuel W. Rizzo is a settlor and co-trustee with his wife, and 36,000 shares issuable on exercise of stock options.

(11) Includes 36,000 shares issuable on exercise of stock options and 60,000 shares owned by Mr. Greer's wife.

(12) Includes 36,000 shares, issuable on exercise of stock options. Does not include shares owned by Mr. Benson's wife, Holly Waltrip Benson, and included in the table as owned by her. Mr. and Mrs. Benson are separated and in the process of a divorce proceeding.

                         PRINCIPAL SHAREHOLDERS OF HWG

     This table shows beneficial ownership of HWG's common stock as of September 30, 1998 by (1) each person who is the beneficial owner of more than 5% of HWG's common stock, (2) each of HWG's directors and executive officers and (3) all HWG directors and executive officers as a group.

                                          NUMBER OF SHARES        PERCENT
                NAME                    BENEFICIALLY OWNED(1)    OF CLASS
-------------------------------------   ---------------------    ---------
Robert E. Garrison, II(2)............            3,084              10.8%
Titus H. Harris, Jr.(2)..............            3,039              10.7
Wayne W. Patterson(2)................            2,763               9.7
Richard C. Webb(2)...................            2,622               9.2
Bruce G. Garrison(2).................            2,489               8.7
John H. Styles(2)....................            1,963               6.9
Howard Y. Wong.......................              400               1.4
All directors and executive officers
  as a group (7 persons).............           16,360              57.4%

------------

(1) Includes the following shares issuable on exercise of options held as follows: Robert E. Garrison, II -- 270; Titus H. Harris, Jr. -- 270; Richard
    C. Webb -- 270; John H. Styles -- 270; and Howard Wong -- 50. Under the Agreement, these options are required to be exercised before the Transactions are completed.

(2) The principal business address of such beneficial owner is 5599 San Felipe, Suite 301, Houston, Texas 77056.

                         PRINCIPAL SHAREHOLDERS OF PMT

     This table shows beneficial ownership of PMT's common stock as of September 30, 1998 by (1) each person who is the beneficial owner of more than 5% of PMT's common stock, (2) each of PMT's directors and executive officers and (3) all PMT directors and executive officers as a group.

                                          NUMBER OF SHARES         PERCENT OF
                NAME                    BENEFICIALLY OWNED(1)        CLASS
-------------------------------------   ---------------------    --------------
Robert E. Garrison, II(2)............           30,142                14.9%
Stephen M. Reckling(2)...............           22,698                11.2
Estate of Harris Masterson(2)........           13,245                 6.6
Peter W. Badger......................           12,542                 6.2
  5151 San Felipe, Suite 1300
  Houston, Texas 77056
Stephen D. Strake (2)................           10,500                 5.2
Titus H. Harris, Jr..................            6,542                 3.2
Lynn A. Bernard, Jr..................            5,500                 2.7
Harvey Houck.........................            5,000                 2.5
Baine Kerr...........................            5,000                 2.5
Don M. Woo...........................            4,289                 2.1
Bruce G. Garrison....................            4,000                 2.0
Edward C. Hutcheson..................            4,000                 2.0
Richard C. Webb......................            3,270                 1.6
John C. Kerr.........................            3,000                 1.5
Howard Y. Wong.......................            2,500                 1.2
John H. Styles, Jr...................            2,000                 1.0
Charles Crocker......................              400               *
David Nance..........................         --                     *
All directors and executive officers
  as a group (17 persons)............          121,383                60.0%

------------

 *  Less than 1% of outstanding shares.

(1) Includes the following shares issuable on exercise of options or warrants held as follows: Robert E. Garrison, II -- 6,500; Stephen M.
    Reckling -- 9,500; Stephen D. Strake -- 6,500; Lynn A. Bernard,
    Jr. -- 5,000; Harvey Houck -- 5,000; Baine Kerr -- 5,000; Richard C.
    Webb -- 1,090; John C. Kerr -- 1,000; and Howard Y. Wong -- 500. Under the Agreement, these options and warrants are required to be exercised before the Transactions are completed.

(2) The principal business address of such beneficial owner is 5599 San Felipe, Suite 301, Houston, Texas 77056.

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
                           PRINCIPAL OWNERS OF SPIRES

     This table shows the percentage ownership of Spires as of September 30, 1998 by (1) each person who is the beneficial owner of more than 5% of Spires,
(2) each of the Spires general partners and executive officers and (3) all Spires general partners and executive officers as a group.

                                         PERCENTAGE OF
                NAME                       OWNERSHIP
-------------------------------------   ---------------

Spires Financial G.P., Inc.(1)(2)....          1.0%

Capital Financial Partner, Inc.(3)...          0.1

Spires Financial Funding, L.P.(4)....         24.9
  5151 San Felipe, Suite 1350
  Houston, Texas 77056

Interfin Commercial Funding
  Corporation(5).....................          5.0
  1400 Post Oak Blvd.
  Houston, Texas 77057

Peter W. Badger(1)(6)................         21.8

Tracy G. Adams(1)(7).................         21.6

Sean Dobson(1)(8)....................         21.6

Steve M. Gorman(1)(9)................          5.0

All general partners and executive
  officers as a group
  (6 persons/entities)...............         70.1%

------------

 *  Less than 1% of partnership units.

(1) The principal business address of such beneficial owner is 5151 San Felipe, Suite 1300, Houston, Texas 77056.

(2) Serves as managing general partner of Spires. The board of directors of Spires Financial G.P., Inc. has investment and voting power with respect to the ownership interest held by that entity.

(3) Serves as secondary general partner of Spires. The board of directors of Capital Financial Partner, Inc. has investment and voting power with respect to its ownership interest.

(4) The board of directors of SFF as managing general partner of Spires Financial Funding, L.P. ("Spires Funding") has investment, and voting power with respect to its ownership interest.

(5) The board of directors of Interfin Commercial Funding Corporation has investment and voting power with respect to its ownership interest.

(6) Includes (i) one-half of the 1.0% interest held by Spires Financial G.P., Inc., an entity 50% owned by Mr. Badger and (ii) a 21.3% ownership interest held by Spires Financial P.B., Inc., an entity 100% owned by Mr. Badger.

(7) Includes (i) 25% of the 1.0% interest held by Spires Financial G.P., Inc., an entity 25% owned by Ms. Adams and (ii) 21.3% ownership interest held by Spires Financial T.A., Inc., an entity 100% owned by Ms. Adams.

(8) Includes (i) 25% of the 1.0% interest held by Spires Financial G.P., Inc., an entity 25% owned by Mr. Dobson and (ii) 21.3% ownership interest held by Spires Financial S.D., Inc., an entity 100% owned by Mr. Dobson.

(9) Includes 5.0% ownership interest held by Spires Financial S.G., Inc., an entity 100% owned by Mr. Gorman.

                PRINCIPAL SHAREHOLDERS OF PGG AFTER TRANSACTIONS

     This table shows the beneficial ownership of PGG common stock immediately after giving effect to the Transactions by (1) each person who is the beneficial owner of more than 5% of PGG common stock (2) each of PGG's directors and executive officers and (3) all PGG directors and executive officers as a group.

                                         NUMBER OF SHARES      PERCENT
                NAME                    BENEFICIALLY OWNED     OF CLASS
-------------------------------------   -------------------    --------
W. Blair Waltrip(1)(2)(3)(4).........          368,292            5.2%
Peter W. Badger(5)...................          332,906            4.7
Robert E. Garrison, II...............          305,488            4.3
Titus H. Harris, Jr..................          165,056            2.3
Donald R. Campbell(6)................           34,165           *
Stephen M. Reckling..................          133,262            1.9
Richard W. Webb......................          128,468            1.8
Sean Dobson(7).......................          256,302            3.6
Richard J. Martin....................         --                 *
T. G. Bogle(8).......................           76,792            1.1
James H. Greer(9)....................           25,500           *
Tony Coelho(8).......................           14,666           *
T. Craig Benson(10)..................           10,500           --
All directors and executive officers
  as a group
  (13 persons) (1-7).................        1,851,397           25.8%

------------

  *  Less than 1% of outstanding shares.

 (1) The principal business address of such beneficial owner is 1929 Allen Parkway, Houston, Texas 77019.

 (2) Includes 9,000 shares issuable on exercise of stock options, 35,573 shares owned by Mr. Waltrip as custodian for his minor children, 265,468 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary, and 2,500 shares owned by the William Blair Waltrip Children's Trusts of 1985.

 (3) Includes 26,250 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are co-trustees.

 (4) Includes 28,000 shares owned by the Waltrip 1987 Grandchildren's Trust for the benefit of the grandchildren of R. L. Waltrip, of which Robert L. Waltrip, Jr. and W. Blair Waltrip are co-trustees, as to which both Robert
     L. Waltrip, Jr. and W. Blair Waltrip disclaim beneficial ownership.

 (5) Includes 256,302 shares held by Spires Financial P.B., Inc., an entity 100% owned by Mr. Badger.

 (6) Includes 15,000 shares issuable on exercise of stock options.

 (7) Includes 256,302 shares held by Spires Financial S.D., Inc. an entity 100% owned by Mr. Dobson.

 (8) Includes 9,000 shares issuable on exercise of stock options.

 (9) Includes 9,000 shares issuable on exercise of stock options and 15,000 shares owned by Mr. Greer's wife.

(10) Includes 9,000 shares issuable on exercise of stock options. Excludes 334,792 shares beneficially owned by Holly Waltrip Benson, Mr. Benson's spouse. Mr. and Mrs. Benson are separated and in the process of a divorce proceeding.

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                        DESCRIPTION OF PGG CAPITAL STOCK

     PGG's amended Articles of Incorporation provide for authorized capital stock of 110,000,000 shares, consisting of 100,000,000 shares of (or its "charter") common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The following summary description of the capital stock of PGG is not complete and does not give effect to applicable statutory or common law. The summary is subject to applicable provisions of PGG's charter, a copy of which is attached to this document as Appendix F.

COMMON STOCK

     Holders of PGG common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of PGG common stock do not have cumulative voting rights. Therefore, subject to the voting rights that may be granted to holders of PGG preferred stock, pursuant to the PGG bylaws which will become effective if the Transactions are consummated, holders of a plurality of the shares of PGG common stock present in person or represented by proxy at the meeting and entitled to vote can elect all of the directors of PGG. Subject to the terms of any outstanding series of PGG preferred stock, the holders of PGG common stock are entitled to dividends when and if declared by PGG's board of directors out of funds legally available for that purpose. The PGG common stock is not subject to any calls or assessments. Upon liquidation or dissolution, holders of PGG common stock are entitled to share ratably in all net assets distributable to shareholders after payment of any liquidation preferences to holders of PGG preferred stock. Holders of PGG common stock have no redemption, conversion or preemptive rights.

PREFERRED STOCK

     Shares of PGG preferred stock may be issued without shareholder approval. The PGG board can issue up to 10,000,000 shares of PGG preferred stock in one or more series and can determine, for any series of PGG preferred stock, the terms and rights of the series, including:

         o   the number of shares, designation and stated value of the series,

         o the rate and times at which dividends will be payable on the shares of the series, and the status of dividends as cumulative or non-cumulative and as participating or non-participating,

         o   the voting rights, if any, for shares of the series,

         o any prices, times and terms at or upon which shares of the series may be redeemed,

         o any rights and preferences of shares of the series upon any liquidation, dissolution or winding up of the affairs of PGG or any distribution of its assets,

         o any rights to convert such shares into, or exchange such shares for, shares of any other class of stock of PGG,

         o the terms any of retirement or sinking fund for shares of the series,

         o any limitations on the payment of dividends or making of distributions on, or the acquisition of, PGG common stock or any other junior class of stock,

         o any conditions or restrictions on indebtedness of PGG or issuances of any additional stock, and

         o any other powers, preferences and relative, participating, optional and other special rights and their limitations.

     PGG has no current plans to issue any shares of PGG preferred stock. Any issuance of PGG preferred stock may adversely affect the voting powers or rights of the holders of PGG common stock.

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ANTI-TAKEOVER PROVISIONS

     PGG's charter and bylaws contain provisions that could impede the acquisition of PGG by a tender or exchange offer, a proxy contest or otherwise. This summary of these provisions is subject to the pertinent sections of PGG's charter and bylaws and the Texas Business Corporation Act.

     PREFERRED STOCK. Although PPG's board does not now intend to do so, it could issue a series of PGG preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. Any board decision to issue such shares will be based on the board's judgment as to the best interests of PGG and its shareholders. The PGG board could issue PGG preferred stock having terms that could discourage an acquisition attempt through which an acquiror could otherwise change the composition of the board of directors, including a tender or exchange offer or other transaction that some, or a majority, of PGG's shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over its then-market price.

     REMOVAL OF DIRECTORS. PPG's charter says that directors may be removed only for cause, and then only by the affirmative vote of holders of at least two-thirds of all outstanding voting stock.

     SHAREHOLDER MEETINGS. PPG's charter says that its shareholders can act at an annual or special meeting. The charter is silent as to shareholder action by written consent in lieu of a meeting. Therefore, under the Texas Business Corporation Act, shareholder action by unanimous consent is permitted. PPG's charter and bylaws provide that special meetings of shareholders can be called only by a majority of the board of directors, the chairman of the board or the president. The business which can be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of the meeting. These provisions would prevent non-director shareholders of PGG from taking action by written consent or otherwise without proper notice to the board of directors.

     PGG's bylaws contain provisions requiring advance notice to PGG of any business to be brought by a shareholder before an annual meeting of shareholders and provisions establishing procedures to be followed by shareholders in nominating persons for election to the PGG board of directors. Generally, these provisions provide that written notice must be given to the secretary of PGG by a shareholder (1) if the shareholder proposes to bring any business before an annual meeting and (2) if the shareholder wants to nominate any person for election to the PGG board of directors, in each case not less than 60 nor more than 180 days before the anniversary date of the immediately preceding annual meeting of shareholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The shareholder's notice must set forth specific information regarding the shareholder and his business and director nominee, as described in PGG's bylaws.

     ANTI-TAKEOVER LEGISLATION.  As a Texas corporation, PGG is subject to
Article 13 of the Texas Business Corporation Act. In general, Article 13 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as the act defines that term) with a Texas corporation for three years following the date such person became an interested stockholder unless:

           o before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became interested or approved the business combination;

           o upon consummation of the transaction resulting in the interested stockholder becoming interested, that stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

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           o   following the transaction in which such person became an
               interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

     Article 13's restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors, if the extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

LIMITATION ON DIRECTORS' LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Texas law authorizes a Texas corporation to limit or eliminate the personal liability of its directors to the corporation and its shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Texas law, directors are accountable to Texas corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Texas law enables Texas corporations to limit available relief to equitable remedies such as injunction or rescission. PPG's charter limits the liability of its directors to PGG or its shareholders to the fullest extent permitted by Texas law. Specifically, no member of the PGG board of directors will be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

           o for any breach of the member's duty of loyalty to PGG or its shareholders,

           o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

           o for unlawful payments of dividends or unlawful stock repurchases or redemptions as specified in the Texas Business Corporation Act or

           o for any transaction from which the member derived an improper personal benefit.

     This PGG charter provision may discourage derivative litigation against directors and discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited PGG and its shareholders. PPG's charter and bylaws provide indemnification to PGG's officers and directors and certain other persons with respect to certain matters, and upon consummation of the Transactions, PGG intends to enter into agreements with each of its directors and certain executive officers providing for indemnification for certain matters.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the PGG common stock is Harris Trust and Savings Bank, New York, New York.

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         COMPARISON OF RIGHTS OF SHAREHOLDERS OF PGG, TEI, HWG AND PMT

GENERAL

     TEI AND PGG. If the Transactions are consummated, TEI shareholders will receive shares of PGG common stock, and their rights will be governed by PGG's charter and bylaws. Both PGG and TEI are incorporated in Texas. In the TEI merger, PGG will adopt articles of incorporation and bylaws which are substantively similar to the articles of incorporation and bylaws of TEI, as amended, except as to the following matters:

     AUTHORIZED CAPITAL. The number of authorized shares of capital stock of PGG will be one-fourth of that of TEI, to give effect to the .25-for-one exchange ratio used in the TEI merger.

     NUMBER OF DIRECTORS. The number of directors will be increased from six to 12, six of whom will be designated by TEI and six by the Combining Companies.

     REMOVAL OF DIRECTORS. Under the current TEI articles of incorporation, directors can be removed by the affirmative vote of holders of two-thirds of the outstanding shares at a meeting at which a quorum is present. Under PGG's charter, directors may be removed only for cause, and then only by the affirmative vote of holders of at least two-thirds of all outstanding voting stock.

     SHAREHOLDER MEETINGS. The TEI charter provides that a special meeting of shareholders can be called by the TEI board of directors, the chairman of the board, the president or holders of at least 10% of the outstanding voting stock. PGG's charter and bylaws provide that special meeting of shareholders can be called only by a majority of the board of directors, the chairman of the board or the president.

     SHAREHOLDER PROPOSALS. The TEI articles of incorporation and bylaws have no advance notice requirements for business sought to be brought by a shareholder before an annual meeting, nor any required procedures for shareholders nominating directors. PGG's bylaws contain provisions as to both of these matters. Generally, these provisions say that written notice must be given to the secretary of PGG by a shareholder (1) if the shareholder proposes to bring any business before an annual meeting, and (2) if the shareholder wants to nominate any person for election to the PGG board of directors, in each case not less than 60 nor more than 180 days before the anniversary date of the immediately preceding annual meeting of shareholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The shareholder's notice must set forth specific information regarding the shareholder and his business and director nominee, as described in PGG's bylaws.

     HWG, PMT AND PGG. If the Transactions are consummated, HWG shareholders and PMT shareholders will receive shares of PGG common stock, and their rights will be governed by the PGG charter and bylaws. HWG and PMT are each incorporated in Texas. This summary is not a complete statement of the rights of holders of PGG, HWG, and PMT common stock under the Texas Business Corporation Act, the Texas Trust Company Act or the charter or bylaws of any of the companies.

AUTHORIZED CAPITAL

     PGG. The authorized capital stock of PGG consists of 110,000,000 shares, 100,000,000 of which are shares of PGG common stock and 10,000,000 of which are shares of preferred stock. The PGG charter grants specific authority to the board of directors, without action by the shareholders, to issue preferred stock with designations, preferences, and special rights and qualifications, limitations, and restrictions designated by the board of directors. At December 14, 1998, 1,000 shares of PGG common stock were outstanding, and there were no outstanding shares of PGG Preferred Stock. PGG's charter denies cumulative voting and preemptive rights. PGG shareholders are entitled to dividends when and if declared by the board of directors from funds legally available for dividends. Upon liquidation common shareholders are entitled to receive pro rata all assets of PGG available for distribution to such holders in accordance with applicable statutes.

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     HWG.  The authorized capital stock of HWG consists of 50,000 shares of common stock, par value of $1.00 per share. At December 4, 1998, HWG's record date, 25,555 shares were outstanding. The HWG articles of incorporation deny cumulative voting and preemptive rights. The HWG shareholders are entitled to dividends when and if declared by the HWG board of directors from funds legally available for that purpose. Upon liquidation, HWG's common shareholders are entitled to receive pro rata all assets of HWG available for distribution to them in accordance with applicable statutes.

     PMT. The authorized capital stock of PMT consists of 2,000,000 shares divided into one class of 1,000,000 shares of common stock with a par value of $1.00 per share and one class of preferred stock with a par value of $0.01 per share. The board of directors is authorized to divide the preferred stock into series, to designate each series, and to fix and determine separately for each series the relative rights and preferences of the preferred stock. The PMT articles of association deny preemptive rights. The Texas Trust Company Act denies cumulative voting rights, in the absence of a contrary provision in the articles of organization. At December 4, 1998, PMT's record date, 152,551 common shares were outstanding and there were no outstanding preferred shares. The PMT shareholders are entitled to dividends when and if declared by the board of directors from funds legally available for that purpose, and upon liquidation are entitled to receive pro rata all assets of PMT available for distribution to them in accordance with applicable statutes.

VOTING REQUIREMENTS AND QUORUMS OF SHAREHOLDER MEETINGS

     PGG. PGG's bylaws provide that a quorum will be present at a meeting of shareholders if the holders of a majority of shares entitled to vote are represented at the meeting in person or by proxy. The bylaws provide that except as otherwise required by law, the articles of incorporation, or the bylaws, the act of the holders of a majority of the stock entitled to vote at any meeting at which a quorum is present will be the act of the shareholders at the meeting.

     HWG. The HWG bylaws provide that a quorum shall be present at a meeting of shareholders if the holders of a majority of shares entitled to vote are represented at the meeting in person or by proxy. The HWG bylaws provide that with respect to any matter, other than the election of directors or other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of shares entitled to vote on that matter and represented at the meeting at which a quorum is present will be the act of the shareholders.

     PMT. The PMT bylaws provide that a quorum shall be present at a meeting of the shareholders if the holders of a majority of shares entitled to vote are represented at the meeting in person or by proxy. The PMT bylaws provide that except as otherwise required by law, the articles of association, or the bylaws, the act of the holders of a majority of the stock entitled to vote at any meeting at which a quorum is present will be the act of the shareholders at the meeting.

SHAREHOLDER PROPOSALS

     PGG. PGG's bylaws contain provisions requiring advance notice be delivered to PGG of any business to be brought by a shareholder before an annual meeting of shareholders and establishing procedures to be followed by shareholders in nominating persons for election to the PGG board of directors. Generally, these provisions provide that written notice must be given to the secretary of PGG by a shareholder (1) if the shareholder proposes to bring any business before an annual meeting and (2) if the shareholder wants to nominate any person for election to the PGG board of directors, in each case not less than 60 nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The shareholder's notice must set forth specific information regarding the shareholder and his business and director nominee, as described in PGG's bylaws.

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     HWG.  The HWG articles of incorporation and bylaws have no advance notice requirement for business sought to be brought by a shareholder before an annual meeting, nor any procedures to be followed by shareholders to nominate persons to the board of directors.

     PMT. The PMT articles of association and bylaws have no advance notice requirement for business sought to be brought by a shareholder before an annual meeting, nor any procedures to be followed by shareholders to nominate persons to the board of directors.

ELECTION OF DIRECTORS

     PGG. The PGG charter provides that the directors shall be classified into three classes, with each class being as nearly equal in number as possible. One class of directors is elected each year for a three year term. The PGG charter denies cumulative voting by the shareholders.

     HWG. The HWG articles of incorporation deny cumulative voting by the shareholders.

     PMT. The PMT bylaws say the board shall, within 30 days after the election of a new board and before any new director takes office, convene a regular or special meeting of the board and administer an oath to each new director that he accepts the position as director, that he will not violate, nor knowingly permit any officer, director, or employee of the company to violate, the laws of Texas in the conduct of the business of PMT. The Texas Trust Company Act denies cumulative voting rights, in the absence of a contrary provision in the articles of organization.

VACANCIES ON THE BOARD OF DIRECTORS

     PGG. The PGG bylaws provide that any vacancies on the board of directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the board, or by an election at an annual or special meeting of the shareholders called for that purpose.

     HWG. The HWG bylaws provide that any vacancies on the board of directors may be filled by an affirmative vote of the remaining directors, though less than a quorum of the entire board. Any directorship to be filled because of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, but the board may not fill more than two such directorships during the period between any two successive annual meetings of the shareholders. Any vacancy may be filled by election at an annual or special meeting of the shareholders called for that purpose.

     PMT. The PMT bylaws provide that any vacancy or vacancies on the board of directors may be filled by an affirmative vote of a majority of the remaining directors. Any directorship to be filled because of an increase in the number of directors may be filled by a majority of the full board, when authorized by a resolution adopted at any regular meeting of the shareholders, or at a special meeting of the shareholders called for that purpose.

NUMBER AND TERM OF DIRECTORS

     PGG. The PGG bylaws provide for not less than three nor more than fifteen directors, and that the board may periodically increase or decrease the number of directors within this range by a board resolution, but no decrease can shorten the term of any incumbent director. The PGG charter provides that the directors shall be classified into three classes, with each class being as nearly equal in number as possible. One class of directors is elected each year for a three-year term.

     HWG. The HWG bylaws provide that the number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease can shorten the term of any incumbent director. Directors serve until the next annual shareholders' meeting, unless sooner removed.

     PMT. The PMT bylaws provide for not less than five nor more than twenty-five directors, a majority of who shall be residents of Texas and shareholders of the company. The exact number of directors shall be fixed and determined from time to time, by a resolution adopted at any regular

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meeting of the shareholders, or any adjournment thereof, or any special meeting of the shareholders called for such purpose, or any adjournment thereof. A copy of any such resolution adopted has to be filed with the Texas Banking Commission. In addition, a majority of the full board, when authorized by a resolution adopted at any regular meeting of the shareholders, or special meeting of the shareholders called for the purpose, may at any time increase the number of directors and appoint persons to fill the resulting positions, but the board shall never exceed the maximum size allowed by law. Directors serve from the time they qualify until the next regular annual meeting of the shareholders, and until their successors are elected and qualified or until their death, removal, resignation, or retirement.

REMOVAL OF DIRECTORS

     PGG. The PGG bylaws provide that any director may be removed only for cause, and then only by the affirmative vote of holders of at least two-thirds of all outstanding voting stock.

     HWG. The HWG bylaws provide that any and all directors may be removed, with or without cause, at any special meeting of the shareholders by an affirmative vote of a majority of the outstanding shares entitled to vote at elections of directors.

     PMT. The PMT bylaws and articles of association are silent on removal of directors. Therefore, the Texas Trust Company Act controls. It provides that any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the directors.

AMENDMENT OF BYLAWS

     PGG. The PGG bylaws provide that the bylaws may be amended or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of the special meeting, or by the affirmative vote of a majority of the full board of directors at any regular or special meeting, if notice of the proposed amendment is contained in the notice of the meeting.

     HWG. The HWG bylaws provide that the board of directors has the power to amend or repeal the bylaws or adopt new bylaws, unless the shareholders, in amending, or repealing the bylaws, or adopting a new bylaw, expressly provide that the board of directors may not amend or repeal the bylaw. The board of directors may exercise this power at any regular or special meeting at which a quorum is present by the affirmative vote of a majority of the directors present at the meeting and without any notice of the action taken with respect to the bylaws having been contained in the notice or waiver of notice of such meeting. The shareholders may amend, repeal or adopt bylaws unless the articles of incorporation or a bylaw adopted by the shareholders provide otherwise. The shareholders may exercise this right at any annual meeting of the shareholders or any special meeting of the shareholders at which a quorum is present or represented, if notice of the proposed alteration or repeal is contained in the notice of such special meeting, by affirmative vote of a majority of the shares entitled to vote at the meeting. The directors shall not amend the bylaws to effect a change in the time or place of the meeting for the election of directors within sixty days before the meeting.

     PMT. The PMT bylaws provide that the bylaws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of outstanding stock at any annual meeting, or any special meeting if notice of the proposed amendment is contained in the notice of the special meeting. The shareholders may, by resolution at any annual meeting or any special meeting called for the purpose, delegate to the board the power to alter, amend or repeal the bylaws or to adopt new bylaws, but the shareholders may rescind a board action with regard to the bylaws at a meeting at which the amendment of bylaws is permitted. No amendment of the bylaws can become effective until filed with and approved by the Texas Banking Commissioner.

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ACTION BY WRITTEN CONSENT AND SPECIAL MEETINGS OF SHAREHOLDERS

     PGG. The PGG charter and bylaws are silent as to shareholder action by written consent in lieu of a meeting. Therefore, under the Texas Business Corporation Act, shareholders can take action only by unanimous written consent of shareholders. PGG's bylaws provide that a special meeting of the shareholders may be called at any time only by a majority of the board of directors, the chairman, or by the president. Written or printed notice stating the purpose or purposes for which the meeting is called is required.

     HWG. The HWG articles of incorporation provide that any action required by the Texas Business Corporation Act to be taken at an annual or special meeting of the shareholders, or any action that may be taken at an annual or special meeting, may be taken without a meeting and without notice if written consents, setting forth the action, are signed by the holders of shares having no less than the minimum number of votes that would be necessary to take the action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The HWG bylaws provide that special meetings of the shareholders may be called at any time by the president or board of directors. Special meetings may also be called by the secretary upon the written request of holders of at least ten percent of the outstanding stock entitled to vote at the meeting. Any such request must state the purpose or purposes of such meeting and the matters proposed to be acted on at the meeting.

     PMT. The PMT bylaws provide that any action required to be taken at any annual or special meeting of its shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote by written consent signed by all shareholders entitled to vote on the action. Such consents have the same effect as a unanimous vote at a meeting. The PMT bylaws provide that a special meeting of the shareholders may be called at any time and for any lawful purpose by a majority of the full board of directors or by any three or more shareholders owning not less than twenty-five percent of the outstanding stock entitled to vote at such meeting. The only business that may be transacted at a special meeting is the business stated or indicated in the notice of the meeting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     PGG. The PGG charter provides that the corporation shall indemnify persons for whom indemnification is permitted by the Texas Business Corporation Act to the fullest extent permissible under the act, and may purchase such indemnification insurance as the board of directors determines. In addition, upon consummation of the Transactions, PGG intends to enter into agreements with each of its directors and certain executive officers providing for indemnification with respect to certain matters. PGG's charter provides that no director is liable to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as director, except as otherwise provided by statute.

     HWG. The HWG articles of incorporation provide that a director is not be liable to the corporation or its shareholders for monetary damages for an act or omission, or alleged act or omission, in the director's capacity as a director, except that a director's liability is not eliminated or limited to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) an act or omission not in good faith that constitutes a breach of the director to the corporation or an act or omission that involved intentional misconduct or a knowing violation of the law,
(3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute. The HWG bylaws provide indemnification and/or advance expenses to a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (1) is or was a director, officer, employee or agent of the corporation, or (2) is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent,

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or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent provided by, and in accordance with the procedures set forth in Article 2.02-1 of the Texas Business Corporation Act and any other applicable laws, provided, however, that Article 2.02-1 is modified in the following respects: (1) the indemnification of any person who (A) conducted himself in good faith, (B) reasonably believed that his conduct was in the best interest of the corporation (or, if the person is not a director, that the person's conduct was at least not opposed to the corporation's best interest), and (C) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, is mandatory rather than optional; (2) a determination that the person acted in accordance with the standards set forth in (1) above constitutes authorization of indemnification under Section G of
Article 2.02-1 of the Texas Business Corporation Act, (3) the advancement of expenses to a person who has satisfied the indemnification requirements set forth above is mandatory rather than optional, and (4) the payment or reimbursement of expenses to a person pursuant to Section N of Article 2.02-1 of the Texas Business Corporation Act is mandatory rather than optional. The bylaws also provide that HWG may purchase and maintain insurance or other arrangements on behalf of any person against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against liability under the bylaws.

     PMT. The PMT articles of association provide that a director of the corporation is not liable to the corporation or to its shareholders for monetary damages for an act or omission in the director's capacity as a director, to the fullest extent permitted by law. The PMT bylaws provide that the company, by action of its board, will indemnify or reimburse any person for reasonable expenses, including judgments, penalties, fines and settlements, incurred by him in connection with any action, suit or proceeding to which he is a party by reason of his being or having been a director, officer or employee of the company or having served as a director, officer, partner, venturer, proprietor, trustee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, at the request of the corporation. If there is a compromise of such an action or threatened action, there is no indemnification or reimbursement for the amount paid to settle the claim or for reasonable expenses incurred in connection with such claim without the vote, or written consent, of the owners of record of a majority of the stock of the corporation. No such person is indemnified or reimbursed if he has been finally adjudged to have been guilty of, or liable for, willful misconduct, gross neglect of duty or a criminal act. Expenses incurred by any person subject to indemnification as set forth above in defending any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board in the specified case, in the manner and to the extent permitted by law. PMT's obligation to indemnify under its bylaws is not deemed to be exclusive of any other rights to which an indemnified person is entitled under any other agreement, pursuant to a vote of the shareholders, as a matter of law, or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and continues as to a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors, and administrators of such a person. The PMT bylaws provide that it may, upon an affirmative vote of a majority of the board, purchase insurance for the purpose of indemnifying its directors, officers, and other employees. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

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       COMPARISON OF RIGHTS OF SHAREHOLDERS OF PGG AND PARTNERS OF SPIRES

GENERAL

     If the Spires transaction is consummated, owners of Spires partnership interests will receive shares of PGG common stock, and the rights of interest holders will be governed by the PGG charter and bylaws. Spires is a Delaware limited partnership and is governed by the Delaware Limited Partnership Act. PGG is a Texas corporation and is governed by the Texas Business Corporation Act. Differences in the rights of Spires interest holders and PGG shareholders arise from differences in the laws governing limited partnerships and laws governing corporations. There are also differences between the terms of the Spires partnership agreement, and PGG's charter and bylaws. This summary is not a complete statement of the rights of Spires interest holders and PGG's common shareholders under, and is qualified by reference to, the Texas Business Corporation Act, the Delaware Limited Partnership Act, the Spires partnership agreement, and PGG's charter and bylaws.

LIQUIDITY AND MARKETABILITY

     PGG. PGG has applied for approval of the PGG common stock for quotation on the Nasdaq National Market.

     SPIRES.  There is no trading market for Spires partnership interests.

TRANSFERABILITY

     PGG. The PGG common stock will be freely transferable, subject to (1) shares received by Spires owners who are determined to be "affiliates" (as defined under the Securities Act) of Spires or PGG, (2) Spires owners who are required to execute lock-up letters with PGG at closing of the Transactions, under which such persons will agree not to sell or otherwise dispose for any PGG common shares for a period of one year after the closing and (3) applicable state and federal securities law restrictions. See "The Transactions -- Federal Securities Law Consequences" and "The Agreement -- Terms of the
Agreement -- Lock-Up Agreements."

     SPIRES. Spires partnership interests are subject to significant restrictions on transfer. Any transfer of a Spires partnership interest is subject to these conditions:

           o no limited partner can transfer his partnership units without the consent of the managing general partner and a majority in interest of each class of limited partners, voting separately (unless the transfer is an involuntary transfer),

           o execution and delivery of documents and instruments necessary or appropriate in the opinion of the partnership's counsel to effect the transfer and to confirm the transferee's agreement to be bound by all provisions of the partnership agreement,

           o reimbursement by the transferor or transferee for all costs and expenses the partnership reasonably incurs in connection with the transfer,

           o delivery to the partnership of an opinion of counsel that the transfer will not cause the partnership to be terminated for federal income tax purposes,

           o the transferor and transferee must furnish the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the units transferred, and any other information reasonably necessary to permit the partnership to file all federal and state tax returns and other legally required information statements or tax-related information,

           o either (A) the units being transferred are registered under the Securities Act and any applicable state securities law, or (B) the transferee must provide an opinion of counsel that the transfer is exempt from all applicable registration requirements and will not violate any applicable laws regulating the transfer of securities,

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           o   the transferor must provide an opinion of counsel that the transfer will not cause the partnership to be treated as an "investment company" under the Investment Company Act, and

           o the transferee must demonstrate to the reasonable satisfaction of the managing general partner that the transfer does not cause the partners or the partnership to violate any law or regulation and that all necessary filings by the transferee have been made and that sufficient provision has been made for the payment of any necessary fees or expenses of the partnership or any partners for any filings or amendments that must be made with respect to the transfer.

In addition, (1) no transfer is effective if the transfer would, in the opinion of the managing general partner's counsel, result in the termination of the partnership or the treatment of the partnership as an association taxable as a corporation, and (2) any transfer which would result in the partnership having more than 500 partners is not effective.

     Only specifically permitted transfers are allowed. Permitted transfers include:

           o   a transfer of Class A units to any other Class A limited partner,

           o a transfer of Class A units or Class B units other than in connection with a pledge or other encumbrance to secure payment or performance of a debt, subject to a first refusal right granted to other limited partners,

           o transfer of the managing general partner units other than in connection with a pledge or other encumbrance to secure the payment or performance of a debt, subject to (A) approval of all other general partners and a majority in interest of each class of limited partners, and (B) the partnership's counsel delivering an opinion that such transfer will not cause the partnership to become taxable as a corporation for federal income tax purposes, and

           o a transfer by the secondary general partner of its interest, subject to the consent of the managing general partner and a majority in interest of the Class A limited partners.

PURCHASE AND REPURCHASE RIGHTS

     PGG. The PGG common stock will not be subject to any purchase or repurchase rights.

     SPIRES. Spires partnership interests are subject to various repurchase rights. Permitted transfers of limited partnership interests are subject to a first refusal right granted to other limited partners. Class B Units are subject to buy back provisions upon the occurrence of a Termination Event. Termination Events include: (1) a Class B limited partner is subject to a regulatory revocation, (2) a Class B limited partner's employment agreement is terminated, or (3) a Class B limited partner, in his or its capacity as a Principal, breaches any of the covenants contained in the partnership agreement. Upon a Termination Event, (1) the other principals can purchase the Class B partnership interests, (2) if not purchased by the principals, the Class A limited partners can purchase the Class B interests, and (3) if not purchased by the principals or Class A limited partners, the Class B limited partners can purchase the units. The purchase price under the buy-back provision is determined by a formula in the partnership agreement.

ANTIDILUTION RIGHTS

     PGG. The PGG common stock will not be subject to any antidilution, preemptive or other similar rights.

     SPIRES. If additional Class A or Class B partnership interests are offered for sale, the current holders of Class A and Class B partnership interests can purchase their pro rata share of the additional interests offered in accordance with each limited partner's percentage interest.

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FINANCIAL REPORTING

     PGG. PGG will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports under that act.

     SPIRES. As a registered broker-dealer, Spires is subject to certain reporting requirements under Section 17 of the Exchange Act. Under the Spires partnership agreement, the managing general partner must provide monthly unaudited financial statements together with information regarding the partnership's investments to each partner. The managing general partner must also provide audited financial statements together with information regarding the partnership's investments on an annual basis.

TAXATION

     PGG. PGG is a corporation and a taxable entity under the Internal Revenue Code. Accordingly it is subject to taxes on its income at current rates up to 35%. Shareholders will also be subject to tax on any dividends that are declared and paid (or deemed paid) on the PGG common stock. Shareholders that are corporations will generally be entitled to exclude from their income 70% of the taxable dividends received from PGG.

     SPIRES. Spires, as a partnership, is not a taxable entity under the Internal Revenue Code. However, holders of Spires partnership interests report and pay taxes on their distributive share of partnership income, gains, losses and deductions as set forth in Spires' partership agreement, whether or not any cash distributions are actually made. Generally, distributions by a partnership to a holder of a partnership interests are not taxable, except to the extent they are made in cash and exceed the tax basis in the holder's partnership interest. A reduction in a partner's "share of the liabilities of a partnership" as determined under the Internal Revenue Code is treated as a cash distribution. Income from the partnership is treated as passive income under the Code. For individuals, trusts, estates, closely held C corporations and personal service corporations which hold limited partnership interests, passive income cannot be offset by losses or credits from a holder's other passive activities. Any partnership losses can only be used to offset later income from the partnership, and any unused passive losses are suspended.

CASH DISTRIBUTIONS

     PGG. The holders of PGG common stock will be entitled to receive dividends only as, if and when declared by PGG's board of directors out of funds legally available for dividends. Dividends will be within the sole discretion of the PGG board of directors and will depend on, among other factors, earnings, financial condition and capital requirements.

     SPIRES. The Spires partnership agreement provides for quarterly cash distributions, based generally upon the partners' percentage interest in the limited partnership and the maximum federal income tax rate. No cash distributions may be made if, after giving effect to the distributions, the liabilities of the limited partnership, excluding non-recourse liabilities of the limited partnership and liabilities to the partners with respect to their partnership interests, would be greater than the fair market value of the partnership's assets.

LIQUIDATION RIGHTS

     PGG. On the liquidation, dissolution, or winding-up of PGG, PGG common shareholders are entitled to share ratably in all assets remaining after payment to creditors and payments required to be made on any then outstanding PGG preferred stock.

     SPIRES. On the dissolution, liquidation, or winding-up of Spires, a full account of its liabilities and property will be taken, the property will be liquidated as promptly as is consistent with obtaining its fair market value, and the proceeds will be applied and distributed to pay, in sequence: (1) all partnership debts, except debts owed to the principals or managing general manager; (2) any special distribution amount payable to the secondary general partner and Class A limited partners; (3) the

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secondary general partner and Class A limited partners in amounts sufficient to satisfy all accrued but unpaid preferred returns; (4) the secondary general partner and Class A limited partners in an amount sufficient to reduce what the partnership agreements calls the "Aggregate Equalization Balance" to zero; (5) the principals and the managing general partner an amount sufficient to discharge the partnership's debts to such persons; (6) the holders of partnership units, in accordance with their capital accounts, after giving effect to all contributions, distributions, and allocations for all periods and so that the balance in all such capital accounts shall equal zero; and (7) the balance, if any, to the partners, pro rata according to their percentage interests in the partnership.

RIGHT TO COMPEL DISSOLUTION

     PGG. Under Texas law, shareholders of PGG may not vote to compel dissolution of PGG without prior action by its board of directors. Under Texas law, a corporation may be dissolved with the unanimous written consent of the shareholders without any action by the corporation's board of directors.

     SPIRES. The Spires parternship agreement provides that the partnership shall dissolve and begin winding up and liquidating upon the written consent of all partners that the partnership should be dissolved.

LIMITED LIABILITY

     PGG. Shares of PGG common stock will be fully paid and nonassessable. PGG shareholders will not have personal liability for the obligations of PGG.

     SPIRES. Holders of limited partnership interests in Spires have economic and certain other rights of limited partners in a Delaware partnership. Holders of limited partnership interests are not personally liable for the obligations of Spires, although certain events could cause the holders of limited partnership interests to lose their protection against limited personal liability.

CONTINUITY OF EXISTENCE

     PGG. Subject to the provisions of the Texas Business Corporation Act providing for the dissolution of a Texas corporation, Texas law and the PGG charter provide for perpetual existence for PGG.

     SPIRES. Spires' partnership agreement provides for a ten-year period of existence beginning January 20, 1995, or until the winding up and liquidation of the partnership and its business is completed.

ISSUANCE OF SENIOR SECURITIES

     PGG. PGG's charter provides for the issuance of preferred stock, which will be senior to the PGG common stock as to payment of dividends and distributions upon liquidation. See "Description of PGG Capital
Stock -- Preferred Stock."

     SPIRES. No additional Class A or Class B partnership interests and no other partnership interest, right or privilege can be created without the affirmative vote, or written consent, of the managing general partner and a majority in interest of each class of the limited partners, voting separately.

VOTING RIGHTS

     PGG. Holders of PGG common stock are entitled to one vote per share on all matters submitted to them for a vote, including the election of directors, amendments to the articles of incorporation, certain mergers and share exchanges, dissolution and sale of all or substantially all of the assets of PGG if not in the usual and regular course of business of the corporation. PGG's charter denies cumulative voting rights. Former holders of Spires partnership interests will own a smaller percentage interest in PGG than they currently own in Spires, resulting in a corresponding decrease in their voting power.

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     SPIRES.  The holders of each class of Spires' limited partnership interests have the right to vote, as a class, on several matters pursuant to the partnership agreement and the Delaware Limited Partnership Act, including: (1) permission to engage in any business other than the business activities permitted by the partnership agreement, (2) permission to demand return of a capital contribution or to withdraw from the partnership, (3) permission for a partner to lend money to the partnership, (4) resolution of a deadlock by the board of directors of the managing general partner, (5) amendment of the partnership agreement, (6) permission for the managing general partner to transfer any or all of its interest in the partnership, (7) permission for the secondary general partner to transfer any or all of its interest in the partnership, (8) permission for any limited partner to transfer his or its interest in the partnership, (9) admission of assignees as limited partners,
(10) the creation of additional Class A, Class B, or any other interest, right or privilege as a partner or holder of an interest in the partnership, (11) admission of a managing general partner, (12) removal of the managing general partner, and (13) dissolution, winding-up, or liquidation of the partnership.

MEETINGS OF PARTNERS/SHAREHOLDERS

     PGG. PGG is required, under the Texas Business Corporation Act and PGG's bylaws, to hold annual meetings of the shareholders. The PGG bylaws provide that a special meeting of the shareholders may be called at any time only by a majority of the board of directors, the chairman, or by the president. Written or printed notice stating the purpose or purposes for which the meeting is called is required. PGG's charter and bylaws are silent as to shareholder action by written consent in lieu of a meeting. Therefore, under the Texas Business Corporation Act, shareholders can take action only by unanimous written consent of shareholders.

     PGG's bylaws also contain provisions requiring advance notice to PGG of any business to be brought by a shareholder before an annual meeting of shareholders and establishing procedures to be followed by shareholders in nominating persons for election to the PGG board of directors. Generally, these provisions require written notice to the secretary of PGG by a shareholder (1) if the shareholder proposes to bring any business before an annual meeting and (2) if the shareholder desires to nominate any person for election to the PGG board of directors, in each case not less than 60 nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The shareholder's notice must set forth specific information regarding the shareholder and his business and director nominee, as described in PGG's bylaws.

     SPIRES. Spires' partnership agreement provides that the partnership shall hold an annual meeting of the partners. Other meetings of the partners may be called by the managing general partner and shall be called upon the written request of limited partners who hold a majority in interest of any Class of units. The request for a meeting of the partners shall include the nature of the business to be transacted. Action required to be taken at a meeting of partners or consent required to be given by any partner or class of partners, may be taken without a meeting, without prior notice, and with a call or other action by the managing general partner and without a vote, if a consent or consents in writing, setting forth the action so taken or consented to, shall have been signed by the holders of units having not less than the percentage interest that would be required for such action at a meeting at which all the holders of all units entitled to vote on the action or to give the consent were present and voted.

RIGHT TO LIST OF PARTNERS/SHAREHOLDERS

     PGG. The PGG bylaws provide that a complete list of shareholders entitled to vote at each shareholders' meeting, including the address of and the number of shares held by each, shall be prepared by the secretary of the corporation and be available for inspection by any shareholder during usual business hours for a period of ten days prior to such meeting, and shall be produced at the meeting and at all time during the meeting be available for inspection by any shareholder.

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     SPIRES.  The Spires partnership agreement provides that the limited partners shall have full and unfettered access to the managing general partner's and/or the partnership's books and records and other information related to the managing general partner and/or the partnership.

REPLACEMENT OF GENERAL PARTNER/DIRECTORS

     PGG. The PGG bylaws provide that any director may be removed only for cause, and then only by the affirmative vote of holders of at least two-thirds of all outstanding voting stock.

     SPIRES. Spires' partnership agreement provides that the managing general partner will cease to be the managing general partner upon the vote of a majority in interest of each class of limited partners. Upon ceasing to be the managing general partner, the secondary general partner may elect to become the managing general partner, entitled to exercise any and all rights and powers of, and subject to the duties and responsibilities of, the managing general partner. No person can be admitted to the partnership as a managing general partner without the unanimous consent of the partners, including the secondary general partner.

AMENDING THE PARTNERSHIP AGREEMENT/ARTICLES OF INCORPORATION AND BYLAWS

     PGG. Under the Texas Business Corporation Act, amendment of the articles of incorporation of PGG requires (1) adoption of a resolution by the board of directors setting forth the proposed amendment, and (2) an affirmative vote of holders of two-thirds of the shares of capital stock entitled to vote. PGG's bylaws provide that they may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of such special meeting, or by the affirmative vote of a majority of the full board of directors at any regular or special meeting, if notice of the proposed amendment is contained in the notice of the meeting.

     SPIRES. Amendments to the Spires partnership agreement may be proposed by the managing general partner or a majority in interest of any class of limited partners. Following the proposal, the managing general partner must submit to the limited partners the proposed amendment, provided that the partnership's counsel has approved the form of the amendment, along with the managing general partner's recommendation as to the proposed amendment. The amendment must be approved if it receives the affirmative vote of (1) the managing general partner, and (2) a majority in interest of each class of limited partners. The partnership agreement may not be amended without the consent of each partner adversely affected if the amendment would: (1) convert a limited partner's interest in the partnership into a general partner's interest, (2) modify the limited liability of a limited partner, or (3) alter the interest of a partner in profits, losses, other items, or any partnership distributions as set forth in the partnership agreement. The partnership agreement may be amended by the managing general partner, without the consent of any of the limited partners, to add to the representations, duties, or obligations of the managing general partner or to surrender any right or power granted to the managing general partner, but no amendment shall be adopted unless the adoption is for the benefit of or not adverse to the interests of the limited partners. The consent of all partners is required to amend the partnership agreement if the amendment would: (1) change the form of the partnership to a general partnership, (2) cause the partnership to be classified, for federal income tax purposes, as other than a partnership, or (3) amend the section of the partnership agreement which addresses amendments to the partnership agreement.

ANTI-TAKEOVER PROVISIONS

     PGG. PGG is subject to Texas Business Corporation Act provisions which prohibit business combinations with any affiliate or associate under certain circumstances. In addition, PGG's charter contains provisions which may delay, discourage, inhibit, prevent or render more difficult an attempt to obtain control of PGG, whether by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the authorization of "blank check" preferred stock, classification of the board of directors, limiting the removal of a director only on approval of two-thirds of the

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outstanding voting stock and a restriction on shareholder action by written consent. See "Management of PGG After the Transactions -- Board of Director Classes; Director Compensation" and "Description of PGG Capital
Stock -- Preferred Stock and -- Certain Anti-Takeover Provisions."

     SPIRES. The Spires partnership agreement does not contain any provisions regarding business combinations. The Delaware Limited Partnership Act requires that a merger or consolidation be approved by all general partners and by each class of limited partners by a majority vote.

CERTAIN LEGAL RIGHTS

     PGG. The Texas Business Corporation Act affords shareholders of a corporation the right to bring shareholder derivative actions when the corporation has failed to enforce a right which may properly be asserted by it, and actions to recover damages from directors for violations of their fiduciary duties. Shareholders may also have rights to bring actions in federal courts to enforce federal rights.

     SPIRES. The Delaware Limited Partnership Act affords a limited partner the right to bring an action in the right of a limited partnership to recover a judgment in its favor if general partners with authority to do so have refused to bring action or if an effort to cause those general partners to bring the action is not likely to succeed. In addition, limited partners may institute legal action on behalf of themselves or other similarly situated limited partners (a class action) to recover damages from a general partner for violation of fiduciary duties to holders of limited partnership units. Limited partners may also have the right to bring actions in federal courts to enforce federal rights.

FIDUCIARY DUTIES

     PGG. The fiduciary duties owed by the directors of a corporation to its shareholders under the Texas Business Corporation Act and remedies available for a breach of those responsibilities are similar to those applicable to the duties a general partner owes to the limited partners in a Delaware limited partnership. Therefore, the Transactions generally will not involve any reduction in the standard of care owed to investors or in the remedies available for breach of those duties.

     SPIRES. The general partner's fiduciary duties to the limited partners include the duties of loyalty, care and good faith.

LIMITS ON DIRECTORS' AND MANAGEMENT'S LIABILITIES

     PGG. PGG's charter provides that the corporation must indemnify persons for whom indemnification is permitted by the Texas Business Corporation Act to the fullest extent permissible under the act, and may purchase such indemnification insurance as the board of directors determines. In addition, upon consummation of the Transactions, PGG intends to enter into agreements with each of its directors and certain executive officers providing for indemnification with respect to certain matters. PGG's charter provides that no director is liable to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as director, except as otherwise provided by statute.

     SPIRES. The Spires partnership agreement provides that the general partners, principals, employees and agents must be indemnified and held harmless from and against all losses, costs, liabilities, damages and expenses any of them may incur which arise out of any action or inaction by the indemnified party in the actual conduct of permitted business by and on behalf of the partnership if (1) the indemnified party, in good faith, reasonably believed that such course of conduct was in the best interests of the partnership, and
(2) in fact such course of conduct did not constitute a breach of the partnership agreement or would otherwise constitute bad faith, gross negligence, recklessness, or willful misconduct on the part of the indemnified party, provided, however, no indemnification is provided with respect to the managing general partner or a principal to the extent that the act or omission resulted in a regulatory loss to the partnership attributable to the managing general partner or a principal or any losses, damages, or expenses associated with or arising from an action by or on behalf of the managing general partner, the partnership, or any of the partners or any class of partners.

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Indemnification will be provided from the assets of the partnership only and to the extent the managing general partner may reasonably determine.

                                 LEGAL MATTERS

     Porter & Hedges, L.L.P., Houston, Texas, will pass on certain legal matters in connection with the Transactions, including the validity of the shares of PGG common stock offered by this Proxy Statement/Prospectus and certain United States federal income taxation matters on behalf of TEI, PGG and the TEI shareholders. PricewaterhouseCoopers LLP, Houston, Texas, is acting as special tax advisor to the other combining companies on certain United States federal income tax matters relating to the Transactions.

                                    EXPERTS

     The audited consolidated financial statements of Pinnacle Global Group, Inc., TEI, Inc. and Spires Financial, L.P. included in this document and in the Registration Statement have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their reports thereto, and are included in reliance upon the authority of that firm as experts in accounting and auditing.

     The audited consolidated financial statements of Harris Webb & Garrison, Inc. included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Cheshier & Fuller, L.L.P., independent public accountants, as indicated in their report thereto, and are included in reliance upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Pinnacle Management & Trust Company as of December 31, 1997 and for the year ended December 31, 1997 have been included in this document and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this document, and upon the authority of that firm as experts in accounting and auditing.

     The audited financial statements of Pinnacle Management & Trust Company as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report thereto, and are included in reliance upon the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION
     TEI files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that TEI files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. TEI public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning TEI also may be inspected at the offices of the NASD, 1735 K Street, Washington, D.C. 20006. If you have difficulty retrieving electronically filed or other information on TEI, you should also search under its former name -- "Tanknology Environmental, Inc."
     TEI filed the Registration Statement to register with the SEC the shares of PGG common stock to be issued in the Transactions. This Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of PGG and a proxy statement of TEI for the TEI Special Meeting.
     As allowed by SEC rules, this Proxy Statement/Prospectus does not contain all the information that TEI shareholders can find in the Registration Statement or its exhibits.
     The SEC allows TEI to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that TEI can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the following documents that TEI has previously filed with the SEC under its current name or former name -- "Tanknology Environmental, Inc.". These documents contain important information about TEI and its financial condition.

   SEC FILINGS (FILE NO. 0-18899)                            PERIOD
-------------------------------------  -----------------------------------------
Annual Report on Form 10-K             Year ended December 31, 1997
Quarterly reports on Form 10-Q         Three months ended March 31, 1998,
                                         six months ended June 30, 1998 and
                                         nine months ended September 30, 1998

     TEI incorporates by reference additional documents that TEI may file with the SEC between the date of this Proxy Statement/Prospectus and the date of the TEI Special Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
     If you are a TEI shareholder, TEI may have sent you some of the documents incorporated by reference, but you can obtain any of them through TEI or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from TEI without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Proxy Statement/Prospectus. Documents incorporated by reference in this Proxy Statement/Prospectus may be obtained by requesting them in writing or by telephone from TEI at the following address:

           TEI, Inc.
           5599 San Felipe, Suite 1212
           Houston, Texas 77056
           Attention: Donald R. Campbell

     If you would like to request documents from TEI, please do so by January 22, 1999 to receive them before the TEI Special Meeting. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement/Prospectus to vote your shares at the TEI Special Meeting. TEI has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated December 31, 1998. You should not assume that the information contained in the Proxy Statement/Prospectus is accurate as of any date other than that date, and neither the mailing of this Proxy Statement/Prospectus to the TEI Shareholders nor the issuance of PGG common stock in the Transactions shall create any contrary implication.

                         INDEX TO FINANCIAL STATEMENTS

                                        PAGE
                                        -----
PINNACLE GLOBAL GROUP, INC.
     Report of Independent
      Accountants....................     F-3
     Consolidated Balance Sheet as of
      October 1, 1998................     F-4
     Notes to Consolidated Financial
      Statements.....................     F-5
TEI, INC. AND SUBSIDIARIES
     Report of Independent
      Accountants....................     F-6
     Consolidated Balance Sheet as of
      December 31, 1997 and 1996.....     F-7
     Consolidated Statement of
      Operations for the three years
      in the period ended
       December 31, 1997.............     F-8
     Consolidated Statement of
      Shareholders' Equity for the
      three years in the period ended
      December 31, 1997..............     F-9
     Consolidated Statement of Cash
      Flows for the three years in
      the period ended
       December 31, 1997.............    F-10
     Notes to Consolidated Financial
      Statements.....................    F-11
     Condensed Consolidated Balance
      Sheet as of September 30, 1998
      (unaudited)....................    F-21
     Condensed Consolidated Statement
      of Operations for the nine
      months ended
       September 30, 1998 and 1997
      (unaudited)....................    F-22
     Condensed Consolidated Statement
      of Cash Flows for the nine
      months ended
       September 30, 1998 and 1997
      (unaudited)....................    F-23
     Notes to Condensed Consolidated
      Financial Statements
      (unaudited)....................    F-24
HARRIS WEBB & GARRISON, INC.
     Independent Auditors' Report....    F-28
     Statements of Financial
      Condition as of December 31,
      1997 and 1996..................    F-29
     Statements of Income for the
      three years ended December 31,
      1997...........................    F-30
     Statements of Changes in
      Stockholders' Equity for the
      three years ended
       December 31, 1997.............    F-31
     Statements of Cash Flows for the
      three years ended December 31,
      1997...........................    F-32
     Notes to Financial Statements...    F-34
     Condensed Statement of Financial
      Condition as of September 30,
      1998 (unaudited)...............    F-40
     Condensed Statements of Income
      for the nine months ended
      September 30, 1998 and 1997
      (unaudited)....................    F-41
     Condensed Statements of Cash
      Flows for the nine months ended
      September 30, 1998
       and 1997 (unaudited)..........    F-42
     Notes to Condensed Financial
      Statements (unaudited).........    F-44

                                        PAGE
                                        -----
PINNACLE MANAGEMENT & TRUST COMPANY
     Independent Auditors' Report....    F-48
     Report of Independent Certified
      Public Accountants.............    F-49
     Balance Sheets as of December
      31, 1997 and 1996..............    F-50
     Statements of Operations for the
      years ended December 31, 1997,
      1996, and 1995.................    F-51
     Statements of Shareholders'
      Equity for the years ended
      December 31, 1997, 1996 and
      1995...........................    F-52
     Statements of Cash Flows for the
      years ended December 31, 1997,
      1996, and 1995.................    F-53
     Notes to Financial Statements...    F-54
     Condensed Balance Sheet as of
      September 30, 1998
      (Unaudited)....................    F-57
     Condensed Statements of
      Operations for the nine months
      ended September 30, 1998 and
      1997 (Unaudited)...............    F-58
     Condensed Statements of Cash
      Flows for the nine months ended
      September 30, 1998 and 1997
      (Unaudited)....................    F-59
     Notes to Condensed Interim
      Financial Statements
      (Unaudited)....................    F-60

SPIRES FINANCIAL, L.P.
     Report of Independent
      Accountants....................    F-61
     Statements of Financial
      Condition as of December 31,
      1997 and 1996..................    F-62
     Statements of Operations for the
      years ended December 31, 1997
      and December 31, 1996 and for
      the period from inception
      (January 18, 1995) to December
      31, 1995.......................    F-63
     Statements of Changes in
      Partners' Capital for the years
      ended December 31, 1997 and
      December 31, 1996 and for the
      period from inception (January
      18, 1995) to December 31,
      1995...........................    F-64
     Statements of Cash Flows for the
      years ended December 31, 1997
      and December 31, 1996 and for
      the period from inception
      (January 18, 1995) to December
      31, 1995.......................    F-65
     Notes to Financial Statements...    F-66
     Condensed Statement of Financial
      Condition as of September 30,
      1998 (unaudited)...............    F-71
     Condensed Statements of Income
      and Comprehensive Income for
      the nine months ended September
      30, 1998 and 1997
      (unaudited)....................    F-72
     Condensed Statements of Cash
      Flows for the nine months ended
      September 30, 1998 and 1997
      (unaudited)....................    F-73
     Notes to Condensed Interim
      Financial Statements
      (unaudited)....................    F-74

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Pinnacle Global Group, Inc.:

     In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Pinnacle Global Group, Inc. as of October 1, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                                   PricewaterhouseCoopers LLP

Houston, Texas
October 1, 1998

                          PINNACLE GLOBAL GROUP, INC.
                           CONSOLIDATED BALANCE SHEET

                                        OCTOBER 1,
                                           1998
                                        ----------
               ASSETS
Cash.................................     $5,000
                                        ----------
     Total assets....................     $5,000
                                        ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value;
  10,000,000 shares authorized; no
  shares issued and outstanding......
Common stock, $.01 par value;
  100,000,000 shares authorized;
  1,000 shares issued and
  outstanding........................     $   10
Additional paid-in capital...........      4,990
                                        ----------
     Total liabilities and
      shareholders' equity...........     $5,000
                                        ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                          PINNACLE GLOBAL GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENT

1.  FORMATION

     Pinnacle Global Group, Inc. (the "Company"), a Texas corporation was formed in August 1998 to become a new public holding company for TEI, Inc. ("TEI"), Harris Webb & Garrison, Inc., Pinnacle Management & Trust Company and Spires Financial, L.P. (collectively referred to as "Combining Companies") upon consummation of a reorganization agreement.

     Under the merger agreement, TEI common stock will be converted into .25 of a share of the Company and 3,562,500 shares of Company common stock will be issued to the shareholders and owners of the Combining Companies. As a result, former TEI shareholders will own approximately 50.02% of the outstanding common stock of the Company and former shareholders and owners of the Combining Companies, and certain related entities of Spires Financial, L.P., will own approximately 49.98% of the outstanding stock of the Company.

2.  1998 INCENTIVE PLAN

     The Board of Directors has reserved the greater of 1,100,000 authorized shares of Company common stock or 15% of the number of shares of Company common stock issued and outstanding on the last day of the then preceding quarter for the purpose of issuing nonincentive "nonstatutory" stock options, incentive stock options, stock appreciation rights ("SARs"), and restricted stock awards to key employees under its 1998 Incentive Plan ("the Incentive Plan"). The exercise price for each nonincentive stock option granted will be determined by the compensation committee of the Company's Board of Directors. The exercise price for each incentive stock option granted may not be less than 100% of the fair market value of a share of Company common stock on the date of the grant. No more than 1,100,000 shares of Company common stock will be available for incentive stock options. The exercise price for each SAR may not be less than 100% of the fair market value of a share of Company common stock on the date of the grant. The purchase price for restricted stock may be equal to or less than par value and may be zero. As of October 1, 1998, no options or other awards have been granted.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of TEI, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheet of TEI, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TEI, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                    COOPERS & LYBRAND L.L.P.

Houston, Texas
February 17, 1998

                           TEI, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                        DECEMBER 31,    DECEMBER 31,
                                            1997            1996
                                        ------------    ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $ 12,810,100    $ 11,421,710
     Short-term investments..........     15,516,366      18,425,979
     Accounts receivable, net........        639,678         511,905
     Deferred tax asset..............        515,611         447,202
     Income tax receivable...........      1,512,115              --
     Other current assets............        417,542         796,033
                                        ------------    ------------
          Total current assets.......     31,411,412      31,602,829
PROPERTY AND EQUIPMENT, NET..........      4,789,141       5,547,864
INTANGIBLE ASSETS, LESS ACCUMULATED
  AMORTIZATION.......................      2,288,479       2,494,873
DEFERRED TAX ASSET...................        176,383       1,450,248
NET ASSETS OF DISCONTINUED OPERATIONS
  AND OTHER ASSETS...................        377,306       1,938,080
                                        ------------    ------------
          Total assets...............   $ 39,042,721    $ 43,033,894
                                        ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable................   $    344,040    $    333,676
     Accrued liabilities.............      1,033,534       2,267,245
                                        ------------    ------------
          Total current
              liabilities............      1,377,574       2,600,921
                                        ------------    ------------
COMMITMENTS AND CONTINGENCIES (See
  Note 9)
SHAREHOLDERS' EQUITY:
     Preferred stock, $.10 par value;
      10,000,000 shares authorized;
      no shares issued and
      outstanding....................             --              --
     Common stock, $.01 par value;
      100,000,000 shares authorized;
      15,199,237 and 15,192,237
      shares issued at December 31,
      1997 and 1996, respectively....        151,992         151,922
     Additional paid-in capital......     33,123,377      33,109,657
     Retained earnings...............      8,577,449      11,359,065
     Treasury stock at cost, 955,225
      shares, at December 31, 1997
      and 1996.......................     (4,187,671)     (4,187,671)
                                        ------------    ------------
          Total shareholders'
              equity.................     37,665,147      40,432,973
                                        ------------    ------------
          Total liabilities and
              shareholders' equity...   $ 39,042,721    $ 43,033,894
                                        ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997

                                            1997            1996            1995
                                       --------------  --------------  --------------
REVENUES.............................  $    2,725,749  $    2,199,154  $    2,374,637
COST OF SERVICES.....................       2,190,367       1,554,132       1,316,499
                                       --------------  --------------  --------------
     Gross profit....................         535,382         645,022       1,058,138
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       2,625,133       2,428,537       2,197,363
                                       --------------  --------------  --------------
     Loss from operations............      (2,089,751)     (1,783,515)     (1,139,225)
                                       --------------  --------------  --------------
OTHER INCOME (EXPENSE):
     Interest income.................       1,491,913       1,056,874         745,568
     Interest expense................          (6,748)         (4,715)            (33)
     Other income (expense), net.....          45,099        (142,017)          3,478
                                       --------------  --------------  --------------
          Total other income
             (expense), net..........       1,530,264         910,142         749,013
                                       --------------  --------------  --------------
          Loss before income taxes...        (559,487)       (873,373)       (390,212)
INCOME TAX BENEFIT...................        (159,585)       (339,476)       (150,687)
                                       --------------  --------------  --------------
     Loss from continuing
       operations....................        (399,902)       (533,897)       (239,525)
     Net income (loss) from
       discontinued operations, net
       of tax........................      (2,193,860)         12,098      (4,739,338)
     Gain (loss) on disposition of
       discontinued operations, net
       of tax........................        (187,854)      1,276,899      (3,610,242)
                                       --------------  --------------  --------------
     Net income (loss)...............  $   (2,781,616) $      755,100  $   (8,589,105)
                                       ==============  ==============  ==============
BASIC AND DILUTED EARNINGS (LOSS) PER
  SHARE:
     From continuing operations......  $        (0.03) $        (0.04) $        (0.01)
     From discontinued operations....           (0.17)           0.09           (0.59)
                                       --------------  --------------  --------------
     Net earnings (loss) per share...  $        (0.20) $         0.05  $        (0.60)
                                       ==============  ==============  ==============
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................      14,244,012      14,237,012      14,230,012
                                       ==============  ==============  ==============

   The accompanying notes are an integral part of the consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
           FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997

                                            COMMON STOCK            TREASURY STOCK        ADDITIONAL
                                       ----------------------   ----------------------      PAID-IN       RETAINED
                                         SHARES       AMOUNT     SHARES       AMOUNT        CAPITAL       EARNINGS
                                       -----------   --------   ---------   ----------    -----------   ------------
Balance, December 31, 1994...........   15,178,237   $151,782    (955,225)  $(4,187,671)  $33,081,307   $ 19,193,070
Issuance of common stock to
  nonemployee directors..............        7,000         70          --           --         15,680             --
Net loss.............................           --         --          --           --             --     (8,589,105)
                                       -----------   --------   ---------   ----------    -----------   ------------
Balance, December 31, 1995...........   15,185,237    151,852    (955,225)  (4,187,671)    33,096,987     10,603,965
Issuance of common stock to
  nonemployee directors..............        7,000         70          --           --         12,670             --
Net income...........................           --         --          --           --             --        755,100
                                       -----------   --------   ---------   ----------    -----------   ------------
Balance, December 31, 1996...........   15,192,237    151,922    (955,225)  (4,187,671)    33,109,657     11,359,065
Issuance of common stock to
  nonemployee directors..............        7,000         70          --           --         13,720             --
Net loss.............................           --         --          --           --             --     (2,781,616)
                                       -----------   --------   ---------   ----------    -----------   ------------
Balance, December 31, 1997...........   15,199,237   $151,992    (955,225)  $(4,187,671)  $33,123,377   $  8,577,449
                                       ===========   ========   =========   ==========    ===========   ============

                                           TOTAL
                                       SHAREHOLDERS'
                                           EQUITY
                                       --------------
Balance, December 31, 1994...........    $48,238,488
Issuance of common stock to
  nonemployee directors..............        15,750
Net loss.............................    (8,589,105)
                                       --------------
Balance, December 31, 1995...........    39,665,133
Issuance of common stock to
  nonemployee directors..............        12,740
Net income...........................       755,100
                                       --------------
Balance, December 31, 1996...........    40,432,973
Issuance of common stock to
  nonemployee directors..............        13,790
Net loss.............................    (2,781,616)
                                       --------------
Balance, December 31, 1997...........    $37,665,147
                                       ==============

   The accompanying notes are an integral part of the consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997

                                            1997            1996            1995
                                       --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $   (2,781,616) $      755,100  $   (8,589,105)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in)
       operating activities:
     Provision for disposition of
       discontinued operations.......       2,187,210       1,000,000       7,521,209
     (Gain) loss on disposition of
       discontinued operations.......         187,854      (2,065,228)      3,610,242
     ESI operating loss charged to
       reserve for discontinued
       operations....................      (2,193,860)     (2,163,317)             --
     Depreciation and amortization...         674,538       2,598,411       3,758,893
     Net amortization of premiums and
       discounts on short-term
       investments...................        (752,069)       (234,897)       (216,110)
     Gain on disposal of assets......         (63,664)             --          (8,529)
     Deferred income taxes...........       1,205,456        (232,838)     (2,388,559)
     Deferred income.................              --         (16,430)        (20,160)
     Common stock issued to
       directors.....................          13,790          12,740          15,750
     Changes in assets and
       liabilities, including
       discontinued operations:
          (Increase) decrease in
             accounts receivable,
             net.....................        (135,806)       (136,149)      2,028,855
          Decrease (increase) in
             costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............         309,375        (230,304)       (672,616)
          (Increase) decrease in
             inventories, net........        (530,633)        595,206       1,004,140
          (Increase) decrease in
             income tax receivable...      (1,512,115)      2,106,678      (2,106,678)
          Decrease (increase) in
             other current assets....         549,354        (834,414)        604,231
          (Decrease) increase in
             accounts payable and
             accrued liabilities.....      (1,241,198)        556,113       1,109,363
                                       --------------  --------------  --------------
             Total adjustments.......      (1,301,768)        955,571      14,240,031
                                       --------------  --------------  --------------
             Net cash provided by
               (used in) operating
               activities............      (4,083,384)      1,710,671       5,650,926
                                       --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures............        (682,192)     (1,987,458)     (2,472,825)
     Proceeds from the disposition of
       discontinued operations.......              --      12,000,000       1,500,000
     Proceeds from the sale of
       assets........................       2,492,284              --         322,149
     Purchases of short-term
       investments...................     (35,693,443)    (20,193,368)    (11,703,150)
     Proceeds from maturities of
       short-term investments........      39,355,125       5,697,159      15,707,462
     Increase in intangible assets...              --         (44,763)       (139,006)
                                       --------------  --------------  --------------
             Net cash provided by
               (used in) investing
               activities............       5,471,774      (4,528,430)      3,214,630
                                       --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on notes
       payable.......................              --         (28,939)       (148,085)
                                       --------------  --------------  --------------
     Net cash used in financing
       activities....................              --         (28,939)       (148,085)
                                       --------------  --------------  --------------
CASH OF BUSINESSES SOLD..............              --        (698,699)             --
                                       --------------  --------------  --------------
             Net increase (decrease)
               in cash and cash
               equivalents...........       1,388,390      (3,545,397)      8,717,471
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR..................      11,421,710      14,967,107       6,249,636
                                       --------------  --------------  --------------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR...............................  $   12,810,100  $   11,421,710  $   14,967,107
                                       ==============  ==============  ==============

   The accompanying notes are an integral part of the consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of TEI, Inc. and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation. Prior year amounts in the consolidated statement of operations and related notes thereto have been reclassified to reflect the Company's discontinued operations consisting of Mankoff, Inc. ("Mankoff"), Engineered Systems, Inc. ("ESI"), Tanknology Corporation International ("TCI"), Tanknology Canada (1988), Inc., ("TCS"), and USTMAN Industries, Inc. ("USTMAN"), as discussed in Note 2. All footnote amounts related to the statement of operations are from continuing operations unless otherwise indicated.

     The Company is a holding company whose only current continuing business is wastewater processing and waste oil recycling in the Central Eastern United States.

     REVENUE RECOGNITION

     The Company generates revenues primarily through the treatment of wastewater and the sale of recycled waste oil. Revenues are recognized at the time the services are rendered. During the year ended December 31, 1997, three customers accounted for approximately 15.8%, 13.4%, and 12.3%, respectively, of the Company's total revenues from continuing operations. During the year ended December 31, 1996, one customer accounted for approximately 12% of the Company's total revenues from continuing operations.

     CASH EQUIVALENTS

     The Company considers all highly liquid investment instruments with original maturities of three months or less when purchased to be cash equivalents.

     SHORT-TERM INVESTMENTS

     Short-term investments are those with maturities greater than three months when purchased. The Company has classified all short-term investments as available-for-sale. When purchased, securities are recorded at cost and adjusted for unrealized holding gains and losses due to market fluctuations. Gains and losses are recorded upon the sales of short-term investments based upon the specific identification method.

     INVENTORIES

     Inventories, which are classified in other current assets, are stated at the lower of cost (first-in, first-out) or market.

     PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation is computed using the straight-line method. Buildings are depreciated over 20 to 40 years and other property and equipment are depreciated over five to ten years. Depreciation expense was $468,142, $295,343, and $208,853 for the years ended December 31, 1997, 1996, and 1995, respectively. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

     INCOME TAXES

     The Company utilizes the liability method for deferred income taxes. The liability approach requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events recognized in the Company's financial statements or tax returns. All expected future events other than changes in the law or tax rates, are considered in estimating future tax consequences.

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes includes federal, state, and local income taxes currently payable and those deferred because of temporary differences between the financial statements and tax bases of assets and liabilities.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term investments, and accounts receivable.

     The Company maintains cash balances with several banks. Cash and cash equivalents includes investments in a certificate of deposit, commercial paper, and U.S. Government Securities that mature in no more than 90 days from the date of purchase. Short-term investments include commercial paper, U.S. Government Securities, municipal bonds, mutual funds, and mortgage backed securities. Such investments are recorded at cost and adjusted for fluctuations in market values. At December 31, 1997, approximately $7,820,000, $2,310,000, $2,495,000,
$15,244,000, and $101,000, respectively, were held in trust by five separate investment managers. At December 31, 1996, approximately $20,326,000, $4,469,000, $2,354,000, and $2,189,000, respectively, were held in trust by four separate investment managers.

     The Company grants credit to its customers who consist primarily of commercial and industrial wastewater and waste oil generators. The Company performs ongoing credit evaluations of its customers' financial conditions and, generally, requires no collateral from its customers. The provision for doubtful accounts for the years ended December 31, 1997, 1996, and 1995, was $31,499, $30,996, and $65,768, respectively. The allowance for doubtful accounts at December 31, 1997 and 1996 was $9,945 and $44,427, respectively.

     MANAGEMENT'S ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of consolidated assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 is effective for the Company for the year ended December 31, 1998. Initial adoption of this standard is not expected to have a material impact on the Company's financial statements.

2.  DISCONTINUED OPERATIONS

     During 1995, the Board of Directors of the Company elected to discontinue operations at its Mankoff and ESI subsidiaries. Mankoff's operations were discontinued as of June 30, 1995. Mankoff's revenues were $6,353,000 for the year ended December 31, 1995. Mankoff was sold on December 21, 1995, for $1,500,000 in cash and two 24 month non-interest bearing notes receivable totaling $805,000. The purchaser has also assumed the performance of all contract obligations of Mankoff. A loss on disposition of Mankoff of $3,610,000 net of an income tax benefit of $1,892,000 was recorded in 1995 as a result of the sale.

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     ESI's operations were discontinued as of December 31, 1995. Certain assets of ESI were sold on December 23, 1997, for a $500,000 interest bearing note due in 2002. The purchaser has also agreed to complete customer contracts that were in process at the time of the sale. The Company remains primarily responsible for completing such contracts. Should the purchasers cost to complete the contracts exceed the amounts collected from the customers, the Company is liable to reimburse the purchaser for the excess contract completion costs. However, should the amounts collected from the customers exceed the purchasers cost to complete the contracts, a portion of the collections in excess of the cost to complete will be paid to the Company. The Company estimates that it will not incur any additional losses with respect to contracts to be completed by the purchaser; however, the Company has experienced significant changes in these estimates in the past and it is reasonably possible that such changes could occur in 1998. ESI's revenues were $1,954,000, $3,322,000, and $3,718,000 for the years ended December 31, 1997, 1996, and 1995, respectively. During 1995, a provision for estimated loss on disposition of ESI of $3,715,000, including write-off of goodwill and estimated losses through the then expected date of sale, was recorded net of an income tax benefit of $1,914,000. During 1996, an additional provision for estimated loss on disposition of ESI of $660,000 was recorded, net of an income tax benefit of $340,000. Due to unanticipated delays in the disposition of ESI, the Company recorded an additional provision of $990,000, net of tax in the second quarter of 1997. Upon the sale of the assets of ESI in the fourth quarter of 1997, the Company incurred additional losses of $1,392,000. The additional losses in the fourth quarter were primarily due to unanticipated costs associated with contracts in process and a change in estimate for income taxes of approximately $517,000 related to the delays in disposition.

     On October 25, 1996, the Company disposed of certain assets and liabilities, which consisted of the stock of its wholly owned subsidiaries, Tanknology Corporation International, including its cathodic protection division d/b/a Tanknology Cathodic Protection, USTMAN Industries, Inc., and Tanknology Canada (1988), Inc., collectively known as the "Tank Testing Group" to an unrelated third party. The disposition of the Tank Testing Group was made pursuant to a Stock Purchase Agreement (the "Agreement") dated October 7,
1996. The Company disposed of the Tank Testing Group in consideration of the receipt of $12 million in cash. The Agreement calls for adjustments to the purchase price of up to $1 million for any working capital deficiencies and of up to $1.25 million for liabilities relating to services performed by the Tank Testing Group prior to October 25, 1996. A liability totaling $829,000 has been accrued for potential liabilities related to the Tank Testing Group. Revenues for the Tank Testing Group were $18,926,000, and $24,607,000 for the years ended December 31, 1996 and 1995, respectively.

     A summary of discontinued operations for the three years in the period ended December 31, 1997 are as follows:

                                            1997            1996            1995
                                       --------------  --------------  --------------
Revenues.............................  $    1,954,008  $   18,925,828  $   34,678,328
                                       ==============  ==============  ==============
Net income (loss) from discontinued
  operations, net of tax.............  $   (2,193,860) $       12,098  $   (4,739,338)
Gain (loss) on disposition of
  discontinued operations, net of
  tax................................        (187,854)      1,276,899      (3,610,242)
                                       --------------  --------------  --------------
Income (loss) from discontinued
  operations, net of tax.............  $   (2,381,714) $    1,288,997  $   (8,349,580)
                                       ==============  ==============  ==============

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Net assets of discontinued operations at December 31, 1997 and 1996 consist of the following:

                                          1997          1996
                                       ----------  --------------
Working capital......................  $  (22,694) $    1,490,611
Long term assets.....................     400,000       1,447,469
Accrued losses.......................          --      (1,000,000)
                                       ----------  --------------
Net assets...........................  $  377,306  $    1,938,080
                                       ==========  ==============

     During 1997, 1996, and 1995, ESI incurred losses of $2,193,860, $2,163,317, and $1,715,675, respectively, which were charged to the reserve for disposition.

3.  DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS

     Additional information regarding certain balance sheet accounts at December 31, 1997 and 1996 is presented below:

                                              DECEMBER 31,
                                       --------------------------
                                           1997          1996
                                       ------------  ------------
Other current assets:
     Interest receivable.............  $     19,401  $     31,016
     Prepaid insurance...............       190,484       127,497
     Finished goods inventories......       178,839        60,317
     Other...........................        28,818       577,203
                                       ------------  ------------
          Total other current
             assets..................  $    417,542  $    796,033
                                       ============  ============
Property and equipment:
     Buildings and improvements......  $  2,347,316  $  3,196,998
     Furniture, fixtures and
       equipment.....................     2,825,068     2,794,047
     Land............................       189,260       559,520
     Plant construction in
       progress......................       227,751         5,344
                                       ------------  ------------
          Total property and
             equipment...............     5,589,395     6,555,909
     Accumulated depreciation........      (800,254)   (1,008,045)
                                       ------------  ------------
          Net property and
             equipment...............  $  4,789,141  $  5,547,864
                                       ============  ============

     Construction in progress relates to modifications to the Company's newly constructed wastewater treatment plant. The plant has experienced start up related issues which have limited capacity and increased the cost of the plant. The Company believes that it will recover its investment through operations over the life of the plant; however, the cost of the plant may be in excess of its fair value at December 31, 1997.

                                              DECEMBER 31,
                                       --------------------------
                                           1997          1996
                                       ------------  ------------
Accrued liabilities:
     Compensation....................  $    123,364  $    322,771
     Claims reserves.................       829,435     1,250,000
     State, federal and foreign
       income taxes..................            --       634,590
     Other taxes.....................        79,604        57,460
     Other...........................         1,131         2,424
                                       ------------  ------------
          Total accrued
             liabilities.............  $  1,033,534  $  2,267,245
                                       ============  ============

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  SHORT-TERM INVESTMENTS

     The Company's investments in cash equivalents and short-term investments, all of which mature within one year, consist of a certificate of deposit and debt securities that are classified as available-for-sale and are recorded at cost and adjusted for unrealized holding gains and losses due to market value fluctuations. A summary of the estimated fair values of investments at December 31, 1997 and 1996 follows:

                                            1997             1996
                                       ---------------  ---------------
Money market mutual funds............  $     2,309,900  $     2,188,667
U.S. Government agency obligations...        5,506,311       20,939,007
Corporate bonds......................        9,046,667        4,469,000
Certificate of deposit...............          101,010               --
Commercial paper.....................       11,005,807        1,740,988
Less: Cash equivalents...............      (12,453,329)     (10,911,683)
                                       ---------------  ---------------
     Total short-term investments....  $    15,516,366  $    18,425,979
                                       ===============  ===============

5.  INTANGIBLE ASSETS

     Excess of costs over net assets acquired resulted from the acquisition of ERRI and is being amortized over fifteen years. Amortization expense related to intangibles was $206,394 for each of the three years in the period ended December 31, 1997. Accumulated amortization related to intangible assets was $807,435 and $601,041 at December 31, 1997 and 1996, respectively. Although the Company believes it will recover its investment in ERRI through operations, its aggregate investment in ERRI may be greater than its fair value at December 31, 1997.

6.  INCOME TAXES

     The components of the income tax provision (benefit) for the years ended December 31, 1997, 1996, and 1995 were as follows:

                                              YEAR ENDED DECEMBER 31,
                                     ------------------------------------------
                                         1997          1996           1995
                                     ------------  ------------  --------------
Continuing operations:
     Federal-current...............  $   (186,014) $   (126,397) $     (111,585)
     Federal-deferred..............       (13,662)     (148,640)        (11,786)
     State-current.................        20,548       (37,009)        (23,992)
     State-deferred................        19,543       (27,430)         (3,324)
                                     ------------  ------------  --------------
          Total continuing.........      (159,585)     (339,476)       (150,687)
     Discontinued operations.......         6,650     1,036,640      (3,915,175)
                                     ------------  ------------  --------------
          Total....................  $   (152,935) $    697,164  $   (4,065,862)
                                     ============  ============  ==============

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The difference between the effective tax rate reflected in the income tax benefit for continuing operations and the statutory federal rate is analyzed as follows:

                                                YEAR ENDED DECEMBER 31,
                                       ------------------------------------------
                                           1997          1996           1995
                                       ------------  ------------  --------------
Amount computed using the statutory
  rate...............................  $   (190,226) $   (296,946) $     (132,672)
State taxes, net of federal
  benefit............................        26,426       (42,530)        (18,015)
Other................................         4,215            --              --
                                       ------------  ------------  --------------
     Total...........................  $   (159,585) $   (339,476) $     (150,687)
                                       ============  ============  ==============

     The effective tax rates for continuing operations for the years ended December 31, 1997, 1996, and 1995 were 28.5%, 38.9%, and 38.6%, respectively.
The effective tax rate for discontinued operations was approximately .3%, 44%, and 32% for the years ended December 31, 1997, 1996, and 1995, respectively.

     The components of the deferred tax assets and liabilities are as follows:

                                       YEAR ENDED DECEMBER 31,
                                       ------------------------
                                          1997         1996
                                       ----------  ------------
Current deferred tax assets
  (liabilities):
     Net operating loss carry
       forward.......................  $  285,312  $         --
     Difference in recognition of
       accrued expenses..............     163,338        87,121
     Difference in recognition of
       allowance for doubtful
       accounts......................      66,961       257,543
     Difference in recognition of
       loss on building..............          --        51,000
     Difference in recognition of
       other expenses................          --        51,538
                                       ----------  ------------
          Total current deferred
             asset...................     515,611       447,202
                                       ----------  ------------
Noncurrent deferred tax assets
  (liabilities):
     Difference in recognition of
       loss on disposition of ESI....          --     1,628,584
     Difference in bases of property
       and equipment acquired........          --      (312,634)
     Difference in accumulated
       depreciation and
       amortization..................    (435,937)     (378,333)
     Difference in deducting
       construction period
       interest......................      41,530        41,523
     Difference in recognition of
       accrued expenses..............     288,660       425,750
     Difference in recognition of
       allowance for other
       receivables...................     136,340            --
     Difference in other expenses....     145,790        45,358
                                       ----------  ------------
          Total noncurrent deferred
             asset...................     176,383     1,450,248
                                       ----------  ------------
               Net deferred income
                  taxes..............  $  691,994  $  1,897,450
                                       ==========  ============

7.  COMMITMENTS AND CONTINGENCIES

     Total rental expense for operating leases, none of which extend beyond December 31, 1998, for the years ended December 31, 1997, 1996, and 1995 was $91,718, $67,116, and $48,196, respectively.

     The Company is involved in litigation and routine claims from time to time. Certain of the Company's litigation and claims are covered by insurance with a maximum deductible of $50,000. In addition, the Company is contingently liable for up to $1.25 million for liabilities relating to services performed by the Tank Testing Group prior to October 25, 1996. The Company has recorded an $829,000 liability for that contingency as of December 31, 1997. In management's opinion, the litigation and claims in which the Company is currently involved are not material to the Company's consolidated financial position, results of operations or cash flows.

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  STOCK OPTIONS

     The Board of Directors has reserved 1,000,000 authorized shares of its Common Stock for the purpose of issuing nonincentive stock options, incentive stock options, and restricted stock awards to key employees under its 1989 Stock Option Plan. The exercise price for a nonincentive stock option shall not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price for each incentive stock option granted may not be less than the fair market value of the Company stock on the date of grant. For those incentive stock optionees owning more than 10% of the Company's Common Stock on the date the options are granted, the option price per share for an incentive stock option shall not be less than 110% of the fair market value on the date of the grant. The purchase price for restricted stock may be equal to or less than par value and may be zero. Effective January 26, 1995, the Board of Directors of the Company approved the cancellation of 129,167 employee stock options, with exercise prices ranging from $4.50 to $7.50 and the subsequent issuance of 160,000 stock options, with an exercise price of $2.41 to certain employees. The options under the plan vest on graded schedule depending on the Company's stock price. Fifteen percent of all options are vested immediately as of the date of grant and an additional 15% will vest on the third anniversary of the date of grant. An additional 70% will vest within 3 years if the Company's stock price equals or exceeds certain criteria. Otherwise, these options will vest on the tenth anniversary of the date of grant.

     A total of 800,000 shares of Common Stock were reserved for issuance under the 1991 Nonemployee Director Stock Option Plan, which authorized the granting of nonincentive stock options to purchase Common Stock and restricted stock awards subject to certain restrictions to nonemployee directors. Under the original plan, each eligible nonemployee director received (i) a Director Option to Purchase 6,000 shares of common stock on January 1 of each year, beginning January 1, 1993, and (ii) 1,000 shares of restricted stock (collectively, an "Award"). Each director option will expire five (5) years after the date of grant. The purchase price for each share of restricted stock shall be zero. Effective with the January 1, 1995 issue date, the 1991 Nonemployee Director Stock Option Plan was amended to eliminate the annual issuance of the Director Option to Purchase 6,000 shares of Common Stock to nonemployee directors.

     The Company had 943,895, 697,295, and 549,529 shares of Common Stock available for grant under existing stock option plans at December 31, 1997, 1996, and 1995, respectively.

     The following table sets forth pertinent information regarding stock option transactions for each of the three years in the period ended December 31, 1997:

                                                        WEIGHTED
                                         NUMBER          AVERAGE
                                        OF SHARES    EXERCISE PRICE
                                       -----------   ---------------
     Outstanding at January 1,
       1995..........................    1,420,965       $  3.75
Granted..............................      160,000       $  2.41
Cancelled/Forfeited..................     (462,099)      $  3.88
                                       -----------
     Outstanding at December 31,
       1995..........................    1,118,866       $  3.47

Granted..............................            0       $    --
Cancelled/Forfeited..................     (147,760)      $  5.29
                                       -----------
     Outstanding at December 31,
       1996..........................      971,106       $  3.19
Granted..............................            0       $    --
Cancelled/Forfeited..................     (246,600)      $  4.30
                                       -----------
     Outstanding at December 31,
       1997..........................      724,506       $  2.83
                                       ===========

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0.00%; risk-free interest rate of 7.82%; the expected life of options is 8.2 years; and volatility of 40.6% for the grants.

     The following tables summarize information related to stock options outstanding and exercisable at December 31, 1997 and 1996.

                          OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                     -----------------------------                         -----------------------------------
                        NUMBER         WGTD. AVG.                              NUMBER
    RANGE OF         OUTSTANDING       REMAINING         WGTD. AVG.        EXERCISABLE AT        WGTD. AVG.
 EXERCISE PRICES     AT 12/31/97      CONTR. LIFE      EXERCISE PRICE         12/31/97         EXERCISE PRICE
-----------------    ------------     ------------     ---------------     ---------------     ---------------
$2.41 to $5.00          672,000           7.50              $2.58              363,000              $2.67
$5.01 to $6.13           52,500            1.0              $6.01               52,500              $6.01
-----------------    ------------     ------------     ---------------     ---------------     ---------------
$2.41 to $6.13          724,500           7.03              $2.83              415,500              $3.09

                          OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                     -----------------------------                         -----------------------------------
                        NUMBER         WGTD. AVG.                              NUMBER
    RANGE OF         OUTSTANDING       REMAINING         WGTD. AVG.        EXERCISABLE AT        WGTD. AVG.
 EXERCISE PRICES     AT 12/31/96      CONTR. LIFE      EXERCISE PRICE         12/31/96         EXERCISE PRICE
-----------------    ------------     ------------     ---------------     ---------------     ---------------
$2.41 to $5.00          847,000           7.83              $2.62              310,000              $2.87
$5.01 to $9.125         124,100           5.88              $7.08              111,933              $7.19
-----------------    ------------     ------------     ---------------     ---------------     ---------------
$2.41 to $9.125         971,100           7.58              $3.19              421,933              $4.02

     During 1996 the Company adopted the disclosure provision of Statement of Financial Accounting Standard No. 123 "Accounting for Stock Based
Compensation." The Company continues to account for its stock-based compensation plans using the accounting prescribed by APB Opinion 25.

     Had the compensation cost for the Company's stock-base compensation plan been determined in accordance with the accounting requirements of SFAS 123, the Company's net income and net income per common share for 1997 would approximate the pro forma amounts below:

                                               YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1997          1996          1995
                                       ------------  ------------  ------------
Loss from continuing operations -- as
  reported...........................  $   (399,902) $   (533,897) $   (239,525)
Loss from continuing
  operations -- pro forma............  $   (390,948) $   (540,197) $   (285,525)
Continuing operations (loss) per
  share -- as reported...............  $      (0.03) $      (0.04) $      (0.01)
Continuing operations (loss) per
  share -- pro forma.................  $      (0.03) $      (0.04) $      (0.02)

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  EARNINGS (LOSS) PER COMMON SHARE

     In 1997, the Company adopted the provisions of SFAS No. 128, "Earnings per Share." All prior periods presented have been restated to conform to the new requirements. The calculation of the basic and diluted per-share computations follows:

                                                  YEAR ENDED DECEMBER 31,
                                       ----------------------------------------------
                                            1997            1996            1995
                                       --------------  --------------  --------------
Computation of basic and diluted
  earnings (loss) per common share:
     Net income (loss) applicable to
       common stock..................  $   (2,781,616) $      755,100  $   (8,589,105)
                                       ==============  ==============  ==============
Computation of primary earnings
  (loss) per share:
     Weighted average number of
       common shares outstanding.....      14,244,012      14,237,012      14,230,012
     Common shares issuable under
       stock option plan.............              --              --              --
     Less shares assumed repurchased
       with proceeds.................              --              --              --
                                       --------------  --------------  --------------
          Weighted average common and
             equivalent shares
             outstanding.............      14,244,012      14,237,012      14,230,012
                                       ==============  ==============  ==============
          Basic and diluted earnings
             (loss) per common
             share...................  $        (0.20) $         0.05  $        (0.60)
                                       ==============  ==============  ==============

10.  PREFERRED STOCK

     The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $.10 per share. Such shares of Preferred Stock may be issued from time to time by the Board of Directors, without action by the shareholders, in one or more series with such designations, preferences and special rights and qualifications, limitations, and restrictions as may be designated by the Board of Directors prior to the issuance of such series.

11.  RELATED PARTIES

     The Company issued Common Stock in lieu of cash to nonemployee directors totaling $13,790, $12,740, and $15,750 during 1997, 1996, and 1995, respectively. The Company purchased diesel and boiler fuel from a company owned by the President of ERRI totaling $159,000 and $59,000 during 1997 and 1996, respectively.

12.  RETIREMENT PLANS

     The Company maintains defined contribution plans that allow all employees after attaining one year of service with the Company to contribute through payroll deductions for investment in various funds established by the plan. Company contributions are discretionary and, in 1997, 1996, and 1995, no contributions were made to the plan.

13.  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest expense was approximately $6,700, $5,000, and $12,000 for the years ended December 31, 1997, 1996, and 1995, respectively. The Company paid approximately $846,000, $286,000, and $1,354,000 in cash for income taxes during the years ended December 31, 1997, 1996, and 1995, respectively, and received approximately $72,000 and $1,588,000 in cash from income tax refunds during the years ended December 31, 1997 and 1996, respectively. The Company received no income tax refunds during 1995. The Company issued notes payable for insurance premiums of approximately $145,000 for the

                           TEI, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) year ended December 31, 1995. In 1997 and 1995, the Company issued notes receivable of $500,000 and $805,000, respectively, in connection with dispositions of discontinued operations.

14.  UNAUDITED QUARTERLY FINANCIAL DATA

                                                           THREE MONTHS ENDED
                                        --------------------------------------------------------
                                         MARCH 31,      JUNE 30,       SEPT. 30,      DEC. 31,
                                           1997           1997           1997           1997
                                        -----------    -----------    -----------    -----------
Revenues.............................   $   607,000    $   689,000    $   770,000    $   659,000
Cost of services.....................       549,000        540,000        474,000        627,000
                                        -----------    -----------    -----------    -----------
Gross profit.........................        58,000        149,000        296,000         32,000
General and administrative
  expenses...........................       658,000        678,000        684,000        605,000
                                        -----------    -----------    -----------    -----------
Loss from operations.................      (600,000)      (529,000)      (388,000)      (573,000)
Other income (expense), net..........       382,000        389,000        374,000        385,000
                                        -----------    -----------    -----------    -----------
Loss from continuing operations
  before income taxes................      (218,000)      (140,000)       (14,000)      (188,000)
Provision (benefit) for income
  taxes..............................       (74,000)        25,000             --       (111,000)
                                        -----------    -----------    -----------    -----------
     Loss from continuing
       operations....................      (144,000)      (165,000)       (14,000)       (77,000)
Loss from discontinued operations....            --       (990,000)            --     (1,392,000)
                                        -----------    -----------    -----------    -----------
Net income (loss)....................   $  (144,000)   $(1,155,000)   $   (14,000)   $(1,469,000)
                                        ===========    ===========    ===========    ===========
Basic and diluted earnings (loss) per
  share:
     From continuing operations......   $     (0.01)   $     (0.01)   $      0.00    $     (0.01)
     From discontinued operations....          0.00          (0.07)            --          (0.10)
                                        -----------    -----------    -----------    -----------
     Net earnings (loss) per share...   $     (0.01)   $     (0.08)   $      0.00    $     (0.11)
                                        ===========    ===========    ===========    ===========
Weighted average common shares
  outstanding........................    14,244,000     14,244,000     14,244,000     14,244,000
                                        ===========    ===========    ===========    ===========

                                                           THREE MONTHS ENDED
                                        --------------------------------------------------------
                                         MARCH 31,      JUNE 30,       SEPT. 30,      DEC. 31,
                                           1996           1996           1996           1996
                                        -----------    -----------    -----------    -----------
Revenues.............................   $   517,000    $   588,000    $   513,000    $   581,000
Cost of services.....................       318,000        360,000        390,000        486,000
                                        -----------    -----------    -----------    -----------
Gross profit.........................       199,000        228,000        123,000         95,000
General and administrative
  expenses...........................       577,000        612,000        612,000        627,000
                                        -----------    -----------    -----------    -----------
Loss from operations.................      (378,000)      (384,000)      (489,000)      (532,000)
Other income (expense), net..........       256,000        234,000        225,000        196,000
                                        -----------    -----------    -----------    -----------
Loss from continuing operations
  before income taxes................      (122,000)      (150,000)      (264,000)      (336,000)
Benefit for income taxes.............       (47,000)       (58,000)      (103,000)      (130,000)
                                        -----------    -----------    -----------    -----------
     Loss from continuing
       operations....................       (75,000)       (92,000)      (161,000)      (206,000)
Income (loss) from discontinued
  operations.........................      (268,000)       314,000        566,000        677,000
                                        -----------    -----------    -----------    -----------
Net income (loss)....................   $  (343,000)   $   222,000    $   405,000    $   471,000
                                        ===========    ===========    ===========    ===========
Basic and diluted earnings (loss) per
  share:
     From continuing operations......   $     (0.00)   $     (0.01)   $     (0.01)   $     (0.02)
     From discontinued operations....         (0.02)          0.02           0.04           0.05
                                        -----------    -----------    -----------    -----------
     Net earnings (loss) per share...   $     (0.02)   $      0.01    $      0.03    $      0.03
                                        ===========    ===========    ===========    ===========
Weighted average common shares
  outstanding........................    14,237,000     14,237,000     14,237,000     14,237,000
                                        ===========    ===========    ===========    ===========

                           TEI, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                       SEPTEMBER 30,
                                            1998
                                       --------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $   15,173,306
     Short-term investments..........      13,617,153
     Accounts receivable, net........         675,887
     Deferred tax asset..............         561,133
     Income tax receivable...........              --
     Other current assets............         538,206
                                       --------------
          Total current assets.......      30,565,685
PROPERTY AND EQUIPMENT, NET..........       5,008,344
INTANGIBLE ASSETS, LESS ACCUMULATED
  AMORTIZATION.......................       2,133,683
DEFERRED TAX ASSET...................         287,296
NET ASSETS OF DISCONTINUED OPERATIONS
  AND OTHER ASSETS...................         788,031
                                       --------------
          Total assets...............  $   38,783,039
                                       ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable................  $      408,746
     Accrued liabilities.............         997,853
                                       --------------
          Total current
           liabilities...............       1,406,599
                                       --------------
COMMITMENTS AND CONTINGENCIES (See
  Note 5)
SHAREHOLDERS' EQUITY:
     Preferred stock, $.10 par value;
      10,000,000 shares authorized;
       no shares issued and
      outstanding....................              --
     Common stock, $.01 par value;
      100,000,000 shares authorized;
       15,206,237 shares issued......         152,062
     Additional paid-in capital......      33,134,997
     Retained earnings...............       8,308,252
     Treasury stock at cost, 955,225
      shares.........................      (4,187,671)
                                       --------------
     Net unrealized loss in
      investments available for sale,
      net of deferred taxes of
      $16,800........................         (31,200)
     Total shareholders' equity......      37,376,440
                                       --------------
     Total liabilities and
      shareholders' equity...........  $   38,783,039
                                       ==============

The accompanying notes are an integral part of the condensed consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,
                                       ------------------------------
                                            1998            1997
                                       --------------  --------------
REVENUES.............................  $    2,287,187  $    2,066,366
COST OF SERVICES.....................       1,760,188       1,563,288
                                       --------------  --------------
     Gross profit....................         526,999         503,078
SELLING, GENERAL & ADMINISTRATIVE
  EXPENSES...........................       1,932,017       2,020,264
                                       --------------  --------------
     Loss from operations............      (1,405,018)     (1,517,186)
OTHER INCOME.........................       1,163,186       1,145,407
                                       --------------  --------------
     Income (loss) from continuing
      operations before income
      taxes..........................        (241,832)       (371,779)
INCOME TAX EXPENSE (BENEFIT).........         (81,135)        (48,786)
                                       --------------  --------------
     Income (loss) from continuing
      operations.....................        (160,697)       (322,993)
LOSS FROM DISCONTINUED OPERATIONS,
  NET OF TAX.........................        (108,500)       (990,000)
                                       --------------  --------------
          Net income (loss)..........  $     (269,197) $   (1,312,993)
                                       ==============  ==============
BASIC AND DILUTED EARNINGS (LOSS) PER
  SHARE:
     From continuing operations......  $        (0.01) $        (0.02)
     From discontinued operations....           (0.01)          (0.07)
                                       --------------  --------------
Net earnings (loss) per share........  $        (0.02) $        (0.09)
                                       ==============  ==============
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................      14,251,012      14,244,012
                                       ==============  ==============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                       --------------------------------
                                            1998             1997
                                       ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $      (269,197) $    (1,312,993)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities:
          Provision for disposition
             of discontinued
             operations..............          167,000        1,500,000
          ESI operating loss charged
             to reserve for
             discontinued
             operations..............               --       (1,520,070)
          Depreciation and
             amortization............          542,541          506,071
          Net amortization of
             premiums and discounts
             on short-term
             investments.............         (620,047)        (553,891)
          (Gain) loss on disposal of
             assets..................           (8,871)         (63,664)
          Deferred income taxes......         (139,635)        (650,643)
          Common stock issued to
             directors...............           11,690           13,790
          Change in assets and
             liabilities:
               Increase in accounts
                  and note
                  receivable, net....           87,195         (802,904)
               Decrease in earnings
                  in excess of
                  billings                          --          138,600
               Increase (decrease) in
                  income tax
                  receivable.........        1,512,115          (92,963)
               Increase in other
                  current assets.....         (109,707)        (516,219)
               Increase in other
                  noncurrent
                  assets.............         (369,588)              --
               Decrease in accounts
                  payable and accrued
                  liabilities........         (313,473)        (677,390)
                                       ---------------  ---------------
                     Total
                       adjustments...          759,220       (2,719,283)
                                       ---------------  ---------------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....          490,023       (4,032,276)
                                       ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures............         (613,811)        (450,127)
     Proceeds from the sale of
       assets........................           15,733        2,492,284
     Purchase of short-term
       investments...................      (21,376,663)     (25,267,818)
     Proceeds from maturities of
       short-term investments........       23,847,924       29,839,253
                                       ---------------  ---------------
                     Net cash
                       provided by
                       investing
                       activities....        1,873,183        6,613,592
                                       ---------------  ---------------
CASH FLOWS FROM FINANCING
  ACTIVITIES.........................               --               --
                                       ---------------  ---------------
                     Net increase in
                       cash and cash
                       equivalents...        2,363,206        2,581,316
CASH AND CASH EQUIVALENTS AT
  BEGINNING
  OF PERIOD..........................       12,810,100       11,421,710
                                       ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.............................  $    15,173,306  $    14,003,026
                                       ===============  ===============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                           TEI, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The unaudited condensed consolidated financial statements include the accounts of TEI, Inc. and its wholly owned subsidiaries (the "Company"). The unaudited condensed consolidated financial statements have been prepared consistent with the accounting policies reflected in the audited consolidated financial statements included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 1998, and should be read in conjunction therewith.

     In management's opinion, the unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the Company's consolidated financial position at September 30, 1998, the consolidated results of its operations for the three-month and nine-month periods ended September 30, 1998 and 1997, and its consolidated cash flows for the nine-month periods ended September 30, 1998 and 1997. All such adjustments are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year.

     EARNINGS (LOSS) PER COMMON SHARE

     In 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS No. 128"). SFAS No.
128 specifies the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock. It replaces the presentation of primary earnings per share with a presentation of earnings per common share and fully diluted earnings per share with earnings per common share - assuming dilution. In the periods presented, outstanding stock options are not included in the computation of earnings per common share - assuming dilution as the options' effects are antidilutive.

     NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. SFAS No. 130 is effective for the Company for the year ended December 31, 1998. Initial adoption of this standard had no impact on the Company's financial statements. Comprehensive income (loss) was $(300,397) and $(1,312,993) for the nine months ended September 30, 1998 and 1997, respectively.

2.  RECENT EVENTS:

     During April 1998, the Company entered into letters of intent with a group of three financial service firms. Under the terms of the agreements, the Company would organize a newly formed subsidiary corporation that would acquire all ownership of the three firms in a stock-for-stock transaction. TEI would file a proxy statement and registration statement with the SEC. Upon the appropriate approvals of the SEC and Nasdaq for the registration and stock listing, TEI would merge into the subsidiary. Current shareholders of TEI would own slightly more than 50% of the new company, and current shareholders and partners of the three financial service firms would own slightly less than 50% of the new company. The letters of intent are subject to: i) approval of shareholders of TEI, ii) receipt of approvals by all governmental organizations having jurisdiction over the parties involved in the transaction, iii) receipt of a financial fairness opinion from an investment banking firm, iv) absence of adverse changes in the financial condition of the parties involved in the transaction, v) SEC and Nasdaq approvals for registration and listing of the new company's shares, and vi) other related conditions. This transaction is subject to the consummation of a definitive agreement among all the parties.

                           TEI, INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's wastewater treatment business is performing at levels below expectations and, should the merger referred to above be consummated, would be the only non-financial service business owned and operated by the Company. As a result, management is considering alternatives including selling Energy Recovery Resources, Inc. ("ERRI"), although no decision has been made. ERRI incurred an operating loss of $356,000 for the three months ended September 30, 1998, including noncash charges for depreciation and amortization of $184,000, and a $47,000 pre-tax loss to write down waste oil inventory to its estimated market value. Further inventory write-down could occur. In addition, if management is unable to improve profitability of ERRI, the goodwill associated with that business may be impaired. Should the Company elect to sell ERRI, the Company may not recover all of its investment.

3.  DISCONTINUED OPERATIONS:

     The Board of Directors of the Company elected to discontinue operations at its Engineered Systems, Inc. subsidiary ("ESI"), as of December 31, 1995.
ESI's revenues and operating losses were $1,655,000 and $1,520,000, respectively, for the nine months ended September 30, 1997. Certain assets of ESI were sold on December 23, 1997, for a $500,000 note due in 2002. The purchaser has also agreed to complete customer contracts that were in process at the time of the sale; however, the Company remains primarily responsible for completing such contracts. Should the purchaser's cost to complete the contracts exceed the amounts collected from the customers, the Company is liable to reimburse the purchaser for the excess contract completion costs. The Company continues to experience significant changes in these estimates and it is reasonably possible that such changes could occur in the future resulting in additional losses to the Company. The purchaser has notified the Company that delays and installation problems on several contracts have significantly increased estimated costs to complete those contracts. As a result, the Company has recorded an additional charge to discontinued operations of $109,000 net of tax to increase the liability for estimates to complete ESI projects.

     On October 25, 1996, the Company disposed of certain assets and liabilities, which consisted of the stock of its wholly owned subsidiaries, Tanknology Corporation International, including its cathodic protection division d/b/a Tanknology Cathodic Protection, USTMAN Industries, Inc., and Tanknology Canada (1988), Inc., collectively known as the "Tank Testing Group," to an unrelated third party for $12 million in cash. The disposition of the Tank Testing Group was made pursuant to a Stock Purchase Agreement (the
"Agreement") that calls for adjustments to the purchase price of up to $1 million for any working capital deficiencies and of up to $1.25 million for liabilities relating to services performed by the Tank Testing Group prior to October 25, 1996. A liability totaling $829,000 has been accrued for potential liabilities related to the Agreement.

                           TEI, INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAILS OF CERTAIN BALANCE SHEET ACCOUNTS:

     Additional information regarding certain balance sheet accounts at September 30, 1998 and December 31, 1997 is presented below:

                                        SEPTEMBER 30,     DECEMBER 31,
                                            1998              1997
                                        -------------     ------------
                                         (UNAUDITED)
Other current assets:
     Interest receivable.............    $    12,913       $   19,401
     Prepaid insurance...............        194,700          190,484
     Finished goods inventories......        275,280          178,839
     Other...........................         55,313           28,818
                                        -------------     ------------
          Total other current
              assets.................    $   538,206       $  417,542
                                        =============     ============
Accrued liabilities:
     Compensation....................    $   112,195       $  123,364
     Claims reserves.................        829,435          829,435
     Other taxes.....................         53,196           79,604
     Other...........................          3,027            1,131
                                        -------------     ------------
          Total accrued
              liabilities............    $   997,853       $1,033,534
                                        =============     ============
Net assets of discontinued operations
  and other assets:
     Capitalized merger costs........    $   370,160       $       --
     Net assets of discontinued
      operations.....................        417,871          377,306
                                        -------------     ------------
          Total net assets of
              discontinued operations
              and other assets.......    $   788,031       $  377,306
                                        =============     ============

5.  COMMON STOCK AND STOCK OPTIONS:

     On January 1, 1998, the Company issued 7,000 shares of Restricted Stock with a market value of $11,690 to seven directors of the Company, in accordance with its 1991 Nonemployee Director Plan.

6.  EARNINGS (LOSS) PER COMMON SHARE:

     Earnings (loss) per common share is computed as follows:

                                            1998            1997
                                       --------------  --------------
Computation of basic and diluted
  earnings per common share for the
  nine months ended September 30:
     Net loss applicable to common
      stock..........................  $     (269,197) $   (1,312,993)
                                       ==============  ==============
     Weighted average number of
      common shares outstanding......      14,251,012      14,244,012
     Common shares issuable under
      employee stock option plan.....              --              --
     Less shares assumed repurchased
      with proceeds..................              --              --
                                       --------------  --------------
          Weighted average common
              shares outstanding.....      14,251,012      14,244,012
                                       ==============  ==============
               Net loss per common
                   share.............  $        (0.02) $        (0.09)
                                       ==============  ==============

     Stock options outstanding of 682,500 and 724,500 at September 30, 1998 and 1997, respectively, have not been included in diluted earnings per common share because to do so would have been antidilutive for the periods presented.

                           TEI, INC. AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

     The Company is involved in litigation and routine claims from time to time. Certain of the Company's litigation and claims are covered by insurance with a maximum deductible of $50,000. In addition, the Company is contingently liable for up to $1.25 million for liabilities relating to services performed by the Tank Testing Group prior to October 25, 1996. The Company has recorded an $829,000 liability for that contingency as of September 30, 1998. In Management's opinion, the litigation and claims in which the Company is currently involved are not material to the Company's consolidated financial position, results of operations or liquidity.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
  Harris Webb & Garrison, Inc.

     We have audited the accompanying statements of financial condition of Harris Webb & Garrison, Inc., as of December 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harris Webb & Garrison, Inc., as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

     As discussed in Note 14 to the financial statements, subsequent to February 3, 1998, the Company discovered errors in the accounting for stock awards and deferred taxes in 1997. Additionally, as discussed in Note 14 to the financial statements, the Company made additional disclosure for stock options. Accordingly, the financial statements have been restated to correct these errors and provide additional stock options disclosure.

                                                         CHESHIER & FULLER,
L.L.P.

Dallas, Texas
February 3, 1998
  (except for Note 13 for
  which the date is March 18, 1998
  and Notes 7 and 14 for which the
  date is October 6, 1998)

                          HARRIS WEBB & GARRISON, INC.
                       STATEMENTS OF FINANCIAL CONDITION
                                        DECEMBER 31,    DECEMBER 31,
                                            1997            1996
                                        ------------    ------------
               ASSETS
Cash.................................   $     90,143    $     90,350
Money market mutual funds............        558,343          28,138
Receivable from correspondent brokers
  and dealers........................        442,558         197,644
Securities owned at market value.....        144,324         101,370
Notes and accounts receivable from
  related parties....................          8,112         331,319
Other receivables....................         89,949          18,001
Property and equipment, net of
  accumulated depreciation of $10,705
  and $3,922, respectively...........         59,919          43,287
Secured demand notes.................        430,000         430,000
Deferred federal income taxes........        124,000              --
Other assets.........................             --           6,831
                                        ------------    ------------
          TOTAL ASSETS...............   $  1,947,348    $  1,246,940
                                        ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.....................   $      1,785    $     35,724
Accrued expenses.....................        339,171         172,609
Payable to brokers and dealers.......         25,889          92,808
Notes payable........................             --         399,191
Securities sold not yet purchased....         26,245              --
State and federal income taxes
  payable............................        238,960              --
Subordinated liabilities.............        430,000         430,000
                                        ------------    ------------
          TOTAL LIABILITIES..........      1,062,050       1,130,332
                                        ------------    ------------
Stockholders' equity --
     Common stock, at stated
      value -- $1 par value, 50,000
      and 25,000 shares authorized;
      18,158 shares issued and 17,822
      outstanding in 1997; 15,664
      shares issued and outstanding
      in 1996........................         18,158          15,664
     Additional paid-in capital......      2,845,964       2,380,236
     Treasury stock at par value, 336
      shares.........................           (336)             --
     Retained earnings (deficit).....     (1,978,488)     (2,279,292)
                                        ------------    ------------
          TOTAL STOCKHOLDERS'
              EQUITY.................        885,298         116,608
                                        ------------    ------------
          TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY...   $  1,947,348    $  1,246,940
                                        ============    ============

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                              STATEMENTS OF INCOME
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                              1997           1996           1995
                                          ------------  --------------  ------------
Revenue:
     Commissions........................  $  4,150,743  $    2,895,032  $  1,364,185
     Investment banking fees............     2,544,432         722,321     1,085,311
     Account management fees............       281,546         324,482       334,095
     Margin interest....................        56,850          38,086        24,956
     Other..............................         8,185          15,913        60,931
                                          ------------  --------------  ------------
                                             7,041,756       3,995,834     2,869,478
                                          ------------  --------------  ------------
Expenses:
     Employee compensation..............     5,096,383       3,460,691     1,981,409
     Clearing charges and exchange
       fees.............................       566,918         419,017       343,185
     Communications.....................       161,964         135,512       122,537
     Occupancy and equipment............       437,374         406,872       270,727
     Promotions.........................        72,752         111,810        67,744
     Interest...........................        37,650          22,418        25,292
     Losses in error accounts and bad
       debts............................        (2,711)         71,253            --
     Regulatory fees....................        52,615          67,735        25,960
     Professional fees..................        29,039         242,472       308,612
     Other..............................       147,468         235,280       183,915
                                          ------------  --------------  ------------
                                             6,599,452       5,173,060     3,329,381
                                          ------------  --------------  ------------
Net income before income taxes..........       442,304      (1,177,226)     (459,903)
     Provision for income taxes.........       141,500              --            --
                                          ------------  --------------  ------------
NET INCOME (LOSS).......................  $    300,804  $   (1,177,226) $   (459,903)
                                          ============  ==============  ============
Basic and diluted earnings (loss) per
  share.................................  $      16.80
                                          ============
Weighted average shares outstanding.....        17,906
                                          ============
PRO FORMA (Note 16)
Historical income before taxes on income
  (loss)................................  $    442,304  $   (1,177,226) $   (459,903)
Pro forma taxes on income...............            --              --            --
                                          ------------  --------------  ------------
Pro forma net income (loss).............  $    442,304  $   (1,177,226) $   (459,903)
                                          ============  ==============  ============
Pro forma earnings (loss) per common
  share.................................  $      24.70  $       (94.52) $     (82.72)
                                          ============  ==============  ============
Weighted average shares outstanding.....        17,906          12,455         5,560
                                          ============  ==============  ============

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                        COMMON SHARES               ADDITIONAL        STOCK                    RETAINED
                                         OUTSTANDING    COMMON      PAID IN      SUBSCRIPTIONS    TREASURY    EARNINGS
                                        & SUBSCRIBED     STOCK      CAPITAL       RECEIVABLE       STOCK     (DEFICIT)     TOTAL
                                        -------------   -------    ----------    -------------    --------   ----------  ----------
Balance, December 31, 1994...........        2,790      $2,790     $ 483,691       $      --      $    --    $ (642,163) $ (155,682)
Issuance of common stock.............        6,602       6,602       917,195              --           --            --     923,797
Common stock subscriptions...........          580         580        96,087         (96,667)          --            --          --
Net (loss)...........................           --          --            --              --           --      (459,903)   (459,903)
                                        -------------   -------    ----------    -------------    --------   ----------  ----------
Balance, December 31, 1995...........        9,972       9,972     1,496,973         (96,667)          --    (1,102,066)    308,212
Issuance of common stock.............        5,917       5,917       920,538              --           --            --     926,455
Redemption of common stock...........         (225)       (225 )     (37,275 )            --           --            --     (37,500)
Collection of stock subscriptions....           --          --            --          96,667           --            --      96,667
Net (loss)...........................           --          --            --              --           --    (1,177,226) (1,177,226)
                                        -------------   -------    ----------    -------------    --------   ----------  ----------
Balance, December 31, 1996...........       15,664      15,664     2,380,236              --           --    (2,279,292)    116,608
Issuance of common stock.............        2,494       2,494       270,038              --           --            --     272,532
Purchase of treasury stock...........         (336)         --       (30,856 )            --         (336 )          --     (31,192)
Recognition of compensation for stock
  awards.............................           --          --       226,546              --           --            --     226,546
Net income...........................           --          --            --              --           --       300,804     300,804
                                        -------------   -------    ----------    -------------    --------   ----------  ----------
Balance, December 31, 1997...........       17,822      $18,158    $2,845,964      $      --      $  (336 ) $(1,978,488) $  885,298
                                        =============   =======    ==========    =============    ========   ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                           1997           1996           1995
                                       ------------  --------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)...............  $    300,804  $   (1,177,226) $   (459,903)
     Adjustments to reconcile net
       income (loss) to net cash
       provided (used) by
          Depreciation and
          amortization...............         9,936           5,971         8,047
          Corporate finance fees
             compensated by
             investment stock........            --              --      (295,923)
          Interest on subordinated
             debt converted common
             stock...................            --           3,499            --
          Recognition of compensation
             for stock awards........       226,546              --            --
          Unrealized gain on
             investment securities...      (112,699)        160,887            --
          Gain on sale of investment
             securities..............      (251,342)        (20,083)           --
          Deferred Federal income
             taxes...................      (124,000)             --            --
     Change in Assets and
       Liabilities:
          Receivable from brokers and
             dealers.................      (244,914)        (78,702)      (68,724)
          Other receivables..........       (75,100)         32,598         1,375
          Securities owned...........       321,086         118,713           500
          Other assets...............         6,831              --        10,702
          Accounts payable and
             accrued liabilities.....       132,623         (21,737)      127,515
          Payable to brokers and
             dealers.................       (66,919)         92,808            --
          Securities sold not yet
             purchased...............        26,245              --            --
          Bank overdrafts............            --              --       (20,290)
          State and federal income
             taxes payable...........       238,960              --            --
                                       ------------  --------------  ------------
Net cash provided (used) by operating
  activities.........................       388,057        (883,272)     (696,701)
                                       ------------  --------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures............       (23,416)        (35,790)       (8,727)
                                       ------------  --------------  ------------
Net cash provided (used) by investing
  activities.........................       (23,416)        (35,790)       (8,727)
                                       ------------  --------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from common stock
       subscriptions.................            --          96,667            --
     Proceeds from issuance of common
     stock...........................       272,532         576,354       900,897
     Redemption of common stock......                       (37,500)           --
     Purchase of treasury stock......       (31,192)
     Loans to related parties........            --        (156,416)     (176,094)
     Collection of related party
       loans.........................       323,207          27,171       108,603
     Bank borrowings.................            --         874,191            --
     Repayment of bank loans.........      (399,190)       (475,000)           --
                                       ------------  --------------  ------------
Net cash provided (used) by financing
  activities.........................       165,357         905,467       833,406
                                       ------------  --------------  ------------
Net increase (decrease) in cash......       529,998         (13,595)      127,978
Beginning cash balance...............       118,488         132,083         4,105
                                       ------------  --------------  ------------
Ending cash balance..................  $    648,486  $      118,488  $    132,083
                                       ============  ==============  ============

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                            SUPPLEMENTAL DISCLOSURE

                                            1997       1996       1995
                                          ---------  ---------  ---------
Cash paid for:
     Interest...........................  $  37,650  $  18,919  $  14,875
                                          =========  =========  =========
     Income taxes.......................  $  26,540  $      --  $      --
                                          =========  =========  =========

NON-CASH FINANCING AND INVESTING TRANSACTIONS -- See Note 2

  1997

     Employees earned stock awards aggregating $317,173 of which $226,546 is vested.

  1996

     Subordinated borrowings pursuant to secured demand note collateral agreements aggregating $325,000 and related accrued interest of $25,101 were converted to 2,102 shares of common stock in satisfaction of such obligations.

     Subordinated borrowings pursuant to secured demand note collateral agreements decreased by $100,000.

  1995

     Subordinated borrowings pursuant to accrued demand note collateral agreements increased by $85,000. Notes payable to stockholders of $22,900 were converted to 90 shares of common stock in satisfaction of such debt. The Company also received common stock subscriptions aggregating $96,667.

     Investment stock valued at $295,923 was received as compensation for corporate finance fees.

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Harris Webb & Garrison, Inc. ("the Company") is a broker/dealer in securities registered with the Securities and Exchange Commission under the exemptive provisions of (S.E.C.) Rule 15c3-3 (k)(2)(ii). These provisions provide that all funds and securities belonging to customers be handled by a correspondent broker/dealer. The Company is also a registered investment advisor with the Securities and Exchange Commission.

     The Company's retail customers are primarily individuals residing in the Houston, Texas metropolitan area. Receivable from brokers or dealers is with the Company's correspondent broker/dealer which is located in New York, New York.

     Commission revenue and related expense are recorded on a settlement date basis and, if materially different are adjusted to trade date basis. Securities inventory transactions and related inventory gains or losses are also recorded on a settlement date basis and, if materially different are adjusted to trade date basis.

     The Company treats money market mutual funds and all highly liquid debt instruments with original maturities of three months or less as cash equivalents for purposes of the statement of cash flows.

     Property and equipment are recorded at cost and consist of furniture, office equipment and leasehold improvements. Depreciation is computed using an accelerated method over estimated useful lives of 5 years for furniture and office equipment. Amortization of leasehold improvements is computed using the straight-line method over an estimated useful life of 39 years.

     The Company has previously elected to be an S Corporation for Federal income tax purposes. Net income, with certain exceptions, is passed through to the shareholders, and accordingly, the Company is not taxed. Effective June 1, 1997, the Company elected to be treated as a C Corporation. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. These differences are primarily related to unrealized gains on investment securities and accrued receivables and payables which have not been recognized for income tax reporting. Deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Securities owned are carried at market value and consist of both trading and investment securities. Trading securities are carried at fair value as determined by market quotes. Investment securities are carried at fair value as estimated by management. Both realized and unrealized gains or losses are credited or charged to operations. The cost of securities used to compute realized gains and losses is determined by the specific identification method.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          HARRIS WEBB & GARRISON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS

     Borrowings under subordination agreements at December 31, 1997 and 1996 from stockholders are as follows:

                                          1997        1996
                                       ----------  ----------
Liabilities pursuant to secured
  demand note collateral agreements,
  maturing fully between March 1998
  and March 2000, bearing 0% interest
  and collateralized by securities
  with a fair market value of
  $574,739 and $573,923 at December
  31, 1997 and 1996, respectively....  $  430,000  $  430,000
                                       ==========  ==========

     The subordinated borrowings are covered by agreements approved by the National Association of Securities Dealers, Inc. and are thus available in computing net capital under the Securities and Exchange Commission's uniform net capital rule. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

NOTE 3 -- NOTES PAYABLE

     The Company has notes payable to banks aggregating $-0- and $399,191 under lines of credit totaling $500,000 and $400,000 at December 31, 1997 and 1996, respectively. The notes bear interest at the banks' base rate (8.25% at December 31, 1996) plus .75% and 1% and are due on demand and September 1997, respectively. The notes are unsecured and guaranteed by stockholders.

NOTE 4 -- COMMITMENTS AND CONTINGENCIES

     The Company is required to indemnify its correspondent broker/dealer for losses it may incur in connection with accounts of the Company's customers. The Company requires customers to maintain margin collateral in compliance with various regulatory and internal guidelines in order to mitigate these risks. The Company and its correspondent broker/dealer monitor required margin levels daily and, pursuant to such guidelines, request customers to deposit additional collateral or reduce securities positions when necessary.

     The Company leases its office space and office equipment under operating agreements. The office lease calls for a base rental plus an additional rental due to increases in the lessor's operating cost for the property. Rental expense under operating leases was $181,889, $180,956 and $144,555 for office space and $198,753, $124,540 and $99,299 for equipment for the year ended December 31, 1997, 1996 and 1995 respectively. Future minimum lease payments are as follows:

             YEAR ENDING                  OFFICE
            DECEMBER 31,                  SPACE
           ---------------             ------------
1998.................................  $    220,685
1999.................................       349,718
2000.................................        83,675
2001.................................        83,675
2002.................................        83,675
2003 and later.......................       463,607
                                       ------------
                                       $  1,285,035
                                       ============

                          HARRIS WEBB & GARRISON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NET CAPITAL REQUIREMENTS

     Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, a minimum net capital requirement must be maintained, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis.

     There were no material inadequacies in the computation of the ratio of aggregate indebtedness to net capital at December 31, 1997, 1996 and 1995 and the procedures followed in making the periodic computations required. At December 31, 1997, the Company had net capital of approximately $916,218, $124,049 and $311,345 at December 31, 1997, 1996 and 1995, respectively and net capital requirements of $100,000 each period. The ratio of aggregate indebtedness to net capital was .63, 4.90 and .81 to 1 at December 31, 1997, 1996 and 1995, respectively. The Securities and Exchange Commission permits a ratio of no greater than 15 to 1.

NOTE 6 -- POSSESSION OR CONTROL REQUIREMENTS

     The Company adheres to the exemptive provisions of (S.E.C.) Rule 15c3-3
(k)(2)(ii) by promptly transmitting all customer funds and securities to the clearing broker who carries the customer accounts. Therefore, the Company does not hold or have any possession or control of customer funds or securities.

NOTE 7 -- RELATED PARTIES

     The Company collected through Pinnacle Management & Trust Co. ("Pinnacle"), an affiliate acting as custodian for accounts managed by the Company, a total of $99,709, $69,726 and $12,484 in management fees during the years ended December 31, 1997, 1996 and 1995. Pinnacle also paid $38,261 to the Company for rent each year during such periods.

     The Company paid St. James Place Corp., an affiliate providing furniture and equipment, $176,768, $81,099 and $56,667 for lease payments during the years ended December 31, 1997, 1996 and 1995, respectively. The Company also earned insurance commissions of $396,922 and $181,902 through HWG Insurance Agency, Inc during the years ended December 31, 1997 and 1996, respectively. The Company paid St. James Capital Corp's ("St. James") payroll of $61,675 in 1997 and was fully reimbursed. St. James' payroll aggregating $314,325 was paid by the Company in 1996 and the Company was fully reimbursed. The Company billed HWG Insurance Agency, Inc., an affiliate providing insurance services, $64,800 for common overhead experiences in 1995.

     During the year ended December 31, 1997 the Company sold 123,404 shares of Texas BioTech warrants to shareholder/officers and realized a gain of $136,881.

     The Company effectively owns directly and indirectly approximately 25% of Biocyte Therapeutics, Inc. The Company paid payroll and related expenses of $125,280 for the benefit of Biocyte during 1997 and received reimbursements related to these expenses of $106,673 and $18,607, respectively during 1997 and the first 6 months of 1998.

NOTE 8 -- STOCK OPTION PLAN

     The Company has issued stock options according to a plan. At December 31, 1997, 1996 and 1995, respectively, there were options to purchase 1,920, 1,920 and 1,710 shares of common stock of the Company until May 31, 1999 at $166.67 per share.

                          HARRIS WEBB & GARRISON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- INCOME TAXES

     The provision for income taxes at December 31, 1997 is as follows:

Current federal income taxes.........  $  236,300
Current state income taxes...........      29,200
Deferred federal income taxes
  benefit............................    (124,000)
                                       ----------
                                       $  141,500
                                       ==========
Deferred income tax assets...........  $  193,254
Deferred income tax liabilities......      69,254
                                       ----------
Net deferred income tax assets.......  $  124,000
                                       ==========

     The expected income tax provision that would result from applying statutory tax rates to income before income taxes differs from the actual provision due to permanent differences related to non-deductible officer life insurance premiums, meals and entertainment.

NOTE 10 -- EMPLOYEE BENEFITS

     The Company adopted a 401(k) retirement plan effective January 1, 1994, covering substantially all full time salaried employees. The Company has paid or accrued contributions to its salary reduction 401(k) plan for the year ended 1997 in the amount of $16,636.

NOTE 11 -- STOCKHOLDERS' EQUITY

     At December 31, 1997, the Company had commitments to issue 1,903 shares of stock awards of which 1,359 shares will be vested upon issuance. Total compensation expense related to these awards will be $317,173 of which $226,546 was expensed during the year ended December 31, 1997.

     The Company also acquired 336 shares of its common stock for $31,192 and accounted for it by the par value method.

NOTE 12 -- EARNINGS (LOSS) PER COMMON SHARE

     The calculation of the basic and diluted per-share computations follow:

                                          1997          1996           1995
                                       ----------  --------------  ------------
Net income (loss) applicable to
  common stock.......................  $  300,804  $   (1,177,236) $   (459,903)
                                       ==========  ==============  ============
Weighted average number of common
  shares outstanding.................      17,906          12,455         5,560
Common shares issuable under stock
  option plan........................          --              --            --
Less shares assumed repurchased with
  proceeds...........................          --              --            --
                                       ----------  --------------  ------------
Weighted average common and
  equivalent shares outstanding......      17,906          12,455         5,560
                                       ==========  ==============  ============
Basic and diluted earnings (loss) per
  common share.......................  $    16.80  $       (94.52) $     (82.72)
                                       ==========  ==============  ============

                          HARRIS WEBB & GARRISON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- SUBSEQUENT EVENTS

     Effective January 1, 1998 stock options were granted to 3 employees to purchase a total of 150 shares of the Company until January 1, 2003 at $166.67 per share and 1,297 shares of common stock were granted to various employees for services rendered. 275 shares of the 1,297 shares have a vesting period as follows: 68 shares vest immediately, 68 shares vest January 1, 1999, 68 shares vest January 1, 2000 and 71 shares vest January 1, 2001.

     The Company sold 3,850 shares of its common stock from January 1, 1998 through March 18, 1998 raising a total of $641,673.

NOTE 14 -- RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (OCTOBER 6,
1998)

     Subsequent to February 3, 1998, the Company discovered errors in the accounting for stock awards and deferred taxes at December 31, 1997. The financial statements have been restated as follows to correct these errors:

                                        AS ORIGINALLY
  STATEMENT OF FINANCIAL CONDITION         STATED        AS CORRECTED
-------------------------------------   -------------    ------------
Assets
     Deferred Federal income taxes...    $    118,000    $    124,000
                                        =============    ============
Stockholders' Equity
     Additional paid in capital......    $  2,619,418    $  2,845,964
     Retained earnings (deficit).....    $ (1,828,942)   $ (1,978,488)
                                        =============    ============
Statement of Income
     Employee compensation...........    $  4,869,837    $  5,096,384
                                        =============    ============
     Provision for income taxes......    $    147,500    $    218,500
                                        =============    ============

STOCK OPTIONS

     Also the Company added additional disclosures regarding stock options as follows:

     The Company grants options to key employees to purchase shares of its common stock at fair value on the date of grant. Options are granted for five years.

     The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

     Had compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have been decreased by $14,568, $14,568 and $13,770 for the years ended December 31, 1997, 1996 and 1995, respectively. The weighted average fair value of the options granted was estimated using the Black-Scholes option pricing model in 1998 using the following assumptions:

Risk-free interest rate..............        5.3%
Expected life (years)................         5
Expected volatility..................        -0-
Expected dividends...................        -0-

                          HARRIS WEBB & GARRISON, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of option transactions is shown below:

                                        NUMBER OF    WEIGHTED-AVERAGE
                                         SHARES       EXERCISE PRICE
                                        ---------    ----------------
Outstanding at December 31, 1994.....     1,710          $ 166.67
Granted..............................       210            166.67
                                        ---------    ----------------
Outstanding at December 31, 1995.....     1,920            166.67
Granted, exercised, canceled.........        --                --
                                        ---------    ----------------
Outstanding at December 31, 1996.....     1,920            166.67
Granted, exercised, cancelled........        --                --
                                        ---------    ----------------
Outstanding at December 31, 1997.....     1,920          $ 166.67
                                        =========    ================
Exercisable at December 31, 1997.....     1,920          $ 166.67
                                        =========    ================

     A summary of options outstanding as of December 31, 1997 is shown below:

                                                       WEIGHTED-AVERAGE
                                                          REMAINING
                                          NUMBER         CONTRACTUAL         NUMBER
              EXERCISE                   OF SHARES      LIFE OF SHARES      OF SHARES
                PRICE                   OUTSTANDING      OUTSTANDING       EXERCISABLE
             -----------                -----------    ----------------    -----------
$166.67..............................      1,710          1.42 years          1,710
$166.67..............................        210          2.50 years            210
                                        -----------                        -----------
                                           1,920                              1,920
                                        ===========                        ===========

     If the option holders' employment is terminated, the options will expire.

     Pro forma information regarding net income is required by SFAS No. 123. This information has been derived as if the Company had accounted for its directors, officers and employee stock options under the fair value method in accordance with SFAS No. 123. The Company's pro forma information follows:

                                                   1997                          1996                          1995
                                        --------------------------    --------------------------    --------------------------
                                        AS REPORTED     PRO FORMA     AS REPORTED     PRO FORMA     AS REPORTED     PRO FORMA
                                        ------------    ----------    ------------    ----------    ------------    ----------
Net income (loss)....................      300,804        286,236       (1,177,226)   (1,191,794)     (459,903)       (473,673)
Earnings per share...................        16.80          15.99           (94.52)       (95.69)       (82.72)         (85.19)
Weighted average shares O/S..........       17,906         17,906           12,455        12,455         5,560           5,560

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, money market mutual funds, receivables, payables and accrued expenses approximate their fair values due to the short-term nature of the items. Trading securities and securities sold but not yet purchased are carried at fair value as determined by quoted market prices. Investment securities are carried at fair value as determined by management. Management's estimates are based on the Black-Scholes model and other market factors. The carrying values of notes payable approximate their fair values due to the floating interest rates asssociated with the debt instruments. The carrying values of secured demand notes and subordinated liabilities approximate fair values since their interest rates are approximately the same as those available to the Company for subordinated debt with similar terms.

NOTE 16 -- PRO FORMA ADJUSTMENT

     Beginning June 1, 1997, the Company has been treated as a C Corporation pursuant to the Internal Revenue Code. Prior to June 1, 1997, the Company was treated as an S Corporation. The objective of the pro forma financial information is to show what the significant effects of the historical financial information might have been had the Company not been treated as an S Corporation for income tax purposes since that time.

     No pro forma tax provision or benefit was recorded for all years presented because the Company incurred net operating losses or had the benefit of loss carryforwards. In addition, a full valuation allowance was provided against the resulting deferred tax asset as it was not more likely than not that the asset would be realized.

                          HARRIS WEBB & GARRISON, INC.
                   CONDENSED STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                        SEPTEMBER 30,
                                            1998
                                        -------------
               ASSETS
Cash.................................    $ 1,226,579
Money market mutual funds............        312,052
Receivable from correspondent brokers
  and dealers........................        141,800
Securities owned at market value.....        244,202
Notes and accounts receivable from
  related parties....................        160,566
Prepaid expenses, deposits and other
  assets.............................         45,198
Property and equipment, net of
  accumulated depreciation of
  $20,591............................         96,845
Federal income tax receivable........        118,500
Deferred federal income taxes........         45,000
                                        -------------
     TOTAL ASSETS....................    $ 2,390,742
                                        =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.....................    $    42,035
Accrued expenses.....................        207,236
Deferred federal income taxes........         23,000
                                        -------------
     TOTAL LIABILITIES...............        272,271
                                        -------------
Stockholders' equity --
     Common stock, at stated
      value -- $1 par value, 50,000
      shares authorized;
       25,891 shares issued and
      25,555 shares outstanding......         25,891
     Additional paid in capital......      3,942,702
     Treasury stock at par value, 336
      shares.........................           (336)
     Unearned compensation...........        (67,971)
     Retained earnings (deficit).....     (1,781,815)
                                        -------------
     TOTAL STOCKHOLDERS' EQUITY......      2,118,471
                                        -------------
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY...........    $ 2,390,742
                                        =============

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                         CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                          --------------------------
                                              1998          1997
                                          ------------  ------------
Revenue:
     Commissions........................  $  2,838,763  $  3,249,712
     Investment banking.................     1,437,433       863,818
     Account management fees............       254,262       199,283
     Margin interest....................        98,890        38,536
     Other..............................         6,377        73,910
                                          ------------  ------------
                                             4,635,725     4,425,259
                                          ------------  ------------
Expenses:
     Employee compensation..............     3,199,384     3,276,114
     Clearing charges and exchange
      fees..............................       412,795       415,912
     Communications.....................       112,269        86,392
     Occupancy and equipment............       247,554       270,069
     Promotions.........................        35,395        18,441
     Interest...........................         9,327        28,372
     Losses in error accounts and bad
      debts.............................        15,228            --
     Regulatory fees....................        31,677        23,722
     Professional fees..................        91,241        20,590
     Other..............................       182,182       200,655
                                          ------------  ------------
                                             4,337,052     4,340,267
                                          ------------  ------------
Net income before income taxes..........       298,673        84,992
          Provision for income taxes....       102,000            --
                                          ------------  ------------
NET INCOME (LOSS).......................  $    196,673  $     84,992
                                          ============  ============
Basic and diluted earnings (loss) per
  common share..........................  $       8.06
                                          ============
Weighted average shares outstanding.....        24,403
                                          ============

PRO FORMA (Note 12)
     Historical income before taxes on
      income............................  $  84,992
     Pro forma taxes on income..........         --
                                          ---------
     Pro forma net income...............  $  84,992
                                          =========
     Pro forma basic and diluted
      earnings (loss) per common
      share.............................  $    7.05
                                          =========
     Weighted average shares
      outstanding.......................     12,063
                                          =========

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,
                                       --------------------------
                                           1998          1997
                                       ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income......................  $    196,673  $     84,993
     Adjustments to reconcile net
      income to net cash provided
      (used) by
          Depreciation and
             amortization............         9,886         8,633
          Unrealized gain on
             investment securities...       (55,824)     (380,716)
          Deferred Federal income
             taxes...................       102,000            --
          Recognition of compensation
             for stock awards........        22,656            --
     Change in Assets and
      Liabilities:
          Receivable from brokers and
             dealers.................       300,758        48,742
          Other receivables..........        62,960      (197,926)
          Securities owned...........       (44,054)      243,189
          Accounts payable and
             accrued liabilities.....       (91,660)      224,775
          Payable to brokers and
             dealers.................       (25,888)      (92,808)
          Other assets...............       (17,194)           --
          Securities sold not yet
             purchased...............       (26,245)           --
          State and federal income
             taxes receivable........      (118,500)           --
          State and federal income
             tax payable.............      (238,960)           --
                                       ------------  ------------
Net cash provided (used) by operating
  activities.........................        76,608       (61,118)
                                       ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures............       (46,811)       (9,544)
     Receivable from related
      parties........................      (153,496)      209,181
                                       ------------  ------------
Net cash provided (used) by investing
  activities.........................      (200,307)      199,637
                                       ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of common
      stock..........................     1,013,844        40,924
     Repayment of short-term loans...            --       (99,191)
     Purchase of treasury stock......            --          (150)
                                       ------------  ------------
Net cash provided (used) by financing
  activities.........................     1,013,844       (58,417)
                                       ------------  ------------
Net increase (decrease) in cash......       890,145        80,102
Beginning cash balance...............       648,486       118,488
                                       ------------  ------------
Ending cash balance..................  $  1,538,631  $    198,590
                                       ============  ============

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                            SUPPLEMENTAL DISCLOSURE

                                         NINE MONTHS ENDED
                                            SEPTEMBER 30
                                       ----------------------
                                          1998        1997
                                       ----------  ----------
Cash paid for:
     Interest........................  $    1,057  $   28,372
                                       ==========  ==========
     Income taxes....................  $  132,561  $       --
                                       ==========  ==========

             SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

Decrease in subordinated
  borrowings.........................  $  430,000  $       --
                                       ==========  ==========
Decrease in secured demand notes
  receivable.........................  $  430,000  $       --
                                       ==========  ==========

     The Company issued 1,903 shares of common stock with a fair value of $317,173 during the nine months ended September 30, 1998 related to stock awards made in 1997.

   The accompanying notes are an integral part of these financial statements.

                          HARRIS WEBB & GARRISON, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Harris Webb & Garrison, Inc. (the "Company") is a broker/dealer in securities registered with the Securities and Exchange Commission under the exemptive provisions of (S.E.C.) Rule 15c3-3 (k)(2)(ii). These provisions provide that all funds and securities belonging to customers be handled by a correspondent broker/dealer. The Company is also a registered investment advisor with the Securities and Exchange Commission.

     The Company's retail customers are primarily individuals residing in the Houston, Texas metropolitan area. Receivable from brokers or dealers is with the Company's correspondent broker/dealer which is located in New York, New York.

     Commission revenue and related expense are recorded on a settlement date basis and, if materially different are adjusted to trade date basis. Securities inventory transactions and related inventory gains or losses are also recorded on a settlement date basis and, if materially different are adjusted to trade date basis.

     The Company treats money market mutual funds and all highly liquid debt instruments with original maturities of three months or less as cash equivalents for purposes of the statement of cash flows.

     Property and equipment are recorded at cost and consist of furniture, office equipment and leasehold improvements. Depreciation is computed using an accelerated method over estimated useful lives of 5 years for furniture and office equipment. Amortization of leasehold improvements is computed using the straight-line method over an estimated useful life of 39 years.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. These differences are primarily related to unrealized gains on investment securities and accrued receivables and payables which have not been recognized for income tax reporting. Deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Securities owned are carried at market value and consist of both trading and investment securities. Trading securities are carried at fair value as determined by market quotes. Investment securities are carried at fair value as estimated by management. Both realized and unrealized gains or losses are credited or charged to operations. The cost of securities used to compute realized gains and losses is determined by the specific identification method.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- NOTES PAYABLE

     The Company has open lines of credit with two banks totaling $500,000. As of September 30, 1998 no borrowings were outstanding under these lines.

                          HARRIS WEBB & GARRISON, INC.
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- COMMITMENTS AND CONTINGENCIES

     The Company is required to indemnify its correspondent broker/dealer for losses it may incur in connection with accounts of the Company's customers. The Company requires customers to maintain margin collateral in compliance with various regulatory and internal guidelines in order to mitigate these risks. The Company and its correspondent broker/dealer monitor required margin levels daily and, pursuant to such guidelines, request customers to deposit additional collateral or reduce securities positions when necessary.

     The Company leases its office space and office equipment under operating agreements. The office lease calls for a base rental plus an additional rental due to increases in the lessor's operating cost for the property. Rental expense under operating leases was $158,036 for office space and $79,633 for equipment for the nine months ended September 30, 1998. Future minimum lease payments are as follows:

           PERIODS ENDING                 OFFICE
            DECEMBER 31,                  SPACE
          ----------------              ----------
  1998...............................   $   55,172
  1999...............................      372,055
  2000...............................      379,500
  2001...............................      379,500
  2002...............................      379,500
  2003 and later.....................      474,375
                                        ----------
                                        $2,040,102
                                        ==========

NOTE 4 -- NET CAPITAL REQUIREMENTS

     Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, a minimum net capital requirement must be maintained, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis.

     There were no material inadequacies in the computation of the ratio of aggregate indebtedness to net capital at September 30, 1998 and the procedures followed in making the periodic computations required. At September 30, 1998, the Company had net capital of approximately $1,525,772 and net capital requirements of $100,000. The ratio of aggregate indebtedness to net capital was
 .18 to 1 at September 30, 1998. The Securities and Exchange Commission permits a ratio of no greater than 15 to 1.

NOTE 5 -- POSSESSION OR CONTROL REQUIREMENTS

     The Company adheres to the exemptive provisions of (S.E.C.) Rule 15c3-3
(k)(2)(ii) by promptly transmitting all customer funds and securities to the clearing broker who carries the customer accounts. Therefore, the Company does not hold or have any possession or control of customer funds or securites.

NOTE 6 -- RELATED PARTIES

     The Company collected through Pinnacle Management & Trust ("Pinnacle"), an affiliate acting as custodian for accounts managed by the Company, a total of $79,489 in management fees. Pinnacle also paid $28,820 to the Company for rent.

     The Company paid St. James Place Corp. ("St. James"), an affiliate providing furniture and equipment, $55,652 for lease payments. The Company also earned insurance commissions of $179,193 through HWG Insurance Agency, Inc.

     The Company effectively owns directly and indirectly approximately 25.0% of Biocyte Therapeutics, Inc. ("Bio"). The Company paid payroll and related expenses of $103,824 for the benefit of Bio during the

                          HARRIS WEBB & GARRISON, INC.
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

nine months ended September 30, 1998. The Company received $91,157 of reimbursements from Bio during the nine months ended September 30, 1998.

NOTE 7 -- EMPLOYEE BENEFITS

     The Company adopted a 401(k) retirement plan effective January 1, 1994, covering substantially all full time salaried employees. The Company has not paid or accrued contributions to its salary reduction 401(k) plan for the nine months ended 1998.

NOTE 8 -- STOCKHOLDERS' EQUITY

     The Company sold 5,830 shares of its common stock for $166.67 a share during the nine months ended September 30, 1998. Additionally, 1,903 shares of common stock related to stock awards were issued to employees of which 1,495 shares are vested as of September 30, 1998. Stockholders also contributed capital of $39,760 during such period.

     The Company also acquired 336 shares of its common stock for $31,192 and accounted for it by the par value method.

NOTE 9 -- STOCK OPTIONS

     The Company grants options to key employees to purchase shares of its common stock at fair value on the date of grant. At September 30, 1998 there are options to purchase 2,070 shares of common stock of the Company at $166.67 per share; 1,710 of these options expire May 31, 1999; 210 options expire July 1, 2000; 150 options expire January 1, 2003. Options are granted for five years.

     The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

     Had compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have been decreased by $11,826. The weighted average fair value of the options granted was estimated using the Black-Scholes option pricing model using the following assumptions:

Risk-free interest rate..............    5.3-5.6%
Expected life (years)................       5
Expected volatility..................      -0-
Expected dividends...................      -0-

     A summary of option transactions during the nine months ended September 30, 1998 is shown below:

                                          NUMBER      WEIGHTED-AVERAGE
                                        OF SHARES      EXERCISE PRICE
                                        ----------    -----------------
Outstanding at December 31, 1997.....      1,920           $166.67
Granted..............................        150           $166.67
Exercised............................          0                 0
Canceled.............................          0                 0
                                        ----------
Outstanding at September 30, 1998....      2,070           $166.67
                                        ==========
Exercisable at September 30, 1998....      2,070           $166.67
                                        ==========

                          HARRIS WEBB & GARRISON, INC.
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of options outstanding as of September 30, 1998 is shown below:

                                                            WEIGHTED-AVERAGE
                                             NUMBER       REMAINING CONTRACTUAL      NUMBER
                EXERCISE                    OF SHARES        LIFE OF SHARES         OF SHARES
                 PRICE                     OUTSTANDING         OUTSTANDING         EXERCISABLE
----------------------------------------   -----------    ---------------------    -----------
$166.67.................................      1,710             1.42 years             1,710
$166.67.................................        210             2.50 years               210
$166.67.................................        150             4.50 years               150
                                           -----------                             -----------
                                              2,070                                    2,070
                                           ===========                             ===========

     If the option holders' employment is terminated the options will expire. The weighted-average grant-date fair value of options during the period is $39.99.

NOTE 10 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, money market mutual funds, receivables, payables and accrued expenses approximate their fair values due to the short-term nature of the items. Trading securities are carried at fair value as determined by quoted market prices. Investment securities are carried at fair value as determined by management. Management's estimates are based on the Black-Scholes model and other market factors.

NOTE 11 -- REORGANIZATION

     During April, 1998 the Company entered into letters of intent with affiliates, Spires Financial, L.P. ("Spires") and Pinnacle Management & Trust Co. ("PMT") with TEI, Inc. ("TEI"). Under the terms of the agreement, TEI will organize a newly formed subsidiary corporation that will acquire all ownership of the three firms in a stock-for-stock transaction, TEI will file a proxy statement and registration statement with the SEC. Upon the appropriate approvals of the SEC and NASDAQ for the registration and stock listing. TEI will merge into the subsidiary. Current shareholders of TEI will own slightly more than 50% of the new company, and current shareholders and partners of the Company, an affiliate, Spires and certain Spires affiliates will own slightly less than 50% of the new company. The letters of intent are subject to: 1) approval of shareholders of TEI, 2) receipt of approvals by all governmental organizations having jurisdiction over the parties involved in the transaction,
3) receipt of a financial fairness opinion from an investment banking firm, 4) absence of adverse changes in the financial condition of the parties involved in the transaction, 5) SEC and NASDAQ approvals for registration and listing of the new company's shares, and 6) other related conditions. This transaction is subject to the consummation of a definitive agreement among all the parties.

NOTE 12 -- PRO FORMA ADJUSTMENT

     Beginning June 1, 1997, the Company has been treated as a C Corporation pursuant to the Internal Revenue Code. Prior to June 1, 1997, the Company was treated as an S Corporation. The objective of the pro forma financial information is to show what the significant effects the historical financial information might have been had the Company not been treated as an S Corporation for income tax purposes since that time.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Pinnacle Management & Trust Company:

     We have audited the accompanying balance sheet of Pinnacle Management & Trust Company as of December 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Management & Trust Company as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                      KPMG PEAT MARWICK LLP

Houston, Texas
March 13, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  Pinnacle Management & Trust Company

     We have audited the accompanying balance sheet of Pinnacle Management & Trust Company as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Management & Trust Company as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Houston, Texas
February 7, 1997

                      PINNACLE MANAGEMENT & TRUST COMPANY
                                 BALANCE SHEETS

                                                DECEMBER 31,
                                        -----------------------------
                                            1997             1996
                                        ------------      -----------
               ASSETS
Cash and cash equivalents............    $  536,832       $    90,815
Marketable securities................     1,793,265           680,874
Accounts receivable..................        19,327            46,866
Common stock subscriptions
  receivable.........................            --         1,435,900
Furniture and equipment, net of
  accumulated depreciation of $48,701
  for 1997 and $26,074 for 1996......        87,992            69,794
Prepaid expenses and other assets....        20,027            17,603
                                        ------------      -----------
          Total assets...............    $2,457,443       $ 2,341,852
                                        ============      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Payable to shareholders..............    $  146,750       $        --
Accounts payable and other
  liabilities........................        22,413            54,280
                                        ------------      -----------
          Total liabilities..........       169,163            54,280
                                        ------------      -----------
Shareholders' equity:
     Common stock, par value $1 per
       share; 1,000,000 shares
       authorized; issued and
       outstanding 124,608 for 1997
       and 66,300 for 1996...........       124,608            66,300
     Preferred stock, par value $.01
       per share; 1,000,000 shares
       authorized....................            --                --
     Common stock subscribed, par
       value $1 per share............            --         1,435,900
     Additional paid-in capital......     2,990,592         1,591,200
     Accumulated deficit.............      (844,173)         (854,570)
     Unrealized gain on marketable
       securities....................        17,253            48,742
                                        ------------      -----------
          Total shareholders'
             equity..................     2,288,280         2,287,572
                                        ------------      -----------
          Total liabilities and
             shareholders' equity....    $2,457,443       $ 2,341,852
                                        ============      ===========

                See accompanying notes to financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                            STATEMENTS OF OPERATIONS

                                                 YEAR ENDED DECEMBER 31,
                                        -----------------------------------------
                                            1997           1996          1995
                                        ------------   ------------  ------------
Revenues:
     Fiduciary and custodial fees....    $  982,181    $    607,758  $    287,132
     Investment advisory fees........        95,971          44,983        91,700
     Interest, dividends and other...        97,824          66,903        67,887
     Gain on sale of securities......       233,568          10,343        33,075
                                        ------------   ------------  ------------
          Total revenues.............     1,409,544         729,987       479,794
                                        ------------   ------------  ------------
Costs and expenses:
     Salaries and employee
       benefits......................       667,309         487,268       416,694
     General and administrative......       335,388         285,711       327,038
     Depreciation and amortization...        22,626         171,620        56,783
                                        ------------   ------------  ------------
          Total costs and expenses...     1,025,323         944,599       800,515
                                        ------------   ------------  ------------
          Net income (loss)..........    $  384,221    $   (214,612) $   (320,721)
                                        ============   ============  ============

                See accompanying notes to financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                                 UNREALIZED
                                                                   COMMON       ADDITIONAL                     GAIN (LOSS) ON
                                        COMMON     PREFERRED        STOCK         PAID-IN      ACCUMULATED       MARKETABLE
                                        STOCK        STOCK       SUBSCRIBED       CAPITAL        DEFICIT         SECURITIES
                                       --------    ----------    -----------    -----------    ------------    ---------------
Balance, January 1, 1995.............  $ 66,300    $       --    $        --     $1,591,200     $ (319,237)       $  (1,719)
Change in unrealized gain (loss) on
  marketable securities..............        --            --             --             --             --            3,391
Net loss.............................        --            --             --             --       (320,721)              --
                                       --------    ----------    -----------    -----------    ------------    ---------------
Balance, December 31, 1995...........    66,300            --             --      1,591,200       (639,958)           1,672
Change in unrealized gain (loss) on
  marketable securities..............        --            --             --             --             --           47,070
Common stock subscribed..............        --            --      1,435,900             --             --               --
Net loss.............................        --            --             --             --       (214,612)              --
                                       --------    ----------    -----------    -----------    ------------    ---------------
Balance, December 31, 1996...........    66,300            --      1,435,900      1,591,200       (854,570)          48,742
Change in unrealized gain (loss) on
  marketable securities..............        --            --             --             --             --          (31,489)
Common stock issued..................    58,308            --     (1,435,900)     1,399,392             --               --
Net income...........................        --            --             --             --        384,221               --
Dividends............................        --            --             --             --       (373,824)              --
                                       --------    ----------    -----------    -----------    ------------    ---------------
Balance, December 31, 1997...........  $124,608    $       --    $        --     $2,990,592     $ (844,173)       $  17,253
                                       ========    ==========    ===========    ===========    ============    ===============


                                           TOTAL
                                       SHAREHOLDERS'
                                           EQUITY
                                       --------------
Balance, January 1, 1995.............    $1,336,544
Change in unrealized gain (loss) on
  marketable securities..............         3,391
Net loss.............................      (320,721)
                                       --------------
Balance, December 31, 1995...........     1,019,214
Change in unrealized gain (loss) on
  marketable securities..............        47,070
Common stock subscribed..............     1,435,900
Net loss.............................      (214,612)
                                       --------------
Balance, December 31, 1996...........     2,287,572
Change in unrealized gain (loss) on
  marketable securities..............       (31,489)
Common stock issued..................        21,800
Net income...........................       384,221
Dividends............................      (373,824)
                                       --------------
Balance, December 31, 1997...........    $2,288,280
                                       ==============

                See accompanying notes to financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                            STATEMENTS OF CASH FLOWS

                                                  YEAR ENDED DECEMBER 31,
                                        -------------------------------------------
                                            1997           1996           1995
                                        ------------   ------------  --------------
Cash flows from operating activities:
     Net income (loss)...............    $  384,221    $   (214,612) $     (320,721)
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in)
       operating activities:.........
          Depreciation and
             amortization............        22,626         171,620          56,783
          Gain on sale of
             securities..............      (233,568)        (10,343)        (33,075)
          Changes in assets and
             liabilities:
               Decrease (increase) in
                  accounts
                  receivable.........        27,539          (8,929)        (35,147)
               (Increase) decrease in
                  prepaid expenses
                  and other assets...        (2,424)         (3,787)         14,448
               (Decrease) increase in
                  accounts payable
                  and other
                  liabilities........       (31,867)         (4,055)         43,739
                                        ------------   ------------  --------------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....       166,527         (70,106)       (273,973)
                                        ------------   ------------  --------------
Cash flows from investing activities:
     Purchase of furniture and
       equipment.....................       (40,824)        (31,828)         (9,566)
     Purchase of securities..........    (2,911,957)       (743,416)       (951,253)
     Proceeds from sale of
       securities....................     2,001,645         531,427       1,466,898
                                        ------------   ------------  --------------
                     Net cash (used
                       in) provided
                       by investing
                       activities....      (951,136)       (243,817)        506,079
                                        ------------   ------------  --------------
Cash flows from financing activities:
     Issuance of common stock........     1,457,700              --              --
     Increase in payable to
       shareholders..................       146,750              --              --
     Dividends paid..................      (373,824)             --              --
                                        ------------   ------------  --------------
                     Net cash
                       provided by
                       financing
                       activities....     1,230,626              --              --
                                        ------------   ------------  --------------
Net increase (decrease) in cash and
  cash equivalents...................       446,017        (313,923)        232,106
Cash and cash equivalents, beginning
  of period..........................        90,815         404,738         172,632
                                        ------------   ------------  --------------
Cash and cash equivalents, end of
  period.............................    $  536,832    $     90,815  $      404,738
                                        ============   ============  ==============
Noncash financing transaction:
     Common stock subscribed.........    $       --    $  1,435,800  $           --
                                        ============   ============  ==============

                See accompanying notes to financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                         NOTES TO FINANCIAL STATEMENTS

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

     Pinnacle Management & Trust Company (the Company) commenced operations on June 10, 1994 as a nonbanking trust company under the laws of the state of Texas and is subject to supervision by the Banking Commissioner of the State of Texas.

     The Company provides fiduciary services and has custodial responsibilities for assets of certain investment accounts for corporate, foundation, public and individual clients. The market value of assets of the custodial accounts totaled approximately $414 million and $382 million as of December 31, 1997 and 1996, respectively.

     CASH EQUIVALENTS

     The Company considers all investments with maturities of three months or less at the date of purchase to be cash equivalents.

     MARKETABLE SECURITIES

     The Company invests in U.S. agency securities and common stock to maintain liquidity in accordance with statutory requirements of the Texas Banking Code and the Texas Administrative Code.

     All marketable securities are recorded at fair value, with the related unrealized gains and losses reported as a separate component of shareholders' equity until realized. Realized gains and losses are calculated using the specific identification method.

     FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts, and any gain or loss on disposition is included in income. Depreciation is calculated over the estimated useful lives of the assets using the straight-line method.

     INCOME TAXES

     The shareholders elected under provision of the Internal Revenue Code to treat the Company as an S Corporation. As such, the shareholders are required to report their share of the Company's net income or loss on their individual federal income tax returns. Accordingly, no federal income tax provisions were required by the Company.

     FIDUCIARY AND CUSTODIAL FEES

     Fiduciary and custodial fees are recorded monthly for most trust accounts, based on a percentage of each individual account's market value on the last day of the month then ended.

     STOCK-BASED COMPENSATION

     During 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 allows a company to adopt a fair value based method of accounting for a stock-based employee compensation plan or to continue to use the intrinsic value based method as prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company has elected to continue to account for stock-based compensation under the intrinsic value method. Under this method, the Company recognizes no compensation expense for stock options granted when the exercise price of the options granted is greater than or equal to the fair value of the Company's stock on the date of grant.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     USE OF ESTIMATES

     In preparing the financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, and SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 130 requires that a company report comprehensive income and its components in the financial statements. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about operating segments.

     SFAS No. 130 and SFAS No. 131 are required for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 and SFAS No. 131 for the year ended December 31, 1998. The implementation of SFAS No. 130 and SFAS No. 131 will result only in additional disclosure and will have no other impact on the financial statements.

(2)  MARKETABLE SECURITIES

     The Company's investments as of December 31, 1997 and 1996 consist of the following:

                                        AMORTIZED      UNREALIZED      UNREALIZED         FAIR
                                           COST           GAINS          LOSSES          VALUE
                                        ----------     -----------     -----------     ----------
1997
U.S. agency securities...............   $  836,693       $10,797              --       $  847,490
Common stock.........................      939,319         6,456              --          945,775
                                        ----------     -----------     -----------     ----------
                                        $1,776,012       $17,253              --       $1,793,265
                                        ==========     ===========     ===========     ==========
1996
U.S. agency securities...............   $  290,419       $    --         $ 3,708       $  286,711
Common stock.........................      341,713        52,450              --          394,163
                                        ----------     -----------     -----------     ----------
                                        $  632,132       $52,450         $ 3,708       $  680,874
                                        ==========     ===========     ===========     ==========

     The U.S. agency securities mature at various dates through November 2026.

(3)  FAIR VALUES

     The Company's financial instruments include cash and cash equivalents, marketable securities (carried at market value), accounts receivable and accounts payable. The fair values of financial instruments are determined by reference to various market data and other valuation techniques, as appropriate. The fair values of financial instruments approximated their carrying values at December 31, 1997.

(4)  RELATED-PARTY TRANSACTIONS

     The Company obtained legal services from a Board member. Included in general and administrative expense is $1,442, $8,158 and $23,359 in legal fees paid to the Board member during 1997, 1996 and 1995, respectively.

     The Company provides services for and shares expenses with Harris Webb & Garrison, Inc., a related party. At December 31, 1997 and 1996, respectively, the Company had receivables of $61 and $2,042 from the related party. Included in operating expenses as of December 31, 1997, 1996 and 1995, respectively, is $39,396, $41,056 and $40,525 of rent expense which was paid to the related party.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5)  REGULATORY REQUIREMENTS

     The Company is required by its regulator, the Texas Department of Banking, to maintain minimum capital of $1,500,000. As of December 31, 1997, the Company is in compliance with this requirement.

(6)  COMMON STOCK

     During December 1996, the Company initiated a private offering of 80,000 shares of its $1 par value common stock at a price of $25 per share. At December 31, 1996, the Company had received subscriptions for 57,436 shares. In January 1997, 58,308 shares were issued for $1,457,700 and the offering was terminated.

     The Company's original shareholders were granted "founder's" options or warrants that allow the holder thereof to purchase at a price of $25 per share, a number of shares based on 50% (33,150 shares or $828,750) of the shareholders' original investment in the Company. The "founder's" options or warrants shall be exercisable at any time on or before January 2, 1999. As of December 31, 1997, 5,870 warrants were funded at a total price of $146,750 but not yet issued. As of February 28, 1998, an additional 18,345 warrants were exercised at a total price of $458,625.

(7)  STOCK OPTIONS

     During 1997, the Board resolved to adopt a stock option plan for the management team of the Company. This plan will allow selected management team members to subscribe for and purchase from the Company in whole or in part 28,000 shares at a price of $25 per share. These options will have a ten-year life and a three-year vesting period. No options have been granted under this plan as of December 31, 1997.

     Separate from this resolution, stock options were granted during 1997 to an officer and directors with a five-year life vesting 20% each year. A summary of the status of these options as of December 31, 1997 follows:

                                         NUMBER          WEIGHTED
                                           OF             AVERAGE
                                        OPTIONS       EXERCISE PRICE
                                        --------      ---------------
Outstanding at December 31, 1996.....        --                --
Granted during 1997..................    15,000           $ 25.00
                                        --------      ---------------
Outstanding at December 31, 1997.....    15,000           $ 25.00
                                        ========      ===============

     There are no options that are exercisable as of December 31, 1997. The fair value of the options was determined at grant date using the Minimum Value method. The Company assumed a risk-free interest rate of 5.56% in 1997. Had compensation cost for the Company's plans been determined consistent with SFAS No. 123, the Company's net income would have been reduced to $295,332.

(8)  EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF
     INDEPENDENT AUDITORS' REPORT

     During April 1998, the Company entered into a letter of intent with a publicly-held liquid waste company. Under the terms of the agreement, the Company, along with the liquid waste company and two other financial services firms, would consolidate into a newly formed corporation that would acquire all ownership of the four companies in a stock-for-stock transaction. Current shareholders of the Company would own slightly more than 16% of the new corporation, and current shareholders and partners of the other combining companies would own slightly less than 84% of the new corporation. The letter of intent is subject to: i) approval of shareholders of the Company, ii) receipt of approvals by all governmental organizations having jurisdiction over the parties involved in the transaction, iii) receipt of a financial fairness opinion from an investment banking firm, iv) absence of adverse changes in the financial condition of the parties involved in the transaction, v) SEC and Nasdaq approvals for registration and listing of the new corporation's shares and vi) other related conditions. This transaction is subject to the consummation of a definitive agreement among all the parties.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                        SEPTEMBER 30,
                                             1998
                                        --------------
               ASSETS
Cash and cash equivalents............     $1,722,935
Marketable securities................      1,377,477
Accounts receivable..................         48,350
Furniture and equipment, net of
  accumulated depreciation of
  $72,171............................        115,228
Prepaid expenses and other assets....        186,794
                                        --------------
          Total assets...............     $3,450,784
                                        ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and other
  liabilities........................     $   54,838
                                        --------------
Shareholders' equity:
     Common stock, par value $1 per
      share; 1,000,000 shares
      authorized; issued and
      outstanding 152,551............        152,551
     Preferred stock, par value $.01
      per share; 1,000,000 shares
      authorized.....................             --
     Additional paid-in capital......      3,649,224
     Accumulated deficit.............       (303,754)
     Unrealized loss on marketable
      securities.....................       (102,075)
                                        --------------
          Total shareholders'
           equity....................      3,395,946
                                        --------------
          Total liabilities and
           shareholders' equity......     $3,450,784
                                        ==============

       See accompanying notes to condensed interim financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                              NINE MONTHS
                                          ENDED SEPTEMBER 30,
                                       -------------------------
                                           1998         1997
                                       ------------  -----------
Revenues:
     Fiduciary and custodial fees....  $  1,078,604  $   764,384
     Investment advisory fees........            --        4,820
     Interest, dividends and other...        78,165       78,786
     Gain on sale of securities......       293,456      139,615
                                       ------------  -----------
          Total revenues.............     1,450,225      987,605
                                       ------------  -----------
Costs and expenses:
     Salaries and employee
      benefits.......................       565,315      443,619
     General and administrative......       321,021      249,529
     Depreciation and amortization...        23,470       16,180
                                       ------------  -----------
          Total costs and expenses...       909,806      709,328
                                       ------------  -----------
          Net income.................  $    540,419  $   278,277
                                       ============  ===========

       See accompanying notes to condensed interim financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                       NINE MONTHS ENDED SEPTEMBER
                                                   30,
                                       ----------------------------
                                           1998           1997
                                       ------------  --------------
Cash flows from operating activities:
     Net income......................  $    540,419  $      278,277
     Adjustments to reconcile net
       income to net cash provided by
       operating activities:.........
          Depreciation and
             amortization............        23,470          16,180
          Gain on sale of
             securities..............      (293,456)       (139,615)
          Changes in assets and
             liabilities:
               (Increase) decrease in
                  accounts
                  receivable.........       (29,023)         27,618
               Increase in prepaid
                  expenses and other
                  assets.............      (166,767)        (16,793)
               Increase (decrease) in
                  accounts payable
                  and other
                  liabilities........        32,425         (36,419)
                                       ------------  --------------
                     Net cash
                       provided by
                       operating
                       activities....       107,068         129,248
                                       ------------  --------------
Cash flows from investing activities:
     Purchase of furniture and
       equipment.....................      (122,272)        (40,824)
     Purchase of securities..........    (2,933,007)     (3,405,764)
     Proceeds from sale of
       securities....................     3,522,923       2,126,465
                                       ------------  --------------
                     Net cash
                       provided by
                       (used in)
                       investing
                       activities....       467,644      (1,320,123)
                                       ------------  --------------
Cash flows from financing activities:
     Issuance of common stock........       686,575       1,457,700
     Decrease in payable to
       shareholders..................      (146,750)             --
                                       ------------  --------------
                     Net cash
                       provided by
                       financing
                       activities....       539,825       1,457,700
                                       ------------  --------------
Net increase in cash and cash
  equivalents........................     1,114,537         266,825
Cash and cash equivalents, beginning
  of period..........................       536,832          90,815
                                       ------------  --------------
Cash and cash equivalents, end of
  period.............................  $  1,651,369  $      357,640
                                       ============  ==============

       See accompanying notes to condensed interim financial statements.

                      PINNACLE MANAGEMENT & TRUST COMPANY
                NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

     Pinnacle Management & Trust Company (the Company) commenced operations on June 10, 1994 as a nonbanking trust company under the laws of the state of Texas and is subject to supervision by the Banking Commissioner of Texas. The Company provides fiduciary services and has custodial responsibilities for assets of certain investment accounts for corporate, foundation, public and individual clients.

     The interim financial statements as of September 30, 1998 and for each of the nine month periods ended September 30, 1997 and 1998 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, and SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 130 requires that a company report comprehensive income and its components in the financial statements. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about operating segments.

     SFAS No. 130 and SFAS No. 131 are required for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 and SFAS No. 131 for the year ended December 31, 1998. Total comprehensive income for the nine months ended September 30, 1997 and 1998 was $324,850 (unaudited) and $421,091 (unaudited), respectively. The implementation of SFAS No. 130 and SFAS No. 131 will result only in additional disclosure and will have no other impact on the financial statements.

(2)  EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

     During April 1998, the Company entered into a letter of intent with a publicly-held liquid waste company. Under the terms of the agreement, the Company, along with the liquid waste company and two other financial services firms, would consolidate into a newly formed corporation that would acquire all ownership of the four companies in a stock-for-stock transaction.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
  Spires Financial, L.P.:

     We have audited the accompanying statements of financial condition of Spires Financial, L.P. as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1997 and 1996 and for the period from inception (January 18, 1995) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spires Financial, L.P. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and for the period from inception (January 18, 1995) to December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
February 16, 1998

                             SPIRES FINANCIAL, L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                        DECEMBER 31,    DECEMBER 31,
                                            1997            1996
                                        ------------    ------------
               ASSETS
Cash and cash equivalents............   $  2,071,700    $  2,042,762
Deposits held by clearing broker and
  dealer, at market (cost: $1,231,242
  and $1,284,992, respectively),
  restricted.........................      1,245,859       1,300,015
Commissions receivable from clearing
  broker and dealer..................        765,980         464,658
Securities purchased under agreements
  to resell..........................     12,163,327       1,498,674
Inventory of marketable securities,
  at market (cost: $18,053,284 and
  $5,391,349, respectively)..........     18,055,669       5,454,812
Receivables from employees...........         42,211          41,836
Furniture and equipment, at cost,
net..................................        330,821         345,166
Other assets.........................        548,367         123,535
                                        ------------    ------------
     Total assets....................   $ 35,223,934    $ 11,271,458
                                        ============    ============
  LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued
liabilities..........................   $    109,908    $    125,794
Securities sold under agreements to
  repurchase.........................      4,129,571       4,176,967
Securities sold, not yet purchased,
  at market (cost: $12,108,629 and
  $1,487,362, respectively)..........     12,093,441       1,490,346
Due to clearing broker and dealer....     13,463,685              --
Commissions payable to brokers.......        616,740         525,725
Payable to Secondary General
  Partner............................         20,597          32,512
                                        ------------    ------------
     Total liabilities...............     30,433,942       6,351,344
Commitments and contingencies
Total partners' capital..............      4,789,992       4,920,114
                                        ------------    ------------
     Total liabilities and partners'
     capital.........................   $ 35,223,934    $ 11,271,458
                                        ============    ============

    The accompanying notes are an integral part of the financial statements.

                             SPIRES FINANCIAL, L.P.
                            STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM INCEPTION (JANUARY 18, 1995) TO DECEMBER 31, 1995

                                              1997          1996          1995
                                          ------------  ------------  ------------
Revenues:
     Brokerage commissions..............  $  6,691,531  $  7,321,387  $  6,840,955
     Revenue from securities traded.....       732,122       333,417       473,014
     Unrealized gain (loss).............        17,573        60,480       (18,097)
     Interest income....................       799,703       564,355       237,129
                                          ------------  ------------  ------------
          Total revenues................     8,240,929     8,279,639     7,533,001
                                          ------------  ------------  ------------
Expenses:
     Broker commissions.................     2,530,838     2,084,405     1,390,006
     Administrative employee
       compensation and benefits........       861,099       938,911       779,053
     Data services......................       477,524       364,689       272,514
     Professional fees..................       179,951       264,793       339,552
     Occupancy expense..................       162,408       138,470        91,644
     Clearing charges...................       221,996       234,777       110,824
     Interest expense...................       614,991       228,125            --
     Other..............................     1,007,597       779,736       453,582
                                          ------------  ------------  ------------
          Total expenses................     6,056,404     5,033,906     3,437,175
                                          ------------  ------------  ------------
          Net income....................  $  2,184,525  $  3,245,733  $  4,095,826
                                          ============  ============  ============

    The accompanying notes are an integral part of the financial statements.

                             SPIRES FINANCIAL, L.P.
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
        FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM INCEPTION (JANUARY 18, 1995) TO DECEMBER 31, 1995

                                              TOTAL
                                            PARTNERS'
                                             CAPITAL
                                           -----------
Capital contributions at inception,
January 18, 1995........................   $ 3,672,612
Capital contributions...................        36,320
Capital distributions...................    (2,400,000)
Net income..............................     4,095,826
                                           -----------
Balance at December 31, 1995............     5,404,758
Capital distributions...................    (3,730,377)
Net income..............................     3,245,733
                                           -----------
Balance at December 31, 1996............     4,920,114
Capital distributions...................    (2,314,647)
Net income..............................     2,184,525
                                           -----------
Balance at December 31, 1997............   $ 4,789,992
                                           ===========

    The accompanying notes are an integral part of the financial statements.

                             SPIRES FINANCIAL, L.P.
                            STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996 AND
     FOR THE PERIOD FROM INCEPTION (JANUARY 18, 1995) TO DECEMBER 31, 1995

                                            1997             1996            1995
                                       ---------------  --------------  --------------
Cash flows from operating activities:
     Net income......................  $     2,184,525  $    3,245,733  $    4,095,826
     Adjustments to reconcile net
       income to net cash provided by
       operating activities:
          Depreciation...............           88,851          71,173          37,995
          Unrealized (gain) loss on
             inventory of marketable
             securities..............          (17,573)        (60,480)         18,097
          (Increase) decrease in
             commissions receivable
             from clearing broker and
             dealer..................         (301,322)        370,125        (722,217)
          Decrease (increase) in
             commissions receivable
             from mortgage
             customers...............               --          46,435         (53,985)
          Increase in securities
             purchased under
             agreements to resell....      (10,664,653)     (1,498,674)             --
          Increase in inventory of
             marketable securities...      (12,583,284)     (2,794,162)     (2,428,335)
          Increase in receivables
             from employees..........             (375)        (20,804)        (14,365)
          Increase in other assets...         (424,832)        (69,011)        (41,501)
          (Decrease) increase in
             accounts payable and
             accrued liabilities.....          (15,886)        (97,527)        184,361
          (Decrease) increase in
             securities sold under
             agreements to
             repurchase..............          (47,396)      4,176,967              --
          Increase in securities
             sold, not yet
             purchased...............       10,603,095       1,490,346              --
          Increase (decrease) in due
             to clearing broker and
             dealer..................       13,463,685      (1,788,459)      1,788,459
          Increase in commissions
             payable to brokers......           91,015          34,440         491,285
          (Decrease) increase in
             payable to Secondary
             General Partner.........          (11,915)         (9,488)         42,000
                                       ---------------  --------------  --------------
               Total adjustments.....          179,410        (149,119)       (698,206)
                                       ---------------  --------------  --------------
               Net cash provided by
                  operating
                  activities.........        2,363,935       3,096,614       3,397,620
                                       ---------------  --------------  --------------
Cash flows from investing activities:
     Decrease (increase) in deposits
       held by clearing broker and
       dealer........................           54,156         (69,787)     (1,230,228)
     Purchases of furniture and
       equipment.....................          (74,506)       (134,095)       (111,379)
     Proceeds from disposals of
       furniture and equipment.......               --          14,093              --
                                       ---------------  --------------  --------------
               Net cash used in
                  investing
                  activities.........          (20,350)       (189,789)     (1,341,607)
                                       ---------------  --------------  --------------
Cash flows from financing activities:
     Distributions to partners.......       (2,314,647)     (3,730,377)     (2,400,000)
     Contributions by partners.......               --              --       3,810,532
     Payments on note payable........               --              --        (100,000)
     Decrease in payable to Class B
       Limited Partners, net of
       repayments....................               --        (286,297)       (213,934)
                                       ---------------  --------------  --------------
               Net cash (used in)
                  provided by
                  financing
                  activities.........       (2,314,647)     (4,016,674)      1,096,598
                                       ---------------  --------------  --------------
Net increase (decrease) in cash and
  cash equivalents...................           28,938      (1,109,849)      3,152,611
Cash and cash equivalents, beginning
  of year............................        2,042,762       3,152,611              --
                                       ---------------  --------------  --------------
Cash and cash equivalents at end of
  year...............................  $     2,071,700  $    2,042,762  $    3,152,611
                                       ===============  ==============  ==============
Interest paid........................  $       563,330  $      224,942  $       76,849
                                       ===============  ==============  ==============

    The accompanying notes are an integral part of the financial statements.

                             SPIRES FINANCIAL, L.P.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     THE PARTNERSHIP

     Spires Financial, L.P. (the "Partnership") is a broker-dealer registered with the Securities and Exchange Commission (SEC) and is a member of the National Association of Securities Dealers (NASD). The Partnership is a Delaware limited partnership.

     The following provides general information about the Partnership. Readers of the financial statements should refer to the partnership agreement for more detailed information. The Partnership was formed effective January 18, 1995, for a period of ten years and was capitalized by cash contributions from the Managing General Partner, the Secondary General Partner, and various parties collectively known as the Class A and Class B Limited Partners. Additionally, the net assets of an active broker and dealer were contributed by a Class B Limited Partner in connection with the merger of that broker and dealer into the Partnership effective January 18, 1995. The net assets were transferred to the Partnership at their historical cost basis, which approximated fair market value. All of the general and limited partners are collectively known as the Partners.

     The Partners' initial ownership percentages and their subsequent profit and loss allocations are specifically defined in the limited partnership agreement.

     GENERAL

     The books and records of the Partnership are maintained on the accrual basis of accounting. The Partnership does not carry customer accounts or hold funds or securities for customers, but operates as an introducing broker on a fully disclosed basis and forwards all transactions to two clearing brokers and dealers (the "Clearing Brokers"). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     SECURITIES TRANSACTIONS

     Deposits held by clearing brokers and dealers, marketable securities and securities sold, not yet purchased are carried at market value. Realized and unrealized gains and losses, if any, are included in income from operations. The inventory of marketable securities and securities sold, not yet purchased consisted of securities issued by federal government agencies and corporate securities.

     Proprietary securities transactions are recorded on the trade date, as if they had settled. Profit and loss arising from all securities transactions entered into for the account and risk of the Partnership are recorded on a trade date basis. Customers' securities are reported on a settlement date basis with related commission income and expense reported on a trade date basis.

     Amounts receivable and payable for securities transactions that have not reached their contractual settlement date are recorded net on the statement of financial condition.

     RESALE AND REPURCHASE AGREEMENTS

     Transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) or sales of securities under agreements to repurchase (repurchase agreements or repos) are accounted for as collateralized financings. It is the policy of the Partnership to obtain the possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements. Collateral is valued daily, and the Partnership may require counterparties to deposit additional collateral or return collateral pledged when appropriate.

                             SPIRES FINANCIAL, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation on furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense. Cost and accumulated depreciation and amortization are removed from the accounts when assets are sold or retired, and the resulting gains or losses are included in operations.

     COMMISSIONS

     Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur. The Partnership's securities transactions are settled by the Clearing Brokers.

     FEDERAL INCOME TAXES

     The Partnership is not a taxpaying entity for federal or state income tax purposes, accordingly, no provision or liability for federal income taxes has been recorded. The Partners are taxed individually on their respective portions of the Partnership's earnings.

     CASH AND CASH EQUIVALENTS

     The Partnership considers all short-term highly liquid investments not held for sale in the ordinary course of business which are readily convertible into known amounts of cash and which have original maturities of three months or less as cash equivalents.

2.  DEPOSITS HELD BY CLEARING BROKER AND DEALER:

     Under the terms of the clearing agreements between the Partnership and the Clearing Broker and Dealer, the Partnership is required to maintain a certain level of cash or securities on deposit with the Clearing Broker and Dealer. If the Clearing Broker and Dealer suffers a loss due to a failure of a customer of the Partnership to complete a transaction, the Partnership is required to indemnify the Clearing Broker and Dealer. The Partnership has funds invested in a one-year U.S. Treasury bill with a market value of $1,145,050 and funds invested in a money market account with a market value of $100,809 as of December 31, 1997, on deposit with the Clearing Broker and Dealer to meet this requirement. As of December 31, 1996, the Partnership had funds invested in a one-year U.S. Treasury bill with a market value of $1,300,015 to meet this requirement.

3.  FURNITURE AND EQUIPMENT:

     The following is a summary of furniture and equipment as of December 31:

                                           1997          1996
                                       ------------  ------------
Computer equipment...................  $    398,826  $    332,206
Furniture and fixtures...............        91,092        89,837
Leasehold improvements...............        38,922        32,291
                                       ------------  ------------
                                            528,840       454,334
Less accumulated depreciation and
  amortization.......................      (198,019)     (109,168)
                                       ------------  ------------
Furniture and equipment, net.........  $    330,821  $    345,166
                                       ============  ============

                             SPIRES FINANCIAL, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  REGULATORY NET CAPITAL:

     The Partnership is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1997, the Partnership had net capital of $2,327,227, which was $1,104,527 in excess of its required net capital of $1,222,700. The Partnership's ratio of aggregate indebtedness to net capital was 7.88 to 1. At December 31, 1996, the Partnership had net capital of $3,729,959, which was $3,405,892 in excess of its required net capital of $324,067. The Partnership's ratio of aggregate indebtedness to net capital was 1.30 to 1.

5.  COMMITMENTS AND CONTINGENCIES:

     The Partnership leases office space under noncancelable operating lease agreements expiring through 2002. In addition, the Partnership leases certain office equipment and software under noncancelable operating leases that expire through 2002. Rent and other lease expense totaled $573,468, $221,386 and $161,644 for the years ended December 31, 1997 and 1996 and for the period from inception (January 18, 1995) to December 31, 1995, respectively.

     Future minimum rental payments under the Partnership's noncancelable operating lease agreements were as follows at December 31, 1997:

1998....................................  $    674,265
1999....................................       677,870
2000....................................       609,789
2001....................................       505,364
2002....................................       505,364
                                          ------------
                                          $  2,972,652
                                          ============

6.  CONCENTRATIONS OF CREDIT RISK AND OFF-BALANCE SHEET CREDIT AND MARKET RISK:

     The Partnership maintains its cash in bank depository accounts which, at times, may exceed federally insured limits. The Partnership selects depository institutions based, in part, upon management's review of the financial stability of the institutions.

     The Partnership is engaged in various securities brokerage activities serving a diverse group of institutional investors nationwide. All of the Partnership's customer securities transactions are executed on a fully disclosed basis through the Clearing Brokers. The Partnership has market risk on its customers' buy and sell transactions. If customers do not fulfill their obligations, a gain or loss could be suffered equal to the difference between a customer's commitment and the market value of the underlying securities. The risk of default depends on the creditworthiness of the customers. The Partnership and the Clearing Broker perform extensive due diligence with respect to each customer accepted to minimize the Partnership's risk.

     In addition, the Partnership has sold U.S. Treasury Notes that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Partnership has recorded these obligations in the financial statements at the market values of the related securities and could incur a loss if the market value of the securities increases.

     The Partnership is further exposed to credit risk for resale and repurchase agreements and for commissions receivable from the Clearing Broker.

                             SPIRES FINANCIAL, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

           o The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments.

           o The carrying amounts of commissions receivable from clearing broker and dealer, receivables from partners and employees, accounts payable and accrued liabilities, commissions payable to brokers, and payable to Secondary General Partner approximate their fair value.

           o The fair value of inventory of marketable securities, deposits held by clearing broker and dealer, securities sold, not yet purchased, repurchase agreements and reverse repurchase agreements, are based on quoted market prices for those or similar securities or fair value as determined by management.

8.  RESALE AND REPURCHASE AGREEMENTS:

     The carrying value and fair value of resale and repurchase agreements are as follows:

                                                DECEMBER 31, 1997
                                          ------------------------------
                                             CARRYING          FAIR
                                              VALUE           VALUE
                                          --------------  --------------
Securities sold under agreements to
  repurchase............................  $    4,129,571  $    4,106,234
Securities purchased under agreements to
  resell................................  $   12,163,327  $   12,126,122

     At December 31, 1997 and 1996, securities sold under agreements to repurchase were maintained for safekeeping with Daiwa Securities America, Inc. ("Daiwa"), the Partnership's clearing broker. The type of securities sold was collateralized mortgage obligations. The agreements' maturities were overnight and the weighted average interest rate was 5.65% and 5.60% at December 31, 1997 and 1996, respectively. Securities purchased under agreements to resell were maintained for safekeeping with Daiwa. All of the securities purchased under agreements to resell had overnight maturities.

9.  SUBORDINATED LIABILITIES:

     The Partnership had no subordinated liabilities at any time during the years ended December 31, 1997 and 1996. Therefore, the statement of changes in liabilities subordinated to claims of general creditors has not been presented for the years ended December 31, 1997 and 1996.

10.  EMPLOYEE PROFIT SHARING PLAN:

     The Partnership has a contributory profit sharing plan and trust which covers substantially all employees except sales representatives. Contributions to the plan are discretionary, as defined, but may not exceed the amount deductible for federal income tax purposes.

     There were no Partnership contributions made to the plan for the year ended December 31, 1997. Contributions in the amount of $187,165 and $53,696 were made to the plan for 1996 and 1995, respectively.

                             SPIRES FINANCIAL, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  SUBSEQUENT EVENTS:

     In accordance with the partnership agreement, the Partnership made capital distributions to the partners subsequent to December 31, 1997 as follows:

Managing General Partner.............  $     13,868
Secondary General Partner............         1,553
Class A Limited Partners.............       464,482
Class B Limited Partners.............       956,882
                                       ------------
                                       $  1,436,785
                                       ============

12.  RELATED PARTY TRANSACTIONS:

     Pursuant to the terms of the Partnership agreement, the Partnership accrued $20,597 and $32,512 at December 31, 1997 and 1996, respectively for consulting services performed by the Secondary General Partner.

     During 1995, the Partnership incurred professional fees of approximately $40,000 for investigatory costs in connection with the formation of an investment company which will ultimately be managed by an affiliate.

13.  SUPPLEMENTAL CASH FLOW INFORMATION:

     As a result of the contribution of the net assets of an active broker and dealer by a Class B Limited Partner (discussed in Note 1) the following noncash transaction occurred in 1995:

Commissions receivable from clearing
  broker and dealer..................  $    112,566
Inventory of marketable securities...       189,932
Receivables from partners and
  employees..........................         6,667
Furniture and equipment..............       186,633
Other assets.........................         5,473
Accounts payable and accrued
  liabilities........................       (38,960)
Payable to Class B Limited
  Partners...........................      (500,231)
Notes payable........................      (100,000)
                                       ------------
Net liabilities contributed excluding
  cash of $310,532...................  $   (137,920)
                                       ============

     Additionally, a Class B Limited Partner contributed furniture and equipment amounting to $36,320, at predecessor cost in 1995.

                             SPIRES FINANCIAL, L.P.
                   CONDENSED STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                        SEPTEMBER 30, 1998
                                        ------------------
               ASSETS
Cash and cash equivalents............      $  1,450,302
Deposits held by clearing brokers and
  dealers, at market, restricted.....         1,113,837
Commissions receivable from clearing
  broker and dealer..................           607,016
Securities purchased under agreements
  to resell..........................         2,189,970
Inventory of marketable securities,
  at market..........................        13,225,840
Receivables from employees...........            30,758
Furniture and equipment, at cost,
  net................................           359,864
Other assets.........................           560,807
                                        ------------------
     Total assets....................      $ 19,538,394
                                        ==================
  LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued
  liabilities........................      $    110,907
Securities sold under agreements to
  repurchase.........................        12,883,113
Securities sold, not yet purchased,
  at market..........................         2,173,750
Commissions payable to brokers.......           360,075
Payable to Secondary General
Partner..............................            11,752
                                        ------------------
     Total liabilities...............        15,539,597
Commitments and contingencies
Total partners' capital..............         3,998,797
                                        ------------------
     Total liabilities and partners'
     capital.........................      $ 19,538,394
                                        ==================

 The accompanying notes are an integral part of the condensed interim financial statements.

                             SPIRES FINANCIAL, L.P.
            CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                          --------------------------
                                              1998          1997
                                          ------------  ------------
Revenues:
     Brokerage commissions..............  $  5,511,909  $  4,699,713
     Revenue from securities traded.....       675,565       549,851
     Unrealized loss....................      (215,477)     (156,662)
     Interest income....................       843,966       552,162
                                          ------------  ------------
          Total revenues................     6,815,963     5,645,064
                                          ------------  ------------
Expenses:
     Broker commissions.................     2,345,712     1,660,156
     Administrative employee
      compensation and benefits.........       629,713       615,865
     Data services......................       468,525       339,490
     Professional fees..................       203,136       100,655
     Occupancy expense..................       126,186       120,438
     Clearing charges...................       222,604       169,793
     Interest expense...................       882,895       452,736
     Other..............................       773,505       674,478
                                          ------------  ------------
          Total expenses................     5,652,276     4,133,611
                                          ------------  ------------
          Net income....................  $  1,163,687  $  1,511,453
                                          ============  ============

 The accompanying notes are an integral part of the condensed interim financial statements.

                             SPIRES FINANCIAL, L.P.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                       -------------------------------
                                            1998             1997
                                       ---------------  --------------
Cash flows from operating activities:
     Net income                        $     1,163,687  $    1,511,453
     Adjustments to reconcile net
       income to net cash provided by
       operating activities:
          Depreciation...............           71,371          64,933
          Unrealized losses on
             inventory of marketable
             securities..............          215,477         156,662
          Decrease (increase) in
             commissions
             receivable..............          158,964         (97,567)
          Decrease (increase) in
             securities purchased
             under agreements to
             resell..................        9,973,357      (7,767,111)
          Decrease (increase) in
             inventory of marketable
             securities..............        4,614,352      (8,884,240)
          Decrease (increase) in
             receivables from
             employees...............           11,453         (19,955)
          Increase in other assets...          (12,440)       (656,506)
          Increase in accounts
             payable and accrued
             liabilities.............              999          67,838
          Increase in securities sold
             under agreements to
             repurchase..............        8,753,542      13,640,618
          (Decrease) increase in
             securities sold, not yet
             purchased...............       (9,919,691)      7,645,873
          Decrease in due to clearing
             broker and dealer.......      (13,463,685)     (4,176,967)
          (Decrease) increase in
             commissions payable to
             brokers.................         (256,665)         90,335
          Decrease in payable to
             Secondary General
             Partner.................           (8,845)        (17,874)
                                       ---------------  --------------
               Total adjustments.....          138,189          46,039
                                       ---------------  --------------
               Net cash provided by
                  operating
                  activities.........        1,301,876       1,557,492
                                       ---------------  --------------
Cash flows from investing activities:
     Decrease in deposits held by
       clearing brokers and
       dealers.......................          132,022          84,154
     Purchases of furniture and
       equipment.....................         (100,414)        (59,978)
                                       ---------------  --------------
               Net cash provided by
                  financing
                  activities.........           31,608          24,176
                                       ---------------  --------------
Cash flows from financing activities:
     Distribution to partners........       (1,954,882)     (2,306,588)
                                       ---------------  --------------
               Net cash used in
                  financing
                  activities.........       (1,954,882)     (2,306,588)
                                       ---------------  --------------
Net decrease in cash and cash
  equivalents........................         (621,398)       (724,920)
Cash and cash equivalents, beginning
  of period..........................        2,071,700       2,042,762
                                       ---------------  --------------
Cash and cash equivalents, end of
  period.............................  $     1,450,302  $    1,317,842
                                       ===============  ==============

 The accompanying notes are an integral part of the condensed interim financial statements.

                             SPIRES FINANCIAL, L.P.
                NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Spires Financial, L.P. (the "Partnership") is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers. The unaudited financial statements have been prepared consistent with the accounting policies reflected in the audited financial statements included in this document dated December 31, 1997 and 1996.

     In management's opinion, the unaudited financial statements include all adjustments necessary for a fair presentation of the Partnership's financial condition at September 30, 1998, the results of its operations and cash flows for the nine months ended September 30, 1998 and 1997. All such adjustments are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year.

     During April 1998, the Partnership entered into letters of intent with TEI, Inc. ("TEI") whereby TEI would organize a newly formed subsidiary corporation that would acquire the Partnership in a stock transaction.

     NEW ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes all changes in equity during a period, except those resulting from investments by owner sand distributions to owners. SFAS No. 130 was adopted by the Partnership on January 1, 1998. Initial adoption of this standard had no impact on the Partnership's financial statements.

2.  COMMITMENTS:

     The Partnership has moved its home office. A new five year, non-cancellable lease was executed which begins on October 15, 1998. The lease inception date is contingent upon the completion of leasehold improvements currently under construction by the lessor. The new lease commitment is as follows:

1998.................................  $   30,945
1999.................................     148,540
2000.................................     148,540
2001.................................     148,540
Thereafter...........................     266,135
                                       ----------
                                       $  742,700
                                       ==========

                                                                      APPENDIX A

                        AMENDED AND RESTATED AGREEMENT
                            AND PLAN OF ORGANIZATION


                             DATED OCTOBER 2, 1998

                                     AMONG

                                  TEI, INC.,

            PINNACLE GLOBAL GROUP, INC. AND ITS MERGER SUBSIDIARIES

                                      AND

                         HARRIS WEBB & GARRISON, INC.,

                      PINNACLE MANAGEMENT & TRUST COMPANY

                                      AND

                            SPIRES FINANCIAL, L.P.

                                      AND

                     THEIR RESPECTIVE DIRECT AND INDIRECT

                           PARTNERS AND SHAREHOLDERS

                        AMENDED AND RESTATED AGREEMENT
                           AND PLAN OF ORGANIZATION

      This Amended and Restated Agreement and Plan of Organization (this "AGREEMENT") dated as of October 2, 1998, among TEI, Inc., a Texas corporation ("TEI"), Pinnacle Global Group, Inc., a Texas corporation and a newly formed, wholly owned subsidiary of TEI ("PGG"), TEI Combination Corp., a Texas corporation and a newly formed, wholly owned subsidiary of PGG (the "TEI MERGER SUBSIDIARY"), HWG Combination Corp., a Texas corporation and a newly formed, wholly owned subsidiary of PGG (the "HWG MERGER SUBSIDIARY"), PMT Combination Corp., a Texas corporation and a newly formed, wholly owned subsidiary of PGG (the "PMT MERGER SUBSIDIARY"), Spires G.P. Combination Corp., a Texas corporation and a newly formed, wholly owned subsidiary of PGG (the "SPIRES GP SUBSIDIARY"), and Spires L.P. Combination Corp., a Texas corporation and a newly formed, wholly owned subsidiary of PGG (the "SPIRES LP SUBSIDIARY"), all of which are collectively referred to in this Agreement as the "TEI PARTIES"; Harris Webb & Garrison, Inc., a Texas corporation ("HWG"), and the undersigned shareholders of HWG (the "HWG SHAREHOLDERS") who collectively own, at the date of this Agreement, all of HWG's issued and outstanding capital stock and who, collectively with HWG, are referred to in this Agreement as the "HWG PARTIES"; Pinnacle Management & Trust Company, a state trust company chartered under the laws of the State of Texas ("PMT"), and the undersigned shareholders of PMT (the "PMT SHAREHOLDERS") who collectively own, at the date of this Agreement, all of PMT's issued and outstanding capital stock and who, collectively with PMT, are referred to in this Agreement as the "PMT PARTIES"; and Spires Financial, L.P., a Delaware limited partnership ("SPIRES"), the undersigned general and limited partners of Spires (the "SPIRES PARTNERS") who, at the date of this Agreement, own all of the general and limited partnership interest in Spires, the undersigned shareholders (collectively, the "SPIRES GP SHAREHOLDERS") of Spires Financial GP, Inc., a Texas corporation and the Managing General Partner of Spires (the "SPIRES MANAGING GENERAL PARTNER"), and Capital Financial Partner, Inc., a Delaware corporation and the Secondary General Partner of Spires (the "SPIRES SECONDARY GENERAL PARTNER," and, together with the Spires Managing General Partner, the "SPIRES GENERAL PARTNERS"), respectively, the undersigned shareholders (collectively, the "SFP SHAREHOLDERS") of Spires Financial Partners, Inc. ("SFP"), a Delaware corporation and the sole general partner of Spires Financial Funding L.P. ("SFF"), a Delaware limited partnership which is a Class A limited partner of Spires, and OVH, Inc. ("OVH"), a Texas corporation and the sole limited partner of SFF, all of which are collectively referred to in this Agreement as the "SPIRES PARTIES";

                              W I T N E S S E T H

      WHEREAS, the parties to this Agreement (the "PARTIES") wish to carry out a common and prearranged plan for the organization and initial capitalization of PGG (the "PLAN OF ORGANIZATION"), and TEI has caused PGG to be formed for that purpose; and

      WHEREAS, certain of the Parties entered into an Agreement and Plan of Organization dated as of August 18, 1998 (the "ORIGINAL AGREEMENT"); and

      WHEREAS, by this Agreement, the Parties wish to amend and restate the Original Agreement; and

      WHEREAS, to accomplish the Plan of Organization, the Parties wish to effect a business combination in which:

            (i) the TEI Merger Subsidiary will merge into TEI in a merger (the "TEI MERGER") to be consummated in accordance with the Texas Business Corporation Act (the "TBCA") and a Plan of Merger in the form attached as Annex A to this Agreement (the "TEI PLAN OF MERGER");

            (ii) the HWG Merger Subsidiary will merge into HWG in a merger (the "HWG MERGER") to be consummated in accordance with the TBCA and a Plan of Merger in the form attached as Annex B to this Agreement (the "HWG PLAN OF MERGER");

            (iii) the PMT Merger Subsidiary will merge into PMT in a merger (the "PMT MERGER") to be consummated in accordance with the Texas Trust Company Act (the "TTCA"), the TBCA, to the extent it is incorporated into TTCA and is applicable to the PMT Merger, and a Plan of Merger in the form attached as Annex C to this Agreement (the "PMT PLAN OF MERGER");

            (iv) the Spires GP Shareholders will contribute their respective shares in the respective Spires General Partners to PGG, which will in turn immediately thereafter contribute such shares to the Spires GP Subsidiary, the limited partners of Spires (other than SFF) will contribute their respective limited partnership interests in Spires to PGG, which will in turn immediately thereafter contribute such limited partnership interests in Spires to the Spires L.P. Subsidiary, the SFP Shareholders will contribute to PGG their respective shares in SFP which remain outstanding following a partial redemption by SFP to be effected in connection with the Plan of Organization, following which PGG will in turn immediately thereafter contribute such shares to the Spires LP Subsidiary, and OVH will contribute to PGG its limited partnership interest in SFF, which will in turn immediately thereafter contribute such limited partnership interest in SFF to the Spires LP Subsidiary (collectively, the "SPIRES TRANSACTIONS"); and

            (v) the shareholders of TEI (the "TEI SHAREHOLDERS"), the HWG Shareholders, the PMT Shareholders, the Spires GP Shareholders, the Spires Partners (other than the Spires General Partners and SFF), the SFP Shareholders and OVH, respectively, will receive, in exchange for their shares or partnership interests to be transferred to PGG in the Mergers or the Spires Transactions, shares of common stock of PGG; and

      WHEREAS, the Parties intend that the TEI Merger, the HWG Merger, the PMT Merger and the Spires Transactions will all be accomplished pursuant to the Plan of Organization and will collectively qualify as a "TRANSFER" of the nature described in Section 351 of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, the Parties agree as follows:


                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

      1.1   DEFINITIONS.  In this Agreement:

            "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person with the terms "control" and "controlled" meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise; PROVIDED, HOWEVER, that no Spires Passive Investor Party shall be deemed an "AFFILIATE" of Spires for any purpose of this Agreement.

            "ALTERNATIVE TRANSACTION" means any third-party proposal for a merger, consolidation, acquisition, business combination, sale of all or a substantial portion of assets, liquidation, recapitalization or other reorganization involving TEI or any of its Subsidiaries, or any proposal or offer for the acquisition in any manner of a substantial equity interest in TEI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

            "BROKER-DEALER REGULATORY REQUIREMENTS" means all Laws and rules and regulations of all self-regulatory organizations which regulate the registration, licensing, reporting, control or activities of a broker or dealer, as such terms are defined in Section 3(a) of the Exchange Act, including the Exchange Act, the Securities Investor Protection Act, the rules of the NASD, state securities Laws, and the rules and regulations of state securities commissions.

            "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in Houston, Texas are authorized or obligated to close.

            "CHARTER DOCUMENTS" means (i) in the case of any Party which is a corporation, its articles, certificate or memorandum of incorporation or association and bylaws or regulations, and each certificate or other document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of the corporation's capital stock, (ii) in the case of PMT, its articles of association and bylaws, (iii) in the case of Spires, the Spires Partnership Agreement and the certificate of limited partnership of Spires, and (iv) in the case of SFF, its agreement and certificate of limited partnership.

            "CLOSING" has the meaning specified in Section 2.4.

            "CLOSING DATE" means (i) the fifth Business Day immediately following the earliest date upon or by which all conditions to the respective obligations of the Parties set forth in Articles XII, XIII and XIV shall have been satisfied or waived, or (ii) such other date as TEI and the Combining Companies may agree.

            "CODE" means the United States Internal Revenue Code of 1986, as amended.

            "COMBINING ENTITIES" means HWG, PMT and Spires, collectively.

            "DAMAGES" mean all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defense of any of the foregoing.

            "DETERMINATION DATE" has the meaning specified in Section 14.7.

            "EFFECTIVE TIME" means the time and date when (i) the Mergers become effective pursuant to the Plans of Merger and (ii) the Spires Transactions are consummated.

            "ENVIRONMENTAL CLAIM" means any claim by a Person alleging or imposing actual or potential liability (including potential liability for any investigatory cost, containment cost, control cost, prevention cost, remediation cost, cleanup cost, governmental response cost, natural resources damage, property damage, personal injury, or penalty) arising out of, based on, resulting from or relating to (i) the presence, storage, transport, disposal, use, discharge, release or threatened release of any Hazardous Substance at any location, whether or not owned by the Person against which the claim is made, or (ii) circumstances forming the basis for any liability under, or any violation or alleged violation of, any Environmental Law.

            "ENVIRONMENTAL LAWS" means all applicable U.S. federal, foreign, state, local and other Laws, including common Laws and administrative or judicial interpretations of those Laws by any Governmental Entity, relating to pollution or the protection of human health and safety from the effects of pollution or the environment (which includes its ambient air, surface water, ground water, land surface and subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Substances, but not including zoning and land use Laws.

            "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, certifications, exemptions, approvals and other authorizations of or by any Governmental Entity required under any Environmental Law for TEI or any Combining Entity, or any of their respective Subsidiaries, to conduct its or their operations as presently conducted.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means, with respect to any Person, any trade or business, whether or not incorporated, which together with that Person would be deemed a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

            "ESCROW AGENT" means the bank, trust company or other financial institution to be jointly designated by TEI and the SFP Shareholder Representative to serve as the escrow agent under the Escrow Agreement.

            "ESCROW AGREEMENT" means the Escrow Agreement to be entered into at the Closing among PGG, the SFP Shareholders, the SFP Shareholder Representative (as agent and attorney-in-fact for the SFP Shareholders) and the Escrow Agent, as contemplated in Section 2.4(ix).

            "ESCROW FUNDS" means the Initial Escrow Deposit and all interest, dividends or other income therefrom or proceeds thereof which are from time to time held by the Escrow Agent under the Escrow Agreement.

            "ESTIMATED SFP CLOSING DATE TAX LIABILITY" has the meaning specified in Section 15.14.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under that Act.

            "FINAL SFP RETURN DATE" means the date by which the final U.S. federal income Tax Return of SFP for the SFP Short Tax Period is required to be filed with the IRS, after taking into account any extension granted by the IRS for the filing of such Tax Return.

            "GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period and, if applicable, the immediately preceding comparable period.

            "GOVERNMENTAL ENTITY" means any U.S. federal, state, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

            "HWG DISCLOSURE SCHEDULE" means the Disclosure Schedule signed for identification purposes only by the President, Chief Executive Officer or Chief Financial Officer of HWG, which the HWG Parties have delivered to, and which has been reviewed and accepted by, the other Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the HWG Parties in Article IV.

            "HWG MERGER" has the meaning specified in the preamble of this Agreement.

            "HWG PLAN OF MERGER" has the meaning specified in the preamble of this Agreement.

            "HWG SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement dated October 1, 1997, together with all Addenda thereto, among HWG and the HWG Shareholders.

            "HAZARDOUS SUBSTANCES" means chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes and liquid industrial wastes), or other substances (including toxic, deleterious or hazardous substances), as defined, listed or regulated pursuant to Environmental Laws, including asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss.ss. 300.1 ET.
      SEQ. and other Environmental Laws).

            "INITIAL ESCROW DEPOSIT" has the meaning specified in Section 15.13.

            "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "INVESTMENT ADVISORY RELATED AGREEMENTS" means all agreements and arrangements of the following types to which HWG is a party or by which it is bound and which are currently actively in effect, as they may have been amended, supplemented, waived or otherwise modified: (i) written agreements and arrangements for the performance of investment advisory, investment sub-advisory or investment management services with respect to securities, real estate, commodities, currencies or any other asset class for clients or on behalf of third parties; (ii) written agreements and arrangements for the distribution of securities of any "investment company" within the meaning of the Investment Company Act or funds underlying variable annuities, variable life insurance to other similar products or the maintenance of shareholder accounts for any of the foregoing products or the marketing of investment advisory or investment management services or the maintenance of accounts for such services;
      (iii) written trust agreements, custody arrangements, transfer agent agreements, fund administration agreements, and similar services agreements with respect to any of the foregoing; and (iv) all other written agreements and arrangements of a similar nature that are material to HWG.

            "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder

            "IRS" means the United States Internal Revenue Service or any successor U.S. federal agency.

            "LATEST TEI BALANCE SHEET" has the meaning specified in Section 3.9.

            "LAW" means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

            "LIEN" means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind.

            "LOCK-UP AGREEMENTS" has the meaning specified in Section 15.8.

            "MAILING DATE" has the meaning specified in Section 10.6.

            "MATERIAL ADVERSE EFFECT" means (i) when used with reference to a Combining Entity, SFF, or SFP, a material adverse effect on the financial condition, business or results of operations of the Combining Entity, SFF, or SFP, as the case may be, and (ii) when used with reference to TEI and its Subsidiaries, a material adverse effect on the financial condition, business or results of operations of TEI and its Subsidiaries taken as a whole, without giving effect to the consummation of the Transactions.

            "MERGERS" means the TEI Merger, the HWG Merger and the PMT Merger, collectively.

            "NASD" means the National Association of Securities Dealers, Inc.

            "NON-TEI PARTIES"means the Parties other than the TEI Parties.

            "ORIGINAL AGREEMENT" has the meaning specified in the preamble of this Agreement.

            "OUTSTANDING HWG OPTIONS" means the presently outstanding options issued under HWG's employee stock option plan for the purchase of an aggregate 2,070 shares of common stock of HWG at an exercise price of $166.67 per share.

            "OUTSTANDING PMT OPTIONS" means (i) the presently outstanding "founders" warrants for the purchase of an aggregate 6,712 shares of common stock of PMT at an exercise price of $25 per share and (ii) the presently outstanding options issued under PMT's management stock option plan for the purchase of an aggregate 43,000 shares of common stock of PMT at an exercise price of $25 per share, collectively.

            "OVH" has the meaning specified in the preamble of this Agreement.

            "PGG COMMON STOCK" means the Common Stock, $.01 par value per share, of PGG.

            "PMT ACCUMULATED ADJUSTMENT ACCOUNT" means the accumulated adjustment account maintained by PMT under Section 1368(e) of the Code and representing the undistributed earnings of PMT on which the PMT Shareholders have paid U.S. federal income taxes.

            "PMT DISCLOSURE SCHEDULE" means the Disclosure Schedule signed for identification purposes only by the President, Chief Executive Officer or Chief Financial Officer of PMT, which the PMT Parties have delivered to, and which has been reviewed and accepted by, the other Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the PMT Parties in Article V.

            "PMT MERGER" has the meaning specified in the preamble of this Agreement.

            "PMT PLAN OF MERGER" has the meaning specified in the preamble of this Agreement.

            "PERMITTED LIENS" means (i) those Liens with respect to assets of TEI, any Subsidiary of TEI or any Combining Entity set forth in Section
      3.12 of the TEI Disclosure Schedule, Section 4.11 of the HWG Disclosure Schedule, Section 5.11 of the PMT Disclosure Schedule or Section 6.11 of the Spires Disclosure Schedule, respectively, (ii) those Liens reflected in the TEI SEC Filings, in the case of the TEI Parties and their assets or properties, the HWG SEC Filings, in the case of HWG, or the Spires SEC Filings, in the case of Spires, (iii) Liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, and (iv) other Liens (including mechanics', couriers', workers', repairers', landlords', materialmen's, warehousemen's and other similar Liens) arising in the ordinary course of business as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto.

            "PERSON" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

            "PLAN OF ORGANIZATION" has the meaning specified in the preamble of this Agreement.

            "PLANS OF MERGER" means the TEI Plan of Merger, the HWG Plan of Merger and the PMT Plan of Merger, collectively.

            "PROXY STATEMENT" means the proxy statement of TEI to be included in the Registration Statement for the purpose of obtaining the approval of the TEI Shareholders of this Agreement, the TEI Merger and the issuance of the Transaction Shares to the Transferors upon consummation of the Transactions other than the TEI Merger.

            "RAP" means regulatory accounting practices consistent with GAAP except as modified and supplemented by, and as applied to Texas state-chartered trust companies under, all rules and regulations of the Texas Department of Banking or the Texas Banking Commissioner under the TTCA.

            "REDEMPTION PRICE" has the meaning specified in Section 15.12.

            "REGISTRATION STATEMENT" means the Registration Statement on Form S-4 to be filed with the SEC for the purpose of registering the Transaction Shares under the Securities Act.

            "RELEASES" means the Releases required to be delivered to the respective Combining Entities and the TEI Parties by the respective Transferors, as provided in Section 13.9.

            "SEC" means the Securities and Exchange Commission or any successor agency.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "SFF" has the meaning specified in the preamble of this Agreement.

            "SFF LIMITED PARTNERSHIP INTEREST" means the sole outstanding limited partnership interest in SFF, which is owned and held by OVH.

            "SFP" has the meaning specified in the preamble of this Agreement.

            "SFP CONTRIBUTED SHARES" means the 35,235 SFP Shares which will remain outstanding following the SFP Redemption.

            "SFP CURRENT YEAR ESTIMATED TAX PAYMENTS" means all quarterly estimated payments of U.S. federal income Taxes made by SFP before the Closing Date in respect of SFP's 1998 U.S. federal income Tax liability.

            "SFP REDEMPTION" means SFP's redemption of the SFP Redemption Shares as contemplated in Section 15.12.

            "SFP REDEMPTION SHARES" means the 38,265 SFP Shares which SFP will purchase from the SFP Shareholders immediately before the Closing in connection with the SFP Redemption.

            "SFP SHAREHOLDER REPRESENTATIVE" means Antonio Marziale.

            "SFP SHAREHOLDERS" has the meaning specified in the preamble of this Agreement.

            "SFP SHARES" means all of the issued and outstanding shares of capital stock of SFP.

            "SFP SHORT TAX PERIOD" means the taxable period of SFP beginning on January 1, 1998 and ending on the close of business on the Closing Date.

            "SPECIAL MEETINGS" has the meaning specified in Section 11.7.

            "SPIRES DISCLOSURE SCHEDULE" means the Disclosure Schedule signed for identification purposes only by the President, Chief Executive Officer or Chief Financial Officer of the Spires Managing General Partner, which the Spires Parties have delivered to, and which has been reviewed and accepted by, the other Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Spires Parties in Article VI.

            "SPIRES GENERAL PARTNERS" has the meaning specified in the preamble of this Agreement.

            "SPIRES GP SHAREHOLDERS" has the meaning specified in the preamble of this Agreement.

            "SPIRES GP SHARES" means all of the issued and outstanding shares of capital stock of the respective Spires General Partners.

            "SPIRES LIMITED PARTNERS" means the Spires Partners other than the Spires General Partners.

            "SPIRES LIMITED PARTNERSHIP INTERESTS" means all of the outstanding Class A and Class B limited partnership interests in Spires.

            "SPIRES MANAGING GENERAL PARTNER" has the meaning specified in the preamble of this Agreement.

            "SPIRES PARTIES" has the meaning specified in the preamble of this Agreement.

            "SPIRES PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of Spires, effective as of January 20, 1995, as amended.

            "SPIRES PASSIVE INVESTOR PARTIES" means the Spires Secondary General Partner, its stockholders, those Spires Limited Partners that are holders of Class A limited partnership interests in Spires, the SFP Shareholders and OVH.

            "SPIRES SECONDARY GENERAL PARTNER" has the meaning specified in the preamble of this Agreement.

            "SPIRES TRANSACTIONS" has the meaning specified in the preamble of this Agreement.

            "SUBORDINATION AGREEMENTS" means any agreement between HWG or Spires and any other Person by which such Person subordinates to the claims of other creditors of HWG or Spires, as the case may be, the payment of indebtedness of HWG or Spires which HWG or Spires excludes from the calculation of its "aggregate indebtedness" as defined in SEC Rule 15c3-1(c).

            "SUBSIDIARY" of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or any other voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Party directly or indirectly through one or more other Persons.

            "TAX" means any tax of any kind, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any U.S. federal, foreign, state or local Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, old age security, sales and use, ad valorem, excise, franchise, business license, occupation, real property gains, payroll and employee withholding, unemployment insurance, real and personal property, stamp, environmental, transfer, workers' compensation, severance, alternative minimum, windfall, and capital taxes, and other obligations of the same or a similar nature to any of the foregoing.

            "TAXING AUTHORITY" means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

            "TAX RETURNS" means all Tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner, shareholder, joint venturer or member under U.S. federal, foreign, state, or local Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns on behalf of employee benefit plans sponsored by TEI or a Combining Entity or any of their respective ERISA Affiliates.

            "TBCA" has the meaning specified in the preamble of this Agreement.

            "TEI COMMON STOCK" means the Common Stock, $.01 par value per share, of TEI.

            "TEI DISCLOSURE SCHEDULE" means the Disclosure Schedule signed for identification purposes only by the respective Presidents, Chief Executive Officers or Chief Financial Officers of the respective TEI Parties, which the TEI Parties have delivered to, and which has been reviewed and accepted by, the other Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the TEI Parties in Article III.

            "TEI FAIRNESS OPINION" means the opinion of J.P. Morgan Securities Inc. referred to in Section 3.21.

            "TEI SEC FILINGS" has the meaning specified in Section 3.8.

            "TEI SHAREHOLDERS" has the meaning specified in the preamble of this Agreement and includes all Persons who from time to time are holders of TEI Common Stock.

            "TEI SHAREHOLDERS' MEETING" means the meeting of the TEI Shareholders referred to in Section 10.6, as it may be continued following any temporary adjournment or adjournments thereof.

            "TEI STOCK OPTIONS" means the presently outstanding employee and director stock options granted under TEI's stock option plans for the purchase of an aggregate 724,500 shares of TEI Common Stock.

            "TEXAS BANKING COMMISSIONER" means the banking commissioner of Texas or a Person designated by the banking commissioner of Texas and acting under the direction and authority of the banking commissioner.

            "TRANSACTION SHARES" means all shares of PGG Common Stock to be issued by PGG to the Transferors and the TEI Shareholders upon consummation of the Transactions as contemplated in Sections 2.2 and 2.3 and the Plans of Merger.

            "TRANSACTION SUBSIDIARIES" means the TEI Merger Subsidiary, the HWG Merger Subsidiary, the PMT Merger Subsidiary, the Spires GP Subsidiary and the Spires LP Subsidiary, collectively.

            "TRANSACTIONS" means the Mergers and the Spires Transactions, collectively.

            "TRANSFERORS" means the HWG Shareholders, the PMT Shareholders, the Spires GP Shareholders, and the Spires Limited Partners (other than SFF), the SFP Shareholders and OVH, collectively; PROVIDED, HOWEVER, that as used in Section 7.8, the term "TRANSFERORS" shall not include the Spires Passive Investor Parties.

            "TRANSFERRED PROPERTY" means the property owned by the Transferors which is to be transferred to PGG pursuant to the Plan of Organization and any one of the Plans of Merger or the Spires Transactions, which property is (i) in the case of HWG, shares of capital stock of HWG, (ii) in the case of PMT, shares of PMT, (iii) in the case of Spires and the Spires Limited Partners (other than SFF), partnership interests in Spires, (iv) in the case of the Spires GP Shareholders, the Spires GP Shares, (v) in the case of the SFP Shareholders, the SFP Contributed Shares, and (vi) in the case of OVH, the SFF Limited Partnership Interest.

            "TTCA" has the meaning specified in the preamble of this Agreement.

            "WALTRIP GROUP SHAREHOLDERS" means and includes the following TEI
      Shareholders: R.L. Waltrip, T. Craig Benson, W. Blair Waltrip, Holly Waltrip Benson, Robert L. Waltrip, Jr., the William Blair Waltrip Trust, the William Blair Waltrip Children's Trusts of 1985, the Robert L. Waltrip, Jr. Trust, the Robert L. Waltrip 1992 Trust #1, and the Waltrip 1987 Grandchildren's Trust; PROVIDED, HOWEVER, that nothing in this Agreement shall be construed or interpreted as meaning that any combination of such TEI Shareholders constitutes a "GROUP" within the meaning of Section 13(d)(3) of the Exchange Act.

            "WAGES" has the meaning given such term by Section 3401(a) of the Code.

            "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988.

      1.2 INTERPRETATION. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. References to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. All pronouns in this Agreement shall be construed as including both genders and the neuter. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

      1.3 KNOWLEDGE. When a representation and warranty in Article III is made to the "KNOWLEDGE" of TEI or the TEI Parties, it means receipt of notice by or actual knowledge of the Chairman of the Board or the President and Chief Executive Officer of TEI or the President of Energy Recovery Resources, Inc., a Subsidiary of TEI. When a representation and warranty in Article IV, V or VI is made to the "knowledge" of any Combining Entity and Parties related to it, it means receipt of notice by or actual notice of the Chairman or President of that Combining Entity, or by any Party who is a shareholder or partner of that Combining Entity at the date of this Agreement. Nothing in this Section 1.3, and no other provision of this Agreement, shall be construed as imputing to any Spires Passive Investor Party any knowledge of any other Spires Party.

                                  ARTICLE II
                                    MERGERS

      2.1 THE MERGERS. Simultaneously with the execution and delivery of this Agreement, the Plans of Merger are being executed and delivered by the respective parties thereto. Subject to satisfaction of the conditions set forth in this Agreement and in the respective Plans of Merger, at the Effective Time:

            (i) the TEI Merger Subsidiary shall be merged with and into TEI in accordance with the TBCA and the TEI Plan of Merger;

            (ii) the HWG Merger Subsidiary shall be merged with and into HWG in accordance with the TBCA and the HWG Plan of Merger; and

            (iii) the PMT Merger Subsidiary shall be merged with and into PMT in accordance with the TTCA (and, to the extent incorporated therein and applicable to Texas state-chartered trust companies, the TBCA) and the PMT Plan of Merger.

      2.2 MERGER CONSIDERATION. As more fully provided in, and subject to the terms and provisions of, the respective Plans of Merger:

            (i) each share of TEI Common Stock outstanding immediately before the Effective Time will, as a result of the TEI Merger, be converted into .25 of a share of PGG Common Stock; and

            (ii) all shares of capital stock of each of HWG and PMT outstanding immediately before the Effective Time, as a result of the respective Mergers involving such Combining Entities, be converted into an aggregate 2,375,000 shares of PGG Common Stock, of which an aggregate 1,187,500 Transaction Shares will be issued by PGG in connection with each of the HWG Merger and the PMT Merger, respectively.

      2.3 SPIRES TRANSACTIONS. Subject to the conditions set forth in this Agreement, at the Closing:

            (i) the Spires GP Shareholders shall transfer, assign and contribute to PGG their respective Spires GP Shares, and PGG will in turn immediately transfer, assign and contribute such shares to the Spires GP Subsidiary;

            (ii) the Spires Limited Partners (other than SFF) shall transfer, assign and contribute to PGG their respective Spires Limited Partnership Interests, and PGG shall in turn immediately transfer, assign and contribute such partnership interests to the Spires LP Subsidiary;

            (iii) the SFP Shareholders shall transfer, assign and contribute to PGG their respective SFP Contributed Shares, and PGG shall in turn immediately transfer, assign and contribute such shares to the Spires LP Subsidiary;

            (iv) OVH shall transfer, assign and contribute to PGG the SFF Limited Partnership Interest, and PGG shall in turn immediately transfer, assign and contribute the SFF Limited Partnership Interest to the Spires LP Subsidiary;

            (v) PGG, in consideration for the transfer, assignment and contribution of the Spires GP Shares, the Spires Limited Partnership Interests (other than that held by SFF), the SFP Shares and the SFF Limited Partnership Interest to PGG, shall issue and deliver (a) to the Spires GP Shareholders who are the shareholders of the Spires Managing General Partner, PRO RATA in accordance with the number of shares of the Spires Managing General Partner held by them as set forth in Section 6.5 of the Spires Disclosure Schedule, an aggregate 11,875 shares of PGG Common Stock, (b) to the Spires GP Shareholders who are the shareholders of the Spires Secondary General Partner, PRO RATA in accordance with the number of shares of the Spires Secondary General Partner held by them as set forth in Section 6.5 of the Spires Disclosure Statement, an aggregate 1,188 shares of PGG Common Stock, (c) to the Spires Limited Partners (other than SFF), PRO RATA in accordance with their respective Spires Limited Partnership Interests as set forth in Section 6.5 of the Spires Disclosure Schedule, an aggregate 878,749 shares of PGG Common Stock, (d) to the SFP Shareholders, PRO RATA in accordance with their respective holdings of the SFP Shares as set forth in Section 6.5 of the Spires Disclosure Schedule, an aggregate 249,383 shares of PGG Common Stock, and
      (e) to OVH, 46,305 shares of PGG Common Stock.

      2.4 CLOSING AND EFFECTIVE TIME OF THE TRANSACTIONS. The closing of the Mergers and the Spires Transactions (the "CLOSING") shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Houston, Texas, as soon as practicable, but not later than five Business Days, after the earliest date upon which each of the conditions to consummation of the Transactions set forth in Articles XII, XIII and XIV, respectively, shall have been satisfied or waived. As soon as practicable after the Closing, or in the case of the PMT Merger, before the Closing as required by the TTCA, or in the case of the Spires Transactions, at the Closing:

            (i) TEI and the TEI Merger Subsidiary will cause Articles of Merger incorporating the TEI Plan of Merger to be executed and filed with the Secretary of State of Texas as required by the TBCA;

            (ii) HWG and the HWG Merger Subsidiary will cause Articles of Merger incorporating the HWG Plan of Merger to be executed and filed with the Secretary of State of Texas as required by the TBCA;

            (iii) PMT and the PMT Merger Subsidiary will cause Articles of Merger incorporating the PMT Plan of Merger to be executed and filed with the Banking Commissioner as required by the TTCA and, to the extent applicable, the TBCA;

            (iv) the Spires GP Shareholders shall deliver to PGG the certificates representing the Spires GP Shares, in each case duly endorsed in blank or accompanied by duly executed stock powers authorizing transfer thereof on the stock transfer records of the respective Spires General Partners, against PGG's issuance and delivery to the Spires GP Shareholders of the certificates representing the number of Transaction Shares issuable to the Spires GP Shareholders under Section 2.3;

            (v) each Spires Limited Partner (other than SFF) shall execute and deliver to PGG a written assignment by which such Spires Limited Partner shall assign, transfer and contribute to PGG all of such Spires Limited Partner's limited partnership interest in Spires, against PGG's issuance and delivery to such Spires Limited Partners of the certificates representing the number of Transaction Shares issuable to the Spires Limited Partners under Section 2.3;

            (vi) the SFP Shareholders shall deliver to PGG the certificates representing the SFP Contributed Shares, in each case duly endorsed in blank or accompanied by duly executed stock powers authorizing transfer thereof on the stock transfer records of SFP, against issuance and delivery to the SFP Shareholders of the certificates representing the number of Transaction Shares issuable to the SFP Shareholders under
      Section 2.3;

            (vii) OVH shall execute and deliver to PGG a written assignment by which OVH shall assign, transfer and contribute to PGG the SFF Limited Partnership Interest, against PGG's issuance and delivery to OVH of a certificate or certificates representing the number of Transaction Shares issuable to OVH under Section 2.3;

            (viii)PGG shall immediately thereafter assign, transfer and deliver
      (x) to the Spires GP Subsidiary, as a contribution to its capital, all of the Spires GP Shares, and (y) to the Spires LP Subsidiary, as a contribution to its capital, (a) all of the Spires Limited Partnership Interests transferred to PGG by those Spires Limited Partnerships other than SFF, (b) the SFF Limited Partnership Interest, and (c) the SFP Contributed Shares; and

            (ix) PGG, the SFP Shareholders and the SFP Shareholder Representative (as agent and attorney-in-fact for the SFP Shareholders) shall execute and deliver, and shall cause the Escrow Agent to execute and deliver, an Escrow Agreement in substantially the form of Exhibit I attached to this Agreement, and SFP shall deposit with the Escrow Agent the Initial Escrow Deposit.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                      OF
                                  TEI PARTIES

      The TEI Parties jointly and severally represent and warrant to all of the other Parties that:

      3.1 ORGANIZATION OF TEI PARTIES. Each TEI Party is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each TEI Party has full authority and corporate power to conduct its business as it is currently being conducted and, unless it will not survive the Mergers, as to be conducted following consummation of the Transactions. Each TEI Party is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. The TEI Parties have delivered to the respective Combining Entities true, correct and complete copies of the Charter Documents of each TEI Party.

      3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each TEI Party has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the Transactions, and the issuance and delivery of the Transaction Shares upon consummation of the Transactions, have been duly authorized by the respective Boards of Directors of the TEI Parties, and except for the approval by the TEI Shareholders of the TEI Merger and the issuance of the Transaction Shares to the Transferors in connection with the HWG Merger, the PMT Merger and the Spires Transactions, no other corporate proceedings on the part of any TEI Party are necessary to authorize this Agreement, the issuance and delivery of the Transaction Shares or the consummation of the Transactions. This Agreement has been duly executed and delivered by each TEI Party. Assuming the valid authorization, execution and delivery of this Agreement by each Non-TEI Party, this Agreement is a valid and binding obligation of each TEI Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, motorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

      3.3 NO VIOLATIONS. The execution, delivery and performance of this Agreement by the respective TEI Parties, the issuance and delivery by PGG of the Transaction Shares in connection with the Transactions, and the consummation of the Transactions will not:

            (i) constitute a breach or violation of or default under the Charter Documents of any TEI Party or any of its Subsidiaries or, assuming the obtainment of the consents and approvals described in clauses (i) and (ii) of Section 3.4, any Law applicable to any TEI Party or any of its Subsidiaries; or

            (ii) except as accurately reflected in Section 3.3 of the TEI Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of TEI or any of its Subsidiaries under, any contract, indenture, loan document, license, permit, order, decree or instrument to which any TEI or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound.

      3.4 CONSENTS AND APPROVAL. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to any TEI Party or any Subsidiary of TEI in connection with the execution and delivery of this Agreement, the issuance of the Transaction Shares or the consummation of the Transactions, except for:

            (i) consents, authorizations, approvals, filings or exemptions in connection with the applicable provisions of all Broker-Dealer Regulatory Requirements insofar as they pertain to the HWG Merger or the Spires Transactions;

            (ii) the approvals of the Texas Banking Commissioner described in
      Section 12.4 with respect to the PMT Merger;

            (iii) the consents and approvals described on Schedule 3.4 of the TEI Disclosure Schedule;

            (iv) the approval by the TEI Shareholders, as contemplated in
      Section 10.6, of the TEI Merger and the issuance of the Transaction Shares to be issued to the Transferors; and

            (v) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization is not reasonably likely to have a Material Adverse Effect on TEI and its Subsidiaries.

      The affirmative vote of the holders of not less than a majority 66 2/3% of the outstanding shares of TEI Common Stock entitled to vote on the TEI Merger and the issuance of the Transaction Shares to the Transferors are the only votes of the holders of TEI capital stock necessary to approve this Agreement and any of the transactions it contemplates.

      3.5 TEI CAPITALIZATION. The authorized capital stock of TEI consists of
(i) 100 million shares of TEI Common Stock and (ii) 10 million shares of Preferred Stock, $.10 par value, of TEI ("TEI PREFERRED STOCK"). At August 17, 1998, 14,251,012 shares of TEI Common Stock, and no shares of TEI Preferred Stock, were issued and outstanding, 724,500 shares of TEI Common Stock were reserved for issuance upon exercise of the TEI Stock Options, and 955,225 shares of TEI Common Stock were held by TEI as treasury shares. All of the issued and outstanding shares of TEI Common Stock are duly and validly issued, fully paid and nonassessable, and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all Laws.

Except for the TEI Stock Options, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of TEI or any of its Subsidiaries is authorized or outstanding, and there is not outstanding any commitment of TEI or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Neither TEI nor any of its Subsidiaries has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. TEI is not a party, and has no knowledge that any TEI Shareholders are parties, to any voting agreement, voting trust or similar agreement or arrangement relating to TEI's capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

      3.6 PGG CAPITALIZATION. The authorized capital stock of PGG consists of
(i) 100 million shares of PGG Common Stock and (ii) 10 million shares of Preferred Stock, $.10 par value, of PGG ("PGG PREFERRED STOCK"). At the date of this Agreement, (i) 1,000 shares of PGG Common Stock are issued and outstanding,
(ii) no shares of PGG Preferred Stock are issued or outstanding and (iii) no shares of capital stock of PGG are held by it as treasury shares. All of the presently issued and outstanding shares of PGG Common Stock are duly and validly issued, fully paid and nonassessable, are owned of record and beneficially by TEI, and will be cancelled as a result of the TEI Merger. PGG is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock. Upon their issuance upon consummation of the Transactions, (i) the Transaction Shares will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Transaction Shares issued in connection with the HWG Merger, the PMT Merger and the Spires Transactions, respectively, will represent 16.6633% (or 49.99% in the aggregate) of the total number of shares of PGG Common Stock outstanding at the Closing Date or issuable upon the exercise of options substituted for the TEI Stock Options and outstanding at the Closing Date (assuming no exercises of the TEI Stock Options between the date of this Agreement and the Closing Date).

      3.7 TEI SUBSIDIARIES. Each Subsidiary of TEI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is presently being conducted. Each Subsidiary of TEI is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. All of the outstanding shares of capital stock of each Subsidiary of TEI are validly issued, fully paid and nonassessable and are owned of record and beneficially by TEI or a wholly owned direct or indirect Subsidiary of TEI, free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements or other agreements, commitments or understandings relating to the issued and outstanding capital stock of any Subsidiary of TEI. Each of PGG and the Transaction Subsidiaries has been formed specifically for purposes of a Merger or a Spires Transaction pursuant to the Plan of Organization, has no employees, has conducted no operations, and has no obligations or liabilities of any kind except for expenses related to its organization and the Transactions. Except as described in Section 3.7 of the TEI Disclosure Schedule, TEI does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

      3.8 SEC FILINGS. TEI has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1995, and TEI has made available to the Combining Entities true and complete copies of (i) TEI's Annual Reports on Form 10-K for the years ended December 31, 1995, 1996 and 1997, and (ii) all other reports (including Current Reports on Form 8-K), statements and registration statements filed by TEI with the SEC since December 31, 1997 (collectively, the "TEI SEC FILINGS"). The TEI SEC Filings, including all financial statements or schedules included in them, (i) comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.9 TEI FINANCIAL STATEMENTS. The consolidated balance sheets and consolidated statements of operations, stockholders' equity and cash flows of TEI and its Subsidiaries included in the TEI SEC Filings fairly present in all material respects the consolidated financial position of TEI and its Subsidiaries at their respective dates and the consolidated results of operations of TEI and its Subsidiaries for the respective periods then ended, in accordance with GAAP, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by GAAP. TEI's unaudited consolidated balance sheet at June 30, 1998 included in the TEI SEC Filings is herein called the "LATEST TEI BALANCE SHEET."

      3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.10 of the TEI Disclosure Schedule, since June 30, 1998, TEI and its Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect or any event that could reasonably be expected to result in a Material Adverse Effect on TEI and its Subsidiaries, and neither TEI nor any of its Subsidiaries has:

            (i)   amended its Charter Documents;

            (ii) issued, sold or delivered, or agreed to issue, sell or deliver, any capital stock, bonds or other securities, or granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery of its securities;

            (iii) borrowed or agreed to borrow any funds, or incurred or become subject to any absolute or contingent obligation or liability, except trade accounts payable and accrued operating expenses incurred in the ordinary course of business since June 30, 1998;

            (iv) paid any obligation or liability other than current liabilities reflected in the Latest TEI Balance Sheet and current liabilities incurred since June 30, 1998, in the ordinary course of business;

            (v) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase or redeem or otherwise acquire, directly or indirectly, any of its outstanding capital stock;

            (vi) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business, properties or rights, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

            (vii) entered into or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights, or requiring any consent of any party to the transfer or assignment of any such asset, property or right;

            (viii) suffered any material casualty Damages, destruction or physical losses, or waived or surrendered any rights of value which are material;

            (ix) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties are subject;

            (x) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director or employee of TEI or any of its Subsidiaries;

            (xi) except for normal merit raises in the case of individual employees, granted any general pay increases to its employees or agents, or adopted any new or made any increase in any existing profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees or agents;

            (xii) experienced any labor strike or labor dispute or entered into any collective bargaining agreement;

            (xiii)incurred or become subject to any material claim or liability for any Damages or alleged Damages for actual or alleged negligence or other tort or breach of contract; or

            (xiv) made or agreed to make any capital expenditures in excess of $50,000 in the aggregate.

      3.11 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Latest TEI Balance Sheet or in Section 3.11 of the TEI Disclosure Schedule, TEI and its Subsidiaries have no liabilities or obligations, known or unknown, fixed or contingent, other than (i) those arising since June 30, 1998 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of
Section 10.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on TEI and its Subsidiaries.

      3.12 TEI PROPERTIES. TEI and its Subsidiaries have good and marketable title to the properties and assets reflected in the Latest TEI Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 1998, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 3.12 of the TEI Disclosure Schedule.

      3.13 TAXES AND TAX RETURNS. Except as described in Section 3.13 of the TEI Disclosure Schedule:

            (i) all Tax Returns required to be filed with any Taxing Authority by or on behalf of TEI or any of its Subsidiaries have been duly filed on a timely basis in accordance with all applicable Laws;

            (ii) at the time of their filings all such Tax Returns were complete and correct;

            (iii) all Taxes required to be paid by TEI or any of its Subsidiaries on or before the date of this Agreement have been paid, and the reserves for Taxes reflected in the Latest TEI Balance Sheet are adequate to cover all Taxes that had not been paid, but which under GAAP were accruable, through the date of the Latest TEI Balance Sheet;

            (iv) there are no Liens for Taxes upon any assets of TEI or any of its Subsidiaries, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

            (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against TEI or any Subsidiary of TEI, and, to the knowledge of TEI, no grounds exist for any such assessments of Taxes;

            (vi) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by TEI or any Subsidiary of TEI;

            (vii) neither TEI nor any of its Subsidiaries (x) is a party to any Tax sharing or allocation agreement, (y) has been a member of a consolidated, combined or unitary group (other than a group of which TEI is or was the common parent corporation), for purposes of filing Tax Returns, and (z) has any liability for the Taxes of any Person (other than TEI or its Subsidiaries) as a transferee or successor, by contract or otherwise; and

            (viii) none of the Tax Returns of TEI or any of its Subsidiaries are the subject of an audit by a Governmental Entity.

      3.14 LITIGATION. Except as disclosed in Section 3.14 of the TEI Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the TEI Parties, threatened against TEI or any of its Subsidiaries at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that is reasonably likely to have a Material Adverse Effect on TEI and its Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which TEI or any TEI Subsidiary is subject that is reasonably likely to have a Material Adverse Effect on TEI and its Subsidiaries. No TEI Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 3.14 might be commenced with any reasonable likelihood of success.

      3.15 ENVIRONMENTAL MATTERS. Except as reflected in Section 3.15 of the TEI Disclosure Schedule, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on TEI and its Subsidiaries:

            (i) TEI and its Subsidiaries hold, and are in compliance with and have been in compliance with, all Environmental Permits, and are otherwise in compliance with, and have been in compliance with, all applicable Environmental Laws, and there is no condition that is reasonably likely to prevent or interfere with compliance by the TEI or any of its Subsidiaries with any Environmental Law;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement, the consummation of the Transactions or the operation of the business of TEI or its Subsidiaries on and immediately following the Closing Date;

            (iii) neither TEI nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against TEI any of its Subsidiaries;

            (iv) neither TEI nor any of its Subsidiaries has entered into, agreed to or is subject to any judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

            (v) there are no circumstances that could reasonably be expected to
      (x) give rise to liability, and no Person has made any claim against any TEI Party, under any agreements with any Person under which TEI or any of its Subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law or relating to the possession, use, storage, transportation or disposition of Hazardous Substances, or (y) prevent TEI or any of its Subsidiaries from complying with its contractual obligations relating to any such matter;

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to a liability or obligation of TEI or any of its Subsidiaries under any Environmental Law; and

            (vii) no environmental report, survey, review or audit relating to TEI, its Subsidiaries, their predecessors, or their past or present assets or operations, has been prepared by or at the direction or for the benefit of, or has been delivered to, TEI or any of its Subsidiaries.

      3.16 EMPLOYEE BENEFIT PLANS. Section 3.16 of the TEI Disclosure Schedule accurately sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by TEI or any of its Subsidiaries or any ERISA Affiliate of TEI or any its Subsidiaries for the benefit of employees or former employees of TEI or any of its Subsidiaries (the "TEI EMPLOYEE PLANS"). Each of TEI and its Subsidiaries has complied, and currently is in compliance, both as to form and operation, in all material respects, with the terms of each TEI Employee Plan and all applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the TEI Employee Plans. Except as set forth in Section 3.16 of the TEI Disclosure Schedule, neither TEI nor any of its Subsidiaries has at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA. All contributions to, and payments from, each TEI Employee Plan which may have been required to be made in accordance with the terms of any such TEI Employee Plan and, where applicable, the Laws which govern such TEI Employee Plan, have been made in a timely manner. All material reports, Tax Returns and similar documents with respect to any TEI Employee Plan required to be filed with any Governmental Entity or distributed to any TEI Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to any TEI Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the TEI Employee Plans), suits or proceedings against any TEI Employee Plan or asserting any rights or claims to benefits under any TEI Employee Plan which could give rise to a liability of TEI or any Subsidiary of TEI, nor, to the knowledge of the TEI

Parties, are there any facts that could give rise to any such liability in the event of any such investigation, claim, suit or proceeding. No notice has been received by TEI or any of its Subsidiaries of any complaints or other proceedings of any kind involving TEI or any of its Subsidiaries or any of the employees of TEI or any of its Subsidiaries before any Governmental Entity relating to any TEI Employee Plan. The assets of each TEI Employee Plan are at least equal to the liabilities of such TEI Employee Plan.

      3.17 MATERIAL CONTRACTS. Section 3.17 of the TEI Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "TEI CONTRACTS"):

            (i) all employment, consulting or personal service agreements or contracts with any present or former officer, director or employee of TEI or any of its Subsidiaries who has an annual salary of $125,000 or more;

            (ii) all loan or credit agreements, and all bonds, debentures, promissory notes or other instruments of indebtedness, relating to the borrowing of money by TEI or any of its Subsidiaries or any indebtedness of TEI or any of its Subsidiaries for borrowed money;

            (iii) all guaranty, suretyship or similar arrangements under which TEI or a TEI Subsidiary guaranteed or is otherwise contingently or secondarily liable for any indebtedness, liability or obligation of any Person other than TEI or one of its Subsidiaries;

            (iv) all leases or subleases of real property used in the conduct of business of TEI or any TEI Subsidiary providing for annual rental payments to be paid by or on behalf of TEI or any Subsidiary of TEI of more than $100,000 in each case;

            (v) all contracts or agreements committing TEI or any Subsidiary of TEI to make a capital expenditure in excess of $50,000;

            (vi) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of TEI or any Subsidiary of TEI other than in the ordinary course of business;

            (vii) all contracts, agreements with or commitments to any Person containing any provision or covenant relating to the indemnification or holding harmless by TEI or any Subsidiary of TEI which could result in a liability to TEI or a Subsidiary of TEI in excess of $50,000 or more;

            (viii) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of TEI or any Subsidiary of TEI to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from TEI or any Subsidiary of TEI; and

            (ix) all outstanding proxies, powers of attorney or similar delegations of authority granted by TEI or any Subsidiary of TEI to any other Person.

      The TEI Parties have delivered to each of the Combining Entities a true and correct copy of each TEI Contract. Each TEI Contract is in full force and effect and constitutes a legal, valid and binding obligation of TEI or the TEI Subsidiary which is a party to it, and, to the knowledge of the TEI Parties, of each other Person that is a party to it. Except as set forth in Section 3.17 of the TEI Disclosure Schedule, neither TEI nor any of its Subsidiaries is, and to the knowledge of the TEI Parties, no other party to any TEI Contract is, in violation or breach of or in default under such TEI Contract, or with or without notice or lapse of time or both, would be in violation or breach of or in default under any such TEI Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on TEI and its Subsidiaries. Except as set forth in Section 3.17 of the TEI Disclosure Schedule, no TEI Contract provides that any party thereto other than TEI or a TEI Subsidiary may terminate such TEI Contract by reason of the execution of this Agreement or the consummation of any of the Transactions.

      3.18 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as described in the TEI SEC Filings or Section 3.18 of the TEI Disclosure Schedule, neither TEI nor any of its Subsidiaries has received notice of any revocation or modification of any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on TEI and its Subsidiaries. The conduct of the business of TEI and its Subsidiaries complies with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, are not reasonably likely to have a Material Adverse Effect on TEI and its Subsidiaries.

      3.19 LABOR MATTERS. To the knowledge of the TEI Parties, there is no labor strike, dispute, slowdown, work stoppage, unresolved labor union grievance or labor arbitration proceedings pending or threatened against TEI or any of its Subsidiaries, and there are no current union organizing activities among employees of TEI or its Subsidiaries. Since the enactment of the WARN Act, neither TEI nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment facility or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of TEI or any of its Subsidiaries. Neither TEI nor any of its Subsidiaries has been affected by any transaction or engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. No employees of TEI or any of its Subsidiaries have suffered an "employment loss" (as defined in the WARN Act) since December 31, 1995.

      3.20 TRANSACTIONS WITH AFFILIATES: Except as specifically contemplated by this Agreement or as set forth in the TEI SEC Filings or Section 3.20 of the TEI Disclosure Statement, no Affiliate of TEI:

            (i) is a party to or has any interest in any contract or agreement with TEI or any of its Subsidiaries;

            (ii) has any outstanding loan to or receivable from TEI or any of its Subsidiaries; or

            (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any supplier to TEI or any of its Subsidiaries.

      3.21 OPINION OF FINANCIAL ADVISOR. On the date of this Agreement, TEI has received the opinion of J.P. Morgan Securities Inc. to the effect that on the basis of the assumptions referred to therein, the consideration to be received by the TEI Shareholders in connection with the TEI Merger, and the consideration to be paid to the Transferors in the other Transactions, taken as a whole, are fair to the TEI Shareholders from a financial point of view.

      3.22 LETTERS FROM SHAREHOLDERS. On or before the date of this Agreement, TEI has received, and has delivered to the respective Combining Entities copies of, letters from each of Donald R. Campbell, Samuel W. Rizzo and the Waltrip Group Shareholders, expressing favorable views with respect to the Transactions and agreeing to vote all shares of TEI Common Stock held by them for approval of the TEI Merger and the issuance of the Transaction Shares to the Transferors in connection with the HWG Merger, the PMT Merger and the Spires Transactions.

      3.23 STATE TAKEOVER STATUTES. No state takeover statute or similar Law applies or purports to apply to TEI in connection with this Agreement or the any of the Transactions.

      3.24 BROKERS. Except for J.P. Morgan Securities Inc., which has acted as financial advisor to TEI in connection with the Transactions, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of any TEI Party.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                      OF
                                  HWG PARTIES

      The HWG Parties represent and warrant to all of the other Parties that:

      4.1 ORGANIZATION OF HWG. HWG is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. HWG has full authority and corporate power to conduct its business as it is currently being conducted and as to be conducted following consummation of the HWG Merger. HWG is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. The HWG Parties have delivered to the TEI Parties and the other Combining Entities true, correct and complete copies of the Charter Documents of HWG.

      4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. HWG has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the HWG Merger have been duly authorized by the Board of Directors of HWG, and except for the approval by the HWG Shareholders of the HWG Merger as contemplated in Section 11.7, and no other corporate proceedings on the part of HWG are necessary to authorize this Agreement or the consummation of the HWG Merger. This Agreement has been duly executed and delivered by HWG. Assuming the valid authorization, execution and delivery of this Agreement by each Party other than the HWG Parties, this Agreement is a valid and binding obligations of HWG, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles.

      4.3 NO VIOLATIONS. The execution, delivery and performance of this Agreement by HWG and the consummation of the HWG Merger will not:

            (i) constitute a breach or violation of or default under the Charter Documents of HWG or, assuming the obtainment of the consents and approvals described in clause (i) of Section 4.4, any Law applicable to HWG; or

            (ii) except as accurately reflected in Section 4.3 of the HWG Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of HWG under, any contract, indenture, loan document, license, permit, order, decree or instrument to which HWG is a party or by which HWG or its assets or properties are bound.

      4.4 CONSENTS AND APPROVAL. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to HWG in connection with the execution and delivery of this Agreement or the consummation of the HWG Merger, except for:

            (i) consents, authorizations, approvals, filings or exemptions in connection with the applicable provisions of all Broker-Dealer Regulatory Requirements insofar as they pertain to the HWG Merger;

            (ii) the consents of the other parties to all Investment Advisory Related Agreements as contemplated in Section 11.5;

            (iii) the consents and approvals described on Schedule 4.4 of the HWG Disclosure Schedule; and

            (iv) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization is not reasonably likely to have a Material Adverse Effect on HWG.

      4.5 HWG CAPITALIZATION. The authorized capital stock of HWG consists of 50,000 shares of common stock, $1 par value, of which, at the date of this Agreement, 26,425 shares are issued and outstanding, and 336 shares are held by HWG as treasury shares. All of the issued and outstanding shares of HWG Common Stock are duly and validly issued, fully paid and nonassessable, and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all Laws. Except for the Outstanding HWG Options, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of HWG is authorized or outstanding and there is not outstanding any commitment of HWG to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. HWG has no contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Section 4.5 of the HWG Disclosure Schedule lists all HWG Shareholders and the number of shares of HWG common stock owned by each of them, in each case as of the date of this Agreement. Except as set forth in the HWG Shareholders' Agreement or in Section 4.5 of the HWG Disclosure Statement, HWG is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

      4.6 NO SUBSIDIARIES. HWG has no Subsidiaries. Except as described in
Section 4.6 of the HWG Disclosure Schedule, HWG does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

      4.7 SEC FILINGS. HWG has filed all forms, reports and documents required to be filed by it with the SEC since HWG's inception, and HWG has made available to the TEI Parties and all other Combining Entities true and complete copies of
(i) HWG's Annual Reports filed with the SEC pursuant to SEC Rule 17a-5(d) for the years ended December 31, 1995, 1996 and 1997, and (ii) all other reports, statements and registration statements (including Form ADVs and Form BDs, and all amendments thereto) filed by HWG with the SEC since the date of organization of HWG (collectively, the "HWG SEC FILINGS"). The HWG SEC Filings, including all financial statements or schedules included in them, (i) comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.8 HWG FINANCIAL STATEMENTS. The balance sheets and statements of operations, stockholders' equity and cash flows of HWG included in the HWG SEC Filings fairly present in all material respects the financial position of HWG at their respective dates and the results of operations of HWG for the respective periods then ended, in accordance with GAAP, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by GAAP. HWG's unaudited consolidated balance sheet at June 30, 1998 included in the HWG SEC Filings is herein called the "LATEST HWG BALANCE SHEET."

      4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.9 of the HWG Disclosure Schedule, since June 30, 1998, HWG has conducted its business only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect or any event that could reasonably be expected to result in a Material Adverse Effect on HWG, and HWG has not:

            (i)   amended its Charter Documents;

            (ii) issued, sold or delivered, or agreed to issue, sell or deliver, any capital stock, bonds or other securities, or granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery of its securities;

            (iii) borrowed or agreed to borrow any funds, or incurred or become subject to any absolute or contingent obligation or liability, except trade accounts payable and accrued operating expenses incurred in the ordinary course of business since June 30, 1998;

            (iv) paid any obligation or liability other than current liabilities reflected in the Latest HWG Balance Sheet and current liabilities incurred since June 30, 1998, in the ordinary course of business;

            (v) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase or redeem or otherwise acquire, directly or indirectly, any of its outstanding capital stock;

            (vi) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business, properties or rights, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

            (vii) entered into or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights, or requiring any consent of any party to the transfer or assignment of any such asset, property or right;

            (viii) suffered any material casualty Damages, destruction or physical losses, or waived or surrendered any rights of value which are material;

            (ix) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties are subject;

            (x) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director or employee of HWG;

            (xi) except for normal merit raises in the case of individual employees, granted any general pay increases to its employees or agents, or adopted any new or made any increase in any existing profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees or agents;

            (xii) experienced any labor strike or labor dispute or entered into any collective bargaining agreement;

            (xiii)incurred or become subject to any material claim or liability for any Damages or alleged Damages for actual or alleged negligence or other tort or breach of contract; or

            (xiv) made or agreed to make any capital expenditures in excess of $50,000 in the aggregate.

      4.10 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Latest HWG Balance Sheet or in Section 4.10 of the HWG Disclosure Schedule, HWG has no liabilities or obligations, known or unknown, fixed or contingent, other than
(i) those arising since June 30, 1998 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Section 10.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on HWG.

      4.11 HWG PROPERTIES. HWG has good and marketable title to the properties and assets reflected in the Latest HWG Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 1998, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 4.11 of the HWG Disclosure Schedule.

      4.12 TAXES AND TAX RETURNS. Except as described in Section 4.12 of the HWG Disclosure Schedule:

            (i) all Tax Returns required to be filed with any Taxing Authority by or on behalf of HWG have been duly filed on a timely basis in accordance with all applicable Laws;

            (ii) at the time of their filings all such Tax Returns were complete and correct;

            (iii) all Taxes required to be paid by HWG on or before the date of this Agreement have been paid, and the reserves for Taxes reflected in the Latest HWG Balance Sheet are adequate to cover all Taxes that have not been paid, but which under GAAP were accruable, through the date of the Latest HWG Balance Sheet;

            (iv) there are no Liens for Taxes upon any assets of HWG, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

            (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against HWG, and, to the knowledge of the HWG Parties, no grounds exist for any such assessment of Taxes;

            (vi) at all times from its inception through May 31, 1997, there was in effect an election with the IRS for HWG to be treated as a Subchapter S corporation within the meaning of Section 1361 of the Code;

            (vii) at May 31, 1997, HWG owned no assets the disposition of which would cause HWG to have a net recognized built-in gain within the meaning of Section 1374 of the Code;

            (viii)through May 31, 1997, HWG had no item of income that had not been taken into account by HWG on or before that date and that would be treated as recognized built-in gain under Section 1374(d) of the Code;

            (ix) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by HWG;

            (x) HWG (x) is not a party to any Tax sharing or allocation agreement, (y) has not been a member of a consolidated, combined or unitary group for purposes of filing Tax Returns, and (z) has no liability for the Taxes of any other Person as a transferee or successor, by contract or otherwise; and

            (xi) none of the Tax Returns of HWG are the subject of an audit by a Governmental Entity.

      4.13 LITIGATION. Except as disclosed in Section 4.13 of the HWG Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the HWG Parties, threatened against HWG at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that is reasonably likely to have a Material Adverse Effect on HWG, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which HWG is subject that is reasonably likely to have a Material Adverse Effect on HWG. No HWG Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 4.13 might be commenced with any reasonable likelihood of success.

      4.14 ENVIRONMENTAL MATTERS. Except as described in Section 4.14 of the HWG Disclosure Schedule, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on HWG:

            (i) HWG holds, and is in compliance with and has been in compliance with, all Environmental Permits, and is otherwise in compliance and has been in compliance with, all applicable Environmental Laws, and there is no condition that is reasonably likely to prevent or interfere with compliance by HWG with any Environmental Law;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement, the consummation of the HWG Merger or the operation of the business of HWG on the Closing Date;

            (iii) HWG has not received any Environmental Claim, nor has any Environmental Claim been threatened against HWG;

            (iv) HWG has not entered into or agreed to, and is not subject to, any judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

            (v) there are no circumstances that could reasonably be expected to
      (x) give rise to liability under any agreements with any Person under which HWG would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law, or (y) prevent HWG from complying with its contractual obligations relating to any such matter;

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability or obligation of HWG under any Environmental Law; and

            (vii) no environmental report, survey, review or audit relating to HWG, its predecessors, or its past or present assets or operations has been prepared by or at the direction or for benefit of, or has been delivered to, HWG.

      4.15 EMPLOYEE BENEFIT PLANS. Section 4.15 of the HWG Disclosure Schedule accurately sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by HWG or any ERISA Affiliate of HWG for the benefit of employees or former employees of HWG (the "HWG EMPLOYEE PLANS"). HWG has complied, and currently is in compliance, both as to form and operation, in all material respects, with the terms of each HWG Employee Plan and all applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the HWG Employee Plans. Except as set forth in Section 4.15 of the HWG Disclosure Schedule, HWG has not at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA. All contributions to, and payments from, each HWG Employee Plan which may have been required to be made in accordance with the terms of any such HWG Employee Plan and, where applicable, the Laws which govern such HWG Employee Plan, have been made in a timely manner. All material reports, Tax Returns and similar documents with respect to any HWG Employee Plan required to be filed with any Governmental Entity or distributed to any HWG Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to a HWG Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the HWG Employee Plans), suits or proceedings against any HWG Employee Plan or asserting any rights or claims to benefits under any HWG Employee Plan which could give rise to a liability of HWG, nor, to the knowledge of the HWG Parties, are there any facts that could give rise to any liability of HWG in the event of any such investigation, claim, suit or proceeding. No notice has been received by HWG of any complaints or other proceedings of any kind involving HWG or any of the employees of any of HWG before any Governmental Entity relating to any HWG Employee Plan. The assets of each HWG Employee Plan are at least equal to the liabilities of such HWG Employee Plan.

      4.16 MATERIAL CONTRACTS. Section 4.16 of the HWG Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "HWG CONTRACTS"):

            (i) all employment, consulting or personal service agreements or contracts with any present or former officer, director or employee of HWG who has an annual salary of $125,000 or more;

            (ii) all loan or credit agreements, and all bonds, debentures, promissory notes or other instruments of indebtedness, relating to the borrowing of money by HWG or any indebtedness of HWG for borrowed money;

            (iii) all guaranty, suretyship or similar arrangements under which HWG has guaranteed or is otherwise contingently or secondarily liable for any indebtedness, liability or obligation of any Person;

            (iv) all leases or subleases of real property used in the conduct of business of HWG providing for annual rental payments to be paid by or on behalf of HWG of more than $50,000 in each case;

            (v) all contracts or agreements committing HWG to make a capital expenditure in excess of $50,000;

            (vi) all contracts between HWG and each broker or dealer which clears transactions for HWG or to which HWG transmits customer funds or securities in connection with transactions in which HWG acts as an introducing broker or dealer;

            (vii) all Subordination Agreements pertaining to indebtedness of HWG;

            (viii) all Investment Advisory Related Agreements;

            (ix) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of HWG other than in the ordinary course of business;

            (x) all contracts, agreements with or commitments to any Person containing any provision or covenant relating to the indemnification or holding harmless by HWG which could result in a liability to HWG in excess of $25,000 or more;

            (xi) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of HWG to engage on any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from HWG; and

            (xii) all outstanding proxies, powers of attorney or similar delegations of authority granted by HWG to any other Person.

      The HWG Parties have delivered to the TEI Parties and each of the other Combining Entities a true and correct copy of each HWG Contract. Each HWG Contract is in full force and effect and constitutes a legal, valid and binding obligation of HWG, and, to the knowledge of the HWG Parties, of each other Person that is a party to it. Except as set forth in Section 4.16 of the HWG Disclosure Schedule, HWG is not, and to the knowledge of the HWG Parties, no other party to any HWG Contract is, in violation or breach of or in default under such HWG Contract, or with or without notice or lapse of time or both, would be in violation or breach of or in default under any such HWG Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on HWG. Except as set forth in Section 4.16 of the HWG Disclosure Schedule, no HWG Contract provides that any party thereto other than HWG may terminate such HWG Contract by reason of the execution of this Agreement or the consummation of the HWG Merger.

      4.17 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as described in the HWG SEC Filings or Section 4.17 of the HWG Disclosure Schedule, HWG has not received notice of any revocation or modification of any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on HWG. The conduct of the business of HWG complies with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, are not reasonably likely to have a Material Adverse Effect on HWG.

      4.18 BROKER-DEALER MATTERS. Except as set forth in Section 4.18 of the HWG Disclosure Schedule, and except to the extent that any inaccuracy in the following representations and warranties is not reasonably likely to result in a Material Adverse Effect:

            (i) HWG is registered as a broker-dealer with the SEC and under all applicable state Laws which require it to be so registered, and such registrations are in full force and effect;

            (ii) each Affiliate of HWG, and each officer, employee, consultant, agent or independent contractor of HWG or any such Affiliate, who is required by reason of the nature of his employment by HWG or such Affiliate to be registered as a broker-dealer, broker-dealer agent, registered representative or sales person with the SEC or the securities commission of any state or any self-regulatory body or other Governmental Entity, is duly registered or appointed as such, and such registration or appointment is in full force and effect;

            (iii) neither HWG nor, to the knowledge of the HWG Parties, any Affiliate or "associated person" (within the meaning of the Exchange Act) of HWG, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer;

            (iv) HWG is a member organization in good standing of the NASD, the Securities Investor Protection Corporation, and such other organizations in which its membership is required in order to conduct its business as now conducted;

            (v) HWG is, and has been since its inception, in compliance with all Broker-Dealer Regulatory Requirements relating to its maintenance of minimum net capital and its compliance with a maximum indebtedness-to-net-capital ratio under SEC Rule 15c3-1, its maintenance of reserves under SEC Rule 15c3-1, the filing of quarterly and annual reports under Section 17 of the Exchange Act and Rule 17a-5 thereunder, and all other Broker-Dealer Regulatory Requirements;

            (vi) in connection with its broker-dealer activities, HWG meets, and has met since its inception, all requirements specified in SEC Rule 15c3-3(k)(2) for exemption from all possession, control and reserve requirements under SEC Rule 15c3-; and

            (vii) all Subordination Agreements pertaining to indebtedness of HWG comply with all requirements of Appendix D to SEC Rule 15c3-1.

      4.19 INVESTMENT ADVISER MATTERS. HWG is registered an investment adviser with the SEC and under all applicable state Laws which require it to be so registered, and such registrations are in full force and effect. Each Affiliate of HWG, and each officer, employee, consultant, agent or independent contractor of HWG or any such Affiliate, who is required by reason of the nature of his employment by HWG or such Affiliate to be registered as an investment adviser or investment adviser representative with the SEC or the securities commission of any state or any self-regulatory body or other Governmental Entity, is duly registered or appointed as such, and such registration or appointment is in full force and effect. Neither HWG, nor to the knowledge of the HWG Parties, any Affiliate or "associated person" (within the meaning of the Investment Advisers
Act) of HWG, is ineligible pursuant to Section 203(e) of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser.

      4.20 NO INVESTMENT COMPANY. HWG is not, and may not be deemed to be, an investment company under the Investment Company Act. HWG does not have any Investment Advisory Related Agreements with, and does not provide investment advisory services to, any investment company within the meaning of the Investment Company Act.

      4.21 LABOR MATTERS. To the knowledge of the HWG Parties, there is no labor strike, dispute, slowdown, work stoppage, unresolved labor union grievance or labor arbitration proceedings pending or threatened against HWG, and no current union organizing activities among employees of HWG.

      4.22 TRANSACTIONS WITH AFFILIATES: Except as specifically contemplated by this Agreement or as set forth in Section 4.22 of the HWG Disclosure Statement, no Affiliate of HWG:

            (i) is a party to or has any interest in any contract or agreement with HWG;

            (ii) has any outstanding loan to or receivable from HWG; or

            (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any supplier to HWG.

      4.23 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or any of the Transactions based upon arrangements made by or on behalf of any HWG Party.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                   PMT PARTIES

      The PMT Parties represent and warrant to all of the other Parties that:

      5.1 ORGANIZATION OF PMT. PMT is a state trust company within the meaning of, and chartered under, the TTCA, and is duly organized, validly existing and in good standing under the Laws of the State of Texas. PMT has full authority and trust company power to conduct its business as it is currently being conducted and as to be conducted following consummation of the PMT Merger. PMT is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification. The PMT Parties have delivered to the TEI Parties and the other Combining Entities true, correct and complete copies of the Charter Documents of PMT.

      5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. PMT has the requisite trust company power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the PMT Merger have been duly authorized by the Board of Directors of PMT, and except for the approval by the PMT Shareholders of the PMT Merger as contemplated in Section 11.7, and no other trust company proceedings on the part of any

PMT Party are necessary to authorize this Agreement or the consummation of the PMT Merger. This Agreement has been duly executed and delivered by PMT. Assuming the valid authorization, execution and delivery of this Agreement by each Party other than the PMT Parties, this Agreement is a valid and binding obligation of PMT, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Law relating to or affecting creditors' rights generally or by equitable principles.

      5.3 NO VIOLATIONS. The execution, delivery and performance of this Agreement by PMT, and the consummation of the PMT Merger, will not:

            (i) constitute a breach or violation of or default under the Charter Documents of PMT or, assuming the obtainment of the approvals of the Texas Banking Commissioner as described in clause (i) of Section 5.4, any Law applicable to PMT; or

            (ii) except as accurately reflected in Section 5.4 of the PMT Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of PMT under, any contract, indenture, loan document, license, permit, order, decree or instrument to which PMT is a party or by which it or its assets or properties are bound.

      5.4 CONSENTS AND APPROVAL. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to PMT in connection with the execution and delivery of this Agreement or the consummation of the PMT Merger, except for:

            (i) the approval of the PMT Merger by the Texas Banking Commissioner under Sections 3.301 through 3.303 of the TTCA, and the approval by the Texas Banking Commissioner, under Sections 4.001 through 4.006 of the TTCA, of the acquisition of control of PMT by PGG upon consummation of the PMT Merger;

            (ii) the consents and approvals described on Schedule 5.4 of the PMT Disclosure Schedule; and

            (iii) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization is not reasonably likely to have a Material Adverse Effect on PMT.

      5.5 PMT CAPITALIZATION. The authorized capital stock of PMT consists of
(i) 1,000,000 shares of common stock, $1 par value per share, of which, at the date of this Agreement, 152,551 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued or outstanding. No shares of PMT capital stock are held by PMT as treasury shares. All of the issued and outstanding shares of PMT common stock are duly and validly issued, fully paid and nonassessable, and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all Laws. Except for the Outstanding PMT Options, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of PMT is authorized or outstanding and there is not outstanding any commitment of PMT to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. PMT has no contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or, except as permitted by Section 11.2, to pay any dividend or make any other distribution in respect thereof. Section
5.5 of the PMT Disclosure Statement lists all PMT Shareholders and the number of shares of PMT common stock owned by each of them, in each case as of the date of this Agreement. Except as set forth in Section 5.5 of the PMT Disclosure Statement, PMT is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

      5.6 NO SUBSIDIARIES. PMT has no Subsidiaries. Except as described in
Section 5.6 of the PMT Disclosure Schedule, PMT does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

      5.7 PMT GAAP FINANCIAL STATEMENTS. The PMT Parties have delivered to the TEI Parties and all other Combining Entities (i) the audited balance sheets and consolidated statements of operations, stockholders' equity and cash flows of PMT at December 31, 1995, 1996 and 1997 and for each of the three years then ended and (ii) the unaudited balance sheet of PMT at June 30, 1998 (the "LATEST PMT BALANCE SHEET"), and the related unaudited statements of operations, stockholders' equity and cash flows of PMT for the three months then ended. All such financial statements fairly present in all material respects the financial position of PMT at their respective dates and the results of operations of PMT for the respective periods then ended, in accordance with GAAP, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by GAAP.

      5.8 PMT RAP FINANCIAL STATEMENTS. The PMT Parties have delivered to the TEI Parties and the other Combining Entities (i) all annual statements of income and condition of PMT filed by it with the Texas Banking Commissioner in respect of each full or partial calendar year ending since the organization of PMT and on or before December 31, 1997, and (ii) the quarterly statement of income and condition of PMT filed by it with the Texas Banking Commissioner in respect of the calendar quarter ended June 30, 1998 (collectively the "PMT RAP STATEMENTS"). Each PMT RAP Statement complied (and each RAP Statement filed after the date of this Agreement will comply) with all applicable Laws when so filed. Each RAP Statement was prepared in accordance with RAP (and all other applicable statutory accounting practices) and presents fairly, in all material respects, the income and financial condition of PMT for the respective periods covered thereby and at the respective dates thereof.

      5.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 5.9 of the PMT Disclosure Schedule, since June 30, 1998, PMT has conducted its business only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect or any event that could reasonably be expected to result in a Material Adverse Effect on PMT, and PMT has not:

            (i) amended its Charter Documents;

            (ii) issued, sold or delivered, or agreed to issue, sell or deliver, any capital stock, bonds or other securities, or granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery of its securities;

            (iii) borrowed or agreed to borrow any funds, or incurred or become subject to any absolute or contingent obligation or liability, except trade accounts payable and accrued operating expenses incurred in the ordinary course of business since June 30, 1998;

            (iv) paid any obligation or liability other than current liabilities reflected in the Latest PMT Balance Sheet and current liabilities incurred since June 30, 1998, in the ordinary course of business;

            (v) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase or redeem or otherwise acquire, directly or indirectly, any of its outstanding capital stock;

            (vi) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business, properties or rights, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

            (vii) entered into or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights, or requiring any consent of any party to the transfer or assignment of any such asset, property or right;

            (viii) suffered any material casualty Damages, destruction or physical losses, or waived or surrendered any rights of value which are material;

            (ix) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties are subject;

            (x) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director or employee of PMT;

            (xi) except for normal merit raises in the case of individual employees, granted any general pay increases to its employees or agents, or adopted any new or made any increase in any existing profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees or agents;

            (xii) experienced any labor strike or labor dispute or entered into any collective bargaining agreement;

            (xiii)incurred or become subject to any material claim or liability for any Damages or alleged Damages for actual or alleged negligence or other tort or breach of contract; or

            (xiv) made or agreed to make any capital expenditures in excess of $50,000 in the aggregate.

      5.10 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Latest PMT Balance Sheet or in Section 5.10 of the PMT Disclosure Schedule, PMT has no liabilities or obligations, known or unknown, fixed or contingent, other than
(i) those arising since June 30, 1998 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Section 11.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on PMT.

      5.11 PMT PROPERTIES. PMT has good and marketable title to the properties and assets reflected in the Latest PMT Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 1998, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 5.11 of the PMT Disclosure Schedule.

      5.12 TAXES AND TAX RETURNS. Except as described in Section 5.12 of the PMT Disclosure Schedule:

            (i) all Tax Returns (including information returns) required to be filed with any Taxing Authority by or on behalf of PMT have been duly filed on a timely basis in accordance with all applicable Laws;

            (ii) at the time of their filings all such Tax Returns were complete and correct;

            (iii) all Taxes required to be paid by PMT on or before the date of this Agreement have been paid;

            (iv) there are no Liens for Taxes upon any assets of PMT, except Liens for Taxes not yet due for current Tax periods ending after the date of this Agreement;

            (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against PMT and, to the knowledge of the PMT Parties, no grounds exist for any such assessment of Taxes;

            (vi) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by PMT;

            (vii) PMT has made, and there is now in effect and has been in effect since the inception of PMT, an election with the IRS to be treated as a Subchapter S corporation within the meaning of Section 1361 of the Code;

            (viii)PMT owns no assets the disposition of which would cause PMT to have a net recognized built-in gain within the meaning of Section 1374 of the Code;

            (ix) PMT has had no item of income that has not been taken into account by PMT and that would be treated as a recognized built-in gain under Section 1374(d) of the Code;

            (x) PMT will not be liable for any U.S. federal income Taxes as a result of the PMT Merger;

            (xi) PMT (x) is not a party to any Tax sharing or allocation agreement, (y) has not been a member of a consolidated, combined or unitary group for purposes of filing Tax Returns, and (z) has no liability for the Taxes of any other Person as a transferee or successor, by contract or otherwise; and

            (xii) none of the Tax Returns of PMT are the subject of an audit by a Governmental Entity.

      5.13 LITIGATION. Except as disclosed in Section 5.13 of the PMT Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the PMT Parties, threatened against PMT at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that is reasonably likely to have a Material Adverse Effect on PMT, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which PMT is subject that is reasonably likely to have a Material Adverse Effect on PMT. No PMT Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 5.13 might be commenced with any reasonable likelihood of success.

      5.14 ENVIRONMENTAL MATTERS. Except as reflected in Section 5.14 of the PMT Disclosure Schedule, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on PMT:

            (i) PMT holds, and is in compliance with and has been in compliance with, all Environmental Permits, and is otherwise in compliance and has been in compliance with, all applicable Environmental Laws, and there is no condition that is reasonably likely to prevent or interfere with compliance by the PMT with any Environmental Law;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement, the consummation of the PMT Merger or the operation of the business of PMT on the Closing Date;

            (iii) PMT has not received any Environmental Claim, nor has any Environmental Claim been threatened against PMT;

            (iv) PMT has not entered into, or agreed to, and is not subject to, any judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

            (v) there are no circumstances that could reasonably be expected to
      (x) give rise to liability under any agreements with any Person under which PMT would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law, or (y) prevent PMT from complying with its contractual obligations relating to any such matter; and

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability or obligation of PMT under any Environmental Law; and

            (vii) no environmental report, survey, review or audit relating to PMT, its predecessors, or its past or present assets or operations has been prepared by or at the direction or for the benefit of, or has been delivered to, PMT.

      5.15 EMPLOYEE BENEFIT PLANS. Section 5.15 of the PMT Disclosure Schedule accurately sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by PMT or any ERISA Affiliate of PMT for the benefit of employees or former employees of PMT (the "PMT EMPLOYEE PLANS"). PMT has complied, and currently is in compliance, both as to form and operation, in all material respects, with the terms of each PMT Employee Plan and all applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the PMT Employee Plans. Except as set forth in Section 5.15 of the PMT Disclosure Schedule, PMT has not at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA. All contributions to, and payments from, each PMT Employee Plan which may have been required to be made in accordance with the terms of any such PMT Employee Plan and, where applicable, the Laws which govern such PMT Employee Plan, have been made in a timely manner. All material reports, Tax Returns and similar documents with respect to any PMT Employee Plan required to be filed with any Governmental Entity or distributed to any PMT Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to a PMT Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the PMT Employee Plans), suits or proceedings against any PMT Employee Plan or asserting any rights or claims to benefits under any PMT Employee Plan which could give rise to a liability of PMT, nor, to the knowledge of the PMT Parties, are there any facts that could give rise to any liability of PMT in the event of any such investigation, claim, suit or proceeding. No notice has been received by PMT of any complaints or other proceedings of any kind involving PMT or any of the employees of PMT before any Governmental Entity relating to any PMT Employee Plan. The assets of each PMT Employee Plan are at least equal to the liabilities of such PMT Employee Plan.

      5.16 MATERIAL CONTRACTS. Section 5.16 of the PMT Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "PMT CONTRACTS"):

            (i) all employment, consulting or personal service agreements or contracts with any present or former officer, director or employee of PMT who has an annual salary of $125,000 or more;

            (ii) all loan or credit agreements, and all bonds, debentures, promissory notes or other instruments of indebtedness, relating to the borrowing of money by PMT or any indebtedness of PMT for borrowed money;

            (iii) all guaranty, suretyship or similar arrangements under which PMT has guaranteed or is otherwise contingently or secondarily liable for any indebtedness, liability or obligation of any Person;

            (iv) all leases or subleases of real property used in the conduct of business of PMT providing for annual rental payments to be paid by or on behalf of PMT of more than $50,000 in each case;

            (v) all contracts or agreements committing PMT to make a capital expenditure in excess of $50,000;

            (vi) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of PMT other than in the ordinary course of business;

            (vii) all contracts, agreements with or commitments to any Person containing any provision or covenant relating to the indemnification or holding harmless by PMT which could result in a liability to PMT in excess of $25,000 or more;

            (viii) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of PMT to engage on any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from PMT; and

            (ix) all outstanding proxies, powers of attorney or similar delegations of authority granted by PMT to any other Person.

      The PMT Parties have delivered to the TEI Parties and to each of the other Combining Entities a true and correct copy of each PMT Contract. Each PMT Contract is in full force and effect and constitutes a legal, valid and binding obligation of PMT, and, to the knowledge of the PMT Parties, of each other Person that is a party to it. Except as set forth in Section 5.16 of the PMT Disclosure Schedule, PMT is not, and to the knowledge of the PMT Parties, no other party to any PMT Contract is, in violation or breach of or in default under such PMT Contract, or with or without notice or lapse of time or both, would be in violation or breach of or in default under any such PMT Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on PMT. Except as set forth in Section 5.16 of the PMT Disclosure Schedule, no PMT Contract provides that any party thereto other than PMT may terminate such PMT Contract by reason of the execution of this Agreement or the consummation of the PMT Merger.

      5.17 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as described in Section 5.17 of the PMT Disclosure Schedule, PMT has not received notice of any revocation or modification of any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on PMT. The conduct of the business of PMT complies with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, are not reasonably likely to have a Material Adverse Effect on PMT.

      5.18 COMPLIANCE WITH TTCA. PMT is, and has been at all times since its organization, in compliance with all requirements and provisions of the TTCA applicable to PMT and its "trust business" (as that term is defined in the TTCA). Without limiting the generality of the foregoing:

            (i) PMT is not now, and has not been since its organization, "insolvent" within the mean of the TTCA;

            (ii) PMT is not now engaged, and has never engaged, in an "unauthorized trust activity" within the meaning of the TTCA;

            (iii) there does not now exist, and there has never existed, with respect to PMT, any "hazardous condition" within the meaning of the TTCA;

            (iv) no officer, director, manager or shareholder of PMT, and, to the knowledge of the PMT Parties, no affiliate (within the meaning of the TTCA) of PMT, has engaged in any transaction with PMT which is prohibited by Section 4.107 of the TTCA;

            (v) all fiduciary records of PMT have been kept separate and distinct from all other records of PMT and reflect all appropriate material information relative to each fiduciary account of PMT, in each case as required by Section 4.109 of the TTCA;

            (vi) PMT maintains, and has maintained at all times since its organization, "restricted capital" (as defined in the TTCA) in at least the minimum amount required by the TTCA;

            (vii) PMT has invested its restricted capital only in investments permitted under Section 5.101 of the TTCA;

            (viii) PMT has never received a notice of revocation from the Texas Banking Commissioner seeking to revoke any exemption granted to PMT under
      Section 3.011 of the TTCA; and

            (ix) PMT has never received a determination letter from the Texas Banking Commissioner to the effect that a condition exists or existed that may warrant the issuance of an enforcement order under Chapter 6 of the TTCA, and no cease and desist order has ever been entered against PMT under Section 6.002 of the TTCA.

      5.19 BROKER-DEALER MATTERS. PMT is not, and is not required to be, registered as a broker-dealer with the SEC or under any applicable state Laws.

      5.20 INVESTMENT COMPANY MATTERS. PMT is not, and may not be deemed to be, an investment company under the Investment Company Act, and does not conduct any activities that could require it to register as, an investment adviser (as such term is defined in Section 2(a)(20) of the Investment Company Act and Section 202(a)(ii) of the Investment Advisers Act) under the Investment Advisers Act.

      5.21 LABOR MATTERS. To the knowledge of the PMT Parties, there is no labor strike, dispute, slowdown, work stoppage, unresolved labor union grievance or labor arbitration proceedings pending or threatened against PMT, and no current union organizing activities among employees of PMT.

      5.22 TRANSACTIONS WITH AFFILIATES: Except as specifically contemplated by this Agreement or as set forth in Section 5.22 of the PMT Disclosure Statement, no Affiliate of PMT:

            (i) is a party to or has any interest in any contract or agreement with PMT;

            (ii) has any outstanding loan to or receivable from PMT; or

            (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any supplier to PMT.

      5.23 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of any PMT Party.


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
                                      OF
                                SPIRES PARTIES

      The Spires Parties (other than the Spires Passive Investor Parties) represent and warrant (and the Spires Passive Investor Parties, based solely on their knowledge, represent and warrant), to all of the other Parties that:

      6.1 ORGANIZATION OF SPIRES. Spires is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Spires has full authority and partnership power to conduct its business as it is currently being conducted. Spires is duly qualified to do business, and in good standing, in Texas and in each other jurisdiction where the nature of its properties or business requires such qualification. The Spires Parties have delivered to the TEI Parties and the other Combining Entities true, correct and complete copies of the Charter Documents of Spires.

      6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Spires has the requisite partnership power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the Spires Transactions have been duly authorized by the Spires General Partners, through their respective Boards of Directors, and except for the approval by the Spires Partners of the Spires Transactions as contemplated in Section 11.7, no other partnership proceedings on the part of any Spires Party are necessary to authorize this Agreement or the consummation of the Spires Transactions. This Agreement has been duly executed and delivered by Spires. Assuming the approval of the Spires Transaction by the Spires Partners as contemplated in Section 11.7 and the valid authorization, execution and delivery of this Agreement by each Party other than a Spires Party, this Agreement is the valid and binding obligation of Spires, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law relating to or affecting creditors' rights generally or by equitable principles.

      6.3 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the consummation of the Spires Transactions will not:

            (i) constitute a breach or violation of or default under any of the Charter Documents of Spires or, assuming the obtainment of the consents and approvals described in clause (i) of Section 6.4, any Law applicable to Spires; or

            (ii) except as accurately reflected in Section 6.3 of the Spires Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of Spires under, any contract, indenture, loan document, license, permit, order, decree or instrument to which Spires is a party or by it any of its assets or properties are bound.

      6.4 CONSENTS AND APPROVAL. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to Spires in connection with the execution and delivery of this Agreement or the consummation of the Spires Transactions, except for:

            (i) consents, authorizations, approvals, filings or exemptions in connection with the applicable provisions of all Broker-Dealer Regulatory Requirements insofar as they pertain to the Spires Transactions;

            (ii) the consents and approvals described on Schedule 6.4 of the Spires Disclosure Schedule; and

            (iii) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization is not reasonably likely to have a Material Adverse Effect on Spires.

      6.5 OWNERSHIP. The Spires General Partners are the only general partners of Spires and the Spires Limited Partners are the only limited partners of Spires. No subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any security of or equity interest in Spires is authorized or outstanding and there is not outstanding any commitment of Spires to issue any partnership or other equity interest or other such rights or, except as permitted by Section 11.2, to distribute to Spires Partners any evidences of indebtedness or assets. Section 6.5 of the Spires Disclosure Statement lists (i) all Spires Partners and the percentage partnership interest, by class, owned by each of them in Spires, (ii) the number of issued and outstanding shares of the Spires Managing General Partner owned by each Spires GP Shareholder, (iii) the number of issued and outstanding shares of the Spires Secondary General Partner owned by each Spires GP Shareholder, (iv) the number of issued and outstanding shares of SFP owned by each SFP Shareholder and (v) all general and limited partners of SFF and the percentage limited or general partnership interest in SFF owned by each of them. Spires has no contingent or other obligation to purchase, redeem or otherwise acquire any of its outstanding partnership interests or any interest therein or to make any distribution in respect thereof.

      6.6 NO SUBSIDIARIES. Spires has no Subsidiaries. Except as described in
Section 6.6 of the Spires Disclosure Schedule, Spires does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

      6.7 SEC FILINGS. Spires has filed all forms, reports and documents required to be filed by it with the SEC since Spires' inception, and Spires has made available to the TEI Parties and all other Combining Entities true and complete copies of (i) Spires's Annual Reports pursuant to SEC Rule 17a-5(d) for the years ended December 31, 1995, 1996 and 1997, and (ii) all other reports, statements and registration statements (including Form BDs and all amendments thereto) filed by Spires with the SEC since the date of formation of Spires (collectively, the "SPIRES SEC FILINGS"). The Spires SEC Filings, including all financial statements or schedules included in them, (i) comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      6.8 SPIRES FINANCIAL STATEMENTS. The balance sheets and statements of operations, partners' capital and cash flows of Spires included in the Spires SEC Filings fairly present in all material respects the financial position of Spires at their respective dates and the results of operations of Spires for the respective periods then ended, in accordance with GAAP, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by GAAP. Spires' unaudited consolidated balance sheet at June 30, 1998 included in the Spires SEC Filings is herein called the "LATEST SPIRES BALANCE SHEET."

      6.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 6.9 of the Spires Disclosure Schedule, since June 30, 1998, Spires has conducted its business only in the ordinary course, consistent with past practice, there has not occurred a Material Adverse Effect or any event that could reasonably be expected to result in a Material Adverse Effect on Spires, and Spires has not:

            (i) amended its Charter Documents;

            (ii) issued, sold or delivered, or agreed to issue, sell or deliver, any capital stock, bonds or other securities, or granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery of its securities;

            (iii) borrowed or agreed to borrow any funds, or incurred or become subject to any absolute or contingent obligation or liability, except trade accounts payable and accrued operating expenses incurred in the ordinary course of business since June 30, 1998;

            (iv) paid any obligation or liability other than current liabilities reflected in the Latest Spires Balance Sheet and current liabilities incurred since June 30, 1998, in the ordinary course of business;

            (v) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase or redeem or otherwise acquire, directly or indirectly, any of its outstanding capital stock;

            (vi) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business, properties or rights, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

            (vii) entered into or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights, or requiring any consent of any party to the transfer or assignment of any such asset, property or right;

            (viii) suffered any material casualty Damages, destruction or physical losses, or waived or surrendered any rights of value which are material;

            (ix) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party or by which it or any of its assets or properties are subject;

            (x) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director or employee of Spires;

            (xi) except for normal merit raises in the case of individual employees, granted any general pay increases to its employees or agents, or adopted any new or made any increase in any existing profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees or agents;

            (xii) experienced any labor strike or labor dispute or entered into any collective bargaining agreement;

            (xiii)incurred or become subject to any material claim or liability for any Damages or alleged Damages for actual or alleged negligence or other tort or breach of contract; or

            (xiv) made or agreed to make any capital expenditures in excess of $50,000 in the aggregate.

      6.10 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Latest Spires Balance Sheet or in Section 6.10 of the Spires Disclosure Schedule, Spires has no liabilities or obligations, known or unknown, fixed or contingent, other than
(i) those arising since June 30, 1998 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Section 11.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Spires.

      6.11 SPIRES PROPERTIES. Spires has good and marketable title to the properties and assets reflected in the Latest Spires Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 1998, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 6.11 of the Spires Disclosure Schedule.

      6.12 TAXES AND TAX RETURNS. Except as described in Section 6.12 of the Spires Disclosure Schedule:

            (i) all Tax Returns (including information returns) required to be filed with any Taxing Authority by or on behalf of Spires have been duly filed on a timely basis in accordance with all applicable Laws;

            (ii) at the time of their filings all such Tax Returns were complete and correct;

            (iii) all Taxes required to be paid by Spires on or before the date of this Agreement have been paid;

            (iv) Spires is a partnership for U.S. federal income tax purposes, is not taxable, and has not made an election to be taxable, as an entity for U.S. federal income tax purposes, and has no liability for U.S. federal income Taxes;

            (v) there are no Liens for Taxes upon any assets of Spires, except Liens for Taxes not yet due for current Tax periods ending with or after the Closing Date;

            (vi) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against Spires, and, to the knowledge of the Spires Parties, no grounds exist for any such assessment of Taxes;

            (vii) no extension of the statute of limitations on the assessment of any Taxes has been granted to or applied for by Spires;

            (viii) Spires (x) is not a party to any Tax sharing or allocation agreement, (y) has not been a member of a consolidated, combined or unitary group for purposes of filing Tax Returns, and (z) has no liability for Taxes of any other Person, as a transferee or successor, by contract or otherwise; and

            (ix) none of the Tax Returns of Spires are the subject of an audit by a Governmental Entity.

      6.13 LITIGATION. Except as disclosed in Section 6.13 of the Spires Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Spires Parties, threatened against Spires at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that is reasonably likely to have a Material Adverse Effect on Spires, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which Spires is subject that is reasonably likely to have a Material Adverse Effect on Spires. No Spires Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 6.13 might be commenced with any reasonable likelihood of success.

      6.14 ENVIRONMENTAL MATTERS. Except as described in Section 6.14 of the Spires Disclosure Schedule, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Spires;

            (i) Spires holds, and is in compliance with, and has been in compliance with, all Environmental Permits, and is otherwise in compliance and has been in compliance with, all applicable Environmental Laws, and there is no condition that is reasonably likely to prevent or interfere with compliance by Spires with any Environmental Law;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement, the consummation of the Spires Merger or the operation of the business of Spires on the Closing Date;

            (iii) Spires has not received any Environmental Claim, nor has any Environmental Claim been threatened against Spires;

            (iv) Spires has not entered into or agreed to, and is not subject to, any judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

            (v) there are no circumstances that could reasonably be expected to
      (x) give rise to liability under any agreements with any Person under which Spires would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law or (y) prevent Spires from complying with its contractual obligations relating to any such matter;

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability or obligation of Spires under any Environmental Law; and

            (vii) no environmental report, survey, review or audit relating to Spires, its predecessors, or its past or present assets or operations has been prepared by or at the direction of, or has been delivered to, Spires.

      6.15 EMPLOYEE BENEFIT PLANS. Section 6.15 of the Spires Disclosure Schedule accurately sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by Spires or any ERISA Affiliate of Spires for the benefit of employees or former employees of Spires (the "SPIRES EMPLOYEE PLANS"). Spires has complied, and currently is in compliance, both as to form and operation, in all material respects, with the terms of each Spires Employee Plan and all applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the Spires Employee Plans. Except as set forth in Section 6.15 of the Spires Disclosure Schedule, Spires has not at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of section 3(3) of ERISA. All contributions to, and payments from, each Spires Employee Plan which may have been required to be made in accordance with the terms of any such Spires Employee Plan and, where applicable, the Laws which govern such Spires Employee Plan, have been made in a timely manner. All material reports, Tax Returns and similar documents with respect to any Spires Employee Plan required to be filed with any Governmental Entity or distributed to any Spires Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to a Spires Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Spires Employee Plans), suits or proceedings against any Spires Employee Plan or asserting any rights or claims to benefits under any Spires Employee Plan which could give rise to a liability of Spires, nor, to the knowledge of the Spires Parties, are there any facts that could give rise to any liability of Spires in the event of any such investigation, claim, suit or proceeding. No notice has been received by Spires of any complaints or other proceedings of any kind involving Spires or any of the employees of Spires before any Governmental Entity relating to any Spires Employee Plan. The assets of each Spires Employee Plan are at least equal to the liabilities of such Spires Employee Plan.

      6.16 MATERIAL CONTRACTS. Section 6.16 of the Spires Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "SPIRES CONTRACTS"):

            (i) all employment, consulting or personal service agreements or contracts with any present or former officer, director or employee of Spires who has an annual salary of $125,000 or more (other than those which will have been terminated at or before the Effective Time without any continuing liability or obligation on the part of Spires or either Spires General Partner);

            (ii) all loan or credit agreements, and all bonds, debentures, promissory notes or other instruments of indebtedness, relating to the borrowing of money by Spires or any indebtedness of Spires for borrowed money;

            (iii) all guaranty, suretyship or similar arrangements under which Spires has guaranteed or is otherwise contingently or secondarily liable for any indebtedness, liability or obligation of any Person other than Spires;

            (iv) all leases or subleases of real property used in the conduct of business of Spires providing for annual rental payments to be paid by or on behalf of Spires of more than $50,000 in each case;

            (v) all contracts or agreements committing Spires to make a capital expenditure in excess of $50,000;

            (vi) all contracts between Spires and each broker or dealer which clears transactions for Spires or to which Spires transmits customer funds or securities in connection with transactions in which Spires acts as an introducing broker or dealer;

            (vii) all Subordination Agreements pertaining to indebtedness of Spires;

            (viii)all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of Spires other than in the ordinary course of business;

            (ix) all contracts, agreements with or commitments to any Person containing any provision or covenant relating to the indemnification or holding harmless by Spires which could result in a liability to Spires in excess of $50,000 or more;

            (x) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting
      (x) the ability of Spires to engage on any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from Spires; and

            (xi) all outstanding proxies, powers of attorney or similar delegations of authority granted by Spires to any other Person.

      The Spires Parties have delivered to the TEI Parties and each of the other Combining Entities a true and correct copy of each Spires Contract. Each Spires Contract is in full force and effect and constitutes a legal, valid and binding obligation of Spires, and, to the knowledge of the Spires Parties, of each other Person that is a party to it. Except as set forth in Section 6.16 of the Spires Disclosure Schedule, Spires is not, and to the knowledge of the Spires Parties, no other party to any Spires Contract is, in violation or breach of or in default under such Spires Contract, or with or without notice or lapse of time or both, would be in violation or breach of or in default under any such Spires Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on Spires. Except as set forth in Section 6.16 of the Spires Disclosure Schedule, no Spires Contract provides that any party thereto other than Spires may terminate such Spires Contract by reason of the execution of this Agreement or the consummation of the Spires Transactions.

      6.17 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as described in the Spires SEC Filings or Section 6.17 of the Spires Disclosure Schedule, Spires has not received notice of any revocation or modification of any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on Spires. The conduct of the business of Spires complies with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, are not reasonably likely to have a Material Adverse Effect on Spires.

      6.18 BROKER-DEALER MATTERS. Except to the extent that any inaccuracy in the following representations and warranties is not reasonably likely to result in a Material Adverse Effect:

            (i) Spires is registered as a broker-dealer with the SEC and under all applicable state Laws which require it to be so registered, and such registrations are in full force and effect;

            (ii) each Affiliate of Spires, and each partner, officer, employee, consultant, agent or independent contractor of Spires or any such Affiliate, who is required by reason of the nature of his employment by Spires or such Affiliate to be registered as a broker-dealer, broker-dealer agent, registered representative or sales person with the SEC or the securities commission of any state or any self-regulatory body or other Governmental Entity, is duly registered or appointed as such and such registration or appointment is in full force and effect;

            (iii) neither Spires nor, to the knowledge of the Spires Parties, any Affiliate or "associated person" (within the meaning of the Exchange
      Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer;

            (iv) Spires is a member organization in good standing of the NASD, the Securities Investor Protection Corporation, and such other organizations in which its membership is required in order to conduct its business as now conducted;

            (v) Spires is, and has been since its inception, in compliance with all Broker-Dealer Regulatory Requirements relating to its maintenance of minimum net capital and its compliance with a maximum indebtedness-to-net-capital ratio under SEC Rule 15c3-1, its maintenance of reserves under SEC Rule 15c3-1, the filing of quarterly and annual reports under Section 17 of the Exchange Act and Rule 17a-5 thereunder, and all other Broker-Dealer Regulatory Requirements;

            (vi) in connection with its broker-dealer activities, Spires meets, and has met since its inception, all requirements specified in SEC Rule 15c3-3(k)(2) for exemption from all possession, control and reserve requirements under SEC Rule 15c3-3; and

            (vii) all Subordination Agreements pertaining to indebtedness of Spires comply with all requirements of Appendix D to SEC Rule 15c3-1.

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      6.19 INVESTMENT COMPANY MATTERS. Spires is not, and may not be deemed to be, an investment company under the Investment Company Act, and does not conduct any activities that could require it to register as an investment adviser (as such term is defined in Section 2(a)(20) of the Investment Company Act and
Section 202(a)(ii) of the Investment Advisers Act) under the Investment Advisers Act.

      6.20 LABOR MATTERS. To the knowledge of the Spires Parties, there is no labor strike, dispute, slowdown, work stoppage, unresolved labor union grievance or labor arbitration proceedings pending or threatened against Spires, and no current union organizing activities among employees of Spires.

      6.21 TRANSACTIONS WITH AFFILIATES. Except as specifically contemplated by this Agreement or as set forth in Section 6.21 of the Spires Disclosure Statement, no Affiliate of Spires, and, in case of clauses (i) and (ii) below, no Spires Passive Investor Party:

            (i) is a party to or has any interest in any contract or agreement with Spires (other than the Spires Partnership Agreement and agreements which will be terminated at or before the Effective Time without any continuing liability or obligation on the part of Spires or either Spires General Partner);

            (ii) has any outstanding loan to or receivable from Spires; or

            (iii) has any ownership interest (other than a stock ownership interest representing less than 1% of the outstanding stock of any corporation which is publicly traded), directly, indirectly, or beneficially, in any supplier to Spires.

      6.22 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or any of the Transactions based upon arrangements made by or on behalf of any Spires Party.

                                  ARTICLE VII
               REPRESENTATIONS AND AGREEMENTS OF THE TRANSFERORS

      Each Transferor, severally as to himself, herself or itself only, represents and warrants to, and agrees with, all other Parties that:

      7.1 OWNERSHIP AND STATUS OF TRANSFERRED PROPERTY. The Transferor is the record and beneficial owner (or if the Transferor is a trust or the estate of a deceased natural person, the legal owner) of the Transferred Property set opposite the Transferor's name in Section 4.5, 5.5 or 6.5, respectively, of the HWG Disclosure Schedule, the PMT Disclosure Schedule and the Spires Disclosure Schedule, respectively, free and clear of all Liens.

      7.2 POWER OF THE TRANSFEROR. The Transferor has the full power, legal capacity and authority to execute this Agreement and to perform the Transferor's obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors' rights generally or by equitable principles. If the Transferor is an entity, the Transferor has, in accordance with all Laws and the articles or certificate of incorporation, partnership agreement or certificate of partnership, or similar organizational documents or internal rules or regulations governing the corporate, partnership or other activities of the Transferor, obtained all approvals and taken all actions necessary for the authorization, execution, delivery and performance by the Transferor of this Agreement. If the Transferor is a trust, (i) its trustee or trustees executing this Agreement on its behalf are duly named and serving trustees of the Transferor, (ii) the execution and delivery by such trustee or trustees are within their trust powers, (iii) the performance by the Transferor of this Agreement are within the powers and purposes of the Transferor under the terms of all documents creating, evidencing or governing the Transferor, and (iv) neither the execution, delivery, nor performance by the Transferor of this Agreement will violate, constitute a breach of or conflict with any documents creating, evidencing or governing the Transferor.

      7.3 APPROVAL OF TRANSACTIONS. The Transferor, acting in each capacity in which he is entitled, by reason of any Combining Entity's Charter Documents, or any applicable Laws, to vote to approve or disapprove the consummation of any of the Transactions, agrees to vote all the Transferred Property owned by him and entitled to vote on that matter, in any one or more of the manners prescribed or permitted by his Combining Entity's Charter Documents and all applicable Laws, to approve this Agreement and the Transaction involving each Combining Entity in which the Transferor's Transferred Property represents an equity interest.

      7.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Transferor will not:

            (i) violate any Laws:

            (ii) breach or constitute a default under any agreement or instrument to which the Transferor is a party or by which the Transferor or any of the Transferor's Transferred Property is bound; or

            (iii) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon the Transferred Property of the Transferor.

      7.5 NO LITIGATION. No Litigation is pending or, to the knowledge of the Transferor, threatened against the Transferor which:

            (i) questions or involves the validity or enforceability of any of the Transferor's obligations under this Agreement; or

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            (ii) seeks to prevent or delay the consummation by the Transferor of any Merger or Spires Transaction or the Plan of Organization, or seeks Damages in connection with any consummation by the Transferor of any Transaction or the Plan of Organization.

      7.6 PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Transferor to receive Transaction Shares as a result of a Transaction and any right the Transferor may have to purchase shares of capital stock of a Combining Entity pursuant to the exercise of an Outstanding HWG Option or an Outstanding PMT Option, the Transferor either:

            (i) does not have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any equity interest in any Combining Entity or either of the Spires General Partners; or

            (ii) hereby irrevocably waives each such right of that type that the Transferor has or may have.

      7.7 EXERCISE OF OUTSTANDING OPTIONS. If the Transferor holds any Outstanding HWG Options or any Outstanding PMT Options, the Transferor agrees to exercise such options in accordance with their terms, prior to the Effective Time.

      7.8 CONTROL OF RELATED BUSINESS. Except as set forth in Section 4.22 of the HWG Disclosure Schedule, Section 5.22 of the PMT Disclosure Schedule, or
Section 6.22 of the Spires Disclosure Schedule, the Transferor is not, and none of his immediate family member are, in any case alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than a Combining Entity, if the Transferor is an Affiliate of a Combining Entity) that:

            (i) is engaged in any line of business which is the same as or similar to any line of business in which a Combining Entity is engaged;

            (ii) is a significant supplier to any Combining Entity; or

            (iii) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction or been a party to any agreement with any Combining Entity.


                                 ARTICLE VIII
                        REPRESENTATIONS AND AGREEMENTS
                        RELATED TO PLAN OF ORGANIZATION

      With respect to the Plan of Organization:

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      8.1 REPRESENTATIONS AND AGREEMENTS OF TEI PARTIES. The TEI Parties
represent and warrant to, and agree with, the Transferors that:

            (i) PGG will retain and use in a trade or business the Transferred Property transferred to it by the Transferors, and has no present plan or intention to dispose of the Transferred Property other than in the normal course of business;

            (ii) PGG has no current plan or intention to redeem or otherwise reacquire any of the Transaction Shares to be issued to the Transferors or the TEI Shareholders in the Transactions;

            (iii) at the Effective Time, PGG will not be an "investment company" within the meaning of Section 351(e)(1) of the Code or a "personal service corporation" within the meaning of Section 269A of the Code;

            (iv) immediately after the Effective Time, PGG (x) will have outstanding only one class of stock, which will be the PGG Common Stock, and (y) except as described in the Registration Statement, will not have outstanding any obligations requiring it to issue shares of its capital stock; and

            (v) immediately after the Effective Time, the Transferors and the TEI Shareholders will own at least 80% of each class of PGG stock outstanding.

      8.2 REPRESENTATIONS AND AGREEMENTS OF TRANSFERORS. Each of the Transferors, severally and for himself or itself and as to his or its Transferred Property only, represents and warrants to, and agrees with, the TEI Parties and all other Transferors that:

            (i) the Transferor will not have, at the Effective Time, any current plan or intention to transfer any of the Transaction Shares which the Transferor will hold immediately after the Effective Time or any current plan or intention to transfer any shares of PGG Common Stock which the Transferor could acquire by the exercise of any option or warrant which the Transferor holds at that time (it being acknowledged that the grant of a security interest in shares of PGG Common Stock pursuant to an arm's length, recourse borrowing from a bank or other commercial lender shall not be deemed a "transfer" under this clause (i) if the grant of the security interest is not intended by a Transferor to effect a transfer of ownership of such shares);

            (ii) following consummation of the Transactions, the Transferor will not retain any rights in his Transferred Property;

            (iii) at the Effective Time, the Transferor will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

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
            (iv) no indebtedness or liabilities of the Transferor will be assumed by any TEI Party, and the Transferor will not use the Transaction Shares which the Transferor will receive as a result of the Transactions to satisfy any such indebtedness or liabilities;

            (v) no Transferred Property transferred by the Transferor to PGG in connection with a Transaction will be "Section 306 stock" within the meaning of Section 306 of the Code;

            (vi) no Transferred Property transferred by the Transferor to PGG in connection with a Transaction will be stock in an investment company as defined in Section 368(a)(2)(F)(ii) or (iv) of the Code;

            (vii) no Transferred Property transferred by the Transferor to PGG in connection with a Transaction will be stock received by the Transferor as part of a plan liquidation of another Entity; and

            (viii) no PGG Common Stock will be received by the Transferor in exchange for services.

      8.3 MUTUAL REPRESENTATIONS. Each TEI Party, jointly and severally, and each Transferor, severally and only on his or its own behalf, represents and warrants to, and agrees with, all other TEI Parties and all other Transferors that:

            (i) each TEI Party and each Transferor intends that the Transactions be undertaken as part of the Plan of Organization;

            (ii) the Plan of Organization defines the rights of the Parties as contemplated in Treasury Regulation Section 1.351-1(a)(1), and is intended to accomplish the formation of PGG under Section 351 of the Code;

            (iii) each Transferor will receive Transaction Shares having a value approximately equal to the fair market value of the Transferred Property transferred to PGG by the Transferor in one or more of the Transactions;

            (iv) there is no indebtedness owed between any TEI Party and the Transferor, and no indebtedness of any TEI Party to any Transferor will be created as a result of any Transaction;

            (v) no Transferred Property transferred to PGG by the Transferor in a Transaction will be leased back to the Transferor by any TEI Party;

            (vi) no Transaction Shares will be issued in return for services rendered to or for the benefit of PGG;

            (vii) none of the Transaction Shares will be issued for indebtedness of PGG or interest on any such indebtedness; and

            (viii) the Transactions will be reported by all Parties on their respective federal income Tax Returns in a manner consistent with the provisions of this Article VIII.


                                  ARTICLE IX
                        REPRESENTATIONS AND WARRANTIES
                                      OF
                            CERTAIN SPIRES PARTIES

      9.1 REGARDING THE SPIRES MANAGING GENERAL PARTNER. The Spires GP Shareholders who are the shareholders of the Spires Managing General Partner jointly and severally represent and warrant to the TEI Parties, the HWG Parties, the PMT Parties and all other Spires Parties that:

            (i) the Spires Managing General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full authority and corporate power to conduct its business as presently conducted, and is not required to be qualified to do business as a foreign corporation in any jurisdiction;

            (ii) the Spires GP Shareholders who are the shareholders of the Spires Managing General Partner have delivered to the TEI Parties and the Combining Entities true and correct copies of the Charter Documents of the Spires Managing General Partner;

            (iii) the consummation of the Transactions will not constitute a breach or violation of or default under the Charter Documents of the Spires Managing General Partner or any Law applicable to the Spires Managing General Partner;

            (iv) the Spires Managing General Partner does not have any assets, rights or properties other than its general partnership interest in Spires;

            (v) the Spires Managing General Partner does not have any debts, liabilities or obligations, fixed or contingent other than debts, liabilities and obligations of Spires, obligations under the Charter Documents of Spires, obligations of the nature to be released at the Effective Time under Section 15.11, and liabilities for federal and state income and franchise Taxes;

            (vi) the Spires Managing General Partner is not a party to or bound by, nor are its assets or properties subject to any contract or agreement other than the Spires Charter Documents;

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
            (vii) the shares of capital stock of the Spires Managing General Partner to be transferred, assigned and contributed to PGG under this Agreement represent all of the issued and outstanding shares of capital stock of the Spires Managing General Partner, and no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Spires Managing General Partner is authorized or outstanding and there is not outstanding any commitment of the Spires Managing General Partner to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets;

            (viii) the Spires Managing General Partner has no Subsidiaries, and does not otherwise have any equity investment in any corporation, partnership or joint venture or other business entity other than Spires;

            (ix) there is no suit, action, investigation or proceeding pending or threatened against the Spires Managing General Partner at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, except such as may be pending or threatened against the Spires Managing General Partner in its capacity as a general partner of Spires; and

            (x) the Spires Managing General Partner does not have, and has not had within the last three years, any employees, and does not conduct, and has not conducted within the last three years, any business or operations other than to serve as the managing general partner of Spires.

      9.2 REGARDING THE SPIRES SECONDARY GENERAL PARTNER. The Spires GP Shareholders who are the shareholders of the Spires Secondary General Partner jointly and severally represent and warrant to the TEI Parties, the HWG Parties, the PMT Parties and all other Spires Parties that:

            (i) the Spires Secondary General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full authority and corporate power to conduct its business as presently conducted, is duly qualified and in good standing as a foreign corporation authorized to do business in Texas, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction;

            (ii) the Spires GP Shareholders who are the shareholders of the Spires Secondary General Partner have delivered to the TEI Parties and the Combining Entities true and correct copies of the Charter Documents of the Spires Secondary General Partner;

            (iii) the consummation of the Transactions will not constitute a breach or violation of or default under the Charter Documents of the Spires Secondary General Partner or any Law applicable to the Spires Secondary General Partner;

            (iv) the Spires Secondary General Partner does not have any assets, rights or properties other than its general partnership interest in Spires;

            (v) the Spires Secondary General Partner does not have any assets, rights or properties other than its general partnership interest in Spires;

            (vi) the Spires Secondary General Partner does not have any debts, liabilities or obligations, fixed or contingent other than debts, liabilities and obligations of Spires, obligations under the Charter Documents of Spires, and obligations of the nature to be released at the Effective Time under Section 15.11, and liabilities for federal and state income and franchise Taxes;

            (vii) the Spires Secondary General Partner is not a party to or bound by, nor are its assets or properties subject to any contract or agreement other than the Spires Charter Documents;

            (viii) the shares of capital stock of the Spires Secondary General Partner to be transferred, assigned and contributed to PGG under this Agreement represent all of the issued and outstanding shares of capital stock of the Spires Secondary General Partner, and no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Spires Secondary General Partner is authorized or outstanding and there is not outstanding any commitment of the Spires Secondary General Partner to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets;

            (ix) the Spires Secondary General Partner has no Subsidiaries, and does not otherwise have any equity investment in any corporation, partnership or joint venture or other business entity other than Spires;

            (x) there is no suit, action, investigation or proceeding pending or threatened against the Spires Secondary General Partner at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, except such as may be pending or threatened against the Spires Secondary General Partner in its capacity as a general partner of Spires; and

            (xi) the Spires Secondary General Partner does not have, and has not had within the last three years, any employees and does not conduct, and has not conducted within the last three years, any business or operations other than to serve as the secondary general partner of Spires.

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
      9.3 REGARDING SFP. SFP represents and warrants to the TEI Parties, the HWG Parties, the PMT Parties and the Spires Parties other than the SFP Shareholders that:

            (i) SFP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full authority and corporate power to conduct its business as presently conducted, and is not required to be qualified to do business as a foreign corporation in any jurisdiction;

            (ii) SFP has delivered to the TEI Parties and the Combining Entities true and correct copies of the Charter Documents of SFP;

            (iii) the consummation of the Transactions will not constitute a breach or violation of or default under the Charter Documents of SFP or any Law applicable to SFP;

            (iv) SFP does not have any assets, rights or properties other than
      (x) its general partnership interest in Spires and (y) cash which will be used to redeem the SFP Redemption Shares in connection with the SFP Redemption as provided in Section 15.13;

            (v) SFP does not have any debts, liabilities or obligations, fixed or contingent other than debts, liabilities and obligations of SFF, obligations under the Charter Documents of SFF, and liabilities for federal and state income and franchise Taxes;

            (vi) SFP is not a party to or bound by, nor are its assets or properties subject to any contract or agreement other than the SFF Charter Documents;

            (vii) following consummation of the SFP Redemption, the shares of capital stock of SFP to be transferred, assigned and contributed to PGG under this Agreement will represent all of the issued and outstanding shares of capital stock of SFP, and no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of SFP is authorized or outstanding, and there is not outstanding any commitment of the SFP to issue any shares, warrants, options or other such rights or, except in connection with the SFP Redemption, to distribute to holders of any class of its capital stock any evidences of indebtedness or assets;

            (viii) SFP has no Subsidiaries, and does not otherwise have any equity investment in any corporation, partnership or joint venture or other business entity other than SFF;

            (ix) there is no suit, action, investigation or proceeding pending or threatened against SFP at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind; and

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
            (x) SFP does not have, and has not had within the last three years, any employees, and does not conduct, and has not conducted within the last three years, any business or operations other than to serve as the general partner of SFF.

      9.4 REGARDING SFF. SFP and OVH jointly and severally represent and warrant to the TEI Parties, the HWG Parties, the PMT Parties and all other Spires Parties that:

            (i) SFF is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has full authority and partnership power to conduct its business as presently conducted, is duly qualified and in good standing as a foreign limited partnership authorized to do business in Texas, and is not required to be qualified to do business as a foreign limited partnership in any other jurisdiction;

            (ii) SFF has delivered to the TEI Parties and the Combining Entities true and correct copies of the Charter Documents of SFF;

            (iii) the consummation of the Transactions will not constitute a breach or violation of or default under the Charter Documents of SFF or any Law applicable to SFF;

            (iv) SFF does not have any assets, rights or properties other than
      (x) its Class A limited partnership interest in Spires and (y) cash and cash equivalents which will be distributed to its partners prior to the Effective Time as provided in Section 15.14;

            (v) SFF does not have any debts, liabilities or obligations, fixed or contingent other than debts, liabilities and obligations of Spires and obligations under the Charter Documents of Spires;

            (vi) SFF is not a party to or bound by, nor are its assets or properties subject to any contract or agreement other than the Spires Charter Documents;

            (vii) the limited partnership interest in SFF to be transferred, assigned and contributed to PGG by OVH under this Agreement and the general partnership interest in SFF owned by SFP represent all of the outstanding partnership interests in SFF, and no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any security of or equity interest in SFF is authorized or outstanding, and there is not outstanding any commitment of SFF to issue any partnership or other equity interest, or other such rights or, except as set forth in Section 15.12, to distribute to the partners of SFF any evidences of indebtedness or assets;

            (viii) SFF has no Subsidiaries, and does not otherwise have any equity investment in any corporation, partnership or joint venture or other business entity other than Spires;

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            (ix) there is no suit, action, investigation or proceeding pending or threatened against SFF at Law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind; and

            (x) SFF does not have, and has not had within the last three years, any employees and does not conduct, and has not conducted within the last three years, any business or operations other than to own its Class A limited partnership interest in Spires.

                                   ARTICLE X
                         TEI COVENANTS PENDING CLOSING

      The TEI Parties agree that pending the Closing:

      10.1 CONDUCT OF TEI'S BUSINESS. TEI and its Subsidiaries shall conduct their operations according to their ordinary and usual course of business, and shall use their best efforts to preserve intact their business organizations, keep available the services of their officers and employees and maintain normal business relationships with customers, clients and others having business relationships with them. TEI shall confer on a regular and frequent basis with one or more representatives of the respective Combining Entities to report on operational matters of materiality and to report the general status of ongoing operations of TEI and its Subsidiaries. TEI shall notify each Combining Entity of:

            (i) any unexpected emergency or other material change in the normal course of business or in the operation of the properties of TEI and its Subsidiaries;

            (ii) any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving TEI or any of its Subsidiaries and which could have a Material Adverse Effect on TEI and its Subsidiaries; and

            (iii) any matter or event which comes to the knowledge of the TEI Parties which makes or could make any representation and warranty made concerning TEI or any of its Subsidiaries in Article III untrue.

      TEI shall keep the Combining Entities fully informed of such events and permit representations of the respective Combining Entities access to all materials prepared in connection with any such event.

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      10.2 FORBEARANCE BY TEI. TEI shall not:

            (i) amend or propose to amend its Charter Documents;

            (ii) issue any shares of TEI Common Stock or securities convertible into or exchangeable for shares of TEI Common Stock, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities, except that TEI may issue shares of TEI Common Stock upon any exercise of any TEI Stock Options;

            (iii) split, combine or reclassify any outstanding shares of TEI Common Stock;

            (iv) declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of TEI Common Stock;

            (v) incur, or cause or permit any Subsidiary of TEI to incur, indebtedness for borrowed money;

            (vi) increase the compensation levels of its officers or management level employees or grant any general salary increases other than merit increases in the ordinary course of business, or cause or permit any to its Subsidiaries to do so;

            (vii) enter into any lease agreements or other long-term commitments or cause or permit any Subsidiaries to do so;

            (viii) acquire or negotiate for the acquisition of any business either directly or indirectly through a Subsidiary of TEI;

            (ix) sell or agree to sell all or substantially all, or any material portion, of its assets or the assets of any Subsidiary of TEI, or to merge or consolidate, or cause or permit any Subsidiary of TEI to merge or consolidate, with any other entity; or

            (x) take any of the other actions or permit to occur any of the other events specified in Section 3.10 which are within the control of TEI or its Subsidiaries.

      10.3 ACCESS AND INFORMATION. TEI shall give the Combining Entities and their representatives full access during normal business hours to all the properties, books, contracts, commitments and records of TEI and its Subsidiaries so that the Combining Entities may have full opportunity to make such investigation of TEI and its Subsidiaries as they shall reasonably request in advance. TEI will furnish each Combining Entity all information concerning TEI and its Subsidiaries required for inclusion in any application, filing, statement or notice made by any Combining Entity to, or filed or joined in by any Combining Entity with, any Governmental Entity in connection with this Agreement or the Transactions. None of the information furnished to any Combining Entity under this Section 10.3 shall, at the date furnished, contain any untrue statement

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of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      10.4 SUPPLEMENTAL INFORMATION. TEI shall, within five days following each such filing, furnish each Combining Entity with a copy of each Current Report on Form 8-K, each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by TEI with the SEC. TEI shall also furnish each Combining Entity copies of TEI's interim monthly consolidated financial statements as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All financial statements included in each such Quarterly Report on Form 10-Q and Annual Report on Form 10-K shall be prepared in conformity with GAAP, shall present fairly in all material respects, in accordance with GAAP, the consolidated financial position of TEI and its Subsidiaries at the end of the periods covered thereby and the results of their consolidated operations for the periods covered thereby, subject, in the case of unaudited interim financial statements, to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by GAAP.

      10.5 TEI REGISTRATION STATEMENT. TEI will prepare and file (or cause PGG to prepare and file) with the SEC the Registration Statement under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act, for the purpose of registering the Transaction Shares. TEI shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Transaction Shares under the securities or blue sky Laws of such jurisdictions as may be required, and to keep the Registration Statement and such qualifications current and in effect for as long as necessary to consummate the Transactions. In addition, TEI shall use its best efforts to cause the Transaction Shares to be listed in the Nasdaq National Market tier of the Nasdaq Stock Market and to be freely tradeable except to the extent any Transaction Shares received by the Transferors are subject to the provisions of SEC Rule 145 or a Lock-Up Agreement or are restricted under applicable rules related to transfers under Section 351 of the Code or the related representations made by the respective Transferors in (and as the term "TRANSFERORS" is used in) Article VIII. All information concerning TEI or any of its Subsidiaries included in the Registration Statement will be, on the date of its filing and on the date it becomes effective, true and correct in all material respects without omission of any material fact required to be stated to make the information set forth therein not misleading, and the Registration Statement will comply as to form with all applicable provisions of the Securities Act.

      10.6 TEI SHAREHOLDERS' MEETING. As soon as practicable following the effectiveness of the Registration Statement, TEI shall call a special meeting of the TEI Shareholders to be held to vote to approve the TEI Merger and the issuance of the Transaction Shares to be issued in connection with the Transactions other than the TEI Merger. TEI will use its best efforts to hold the TEI Shareholders' Meeting no later than 40 days following the date of mailing of the definitive proxy statement to be furnished to TEI Shareholders in connection with such meeting (the "PROXY STATEMENT"). TEI will recommend approval of the matters referred to above, and agrees to use its best efforts to obtain a favorable vote thereon. As soon as practicable following the effectiveness of the Registration Statement, and subject to the last sentence of this Section 10.6, TEI will cause to be mailed to each TEI Shareholder a copy of the Proxy Statement complying in all material respects with the Exchange Act. All information concerning TEI or any of its Subsidiaries included in the Proxy Statement will be, on the date of commencement of the mailing of the Proxy Statement (the "MAILING DATE"), true and correct in all material respects without omission of any material fact required to be stated to make the information set forth therein not misleading. TEI shall not be required to mail or otherwise furnish the Proxy Statement to TEI Shareholders unless it shall have received a letter from J.P. Morgan Securities Inc., dated no earlier than three days prior to the Mailing Date, which confirms as of the date thereof the conclusion set forth in the TEI Fairness Opinion.

      10.7 CONFIDENTIALITY. All information and data furnished by the Non-TEI Parties to the TEI Parties under this Agreement shall be received, held and treated confidentially by the TEI Parties, and none of such information shall be used in any manner for the benefit of TEI or any of its Subsidiaries or for the benefit of any business controlled by it or them. As soon as practicable after any termination of this Agreement, the TEI Parties shall return to the respective Combining Entities, and shall cause their representatives to return to the Combining Entities, all documents (and all copies thereof) obtained from the respective Combining Entities under this Agreement.

      10.8 NO SOLICITATION. TEI will immediately terminate any existing activities, discussions and negotiations with third parties concerning any possible Alternative Transaction. TEI will, and TEI will not cause or permit its Subsidiaries and the respective officers, directors, representatives, agents or representatives of TEI or its Subsidiaries to, directly or indirectly knowingly encourage, solicit or initiate any discussions or negotiations with any Person concerning any Alternative Transaction; PROVIDED, HOWEVER, that (i) if TEI's Board of Directors determines, after consultation with counsel, that it is required to do so in the exercise of the fiduciary duties of TEI's directors to the Company or its stockholders, TEI's Board of Directors may respond to a written offer for an Alternative Transaction and (ii) nothing in this Section
10.8 shall prohibit TEI or its Board of Directors from taking and disclosing to the TEI Shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act or from making such other disclosure to the TEI Shareholders which, as advised by its counsel, is required under applicable Law. TEI will promptly communicate to the Combining Entities the terms and conditions of any proposal for an Alternative Transaction that it may receive and will keep the Combining Entities informed as to the status of any discussions or other actions taken pursuant to such proposed or contemplated Alternative Transaction.

      10.9 FINANCING OF OPTION EXERCISE. TEI agrees that immediately prior to the Effective Time, it will lend to those holders of PMT Options designated by PMT (the "OPTIONEE BORROWERS") up to $825,000 for the purpose of enabling the Option Borrowers to exercise their respective Outstanding PMT Options. The proceeds of all such loans (the "OPTIONEE LOANS") shall be paid by TEI directly to PMT, for the account of the Optionee Borrowers, in payment of the exercise price of their respective Outstanding PMT Options. Each Optionee loan shall be:

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
            (i) evidenced by and payable as provided in a promissory note of the Optionee Borrower in the form attached as Exhibit G to this Agreement to be executed and delivered to TEI by the Optionee Borrower immediately before the Effective Time;

            (ii) secured by a pledge by the Optionee Borrower of all Transaction Shares issued to the Optionee Borrower pursuant to the Transaction in exchange for the shares of PMT common stock purchased by the Optionee Borrower upon exercise of his or her Outstanding PMT Options (but not by any other Transaction Shares issued to the Optionee Borrower in exchange for any other shares of PMT common stock owned by such Optionee Borrower), each such pledge to be made by a Stock Pledge Agreement to be executed and delivered to TEI by the Optionee Borrower immediately before the Effective Time, but to become effective upon the Effective Time.

      The obligation of TEI to make each Optionee Loan shall be conditioned on TEI's receipt from the Optionee Borrower for whose account such loan is to be made, of such promissory note and Stock Pledge Agreement.

      10.10 CONSUMMATION OF TRANSACTIONS. The TEI Parties shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Transactions shall be consummated.

                                  ARTICLE XI
                            COVENANTS OF COMBINING
                           ENTITIES PENDING CLOSING

      The Combining Entities severally agree that pending the Closing:

      11.1 CONDUCT OF BUSINESS. Each Combining Entity shall conduct its operations according to its ordinary and usual course of business, and shall use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, clients and others having business relationships with it. Each Combining Entity shall confer on a regular and frequent basis with one or more designated representatives of TEI to report on operational matters of materiality and to report the general status of ongoing operations of such Combining Entity. Each Combining Entity shall notify TEI and each other Combining Entity of:

            (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of such Combining Entity;

            (ii) any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving such Combining Entity and which could have a Material Adverse Effect on such Combining Entity; and

            (iii) any matter or event which comes to the knowledge of such Combining Entity and which makes or could make any representation and warranty made concerning such Combining Entity in Article IV, V or VI, respectively, untrue or inaccurate.

      Each Combining Entity shall keep TEI and each other Combining Entity fully informed of such events and permit representatives of TEI and the other Combining Entities access to all materials prepared in connection with such events.

      11.2  FORBEARANCE BY COMBINING ENTITIES.  No Combining Entity shall:

            (i) incur any indebtedness for borrowed money, other than to finance its trading activities in the normal course of its business;

            (ii) increase the compensation levels of its officers or management level employees or grant any general salary increases, other than merit increases in the ordinary course of business;

            (iii) enter into any lease agreements or other long-term commitments;

            (iv) acquire or negotiate for the acquisition of any business;

            (v) effect any change in its capital structure;

            (vi) declare or pay any dividends or pay any bonuses, extraordinary commissions or any other unusual distributions to its shareholders or partners;

            (vii) sell or agree to sell all or substantially all, or any material portion, of its assets, or merge or consolidate with any other Entity; or

            (viii) take any of the other actions or permit to occur any of the other events specified in Section 4.9, 5.9 or 6.9, as the case may be, which are within the control of such Combining Entity;

PROVIDED, HOWEVER, that notwithstanding the foregoing restrictions:

            (i) PMT will be permitted to distribute to the PMT Shareholders before the Closing all amounts accumulated in PMT's Accumulated Adjustment Account in respect of earnings of PMT for all periods ending on or before the Closing Date, but only if and to the extent such distributions will not cause PMT's shareholders' equity to be reduced below $2,888,280;

            (ii) Spires will be permitted to make distributions to the Spires Partners prior to the Closing as long as partners' capital of Spires is not below, and if and to the extent the distributions will not cause partners' capital of Spires to be reduced below, $1,736,320;

            (iii) any Combining Entity may lease office equipment which is not material in amount, and Spires may enter into leases for office space which do not commit Spires for annual rentals in excess of $190,000 or rentals over the life of the lease in excess of $1.2 million;

            (iv) Spires may employ or engage new brokers or group of new brokers and open new offices;

            (v) HWG may issue shares of its common stock in connection with exercises of Outstanding HWG Options as provided in Sections 7.7 and 13.8; and

            (vi) PMT may issue shares of its common stock in connection with exercises of Outstanding PMT Options as provided in Sections 7.7 and 13.8.

      11.3 ACCESS AND INFORMATION. Each Combining Entity shall give TEI and each other Combining Entity and their respective representatives access during normal business hours to all the properties, books, contracts, commitments and records of such Combining Entity so that TEI and each other Combining Entity may have full opportunity to make such investigation of such Combining Entity as they shall reasonably request in advance. Each Combining Entity will furnish TEI and each other Combining Entity all information concerning such Combining Entity required for inclusion in any application, filing, statement or notice made by TEI or any other Combining Entity to, or filed or joined in by TEI or any other Combining Entity with, any Government Entity in connection with this Agreement or the Transactions. None of the information furnished to TEI or any other Combining Entity under this Section 11.3, including any information concerning a Combining Entity furnished by it for inclusion in the Registration Statement or the Proxy Statement included therein, shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      11.4 SUPPLEMENTAL INFORMATION. Each Combining Entity shall furnish TEI and each other Combining Entity copies of such Combining Entity's interim monthly financial statements as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All such financial statements shall be prepared in conformity with GAAP, shall present fairly in all material respects, in accordance with GAAP, the financial position of the reporting Combining Entity at the end of the periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by GAAP.

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
      11.5 ADVISORY CONTRACT CONSENTS. As soon as reasonably practicable, HWG shall inform its noninvestment company advisory clients of the transactions contemplated by this Agreement and shall, in compliance with the Investment Advisers Act and any other applicable Law, request such clients' consents may be necessary to effect the assignment of its Investment Advisory Related Agreements. HWG may satisfy this obligation, insofar as it relates to noninvestment company advisory clients (other than collective investment arrangements managed by HWG as to which the governing instruments or applicable Law require any different or supplemental procedure, in which case the different or supplemental procedures must be followed), by providing each such client with the notice described in the first sentence of this Section 11.5 and obtaining either a new investment advisory contract with such client effective at the Effective Time or such client's consent in the form of an actual written consent or in the form of an implied consent and complying with any other requirements, including, to the extent applicable, the disclosure requirements of Rule 204-3 under the Investment Advisers Act. Each such implied consent may be obtained by requesting written consent as aforesaid and informing the client in writing at least 60 days in advance of the Effective Time of:

            (i) the HWG Merger and HWG's intention to complete the HWG Merger so as to result in a statutory assignment of such Investment Advisory Related Agreement;

            (ii) HWG's intention to continue the advisory services after the Effective Time if the client does not terminate its Investment Advisory Related Agreement before the Effective Time; and

            (iii) the fact that the consent of the client will be implied if the client continues to accept advisory services without termination.

      11.6 CONFIDENTIALITY. All information and data furnished to a Combining Entity by a TEI Party or another Combining Entity under this Agreement, whether furnished orally or in writing, shall be received, held and treated confidentially by such receiving Combining Entity, and none of such information shall be used in any manner for the benefit of the receiving Combining Entity or for the benefit of any business controlled by it. As soon as practicable after any termination of this Agreement, each Combining Entity shall return to the TEI Parties and the other Combining Entities, respectively, and shall cause their representatives to return to the TEI Parties and the other Combining Entities, respectively, all documents (and all copies thereof) obtained from them under this Agreement.

      11.7 SHAREHOLDERS' AND PARTNERS' MEETINGS. As soon as practicable following effectiveness of the Registration Statement, each Combining Entity shall call a special meeting of its shareholders or partners, as the case may be, to be held to vote to approve (i) the HWG Merger in the case of HWG and the HWG Shareholders, (ii) the PMT Merger in the case of PMT and the PMT Shareholders, and (iii) the Spires Transactions in the case of Spires and its partners (collectively, the "SPECIAL MEETINGS"). Each Combining Entity will use its best efforts to hold its Special Meeting no later than 30 days following the effectiveness of the Registration Statement. Each Combining Entity will recommend approval of the matters to be acted upon at its Special Meeting as provided above, and agrees to use its best efforts to obtain a favorable vote thereon.

      11.8 CONSUMMATION OF TRANSACTIONS. The Combining Entities shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Transactions shall be consummated.

                                  ARTICLE XII
                               MUTUAL CONDITIONS

      The respective obligations of all Parties to consummate the Transactions are subject to the fulfillment of each of the following conditions on or before the Closing Date:

      12.1 NO ADVERSE PROCEEDINGS. No order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent consummation of any of the Transactions, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure any of the Transactions.

      12.2 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective with the SEC, and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted by the SEC, and the Registration Statement shall have registered the issuance of all of the Transaction Shares so as to make them freely tradeable except to the extent contemplated in Section 10.5.

      12.3 LISTING OF TRANSACTION SHARES. The Transaction Shares to be issued in connection with the Transactions shall have been approved for inclusion in the Nasdaq National Market tier of the Nasdaq Stock Market, subject to official notice of issuance.

      12.4 APPROVAL OF BANKING COMMISSIONER. The Texas Banking Commissioner shall have approved (i) the PMT Merger under Sections 3.501 through 3.303 of the TTCA and (ii) the acquisition of control of PMT by PGG, under Sections 4.001 through 4.006 of the TTCA.

      12.5 BROKER-DEALER REGULATORY REQUIREMENTS. All consents, authorizations, approvals, filings or exemptions required under all applicable Broker-Dealer Regulatory Requirements in connection with the HWG Merger and the Spires Merger, respectively, shall have been obtained and not rescinded or adversely modified.

      12.6 TEI SHAREHOLDER APPROVAL. The TEI Merger and the issuance of the Transaction Shares to be issued in connection with the Transactions other than the TEI Merger shall have been approved by the requisite vote of the TEI Shareholders.

      12.7 OTHER SHAREHOLDER AND PARTNER APPROVALS. The HWG Merger shall have been approved by the requisite vote of the HWG Shareholders, the PMT Merger shall have been approved by the requisite vote of the PMT Shareholders, and the Spires Transactions shall have been approved by the requisite vote or consent of the Spires Partners under Article XVI of the Spires Partnership Agreement.

                                 ARTICLE XIII
                   CONDITIONS TO OBLIGATIONS OF TEI PARTIES

      The respective obligations of the TEI Parties to consummate the Transactions are subject to the fulfillment of each of the following conditions on or before the Closing Date:

      13.1 REPRESENTATIONS TRUE AT CLOSING. The TEI Parties shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Non-TEI Parties in any of Articles IV through VII; the representations and warranties made by the Non-TEI Parties in Articles IV through VII shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each Non-TEI Party shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing; and the TEI Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of each of the Combining Entities, to the effect set forth in this Section 13.1.

      13.2 NO ADVERSE CHANGES. Since the date of this Agreement, no event shall have occurred which has had or could be reasonably expected to have a Material Adverse Effect on any of the Combining Entities.

      13.3 OPINION OF HWG COUNSEL. The TEI Parties shall have received an opinion, dated the Closing Date, of Ryan & Sudan, L.L.P., counsel to the HWG Parties, in the form attached as Exhibit A to this Agreement.

      13.4 OPINION OF PMT COUNSEL. The TEI Parties shall have received an opinion, dated the Closing Date, of Ryan & Sudan, L.L.P., counsel for the PMT Parties, to the effect set forth in Exhibit B attached to this Agreement.

      13.5 OPINION OF SPIRES COUNSEL. The TEI Parties shall have received an opinion, dated the Closing Date, of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Spires Parties, to the effect set forth in Exhibit C attached to this Agreement.

      13.6 TAX OPINION. The TEI Parties shall have received an opinion dated the Closing Date from Porter & Hedges, L.L.P., counsel to TEI, to the effect that:

            (i) the transactions contemplated by this Agreement, including the TEI Merger, will not result in the recognition by the TEI Shareholders of income, gain, loss or deduction for federal income tax purposes;

            (ii) for federal income tax purposes, the holding period of the Transaction Shares received by the TEI Shareholders in connection with the TEI Merger will include the holding period of the shares of TEI Common Stock surrendered therefor; and

            (iii) the Proxy Statement accurately sets forth the material federal income tax consequences to the TEI Shareholders of the TEI Merger and the other transactions contemplated in this Agreement.

      13.7 AFFILIATE AGREEMENTS. The TEI Parties shall have received from each "affiliate" (within the meaning of SEC Rule 145) of each Combining Entity, on or before the Closing Date, an affiliate's agreement in substantially the form attached as Exhibit E to this Agreement.

      13.8 EXERCISE OF OUTSTANDING OPTIONS. All Outstanding HWG Options and all Outstanding PMT Options shall have been exercised in accordance with their terms, and each holder of an Outstanding HWG Option or an Outstanding PMT Option who is not a Party shall have executed and delivered to TEI an agreement by which such holder shall have severally joined in the representations and warranties made by the Transferors in Articles VII and VIII with respect to such option holder and the shares of capital stock of HWG or PMT, as the case may be, issued to such option holder upon his or her exercise of such option, and shall have become subject to and bound by the same indemnification obligations as are set forth in Sections 17.1 and 17.2 with respect to the Transferors.

      13.9 RELEASES. The TEI Parties and each Combining Entity shall have received a Release, in the form attached as Exhibit F to this Agreement, from each Transferor who is a shareholder or partner of such Combining Entity.

      13.10 AFFIRMATION OF FAIRNESS OPINION. TEI shall have received a letter from J.P. Morgan Securities Inc., dated the Closing Date, which confirms as of the date thereof the conclusion set forth in the TEI Fairness Opinion.

      13.11 SFP BALANCE SHEET AUDIT. TEI shall have received an audited balance sheet of SFP as of the latest practicable date (but not more than 30 days) prior to the Closing Date, together with a report thereon of PricewaterhouseCoopers LLP, and such audited balance sheet shall not have reflected any fixed or contingent debts, liabilities or obligations of SFP at the date thereof, other than for U.S. federal and state income and franchise Taxes in respect of SFP's taxable period beginning January 1, 1998.

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
      13.12 SFF BALANCE SHEET AUDIT. TEI shall have received an audited balance sheet of SFF as of the latest practicable date (but not more than 30 days) prior to the Closing Date, together with a report thereon of PricewaterhouseCoopers LLP, and such audited balance sheet shall not have reflected any fixed or contingent debts, liabilities or obligations of SFF at the date thereof.

                                  ARTICLE XIV
                   CONDITIONS TO NON-TEI PARTIES OBLIGATIONS

      The respective obligations of the Non-TEI Parties to consummate the Transactions and are subject to the fulfillment of each of the following conditions on or before the Closing Date:

      14.1 TEI REPRESENTATIONS TRUE AT CLOSING. The Combining Entities shall not have discovered any material error, misstatement or omission in the representations and warranties made by the TEI Parties in Articles III and VIII; the representations and warranties made by the TEI Parties in Articles III and VIII shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each TEI Party shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to the Closing; and the Combining Entities shall have received certificates, each dated the Closing Date, of the President or Vice President of each of the TEI Parties, to the effects set forth in this
Section 14.1.

      14.2 OTHER REPRESENTATIONS TRUE AT CLOSING. In the case of any one Combining Entity and the Transferors related to it, such Combining Entity shall not have discovered any material error, misstatement or omission in the representations and warranties made by another Combining Entity in Article IV, V or VI, as the case may be; the representations and warranties made by the other Combining Entities in Articles IV, V and VI, as applicable, shall be deemed to have been made again as of the time of the Closing, and shall then be true in all material respects; each other Combining Entity shall have performed and complied with all agreements and conditions required to be performed or complied with by it at or prior to Closing; and such Combining Entity shall have received certificates, each dated the Closing Date, of the President or Vice President of each of the other Combining Entities to the effects set forth in this Section 14.2.

      14.3 NO ADVERSE TEI CHANGES. Since the date of this Agreement, no event shall have occurred which could reasonably be expected to have a Material Adverse Effect on TEI and its Subsidiaries.

      14.4 NO OTHER ADVERSE CHANGES. In the case of any one Combining Entity and its related Transferors, no event shall have occurred which could reasonably be expected to have a Material Adverse Effect on another Combining Entity.

      14.5 OPINION OF TEI'S COUNSEL. The Combining Entities and the Transferors shall have received an opinion, dated the Closing Date, of Porter & Hedges, L.L.P., counsel to the TEI Parties, in the form attached as Exhibit D to this Agreement.

      14.6 TAX OPINION. The Combining Entities shall have received an opinion, dated the Closing Date, of PricewaterhouseCoopers LLP, to the effect that:

            (i) the transactions contemplated by this Agreement, including the HWG Merger, the PMT Merger and the Spires Transactions, will not result in the recognition by the Transferors of income, gain, loss or deduction for federal income tax purposes; and

            (ii) for federal income tax purposes, the holding period of the Transaction Shares received by the respective Transferors in connection with the HWG Merger, the PMT Merger and the Spires Transactions, respectively, will include the holding period of the shares of capital stock and partnership interests in the Combining Entities surrendered therefor.

      14.7 WORKING CAPITAL; CASH AND INVESTMENTS. As of the end of the last full calendar month ended at least 30 days before the Closing Date (the "DETERMINATION DATE"), (i) the sum of (x) the total consolidated current assets of TEI and its consolidated Subsidiaries (as determined in accordance with GAAP) and (y) all costs and expenses incurred and paid by TEI after June 30, 1998 and on or before the Determination Date in connection with the Transactions, shall have equaled or exceeded $29 million, and (ii) the consolidated net working capital of TEI and its consolidated Subsidiaries (determined by deducting (x) all consolidated current liabilities of TEI and its consolidated Subsidiaries at the Determination Date, determined in accordance with GAAP, but excluding all then current liabilities representing accrued and unpaid costs and expenses incurred by TEI in connection with the Transactions from (y) the amount set forth in clause (i) of this sentence, shall have equaled or exceeded $27.6 million. The cash, cash equivalents and short-term investments of TEI and its consolidated Subsidiaries at the Closing Date, plus all Transaction Expenses paid after the June 30, 1998 and before the Closing Date, shall have equaled or exceeded $27 million.

      14.8 ADJUSTED NET WORTH. As of the Determination Date, the sum of (i) the total consolidated current assets of TEI and its consolidated Subsidiaries (determined in accordance with GAAP) minus (ii) the sum of (x) consolidated liabilities (both current and long-term, but excluding all then current liabilities representing accrued and unpaid costs and expenses incurred by TEI in connection with the Transactions) of TEI and its consolidated Subsidiaries, and (y) without duplication of any such liability, any amounts which are or which in accordance with GAAP should have been, recorded on the consolidated balance sheet of TEI and its consolidated Subsidiaries at the Determination Date as a commitment or contingency, shall have equaled or exceeded $26.6 million.

      14.9 PGG BOARD REPRESENTATION. PGG shall have increased the size of its Board of Directors to twelve, and Titus H. Harris, Jr., Robert E. Garrison, II, Stephen M. Reckling, Peter W. Badger, Richard C. Webb and Sean Dobson, or such other individuals (in lieu of those named) as may be designated by the Combining Entities and as are reasonably acceptable to PGG, shall have been appointed to PGG's Board of Directors.

                                  ARTICLE XV
                             ADDITIONAL AGREEMENTS

      15.1 APPLICATION TO BANKING COMMISSIONER. As soon as practicable after the execution of this Agreement, (i) PMT, the PMT Merger Subsidiary and TEI shall prepare and file with the Texas Banking Commissioner an application under
Section 3.302 of the TTCA seeking the Texas Banking Commissioner's approval of the PMT Merger, (ii) TEI shall prepare and file with the Texas Banking Commissioner an application under Section 4.002 of the TTCA seeking the Texas Banking Commissioner's approval of PGG's acquisition of control of PMT, and
(iii) upon being notified by the Texas Banking Commissioner that the application described in clause (ii) is complete, TEI shall either (x) publish notice of the application to acquire control of PMT in a newspaper of general circulation in Harris County, Texas in compliance with Section 4.002(d) of the TTCA or (y) request from the Texas Banking Commissioner, under Section 4.002(e) of the TTCA, a waiver of the publication of notice requirement. Thereafter, the TEI Parties and the PMT Parties shall take all such action and shall attend all such hearings and provide all such information to the Texas Banking Commissioner as the Commissioner may require in connection with the Commissioner's consideration of the applications described in this Section 15.1; PROVIDED, HOWEVER, that nothing in this Section 15.1 shall require any TEI Party or PMT to (i) agree to the imposition of any material limitation on the ability of PMT to conduct its trust business after the Closing in substantially the same manner as before the Closing or (ii) make any undertaking relating to PMT or its assets, properties, business, operations, employees or practices which, in the reasonable judgment of the TEI Parties and the other Combining Entities, would or could have, after the Closing, a Material Adverse Effect on PMT.

      15.2 CONSENTS AND APPROVALS. All Parties shall use their best efforts to obtain before the Closing, in addition to the approvals and consents referred to in Section 12.2, 12.3, 12.4 and 12.6, all other consents and approvals listed and disclosed in Section 4.3 or 4.4 of the HWG Disclosure Schedule, PMT Disclosure Schedule or the Spires Disclosure Schedule, respectively.

      15.3 PUBLICITY. No Party other than TEI or a Combining Entity shall issue any press release or public announcement pertaining to the Transactions. TEI and the Combining Entities shall consult with each other concerning any such press release or public announcement and shall use their best efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or national securities exchange with respect to any such press release or public announcement. In cases where TEI and the Combining Entities are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing

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Party is required to do so by Law or by any listing agreement with, or rules of, any national securities exchange (including the Nasdaq Stock Market), in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.

      15.4 EXPENSES. Each TEI Party shall pay its own costs and expenses incurred in connection with the Transactions, and the respective Combining Entities and Spires General Partners shall pay their costs and expenses and the costs and expenses of their respective shareholders and partners in connection with the Transactions, in each case whether or not the Transactions are consummated; PROVIDED, HOWEVER, that (i) the SFP Shareholders shall pay all accounting fees incurred in connection with the preparation of the audited balance sheet of SFP referred to in Section 13.11, and (ii) the SFP Shareholders and OVH shall pay all accounting fees incurred in connection with the preparation of the audited balance sheet of SFF referred to in Section 13.12.

      15.5 CONVEYANCE TAXES. The Parties shall cooperate in the preparation of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer tax, any stock transfer or stamp tax, or any other similar transfer or conveyance taxes which become payable in connection with the Transactions. This Section 15.5 does not apply or extend to any federal, state, or local income Tax.

      15.6 EMPLOYEE PROFIT SHARING PLANS. Each employee profit sharing plan maintained by a Combining Entity shall fully vest as of the Effective Time the account balances of all Combining Entity employees who are participants in such plan ("PARTICIPATING EMPLOYEES"), and the respective Combining Entities shall take all such actions, if any, as may be necessary to provide for the distribution to or on behalf of the Participating Employees of their vested account balances. To the extent permitted by applicable Law, Participating Employees with loans outstanding under any such Combining Entity profit sharing plan as of the Effective Time may directly roll over any such loan to TEI's 401(k) Plan (the "TEI PLAN") provided the loan has not been accelerated at the time of the rollover. Each Combining Entity shall use its best efforts to:

            (i) permit each Participating Employee to elect prior to the Effective Time (contingent on the consummation of the Transactions) a direct rollover of his or her rolloverable account balance in the Combining Entity's profit sharing plan to the TEI Plan; and

            (ii) cause the profit sharing plan of such Combining Entity to deliver to the TEI Plan at the Effective Time (or as soon thereafter as reasonably practicable) the promissory notes and other loan documentation, if any, of the Participating Employees who have elected a direct rollover in accordance with procedures prescribed by the Combining Entity.

      The TEI Plan shall accept the direct rollover, as provided in Section 401(a)(31) of the Code, and, if applicable, promissory notes that are not accelerated, from the Combining Entity's respective profit sharing plans.

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      15.7 RULE 144 REPORTS. For as long as any Transferor remains subject to
SEC Rule 144 or SEC Rule 145 with respect to such Transferor's sale of shares of PGG Common Stock, PGG will make available to such Transferor the benefit of rules and regulations of the SEC which may permit such Transferor to sell shares of PGG Common Stock without registration by:

            (i) making and keeping "current public information" "available" (as both those terms are defined in Rule 144) at all times;

            (ii) timely filing with SEC in accordance with all applicable rules and regulations, all reports and other documents (x) required of PGG for Rule 144 or 145, as either Rule may be amended from time to time (or any rule, regulation, or statute replacing Rule 144 or 145) to be available and (y) required to be filed under Section 15d of the Exchange Act even if PGG's duty to file those reports or documents is suspended or otherwise terminated under the terms of Section 15d; and

            (iii) furnishing a written statement by PGG that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of PGG and such reports and documents filed by PGG with the SEC as may reasonably be requested by any such Transferor.

      15.8 LOCK-UP AGREEMENTS. At the Closing, each Transferor who immediately after the Closing will be (i) an officer or director of PGG, (ii) a holder of shares of PGG Common Stock representing 2.5% or more of the total number of shares of PGG Common Stock outstanding immediately after the Effective Time, or
(iii) a member of a "group" (within the meaning of SEC Rule 13d.1) which holds shares of PGG Common Stock representing 10% or more of the total number of shares of PGG Common Stock outstanding immediately after the Effective Time, will deliver to PGG, and TEI will cause each current officer or director of TEI and each Waltrip Group Shareholder who meets one or more of the criteria specified in clauses (i) through (iii) above of this Section 15.8, to deliver to TEI, a letter (collectively, the "LOCK-UP AGREEMENTS"), reasonably satisfactory in form and substance to TEI, under which each such Person will agree that for a period of one year following the Closing Date such Person will not, without the prior written consent of PGG, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer any shares of TEI Common Stock or any securities convertible into or exercisable for shares of TEI Common Stock.

      15.9 STANDSTILL. If this Agreement is terminated for any reason before the Closing (other than pursuant to clause (iv) of Section 18.3), no Combining Entity will, and each Combining Entity will cause each of its Affiliates not to, at any time within one year following the date of any termination of this
Agreement:

            (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire

                                      A-83
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      any voting securities of TEI or any of its Affiliates other than as a result of a stock split, stock dividend or similar recapitalization;

            (ii) make or cause to be made any proposal for the acquisition of TEI or its Affiliates, any assets or businesses of TEI or its Affiliates, or securities of TEI or its Affiliates or for any other extraordinary transaction involving TEI, including any merger, or other business combination, restructuring, tender offer, exchange offer, recapitalization, liquidation or similar transaction, except (x) as expressly permitted by this Agreement or (y) proposals pursuant to customary business transactions in the ordinary course of TEI's business;

            (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of TEI or its Affiliates other than with Persons who are Affiliates of a Combining Entity;

            (iv) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to TEI or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of TEI or its Affiliates other than Persons who are Affiliates of a Combining Entity, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to TEI or its Affiliates;

            (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to TEI or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors of TEI or its Affiliates or seek the removal of any member of the Board of Directors of TEI or its Affiliates;

            (vi) in any manner, agree, attempt, seek or propose (or make any request for permission with respect thereto) to deposit any securities of TEI or its Affiliates, directly or indirectly, in any voting trust or similar arrangement or to subject any securities of TEI or its Affiliates to any other voting or proxy agreement, arrangement or understanding;

            (vii) disclose any intention, plan or arrangement, or make any public announcement (or request permission to make any such announcement), or induce any other Person to take any action, inconsistent with the foregoing;

            (viii) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

            (ix) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing; or

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            (x) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of TEI or its Affiliates;

PROVIDED, that this Section 15.9 shall not restrict or inhibit the right of a Combining Entity or any of its Affiliates, or any present shareholder of TEI, to exercise its voting rights as a shareholder of TEI.

      15.10 RELEASE OF TRANSFERORS. Effective as of the Effective Time, and without the requirement of any further action on the part of any TEI Party, any Combining Entity or either Spires General Partner, each Transferor shall be released and forever discharged by each TEI Party, each Combining Entity and each Spires General Partner (collectively, together with their respective successors and assigns, the "RELEASING PARTIES") from any and all disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature which any Combining Entity or either Spires General Partner may have had prior to the Effective Time, or which any Releasing Party may have after the Effective Time, and which are based on any act or omission by any Transferor taken or omitted to be taken by such Transferor in such Transferor's capacity as an officer, director, employee, stockholder, partner or "controlling person" of a Combining Entity or a Spires General Partner; PROVIDED, HOWEVER, that nothing in this Section 15.10 shall release any Transferor from any obligation of such Transferor under this Agreement.

      15.11 SFF PRE-CLOSING DISTRIBUTIONS. Immediately before the SFP Redemption and the Closing, SFF shall distribute to SFP and OVH all cash and cash equivalents then owned and held by SFF.

      15.12 SFP REDEMPTION. On the Closing Date, immediately before the Closing, SFP shall purchase and redeem from the SFP Shareholders, PRO RATA in accordance with their respective holdings of the SFP Shares, 38,265 of the SFP Shares in exchange for a purchase price (the "REDEMPTION PRICE") equal to the amount of cash owned and held by SFP at the Closing Date. With respect to the payment of the Redemption Price, the SFP Shareholders authorize and direct that (i) an amount of cash equal to 110% of the Estimated SFP Closing Date Tax Liability (the "INITIAL ESCROW DEPOSIT") shall be deposited by SFP with the Escrow Agent to be held and distributed by the Escrow Agent as provided in Section 15.13 and in the Escrow Agreement and (ii) the remaining balance of the Redemption Price shall be paid by SFP, in cash, by wire transfer, to the SFP Shareholder Representative for the account of, and for distribution by the SFP Shareholder Representative to, the SFP Shareholders.

      15.13 SFP TAX LIABILITY AND RELATED ESCROW. At least ten and not more than 20 days before the Closing Date, SFP and TEI shall cause PricewaterhouseCoopers LLP and Margolis Phipps & Wright P.C. to jointly determine the estimated U.S. federal income tax liability of SFP for the SFP Short Tax Period. The amount of such estimated tax liability, as determined by such accounting firms, less the amount of the SFP Current Year Estimated Tax Payments, is herein called the "ESTIMATED SFP CLOSING DATE TAX LIABILITY." Following the Closing, SFP shall pay when due, and PGG shall cause SFP to pay when due and shall furnish to SFP all funds which SFP may require in order for SFP to pay when due, all quarterly estimated payments of U.S. federal income Taxes which

                                      A-85
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may become due and owing by SFP after the Closing Date in respect of SFP's 1998
U.S. federal income Tax liability.


      At least 30 days before the Final SFP Return Date, PGG shall prepare, or cause to be prepared, and deliver to the SFP Shareholder Representative, the U.S. federal income Tax return of SFP for the SFP Short Tax Period, reflecting the actual U.S. federal income Tax liability of SFP for the SFP Short Tax Period (the "SFP FINAL TAX RETURN"). Unless within ten days from the date of his receipt of the SFP Final Tax Return the SFP Shareholder Representative delivers to PGG a written notice (a "NOTICE OF OBJECTION") stating that the SFP Final Tax Return does not accurately reflect SFP's U.S. federal income Tax liability for the SFP Short Tax Period, PPG and the SFP Shareholder Representative shall promptly issue joint written instructions to the Escrow Agent to distribute:

            (i) to PGG, a portion of the Escrow Funds equal to the excess, if any, of (x) the amount of the U.S. federal income Tax liability of SFP for the SFP Short Tax Period, as reflected in the SFP Final Tax Return, over
      (y) the amount of the SFP Current Year Estimated Tax Payments, plus an amount equal to any interest which SFP may be required to pay to the IRS in respect of the U.S. federal income Tax liability of SFP for the SFP Short-Tax Period; and

            (ii) to the SFP Shareholder Representative, the balance, if any, of the Escrow Funds.

      If the PFS Shareholder Representative delivers to PGG a Notice of Objection within the ten-day period specified above, then the U.S. federal income Tax liability of SFP for the SFP Short Tax Period shall be calculated by PricewaterhouseCoopers LLP, whose determination in the matter shall be final, conclusive and binding on all Parties and the Shareholder Representative. In such case PGG and the SFP Shareholder Representative, within five days from the date of such determination by PricewaterhouseCoopers LLP, shall issue joint written instructions to the Escrow Agent to distribute:

            (i) to PGG, a portion of the Escrow Funds equal to the excess, if any, of (x) the amount of the U.S. federal income Tax liability of SFP for the SFP Short Tax Period, as determined by PricewaterhouseCoopers LLP, over (y) the amount of the SFP Current Year Estimated Tax Payments, plus an amount equal to any interest which SFP may be required to pay to the IRS in respect of the U.S. federal income Tax liability of SFP for the SFP Short-Tax Period; and

            (ii) to the SFP Shareholder Representative, for the account of the SFP Shareholders, the balance, if any, of the Escrow Funds.

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                                  ARTICLE XVI
                              NATURE AND SURVIVAL
                                      OF
                        REPRESENTATIONS AND WARRANTIES

      16.1 NATURE OF STATEMENTS. All, but only those, statements contained in this Agreement or any Disclosure Schedule or certificate delivered by or on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.

      16.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the TEI Parties in Article III, the representations and warranties made by the HWG Parties in Article IV, the representations and warranties made by the PMT Parties in Article V, and the representations and warranties made by the Spires Parties in Article VI shall not survive, and shall terminate upon, the Closing. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all other representations and warranties made by the respective Parties in Articles VII, VIII and IX shall survive the Closing and shall continue in effect thereafter.

                                 ARTICLE XVII
                                INDEMNIFICATION

      The respective indemnification obligations of the Parties are:

      17.1 INDEMNIFICATION BY THE TRANSFERORS. Each Transferor severally agrees to pay and to indemnify and hold harmless each TEI Party, each Combining Entity, each other Transferor, and their respective Affiliates (but, in the case of the Combining Entities, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages caused by, arising out of or in respect of:

            (i) any breach or default in the performance by the Transferor of any covenant or agreement made by the Transferor in this Agreement; or

            (ii) any breach of warranty or inaccurate or erroneous representation made by the Transferor in Article VII of this Agreement.

      17.2 OTHER INDEMNIFICATION BY THE TRANSFERORS. Each Transferor agrees to pay and to indemnify and hold harmless each TEI Party, each Combining Entity, each other Transferor, and their respective Affiliates (but, in the case of the Combining Entities, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages caused by, arising out of or in respect of any breach of warranty or inaccurate or erroneous representation made by such Transferor in Article VIII of this Agreement.

      17.3 INDEMNIFICATION BY THE TEI PARTIES. The TEI Parties jointly and severally agree to pay and to indemnify and hold harmless and defend each Non-TEI Party and its Affiliates (but not any Combining Entity after the Closing), and their respective successors and assigns from and against any and all Damages caused by or arising out of or in respect of:

            (i) any breach or default in the performance by any TEI Party of any covenant or agreement of such TEI Party contained in this Agreement; and

            (ii) any breach of warranty or inaccurate or erroneous representation made by such TEI Party in Article VIII of this Agreement.

      17.4 INDEMNIFICATION BY SPIRES GP SHAREHOLDERS. The Spires GP Shareholders who are shareholders of the Spires Managing General Partner jointly and severally agree to pay and to indemnify and hold harmless each TEI Party, each Combining Entity, each other Transferor, and their respective Affiliates (but, in the case of the Combining Entities, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages caused by, arising out of or in respect of (i) any breach of warranty or inaccurate or erroneous representation made by such Spires GP Shareholders in Section 9.1 and
(ii) any liability of the Spires Managing General Partner for any federal or state income Taxes for any taxable period ending on or before the Closing Date.

      The Spires GP Shareholders who are shareholders of the Spires Secondary General Partner jointly and severally agree to pay and to indemnify and hold harmless each TEI Party, each Combining Entity, each other Transferor, and their respective Affiliates (but, in the case of the Combining Entities, only their respective Affiliates after the Closing), successors and assigns from and against any and all damages caused by, arising out of or in respect of (i) any breach of warranty or inaccurate or erroneous representation made by such Spires GP Shareholders in Section 9.2 and (ii) any liability of the Spires Secondary General Partner for any federal or state income Taxes for any taxable period ending on or before the Closing Date.

      17.5 REQUESTS FOR INDEMNIFICATION. If any Party (an "INDEMNIFIED PARTY") becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this
Article XVII (any such item being herein called an "INDEMNITY MATTER"), the Indemnified Party shall give prompt written notice of the Indemnity Matter to the Indemnifying Party, requesting indemnification therefor, specifying the nature of and specific basis for the Indemnity Matter and the amount or estimated amount thereof to the extent then feasible; provided, however, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defense or investigation of such Indemnity Matter and to retain counsel and other experts to represent the

Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending) the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defense or investigation of the Indemnity Matter, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party retains counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differing interests between them.

      If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Indemnity Matter which the Indemnifying Party defends, or, if appropriate and related to the Indemnity Matter in question, in making any counterclaim against the person asserting the Indemnity Matter, or any cross-complaint against any person. No Indemnity Matter may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Indemnity Matter may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XVII to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this Article XVII.

      After the delivery of a notice of an Indemnity Matter hereunder, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public or not already within the knowledge of the Indemnifying Party, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (unless already within its knowledge or as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.

                                 ARTICLE XVIII
                           AMENDMENT AND TERMINATION

      18.1 AMENDMENT. This Agreement may be amended by TEI and the Combining Entities, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the TEI Shareholders of the matters specified in Section 10.6, but after such approval, no amendment shall be made which increases the number of Transaction Shares issuable to the Transferors in connection with the Transactions, or which in any way alters or changes any of the other terms or conditions of this Agreement if the alteration or change would materially adversely affect the rights of the TEI Shareholders, without the further approval of the TEI's Shareholders. This Agreement may be amended only by a written instrument executed by TEI and all of the Combining Entities.

      18.2 WAIVER. At any time on or before the Closing Date, each of the Parties may (i) extend the time for the performance of any of the obligations or other act of any of the other Parties, (ii) waive any inaccuracies in the representations and warranties made in this Agreement or in a Disclosure Schedule of a Party, (iii) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and (iv) grant consents under this Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it. Any such extension, waiver or grant on behalf of (i) the TEI Parties need only be executed by TEI, (ii) the HWG Parties need only be executed by HWG, (iii) the PMT Parties need only be executed by PMT, and (iv) the Spires Parties need only be executed by Spires.

      18.3 TERMINATION. This Agreement may be terminated at any time before the Closing by:

            (i) the mutual consent of the Boards of Directors of TEI and each Combining Entity;

            (ii) by the Board of Directors of TEI or any Combining Entity, or the Spires General Partners, if the Transactions have not been consummated on or before December 31, 1998 (or any later date which may be agreed to by the mutual written consent of the respective Board of Directors of TEI and the respective Combining Entities); PROVIDED, HOWEVER, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Transactions to occur on or before such date; and PROVIDED, FURTHER, that this Agreement shall be extended not more than 45 days after January 31, 1999 if (x) the Transactions have not been consummated as a result of the failure to receive the approvals or consents set forth in Sections 12.2, 12.3,
      12.4 and 12.5 and (y) the Parties are diligently pursuing such approvals and consents;

            (iii) by either the Non-TEI Parties or the TEI Parties if the TEI Shareholders shall have failed to approve at the TEI Shareholders' Meeting the matters specified in Section 10.6; and

            (iv) by the Board of Directors of any Combining Entity, or the Spires General Partners, if the Board of Directors of TEI (x) withdraws, or modifies in a manner adverse to the Non-TEI Parties, its recommendation for approval of the Transactions or (y) approves or recommends an Alternative Transaction.

      18.4 CONSEQUENCES OF TERMINATION. If this Agreement is terminated as provided in Section 18.3, it shall forthwith become void and there shall be no liability or obligation on the part of any Party or their respective officers or directors, except that the provisions of Sections 10.7, 11.6 and 15.9 shall survive such a termination. Nothing in this Section 18.4 shall, however, relieve any Party from any liability for any breach of this Agreement.

                                  ARTICLE XIX
                              GENERAL PROVISIONS

      19.1 NON-BUSINESS DAYS. If the date on which any action (including the delivery of notices) to be taken under this Agreement falls on a day which is not a Business Day, the action will be deemed timely taken if on the next following Business Day.

      19.2 SHAREHOLDER CONSENTS. Pursuant to Articles 5.03 and 9.10 of the TBCA:

            (i) TEI, as the sole shareholder of PGG, approves this Agreement, the TEI Merger and the TEI Plan of Merger; and

            (ii) PGG, as the sole shareholder of each of the TEI Merger Subsidiary, the HWG Merger Subsidiary and the PMT Merger Subsidiary, respectively, approves this Agreement and the TEI Merger, the HWG Merger and the PMT Merger, respectively, and the HWG Plan of Merger and the PMT Plan of Merger, respectively.

      19.3 HWG SHAREHOLDERS' AGREEMENT. HWG and the HWG Shareholders agree that:

            (i) at the Effective Time, the HWG Shareholders' Agreement shall be terminated without any further action on the part of any of its parties;

            (ii) the execution and delivery of this Agreement by the HWG Parties shall not be affected by, or constitute a breach or violation of, the HWG Shareholders' Agreement;

            (iii) if at the date of this Agreement there has begun to run, or if after the date of this Agreement and prior to the Effective Time there begins to run, any period of time (herein called a "LIMITATION PERIOD") within which any party bound by or entitled to the benefits of, or whose shares of HWG common stock are subject to, the HWG Shareholders' Agreement, must give any notice, offer such shares for sale, accept any offer to purchase any such shares, purchase shares of HWG common stock, make any election or take any other action in order to preserve or maintain any right or benefit of such party, then such Limitation Period shall cease to run and shall be tolled as of the date of this Agreement, or, in the case of any Limitation Period beginning after the date of this Agreement, shall not begin to run unless and until such Limitation Period shall be resumed and reinstated as provided in clause (v) below of this
      Section 19.3;

            (iv) for so long as any Limitation Period is tolled under clause
      (iii) of this Section 19.3, no party to the HWG Shareholders' Agreement may exercise any right or option such party would otherwise have but for the provisions of this Section 19.3; and

            (v) if this Agreement is terminated pursuant to Article XVII, then as of the close of business on the date this Agreement is terminated, the provisions of this Section 19.3 shall terminate and any Limitation Period shall resume and be reinstated, or shall commence, as the case may be, ten days following such termination, and promptly thereafter HWG shall notify each of the HWG Shareholders that the provisions of this Section 19.3 have terminated.

      19.4 APPOINTMENT OF SELLER REPRESENTATIVE. Each SFP Shareholder hereby irrevocably constitutes and appoints the Seller Representative as such SFP Shareholder's true and lawful agent and attorney-in-fact, with full power of substitution, to act in the name and on behalf of such SFP Shareholder:

            (i) to execute and deliver such amendments or supplements to, and to grant such waivers and consents under, this Agreement as the Seller Representative in his sole discretion shall deem advisable;

            (ii) to receive and receipt for (x) all Transaction Shares issuable to such SFP Shareholder under this Agreement, (y) the Redemption Price payable to such SFP

      Shareholder under Section 15.13, and (z) all Escrow Funds held by the Escrow Agent for the account of or distributable to such SFP Shareholder;

            (iii) to receive and receipt for all notices and other communications required or permitted to be given to such SFP Shareholder under this Agreement or the Escrow Agreement;

            (iv) once the Escrow Agreement is executed and delivered, to execute and deliver such amendments or supplements to, and to grant such waivers and consents under, the Escrow Agreement as the Seller Representative in his discretion shall deem advisable;

            (v) to direct the investment and reinvestment of the Escrow Funds;

            (vi) to employ legal counsel to represent such SFP Shareholder in connection with any matter based on or arising under this Agreement of the Escrow Agreement; and

            (vii) to authorize and instruct the Escrow Agent to act in any manner under the Escrow Agreement with respect to the Escrow Funds.

      Each SFP Shareholder acknowledges that the power of attorney granted in this Section 19.4 is being granted with the understanding that such SFP Shareholder's interest in the Escrow Funds is hereby rendered subject to the interests of the other SFP Shareholders, PGG and all other Parties for the purpose of the Transactions. The powers and authority granted in this Section
19.4 shall be irrevocable and shall not be terminated by any act of such SFP Shareholder. The Seller Representative shall incur no liability for any action taken by the Seller Representative, or any omission to take action, in good faith and in accordance with this Section 19.4, and shall be indemnified, by the SFP Shareholders from and against any Damages incurred by the Seller Representative in the performance of his duties as such in the absence of bad faith, gross negligence or willful misconduct on the part of the Seller Representative.

      19.5 NOTICES. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

                  (i)   if to any TEI Party, to:

                        TEI, Inc.
                        2900 N. Loop West, Suite 1230
                        Houston, Texas  77092
                        Attention:  Donald R. Campbell, President
                        Telecopy No.: (713) 263-0653
                        with a copy to:

                        Porter & Hedges, L.L.P.
                        700 Louisiana Street, Suite 3500
                        Houston, Texas 77002
                        Attention: James M. Harbison, Jr.
                        Telecopy No.: (713) 228-1331

                  (ii) if to any HWG Party, to:

                        Harris Webb & Garrison, Inc.
                        5599 San Felipe, Suite 301
                        Houston, Texas 77056
                        Attention: Titus H. Harris, Jr., Chairman
                        Telecopy No.:  (713) 993-4698

                        with a copy to:

                        Ryan & Sudan, L.L.P.
                        Two Houston Center
                        909 Fannin Street, 39th Floor
                        Houston, Texas 77010-1010
                        Attention:  James W. Ryan
                        Telecopy No.:  (713) 652-0503

                  (iii) if to any PMT Party, to:

                        Pinnacle Management & Trust Company
                        5599 San Felipe, Suite 301
                        Houston, Texas 77056
                        Attention:  Robert E. Garrison II, Chairman
                        Telecopy No.: (713) 993-4698

                        with a copy to:

                        Ryan & Sudan, L.L.P.
                        Two Houston Center
                        909 Fannin Street, 39th Floor
                        Houston, Texas 77010-1010
                        Attention:  James W. Ryan
                        Telecopy No.:  (713) 652-0503

                  (iv) if to any Spires Party, to:

                        Spires Financial, L.P.
                        5151 San Felipe, Suite 1300
                        Houston, Texas 77056
                        Attention: Peter W. Badger, President
                        Telecopy No.: (713) 572-0308

                        with copy to:

                        Mayor, Day, Caldwell & Keeton, L.L.P.
                        700 Louisiana, Suite 1900
                        Houston, Texas 77002-2778
                        Attention: Jeff C. Dodd
                        Telecopy No.: (713) 225-7047

      19.6 ENTIRE AGREEMENT. This Agreement, its Exhibits, the Disclosure Schedules, and all documents delivered under this Agreement, constitute the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

      19.7 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by any of its Parties. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.

      19.8 COUNTERPARTS. This Agreement may be executed in counterparts which together shall constitute a single agreement. Delivery of a signed counterpart by telephonic facsimile transmission shall be effective as delivery of a manually signed counterpart.

      19.9 GOVERNING LAW; JURISDICTION; SERVICE. This Agreement and the rights and obligations of the parties created hereby shall be governed by the internal Laws of the State of Texas without regard to its conflict of law rules. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Texas in connection with any dispute between or among them arising under this Agreement.

      19.10 SEVERABILITY OF PROVISIONS. If a provision of this Agreement or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.

      19.11 SPECIFIC PERFORMANCE. Each Party agrees that one or more other Parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties agree that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any of its provisions and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which a Party may be entitled, at law or in equity.

      19.12 JOINT DRAFTING. This Agreement and its Exhibits have been jointly drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.

      19.13 CAPTIONS. The article and section headings in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.

      19.14 NO THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries of this Agreement, except that the respective Affiliates of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Article XVII.

                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

                                    TEI PARTIES:

                                    TEI, INC.

                                    By: /s/ DONALD R. CAMPBELL
                                            Donald R. Campbell, President and
                                            Chief Executive Officer

                                    PINNACLE GLOBAL GROUP, INC.

                                    By: /s/ DONALD R. CAMPBELL
                                            Donald R. Campbell, President and
                                            Chief Executive Officer

                                    TEI COMBINATION CORP.


                                    By: /s/ DONALD R. CAMPBELL
                                            Donald R. Campbell, President


                                    HWG COMBINATION CORP.


                                    By: /s/ DONALD R. CAMPBELL
                                            Donald R. Campbell, President

                                    PMT COMBINATION CORP.


                                    By: /s/ DONALD R. CAMPBELL
                                            Donald R. Campbell, President



                                    SPIRES COMBINATION CORP.


                                    By: /s/ DONALD R. CAMPBELL
                                            Donald R. Campbell, President



                                    COMBINING ENTITIES:

                                    HARRIS WEBB & GARRISON, INC.


                                    By: /s/ TITUS H. HARRIS, JR.
                                            Titus H. Harris, Jr., Chairman of
                                            the Board and Chief Executive
                                            Officer



                                    PINNACLE MANAGEMENT & TRUST COMPANY


                                    By: /s/ ROBERT E. GARRISON, II
                                            Robert E. Garrison II, Chairman of
                                            the Board and Chief Executive
                                            Officer

                                    SPIRES FINANCIAL, L.P.

                                    By: Spires Financial, G.P., Inc.,
                                    Managing General Partner


                                    By: /s/ PETER W. BADGER
                                            Peter W. Badger, President


                                          Capital Financial Partner, Inc.,
                                          Secondary General Partner


                                    By: /s/ ANTONIO MARZIALE
                                            Antonio Marziale, President

                                    HWG SHAREHOLDERS:

                                    Robert E. Garrison II*
                                    Titus H. Harris, Jr.*
                                    W. Wayne Patterson*
                                    Richard C. Webb*
                                    Bruce G. Garrison*
                                    John H. Styles*
                                    Arthur Seeligson III*
                                    G. Clyde Buck*
                                    A. Gary Kovacs*
                                    Harry C. Webb, Jr.*
                                    Charles G. Goodwin*
                                    Brian W. Garrison*
                                    Edward C. Hutcheson, Jr.*
                                    Jeffrey A. Helton*
                                    John N. Giannukos*
                                    Wilkinson Investments*
                                    D. Anned Muse*
                                    Bonnie Studebaker*
                                    Michael Richmond*
                                    Richard P. Paulson*
                                    Robert E. Jones, Jr.*
                                    Howard Y. Wong*
                                    Ronald L. Latta, Jr.*

                                    Sue Minton Harris, Trustee for the
                                      Estate of Pinkye Lou Blair*
                                    John C. Kerr*
                                    Louis M. Girard*
                                    Styles Family Partnership*
                                    Jeffrey W. Farley*
                                    Jerald S. Cobbs*
                                    Kathleen T. Taylor*
                                    Sidney B. Gervais*
                                    Titus H. Harris III*
                                    Brit W. King*
                                    Caroline O. Wylie*
                                    Amy C. Helmcamp*
                                    Andrea H. Denney*
                                    Cary E. McDonald*
                                    Christopher K. Harshbarger*
                                    Donna B. McMullen*
                                    Janice Webb-McCann*
                                    Pamela S. Caloway*
                                    Reba J. Hocher*
                                    Sinda E. Simms*

                                    *By: /s/ TITUS H. HARRIS, JR.
                                             Titus H. Harris, Jr., Agent and
                                             Attorney-in-Fact

                                    PMT SHAREHOLDERS:

                                    Robert E. Garrison II*
                                    Stephen M. Reckling*
                                    Estate of Harris Masterson III*
                                    Peter W. Badger*
                                    Stephen D. Strake*
                                    Titus H. Harris, Jr.*
                                    T. Craig Benson*
                                    Thomas R. Reckling III*
                                    Lynn A. Bernard, Jr.*
                                    Harvey R. Houck, Jr.
                                    Baine P. Kerr*
                                    John B. Reckling*

                                    Don M. Woo*
                                    Bruce G. Garrison*
                                    Edward C. Hutcheson, Jr.*
                                    John B. Goodman*
                                    Sue Minton Harris, Trustee for the
                                        Estate of Pinkye Lou Blair*
                                    Norman A. Myers*
                                    John H. Styles*
                                    Laverne Styles*
                                    Richard C. Webb*
                                    H. Greg Goodman, as Co-Trustee for
                                         Harold G. Goodman 1984 Grantor Trust*
                                    John C. Kerr*
                                    Howard Y. Wong*
                                    Bert F. Winston, Jr.*
                                    Alan D. Feinsilver*
                                    Louis M. Girard*
                                    W. Wayne Patterson*
                                    John H. Styles, Jr.*
                                    Mary Harris Cooper*
                                    James S. Reckling*
                                    Sherry G. Ashley*
                                    Pamela S. Caloway*
                                    John W. Lyons*
                                    Thomas K. Reckling*
                                    David Beveridge*
                                    Legacy Trust, Successor Trustee for
                                        Alfred C. Glassel III 1972 Trust*
                                    Linda J. Halcomb*
                                    Lee L. Neathery*
                                    Annette DeWalch Strake*
                                    Melissa Annette Strake*
                                    Jerald S. Cobbs*
                                    Melanie Meeks*
                                    Gerald Wilson*
                                    A. Gary Kovacs*
                                    D. Anned Muse*
                                    Chaille W. Hawkins*
                                    Randa R. Roach*
                                    Patricia A. Flowers*

                                    Linda K. Martin*
                                    Charles A. Crocker*
                                    Ronald L. Latta, Jr.*


                                    *By: /s/ ROBERT E. GARRISON, II
                                             Robert E. Garrison II, Agent and
                                             Attorney-In-Fact


                                    SPIRES PARTNERS:


                                    SPIRES FINANCIAL - PB, INC.

                                    /s/ PETER W. BADGER
                                        Peter W. Badger, President


                                    SPIRES FINANCIAL - TA, INC.

                                    /s/ TRACY ADAMS
                                        Tracy Adams, President


                                    SPIRES FINANCIAL - SD, INC.

                                    /s/ SEAN DOBSON
                                        Sean Dobson, President


                                    SPIRES FINANCIAL - SG, INC.

                                    /s/ STEVE GORMAN
                                        Steve Gorman, President


                                    SPIRES FINANCIAL G.P., INC.


                                    By: /s/ PETER W. BADGER
                                            Peter W. Badger, President

                                    CAPITAL FINANCIAL PARTNER, INC.


                                    By: /s/ ANTONIO MARZIALE
                                            Antonio Marziale, President


                                    SPIRES FINANCIAL FUNDING, L.P.

                                    By: Spires Financial Partners, Inc.


                                    By: /s/ ANTONIO MARZIALE
                                            Antonio Marziale, President


                                    INTERFIN COMMERCIAL FUNDING CORPORATION


                                    By: /s/ GIORGIO BORLENGHI
                                            Giorgio Borlenghi, President



                                    SPIRES GP SHAREHOLDERS:


                                    SHAREHOLDERS OF
                                    SPIRES FINANCIAL G.P., INC.:

                                    /s/ PETER W. BADGER
                                        Peter W. Badger

                                    /s/ TRACY ADAMS
                                        Tracy Adams

                                    /s/ SEAN DOBSON
                                        Sean Dobson

                                    SOLE SHAREHOLDER OF
                                    CAPITAL FINANCIAL PARTNER, INC.:

                                    /s/ ANTONIO MARZIALE
                                        Antonio Marziale


                                    SFP SHAREHOLDERS:

                                    HEPTAGON INVESTMENTS, LTD.


                                    By: /s/ RATHIER CATTIER
                                            Rathier Cattier, Attorney-In-Fact


                                    RIO BRAVO INVERSIONES, S.a.


                                    By: /s/ RATHIER CATTIER
                                            Rathier Cattier, Director

                                    ELONSER S.A.


                                    By: /s/ ALFONSO MARIA LESSA MARQUIS
                                            Alfonso Maria Lessa Marquis,
                                            President

                                    SAGREN GROUP LTD.


                                    By: /s/ R. MARZIALE
                                            R. Marziale, Director

                                   FINANCIERA E INVERSIONISTA LAS COLINAS


                                    By: /s/ A MANTONI
                                            A Mantoni, Director


                                    FINANCIERA E INVERSIONISTA XANA


                                    By: /s/ ANTONIO MARZIALE
                                            Antonio Marziale, Attorney-In-Fact


                                    /s/ FRED VINTON
                                        Fred Vinton



                                    OVH, INC.


                                    By: /s/ IAN S. BARNETT
                                            Ian S. Barnett, President

                                                                    APPENDIX B

                                PLAN OF MERGER


      THIS PLAN OF MERGER ( "PLAN OF MERGER") dated October 2, 1998, pursuant to
Article 5.01 of the Texas Business Corporation Act, as amended (the "TBCA"), is among TEI, Inc., a Texas corporation ("TEI" or the "SURVIVING COMPANY"), TEI Combination Corporation, a Texas corporation (the "MERGER SUBSIDIARY"), and Pinnacle Global Group, Inc., a Texas corporation and the parent corporation of the Merger Subsidiary ("PGG"). TEI and the Merger Subsidiary are hereinafter sometimes together referred to as the "MERGING CORPORATIONS."

                             W I T N E S S E T H:

      WHEREAS, TEI is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of
(i) 100 million shares of common stock, $.01 par value per share ("TEI COMMON STOCK"), of which at the date of this Plan of Merger, 14,251,012 shares are issued and outstanding, and (ii) 10 million shares of Preferred Stock, $.10 par value, none of which are issued or outstanding;

      WHEREAS, the Merger Subsidiary is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value per share, all of which are issued and outstanding and owned and held by PGG;

      WHEREAS, PGG is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of
(i) 100 million shares of common stock, $.01 par value per share ("PGG COMMON STOCK"), of which 1,000 shares are issued and outstanding and held by TEI, and
(ii) 10 million shares of Preferred Stock, $.10 par value per share, none of which are issued or outstanding;

      WHEREAS, the respective Boards of Directors of the Merging Corporations deem it advisable and in the best interests of the respective Merging Corporations and their respective stockholders that the Merger Subsidiary be merged with and into TEI with TEI to be the surviving corporation (the "MERGER"), as authorized by the laws of the State of Texas, under and pursuant to the terms and conditions hereinafter set forth, and the Board of Directors of each of the Merging Corporations has duly approved this Plan of Merger and recommended its approval to the respective stockholders of the Merging Corporations; and

      WHEREAS, simultaneously herewith, TEI, the Merger Subsidiary, PGG and the other parties thereto have entered into an Amended and Restated Agreement and Plan of Organization of even date herewith (the "ORGANIZATION AGREEMENT"), which provides for the execution of this Plan of Merger by PGG, the Merger Subsidiary, and TEI;

      NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the mode of carrying the Merger into effect, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval of this Plan of Merger by the requisite consent of the stockholders of each of the Merging Corporations, and subject to the conditions hereinafter set forth, as follows:

      1. MERGER. At the Effective Time (as defined in Section 7 below) of the Merger, the Merger Subsidiary shall be merged with and into TEI, with TEI being the surviving corporation, which shall not be a new corporation, but which shall continue its corporate existence as a Texas corporation to be governed by the laws of the State of Texas.

      2. TERMS AND CONDITIONS OF MERGER. At the Effective Time of the Merger:

            (i) the Merging Corporations shall be a single corporation, which shall be TEI, the corporation designated herein as the surviving corporation;

            (ii) the separate corporate existence of the Merger Subsidiary shall cease; and

            (iii) the Merger shall have the effects stated in Article 5.06(2),
      (3) and (4) of the TBCA

      3. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

            (i) each share of TEI Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall (x) automatically become and be converted into the right to receive one-fourth (.25) of a fully paid and nonassessable share of issued and outstanding PGG Common Stock, (y) cease to be outstanding and to exist, and (z) be canceled and retired;

            (ii) each share of TEI Common Stock held in the treasury of TEI shall be canceled and retired;

            (iii) each share of PGG Common Stock issued and outstanding and held by TEI immediately prior to the Effective Time will be cancelled and retired;

            (iv) each unexpired option to purchase TEI Common Stock that is outstanding at the Effective Time (each, a "TEI STOCK OPTION"), whether or not then exercisable, shall automatically and without any action on the part of the holder thereof, be converted into an option to purchase the number of shares of PGG Common Stock equal to one-fourth (.25) of the number of shares of TEI Common Stock that could be purchased under such TEI

      Stock Option at a price per share of PGG Common Stock equal to 25% of the per share exercise price of such TEI Stock Option; and

            (v) each share of Common Stock of the Merger Subsidiary issued and outstanding prior to the Effective Time will be converted into one share of Common Stock, $1.00 par value per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

      Upon and after the Effective Time of the Merger, no transfer of shares of TEI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be made on the stock transfer books of the Surviving Corporation.

      Each holder of a certificate representing shares of TEI Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the shares of PGG Common Stock into which shares of TEI Common Stock shall have been converted as a result of the Merger, and the additional cash, if any, owing with respect to those shares as provided in Section 5.

      4.    DELIVERY, EXCHANGE AND PAYMENT.

      (A) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, PGG shall deposit with a bank or trust company designated by PGG (the "EXCHANGE AGENT") certificates representing shares of PGG Common Stock required to effect the exchanges contemplated hereby, together with cash payable in respect to fractional shares.

      (B) SURRENDER OF CERTIFICATES. At or after the Effective Time: (i) each holder of an outstanding certificate or certificates theretofore representing shares of TEI Common Stock ("STOCKHOLDER"), will, on surrender of his certificate to the Exchange Agent, receive, subject to the provisions of Section 5, a certificate representing the number of shares of PGG Common Stock into which such Stockholders' shares of TEI Common Stock shall have been converted as a result of the Merger; and (ii) until any certificate representing TEI Common Stock is surrendered pursuant to this Section 4, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of PGG Common Stock issuable in respect of that certificate pursuant to Section 3. All shares of PGG Common Stock issuable in the Merger will be deemed for all purposes to have been issued by PGG at the Effective Time.

      (C) CERTAIN TRANSFERS. In the event of a transfer of ownership of shares of TEI Common Stock which is not registered in the transfer records of TEI, the certificate representing shares of PGG Common Stock issuable in respect of such shares of TEI Common Stock may be issued to a transferee if the certificate representing such shares of TEI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid.

      (D) LOST CERTIFICATES. If any certificate representing shares of TEI Common Stock shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the Stockholder claiming such certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as PGG or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such Stockholder a certificate representing the shares of PGG Common Stock into which the shares represented by such lost, stolen, mislaid or destroyed certificate would have been exchanged.

      (E) DIVIDENDS AND DISTRIBUTIONS. No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to PGG Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificate representing shares of TEI Common Stock for which shares of PGG Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, PGG will cause to be paid, to the person in whose name the certificate representing such shares of PGG Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of PGG Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such person for and in lieu of fractional shares pursuant to Section 5, and (ii) at the appropriate payment date or as soon as practicable thereafter, PGG will cause to be paid to that person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of PGG Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

      (F) TERMINATION OF EXCHANGE AGENCY. Subject to any contrary provision of governing law, all consideration deposited with the Exchange Agent and into which the outstanding shares of TEI Common Stock shall have been converted, which remains unclaimed for one year after the Effective Time, shall be paid or delivered to PGG; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of TEI Common Stock shall thereafter look only to PGG for exchange thereof or payment therefor upon surrender of such certificate or certificates to PGG.

      5. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, no certificates for fractional share interests of PGG Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of PGG Common Stock but for this Section 5 will instead be entitled to receive one additional whole share of PGG Common Stock.

      6. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, COMMITTEES AND OFFICERS.

      (A) ARTICLES OF INCORPORATION. From and after the Effective Time of the Merger, the Articles of Incorporation of TEI as existing immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation, subject to the right of the Surviving Corporation to amend its Articles of Incorporation after the Effective Time of the Merger in accordance with such Articles of Incorporation and the TBCA.

      (B) BYLAWS. From and after the Effective Time of the Merger, the bylaws of TEI, as in effect immediately prior to the Effective Time of the Merger, shall be the bylaws of the Surviving Corporation, until changed or amended as provided therein.

      (C) DIRECTORS. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be Donald R. Campbell, Titus H. Harris, Jr. and Robert E. Garrison, II. If before the Effective Time of the Merger, any one or more of such persons dies or refuses or becomes unable to serve as a director, then the remaining named persons shall be the directors of the Surviving Corporation from and after the Effective Time of the Merger. The directors of the Surviving Corporation shall hold office subject to the provisions of the TBCA and the bylaws of the Surviving Corporation.

      (D) COMMITTEES. From and after the Effective Time of the Merger, all committees of the Board of Directors of TEI existing immediately prior to the Effective Time of the Merger shall be abolished.

      (E) OFFICERS. From and after the Effective Time of the Merger, the officers of the Surviving Corporation shall be as set forth below:

      President and Chief Executive Officer    Titus H. Harris, Jr.
      Vice President:                          Robert E. Garrison, II
      Secretary and Treasurer:                 Donald R. Campbell

      All other officers of the Surviving Corporation shall be as elected by the Board of Directors of the Surviving Corporation at its first meeting following the Effective Time of the Merger. From and after the Effective Time of the Merger, the officers of the Surviving Corporation shall hold office subject to the provisions of the TBCA and the bylaws of the Surviving Corporation.

      7. APPROVAL AND EFFECTIVE TIME OF MERGER. This Plan of Merger shall be submitted to the stockholders of each of the Merging Corporations as provided by the TBCA. After the approval of this Plan of Merger by the stockholders of each Merging Corporation in accordance with the requirements of the TBCA, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the TBCA and this Plan of Merger. The Merger shall become effective upon the issuance of certificates of merger by the Secretary of State of the State of Texas subsequent to the filing of Articles of Merger by the Merging Corporations with the Secretary of State of the State of Texas (the "EFFECTIVE TIME").

      8.    OTHER PROVISIONS.

      (A) FURTHER ASSURANCES. If at any time TEI shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, or record or otherwise, in TEI the title to any property or rights of the Merger Subsidiary acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Merging Corporations, respectively, shall be, and they hereby are, severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of TEI or the Merger Subsidiary to vest, perfect or confirm title to such property or rights in TEI and otherwise carry out the purposes of this Plan of Merger.

      (B) TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, whether before or after action thereon by the stockholders of the Merging Corporations (if such stockholder approval is required), by mutual consent of the Merging Corporations, expressed by action of their respective Boards of Directors. This Plan of Merger shall be automatically abandoned upon the valid termination of the Organization Agreement, in accordance with the terms thereof, prior to the filing of Articles of Merger referred to in Section 7 of this Plan of Merger with the Secretary of State of the State of Texas.

      (C) COUNTERPARTS. For the convenience of the parties and to facilitate the filing and recording of this Plan of Merger, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

      (D) AMENDMENTS. The Merging Corporations, by mutual consent of their respective Boards of Directors, and to the extent permitted by law, may amend, modify, supplement and interpret this Plan of Merger in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by their respective shareholders, and, in the case of an interpretation, the actions of such Boards shall be binding.



                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed as of the date first above written.

                                          TEI, INC.



                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                          TEI COMBINATION CORPORATION


                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                                      PRESIDENT



                                          PINNACLE GLOBAL GROUP, INC.



                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                                      PRESIDENT

                                                                    APPENDIX C

                                PLAN OF MERGER


      THIS PLAN OF MERGER ( "PLAN OF MERGER") dated October 2, 1998, pursuant to
Article 5.01 of the Texas Business Corporation Act, as amended (the "TBCA"), is among Pinnacle Global Group, Inc., a Texas corporation ("PGG"), HWG Combination Corporation, a Texas corporation (the "MERGER SUBSIDIARY"), and Harris Webb & Garrison, Inc., a Texas corporation ("HWG" or the "SURVIVING CORPORATION"). The Merger Subsidiary and HWG are hereinafter together referred to as the "MERGING CORPORATIONS,"

                             W I T N E S S E T H:

      WHEREAS, PGG is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of
(i) 100 million shares of common stock, $.01 par value per share ("PGG COMMON STOCK"), of which 1,000 shares are issued and outstanding, and (ii) 10 million shares of Preferred Stock, $.10 par value per share, none of which are issued or outstanding;

      WHEREAS, the Merger Subsidiary is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value per share, all of which are issued and outstanding and owned and held by PGG;

      WHEREAS, HWG is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of 50,000 shares of common stock, $1.00 par value per share ("HWG COMMON STOCK"), of which 28,495 shares are, or will be immediately before the Effective Time (as defined in Section 7 of this Plan of Merger), issued and outstanding, and 336 shares are held by HWG as treasury shares;

      WHEREAS, the respective Boards of Directors of the Merging Corporations deem it advisable and in the best interests of the respective Merging Corporations and their respective stockholders that the Merger Subsidiary be merged with and into HWG, with HWG to be the surviving corporation (the "MERGER"), as authorized by the laws of the State of Texas, under and pursuant to the terms and conditions hereinafter set forth, and the Board of Directors of each of the Merging Corporations has duly approved this Plan of Merger and recommended its approval to the respective stockholders of the Merging Corporations; and

      WHEREAS, simultaneously herewith, PGG, the Merger Subsidiary, HWG and the other parties thereto have entered into an Amended and Restated Agreement and Plan of Organization of even date herewith (the "ORGANIZATION AGREEMENT"), which provides for the execution of this Plan of Merger by PGG, the Merger Subsidiary and HWG;

      NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the mode of carrying the Merger into effect, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval of this Plan of Merger by the requisite consent of the stockholders of each of the Merging Corporations, and subject to the conditions hereinafter set forth, as follows:

      1. MERGER. At the Effective Time of the Merger, the Merger Subsidiary shall be merged with and into HWG, with HWG being the surviving corporation, which shall not be a new corporation, but which shall continue its corporate existence as a Texas corporation to be governed by the laws of the State of Texas.

      2. TERMS AND CONDITIONS OF MERGER. At the Effective Time of the Merger:

            (i) the Merging Corporations shall be a single corporation, which shall be HWG, the corporation designated herein as the surviving corporation;

            (ii) the separate corporate existence of the Merger Subsidiary shall cease; and

            (iii) the Merger shall have the effects stated in Article 5.06(2),
      (3) and (4) of the TBCA.

      3. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

            (i) each share of HWG Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall (x) automatically become and be converted into the right to receive 41.673977 fully paid and nonassessable shares of issued and outstanding PGG Common Stock, (y) cease to be outstanding and to exist, and (z) be canceled and retired;

            (ii) each share of HWG Common Stock held in the treasury of HWG be canceled and retired; and

            (iii) each share of Common Stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

      Upon and after the Effective Time of the Merger, no transfer of shares of HWG Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be made on the stock transfer books of the Surviving Corporation.

      Each holder of a certificate representing shares of HWG Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the shares of PGG Common Stock into which shares of HWG Common Stock shall have been converted as a result of the Merger, and the additional cash, if any, owing with respect to those shares as provided in Section 5.

      4.    DELIVERY, EXCHANGE AND PAYMENT.

      (A) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, PGG shall deposit with a bank or trust company designated by PGG (the "EXCHANGE AGENT") certificates representing shares of PGG Common Stock required to effect the exchanges contemplated hereby, together with cash payable in respect to fractional shares.

      (B) SURRENDER OF CERTIFICATES. At or after the Effective Time: (i) each holder of an outstanding certificate or certificates theretofore representing shares of HWG Common Stock ("STOCKHOLDER"), will, on surrender of his certificate to the Exchange Agent, receive, subject to the provisions of Section 5, a certificate representing the number of shares of PGG Common Stock into which such shares of HWG Common Stock shall have been converted as a result of the Merger, and (ii) until any certificate representing HWG Common Stock is surrendered pursuant to this Section 4, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of PGG Common Stock issuable in respect of that certificate pursuant to Section 3. All shares of PGG Common Stock issuable in the Merger will be deemed for all purposes to have been issued by PGG at the Effective Time.

      (C) CERTAIN TRANSFERS. In the event of a transfer of ownership of such shares of HWG Common Stock which is not registered in the transfer records of HWG, the certificate representing shares of PGG Common Stock issuable in respect of such shares of HWG Common Stock may be issued to a transferee if the certificate representing such shares of HWG Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid.

      (D) LOST CERTIFICATES. If any certificate representing shares of HWG Common Stock shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the Stockholder claiming such certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as PGG or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such Stockholder a certificate representing the shares of PGG Common Stock into which the shares of HWG Common Stock represented by such lost, stolen, mislaid or destroyed certificate would have been exchanged.

      (E) DIVIDENDS AND DISTRIBUTIONS. No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to PGG Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificate representing shares of HWG Common Stock for which shares of PGG Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, PGG will cause to be paid, to the person in whose name the certificate representing such shares of PGG Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of PGG Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such person for and in lieu of fractional shares pursuant to section 5 and (ii) at the appropriate payment date or as soon as practicable thereafter, PGG will cause to be paid to that person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of PGG Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

      (F) TERMINATION OF EXCHANGE AGENCY. Subject to any contrary provision of governing law, all consideration deposited with the Exchange Agent and into which the outstanding shares of HWG Common Stock shall have been converted, which remains unclaimed for one year after the Effective Time, shall be paid or delivered to PGG; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of HWG Common Stock shall thereafter look only to PGG for exchange or payment thereof upon surrender of such certificate or certificates to PGG.

      5. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, no certificates for fractional share interests of PGG Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of PGG Common Stock but for this Section 5 will instead be entitled to receive one additional whole share of PGG Common Stock.

      6. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, COMMITTEES AND OFFICERS.

      (A) ARTICLES OF INCORPORATION. From and after the Effective Time of the Merger, the Articles of Incorporation of HWG as existing immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation, subject to the right of the Surviving Corporation to amend its Articles of Incorporation after the Effective Time of the Merger in accordance with such Articles of Incorporation and the TBCA.

      (B) BYLAWS. From and after the Effective Time of the Merger, the bylaws of HWG, as in effect immediately prior to the Effective Time of the Merger, shall be the bylaws of the Surviving Corporation, until changed or amended as provided therein.

      (C) DIRECTORS. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons constituting the directors of HWG immediately prior to the Effective Time of the Merger, each of whom shall hold office subject to the provisions of the TBCA and the Articles of Incorporation and bylaws of the Surviving Corporation.

      (D) COMMITTEES. From and after the Effective Time of the Merger, all committees of the Board of Directors of HWG existing immediately prior to the Effective Time of the Merger, shall remain the committees of the Surviving Corporation, subject to the provisions of the TBCA and the bylaws of the Surviving Corporation.

      (E) OFFICERS. From and after the Effective Time of the Merger, the officers of the Surviving Corporation shall be those persons constituting the officers of HWG immediately prior to the Effective Time of the Merger (each of whom shall serve in the same capacity or capacities in which he or she served immediately prior to the Effective Time of the Merger). From and after the Effective Time of the Merger, the officers of the Surviving Corporation shall hold office subject to the provisions of the TBCA and the bylaws of the Surviving Corporation.

      7. APPROVAL AND EFFECTIVE TIME OF MERGER. This Plan of Merger shall be submitted to the stockholders of each of the Merging Corporations as provided by the TBCA. After the approval of this Plan of Merger by the stockholders of each Merging Corporation in accordance with the requirements of the TBCA, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the TBCA and this Plan of Merger. The Merger shall become effective upon the issuance of certificates of merger by the Secretary of State of the State of Texas subsequent to the filing of Articles of Merger by the Merging Corporations with the Secretary of State of the State of Texas (the "Effective Time").

      8.    OTHER PROVISIONS.

      (A) FURTHER ASSURANCES. If at any time HWG shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, or record or otherwise, in HWG the title to any property or rights of the Merger Subsidiary acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Merging Corporations, respectively, shall be, and they hereby are, severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of the Merger Subsidiary or HWG to vest, perfect or confirm title to such property or rights in HWG and otherwise carry out the purposes of this Plan of Merger.

      (B) TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, whether before or after action thereon by the stockholders of the Merging Corporations (if such stockholder approval is required), by mutual consent of the Merging Corporations, expressed by action of their respective Boards of Directors. This Plan of Merger shall be automatically abandoned upon the valid termination of the Organization Agreement, in accordance with the terms thereof, prior to the filing of Articles of Merger referred to in Section 7 of this Plan of Merger with the Secretary of State of the State of Texas.

      (C) COUNTERPARTS. For the convenience of the parties and to facilitate the filing and recording of this Plan of Merger, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

      (D) AMENDMENTS. The Merging Corporations, by mutual consent of their respective Boards of Directors, and to the extent permitted by law, may amend, modify, supplement and interpret this Plan of Merger in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by their respective shareholders, and, in the case of an interpretation, the actions of such Boards shall be binding.



                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed as of the date first above written.

                                          PINNACLE GLOBAL GROUP, INC.



                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                          HARRIS WEBB & GARRISON, INC.



                                          By: /s/ TITUS H. HARRIS, JR.
                                                  Titus H. Harris, Jr.,
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                                    EXECUTIVE OFFICER


                                          HWG COMBINATION CORPORATION



                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                                       PRESIDENT

                                                                    APPENDIX D

                                PLAN OF MERGER


      THIS PLAN OF MERGER ( "PLAN OF MERGER") dated October 2, 1998, pursuant to Subchapter D of the Texas Trust Company Act (the "TTCA"), and, to the extent incorporated therein and applicable to Texas state-chartered trust companies,
Article 5.01 of the Texas Business Corporation Act, as amended (the "TBCA"), is among Pinnacle Global Group, Inc., a Texas corporation ("PGG"), PMT Combination Corporation, a Texas corporation (the "MERGER SUBSIDIARY"), and Pinnacle Management & Trust Company, a Texas chartered trust company ("PMT" or the "SURVIVING ENTITY"). The Merger Subsidiary and PMT are hereinafter together referred to as the "MERGING ENTITIES,"

                             W I T N E S S E T H:

      WHEREAS, PGG is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of
(i) 100 million shares of common stock, $.01 par value per share ("PGG COMMON STOCK"), of which 1,000 shares are issued and outstanding, and (ii) 10 million shares of Preferred Stock, $.10 par value per share, none of which are issued or outstanding;

      WHEREAS, the Merger Subsidiary is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value per share, all of which are issued and outstanding and owned and held by PGG;

      WHEREAS, PMT is a corporation duly organized and validly existing under the laws of the State of Texas, and has authorized capital stock consisting of
(i) 1,000,000 shares of common stock, $1.00 par value per share ("PMT COMMON STOCK"), of which 202,263 shares are, or will be immediately before the Effective Time (as defined in Section 7 of this Plan of Merger), issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share none of which are issued or outstanding;

      WHEREAS, the respective Boards of Directors of the Merging Entities deem it advisable and in the best interests of the respective Merging Entities and their respective stockholders that the Merger Subsidiary be merged with and into PMT, with PMT to be the surviving entity (the "MERGER"), as authorized by the laws of the State of Texas, under and pursuant to the terms and conditions hereinafter set forth, and the Board of Directors of each of the Merging Entities has duly approved this Plan of Merger and recommended its approval to the respective stockholders of the Merging Entities; and

      WHEREAS, simultaneously herewith, PGG, the Merger Subsidiary, PMT and the other parties thereto have entered into an Amended and Restated Agreement and Plan of Organization of even date herewith (the "ORGANIZATION AGREEMENT"), which provides for the execution of this Plan of Merger by PGG, the Merger Subsidiary and PMT;

      NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the mode of carrying the Merger into effect, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval of this Plan of Merger by the requisite consent of the stockholders of each of the Merging Entities and subject to the conditions hereinafter set forth, as follows:

      1. MERGER. At the Effective Time of the Merger, the Merger Subsidiary shall be merged with and into PMT, with PMT being the surviving entity, which shall not be a new entity, but which shall continue its existence as a Texas state-chartered trust company to be governed by the laws of the State of Texas.

      2. TERMS AND CONDITIONS OF MERGER. At the Effective Time of the Merger:

            (i) the Merging Entities shall be a single trust company, which shall be PMT, the entity designated herein as the surviving entity;

            (ii) the separate corporate existence of the Merger Subsidiary shall cease; and

            (iii) the Merger shall have the effects stated in Article 5.06(2),
      (3) and (4) of the TBCA.

      3. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

            (i) each share of PMT Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall (x) automatically become and be converted into the right to receive 5.8710688 fully paid and nonassessable shares of issued and outstanding PGG Common Stock, (y) cease to be outstanding and to exist, and (z) be canceled and retired;

            (ii) each share of PMT Common Stock held in the treasury of PMT be canceled and retired; and

            (iii) each share of Common Stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Entity, and the shares of Common Stock of the Surviving Entity issued on such conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Entity.

      Upon and after the Effective Time of the Merger, no transfer of shares of PMT Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be made on the stock transfer books of the Surviving Entity.

      Each holder of a certificate representing shares of PMT Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the shares of PGG Common Stock into which shares of PMT Common Stock shall have been converted as a result of the Merger, and the additional cash, if any, owing with respect to those shares as provided in Section 5.

      4.    DELIVERY, EXCHANGE AND PAYMENT.

      (A) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, PGG shall deposit with a bank or trust company designated by PGG (the "EXCHANGE AGENT") certificates representing shares of PGG Common Stock required to effect the exchanges contemplated hereby, together with cash payable in respect to fractional shares.

      (B) SURRENDER OF CERTIFICATES. At or after the Effective Time: (i) each holder of an outstanding certificate or certificates theretofore representing shares of PMT Common Stock ("STOCKHOLDER"), will, on surrender of his certificate to the Exchange Agent, receive, subject to the provisions of Section 5, a certificate representing the number of shares of PGG Common Stock into which such shares of PMT Common Stock shall have been converted as a result of the Merger; and (ii) until any certificate representing PMT Common Stock is surrendered pursuant to this Section 4, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of PGG Common Stock issuable in respect of that certificate pursuant to Section 3. All shares of PGG Common Stock issuable in the Merger will be deemed for all purposes to have been issued by PGG at the Effective Time.

      (C) CERTAIN TRANSFERS. In the event of a transfer of ownership of such shares of PMT Common Stock which is not registered in the transfer records of PMT, the certificate representing shares of PGG Common Stock issuable in respect of such shares of PMT Common Stock may be issued to a transferee if the certificate representing such shares of PMT Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid.

      (D) LOST CERTIFICATES. If any certificate representing shares of PMT Common Stock shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the Stockholder claiming such certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as PGG or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such Stockholder a certificate representing shares of PGG Common Stock issuable in respect of such shares of PMT Common Stock into which the shares represented by such lost, stolen, mislaid or destroyed certificate would have been exchanged.

      (E) DIVIDENDS AND DISTRIBUTIONS. No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to PGG Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificate representing shares of PMT Common Stock for which shares of PGG Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, PGG will cause to be paid, to the person in whose name the certificate representing such shares of PGG Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of PGG Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such person for and in lieu of fractional shares pursuant to section 5 and (ii) at the appropriate payment date or as soon as practicable thereafter, PGG will cause to be paid to that person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of PGG Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

      (F) TERMINATION OF EXCHANGE AGENCY. Subject to any contrary provision of governing law, all consideration deposited with the Exchange Agent and into which the outstanding shares of PMT Common Stock shall have been converted, which remains unclaimed for one year after the Effective Time, shall be paid or delivered to PGG; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of PMT Common Stock shall thereafter look only to PGG for exchange or payment thereof upon surrender of such certificate or certificates to PGG.

      5. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, no certificates for fractional share interests of PGG Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of PGG Common Stock but for this Section 5 will instead be entitled to receive one additional whole share of PGG Common Stock.

      6. ARTICLES OF ASSOCIATION, BYLAWS, DIRECTORS, COMMITTEES AND OFFICERS.

      (A) ARTICLES OF ASSOCIATION. From and after the Effective Time of the Merger, the Articles of Association of PMT as existing immediately prior to the Effective Time of the Merger, shall be the Articles of Association of the Surviving Entity, subject to the right of the Surviving Entity to amend its Articles of Association after the Effective Time of the Merger in accordance with such Articles of Association, the TTCA and the TBCA.

      (B) BYLAWS. From and after the Effective Time of the Merger, the bylaws of PMT, as in effect immediately prior to the Effective Time of the Merger, shall be the bylaws of the Surviving Entity, until changed or amended as provided therein.

      (C) DIRECTORS. From and after the Effective Time of the Merger, the directors of the Surviving Entity shall be those persons constituting the directors of PMT immediately prior to the Effective Time of the Merger, each of whom shall hold office subject to the provisions of the TBCA and the Articles of Incorporation and by-laws of the Surviving Entity.

      (D) COMMITTEES. From and after the Effective Time of the Merger, all committees of the Board of Directors of PMT existing immediately prior to the Effective Time of the Merger, shall remain the committees of the Surviving Entity, subject to the provisions of the TBCA and the by-laws of the Surviving Entity.

      (E) OFFICERS. From and after the Effective Time of the Merger, the officers of the Surviving Entity shall be those persons constituting the officers of PMT immediately prior to the Effective Time of the Merger (each of whom shall serve in the same capacity or capacities in which he or she served immediately prior to the Effective Time of the Merger). From and after the Effective Time of the Merger, the officers of the Surviving Entity shall hold office subject to the provisions of the TTCA, the TBCA and the bylaws of the Surviving Entity.

      7. APPROVAL AND EFFECTIVE TIME OF MERGER. This Plan of Merger shall be submitted to the stockholders of each of the Merging Entities as provided by the TTCA and the TBCA. After the approval of this Plan of Merger by the stockholders of each Merging Entity in accordance with the requirements of the TTCA and the TBCA, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the TTCA, the TBCA and this Plan of Merger. The Merger shall become effective following the approval of the Merger by the Banking Commission of the State of Texas subsequent to the filing of Articles of Merger by the Merging Entities with the Banking Commission of the State of Texas, the Articles of Merger shall specify the date and time when the Merger is to become effective (the "EFFECTIVE TIME"), which shall be on the date specified in the Organization Agreement as the Closing Date.

      8.    OTHER PROVISIONS.

      (A) FURTHER ASSURANCES. If at any time PMT shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, or record or otherwise, in PMT the title to any property or rights of the Merger Subsidiary acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Merging Entities, respectively, shall be, and they hereby are, severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of the Merger Subsidiary or PMT to vest, perfect or confirm title to such property or rights in PMT and otherwise carry out the purposes of this Plan of Merger.

      (B) TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, whether before or after action thereon by the stockholders of the Merging Entities (if such stockholder approval is required), by mutual consent of the Merging Entities, expressed by action of their respective Boards of Directors. This Plan of Merger shall be automatically abandoned upon the valid termination of the Organization Agreement, in accordance with the terms thereof, prior to the filing of Articles of Merger referred to in Section 7 of this Plan of Merger with the Banking Commission of the State of Texas.

      (C) COUNTERPARTS. For the convenience of the parties and to facilitate the filing and recording of this Plan of Merger, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

      (D) AMENDMENTS. The Merging Entities, by mutual consent of their respective Boards of Directors, and to the extent permitted by law, may amend, modify, supplement and interpret this Plan of Merger in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by their respective shareholders, and, in the case of an interpretation, the actions of such Boards shall be binding.



                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed as of the date first above written.

                                          PINNACLE GLOBAL GROUP, INC.



                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                          PINNACLE MANAGEMENT & TRUST COMPANY



                                          By: /s/ ROBERT E. GARRISON, II
                                                  Robert E. Garrison, II,
                                             CHAIRMAN OF THE BOARD AND CHIEF
                                                    EXECUTIVE OFFICER


                                          PMT COMBINATION CORPORATION



                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell,
                                                       PRESIDENT

                                                                    APPENDIX E

                    [J.P. Morgan Securities Inc. Letterhead]


                               December 31, 1998


The Board of Directors
TEI, Inc.
5599 San Felipe
Suite 1212
Houston, Texas 77056

Attention:Donald R. Campbell
          President

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of TEI, Inc. (the "Company") of the consideration proposed to be paid by Pinnacle Global Group, Inc. ("PGG") in connection with the proposed mergers and other transactions (collectively, the "Merger") between the Company and Harris, Webb & Garrison, Inc., Pinnacle Management & Trust Company, and Spires Financial, L.P. (collectively, the "Sellers"). Pursuant to the Agreement and Plan of Organization, dated as of August 18, 1998 (the "Agreement") among the Company, PGG, certain merger subsidiaries of PGG, the Sellers and the shareholders and/or partners of the Sellers, PGG will be organized and initially capitalized, each share of the Company's common stock will be converted into .25 of a share of the Common Stock, $.01 par value per share, of PGG (the "PGG Common Stock"), and the Sellers will receive shares of the PGG Common Stock in the amounts set forth in the Agreement.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) the Proxy Statement/Prospectus of the Company and PGG with respect to the Merger (the "Proxy Statement"); (iii) the audited financial statements of the Company and the Sellers for the fiscal year ended December 31, 1997, and the unaudited financial statements of the Company and the Sellers for the period ended June 30, 1998; (iv) certain publicly available information concerning the business of the Sellers and of certain other companies engaged in businesses comparable to those of the Sellers, and the reported market prices for certain other companies' securities deemed comparable; (v) publicly available terms of certain transactions involving companies comparable to the Sellers and the consideration received for such companies; (vi) the terms of other business combinations that we deemed relevant; and (vii) certain internal financial analyses and forecasts prepared by the Company and the Sellers and their respective managements.

In addition, we have held discussions with certain members of the management of the Company and the Sellers with respect to certain aspects of the Merger, the past and current business operations of the Company and the Sellers, the financial condition and future prospects and operations of the Company and the Sellers, the effects of the Merger on the financial condition and future prospects of the Company and the Sellers, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Company and the Sellers, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Sellers or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Sellers to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in the Proxy Statement and in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Proxy Statement and the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the PGG Common Stock will trade at any future time.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions.

In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the shareholders of the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger.

Very truly yours,

J.P. MORGAN SECURITIES INC.


By: /s/ HOWARD F. POWERS, JR.
  Name: Howard F. Powers, Jr.
  Title:Managing Director

                                                                      APPENDIX F

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PINNACLE GLOBAL GROUP, INC.

      Pursuant to Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopted the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

      The name of the Corporation is Pinnacle Global Group, Inc..

                                  ARTICLE TWO

      The following amendments to the Articles of Incorporation were adopted by the sole shareholder of the Corporation by a written consent signed by such shareholder and dated September 30, 1998:

            ARTICLE FOUR of the Original Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, ARTICLE FOUR shall be as follows:

                                  ARTICLE FOUR

                                AUTHORIZED SHARES

                  SECTION 1. AUTHORIZED SHARES. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of: (i) 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $.10 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

                  SECTION 2. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provisions or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                  SECTION 3. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any
            series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors'

            Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

            ARTICLE SEVEN of the Original Articles of Incorporation is amended in its entirety so that, as amended, ARTICLE SEVEN shall be as follows:

                                 ARTICLE SEVEN
                              BOARD OF DIRECTORS


                  SECTION 1. INITIAL BOARD OF DIRECTORS. The initial Board of
            Directors will consist of one member. The name and address of the person who will serve as director of the Corporation until the first annual meeting of shareholders, or until his successor is elected and qualified, is:

            NAME                                ADDRESS
            ----                                -------

            Donald R. Campbell                  2900 North Loop West, Suite 1230
                                                Houston, Texas 77092

                  SECTION 2. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office and shall be divided into three classes: Class I, Class II and Class III; PROVIDED, HOWEVER, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, the number of directors which shall constitute the whole Board of Directors shall be not less than three. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1998, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 2000. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

                  At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose terms then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

                  In the event of any changes in the authorized number of
            directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

                  Election of directors need not be by written ballot unless the
            Bylaws of the Corporation shall so provide.

                  SECTION 3. REMOVAL OF DIRECTORS. No director of the
            Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

                  SECTION 4. VACANCIES. Subject to any requirements of law to the contrary, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            ARTICLE EIGHT of the Articles of Incorporation is amended in its entirety, so that, as amended ARTICLE EIGHT shall be as follows:

                                 ARTICLE EIGHT

                        Provisions for Regulation of the
                       INTERNAL AFFAIRS OF THE CORPORATION

                  SECTION 1. VOTING OF SHARES. Each outstanding share of Common
            Stock will be entitled to vote on each matter submitted to a vote of stockholders. The right to accumulate votes in the election of directors, and/or cumulative voting by any shareholder is hereby expressly denied.

                  SECTION 2. BYLAWS. The Board of Directors is expressly
            authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.

                  SECTION 3. DENIAL OF PREEMPTIVE RIGHTS. The shareholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

                  SECTION 4. SPECIAL MEETINGS OF STOCKHOLDERS. Except as otherwise required by law, special meetings of the stockholders of the

            Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors, and not by the stockholders, except as otherwise provided by law or the Bylaws.

                  SECTION 5. LIMITATION OF LIABILITY OF DIRECTORS. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders,
            (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission involving intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.

                                 ARTICLE THREE

      The number of shares of the Corporation outstanding at the time of adoption of this Amendment was 1,000 shares of Common Stock, $1.00 par value, and the number of shares entitled to vote on the Amendment was 1,000 shares of Common Stock, $1.00 par value.
                                 ARTICLE FOUR

      The holder of all of the shares outstanding and entitled to vote on this Amendment has signed a consent in writing adopting this Amendment.

                                 ARTICLE FIVE

      Effective upon the filing with the Secretary of State of Texas of these Articles of Amendment, each issued and outstanding share of Common Stock, $1.00 par value, of the

Corporation shall automatically be and become, and be reclassified into, one share of Common Stock, $0.01 par value, of the Corporation.

                                  ARTICLE SIX

      As a result of these Articles of Amendment, the stated capital of the Corporation is reduced by $990.00, from $1,000.00 to $10.00.

      DATED: October 1, 1998.

                                          PINNACLE GLOBAL GROUP, INC.

                                          By: /s/ DONALD R. CAMPBELL
                                                  Donald R. Campbell, President

                            ARTICLES OF INCORPORATION

                                       OF

                           PINNACLE GLOBAL GROUP, INC.


      The undersigned, natural person of the age of eighteen years or more, acting as incorporator of a corporation (the "Corporation") under the Texas Business Corporation Act (the "Act"), hereby adopts the following Articles of Incorporation for the Corporation.


                                   ARTICLE ONE

                                      NAME

      The name of the Corporation is PINNACLE GLOBAL GROUP, INC.


                                   ARTICLE TWO

                                    DURATION

      The period of the Corporation's duration is perpetual.


                                  ARTICLE THREE

                                     PURPOSE

      SECTION 1. The purpose for which the Corporation is organized is to engage in any lawful business or activity, subject to the limitations set forth in
Section 2 of this article.

      SECTION 2. Nothing in this article is to be construed as authorizing the Corporation to transact any business in the State of Texas expressly prohibited by any law of the State of Texas, or to engage in any activity in the State of Texas which cannot lawfully be engaged in by a corporation incorporated under the Act or which cannot lawfully be engaged in without first obtaining a license under the laws of the State of Texas and which license cannot be granted to a corporation organized under the Act, or to operate in Texas any of the businesses referred to in section B(4) of article 2.01 of the Act, or to take any action in violation of any of the laws referred to in section C of article
2.02 of the Act.

                                  ARTICLE FOUR

                                AUTHORIZED SHARES

      The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $1.00 each ("Common Stock").

                                  ARTICLE FIVE

                    RESTRICTION ON COMMENCEMENT OF BUSINESS

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of a stated sum which will be at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.


                                   ARTICLE SIX

                    REGISTERED OFFICE AND REGISTERED AGENT

      The street address of the initial registered office of the Corporation is:

                        2900 North Loop West, Suite 1230
                              Houston, Texas 77092


      The name of the initial registered agent of the Corporation at such address is:

                               Donald R. Campbell


                                  ARTICLE SEVEN

                               BOARD OF DIRECTORS


      SECTION 1. INITIAL BOARD OF DIRECTORS. The initial Board of Directors will consist of one member. The name and address of the person who will serve as director of the Corporation until the first annual meeting of shareholders, or until his successor is elected and qualified, is:

         NAME                                ADDRESS

         Donald R. Campbell                  2900 North Loop West, Suite 1230
                                             Houston, Texas 77092

      SECTION 2. NUMBER AND QUALIFICATION. The number and qualifications of directors constituting the Board of Directors of the Corporation will be fixed or determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner set forth in the Bylaws of the Corporation.


                                  ARTICLE EIGHT

                        Provisions for Regulation of the
                       INTERNAL AFFAIRS OF THE CORPORATION

      Provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the shareholders or the Board of Directors to formulate in the Bylaws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

      SECTION 1. VOTING. Each outstanding share of common stock will be entitled to one vote on each matter submitted to a vote of shareholders.

      SECTION 2. BYLAWS. The Board of Directors will adopt the initial Bylaws, and from time to time may alter, amend or repeal the Bylaws or adopt new Bylaws; but the shareholders from time to time may alter, amend or repeal any Bylaws adopted by the Board of Directors or may adopt new Bylaws.

      SECTION 3. DENIAL OF PREEMPTIVE RIGHTS. The shareholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares. SECTION

      4. CONSENTS IN LIEU OF MEETINGS. Any action required by the Act to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meet ing, without prior notice and without a vote, if a consent (or consents) in writing, setting forth the action to be taken, is signed by the holders or holder of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. In order to be effective, such consent or consents shall comply with all requirements of the Act.

      SECTION 5. LIMITATION OF LIABILITY OF DIRECTORS. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission involving intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.


                                  ARTICLE NINE

                                  INCORPORATOR

      The name and the address of the incorporator of the Corporation is:

            NAME                                ADDRESS

            James M. Harbison, Jr.        700 Louisiana, 35th Floor
                                          Houston, Texas  77002

      In order to evidence the foregoing, I have signed these Articles of Incorporation on this 14th day of August, 1998.




                                      /s/ JAMES M. HARBISON, JR.
                                          James M. Harbison, Jr.

PROXY                             TEI, INC.
                          5599 SAN FELIPE, SUITE 1212
                              HOUSTON, TEXAS 77056

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE TEI SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 28, 1999

          The undersigned shareholder of TEI, Inc. ("TEI") hereby appoints each of Donald R. Campbell and Lori H. Dyer attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of TEI to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Thursday, January 28, 1999, at 10:00 a.m., central time, and at any adjournments of the meeting, all of the shares of TEI common stock which the undersigned may be entitled to vote.

     1. Approval of the merger of TEI with a wholly owned subsidiary of Pinnacle Global Group, Inc., the proposed newly created public holding company.

         [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

     2. Approval of the issuance of 3,562,500 shares of PGG common stock in the combination with Harris Webb & Garrison, Inc., Pinnacle Management & Trust Company and Spires Financial, L.P.

         [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

                           (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

3. In their discretion, upon other matters as may properly come before the meeting: hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR APPROVAL OF THE TEI MERGER AND FOR APPROVAL OF THE SHARE ISSUANCE. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF TEI SHAREHOLDERS AND THE PROXY STATEMENT/PROSPECTUS FURNISHED HEREWITH.

     Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                                              Date: _____________________, 1999

                                              __________________________________
                                                    SHAREHOLDER'S SIGNATURE

                                              __________________________________
                                                    SHAREHOLDER'S SIGNATURE


                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED